                            SCHEDULE 14A INFORMATION


                  Proxy Statement Pursuant to Section 14(a) of
             the Securities Exchange Act of 1934 (Amendment No. 4)


    Filed by the Registrant /X/

    Filed by a Party other than the Registrant / /

    Check the appropriate box:
    /X/  Preliminary Proxy Statement
    / / Confidential, for Use of the Commission Only (as permitted by Rule 14a-6(e)(2))
    / /  Definitive Proxy Statement
    / /  Definitive Additional Materials
    / /  Soliciting Material Pursuant to Section 240.14a-11(c) or 240.14a-12

                                STAR TELECOMMUNICATIONS, INC.
--------------------------------------------------------------------------------
                (Name of Registrant as Specified In Its Charter)

--------------------------------------------------------------------------------
    (Name of Person(s) Filing Proxy Statement, if other than the Registrant)

Payment of Filing Fee (Check the appropriate box):

/ /  No fee required.
/ /  Fee computed on table below per Exchange Act Rules 14a-6(i)(4)
     and 0-11.
     (1) Title of each class of securities to which transaction applies:
         -----------------------------------------------------------------------
     (2) Aggregate number of securities to which transaction applies:
         -----------------------------------------------------------------------
     (3) Per unit price or other underlying value of transaction computed pursuant to Exchange Act Rule 0-11 (Set forth the amount on which the filing fee is calculated and state how it was determined):
         -----------------------------------------------------------------------
     (4) Proposed maximum aggregate value of transaction:
         -----------------------------------------------------------------------
     (5) Total fee paid:
         -----------------------------------------------------------------------

/X/  Fee paid previously with preliminary materials.

     * Set forth the amount on which the filing fee is calculated and state how it was determined.

/ / Check box if any part of the fee is offset as provided by Exchange Act Rule 0-11(a)(2) and identify the filing for which the offsetting fee was paid previously. Identify the previous filing by registration statement number, or the Form or Schedule and the date of its filing.

     (1) Amount Previously Paid:
         -----------------------------------------------------------------------
     (2) Form, Schedule or Registration Statement No.:
         -----------------------------------------------------------------------
     (3) Filing Party:
         -----------------------------------------------------------------------
     (4) Date Filed:
         -----------------------------------------------------------------------

                                     [LOGO]

                                                                January   , 1998


Dear Stockholder:


    You are cordially invited to attend a Special Meeting of Stockholders (the "Special Meeting") of STAR Telecommunications, Inc., a Delaware corporation
("STAR" or the "Company"), to be held on          , January   , 1999 at 9:00
a.m., local time, at 801 Garden Street, Room 203, Santa Barbara, California.



    On August 20, 1998, STAR entered into an Amended and Restated Agreement and Plan of Merger with Sierra Acquisition Co., Inc., a New York corporation and wholly-owned subsidiary of STAR ("Newco"), PT-1 Communications, Inc., a New York corporation ("PT-1") and certain stockholders of PT-1 (the "PT-1 Stockholders") and amended such agreement on September 1, 1998 and on December 29, 1998 (as amended, the "Merger Agreement"), pursuant to which, among other things, Newco will be merged with and into PT-1 (the "Merger"), PT-1 will survive as a wholly-owned subsidiary of STAR and the holders of PT-1 common stock, par value $0.01 per share, ("PT-1 Common Stock"), options to acquire PT-1 Common Stock and warrants exercisable for PT-1 Common Stock, outstanding immediately prior to the effective time of the Merger, will be entitled to receive an aggregate of 15.05 million shares of common stock, par value $0.001 per share, of STAR ("STAR Common Stock") and an aggregate of $19.5 million. The Merger Agreement also requires STAR to issue for no consideration 250,000 shares of STAR Common Stock to selected independent distributors of PT-1. The Merger Agreement is attached to this Proxy Statement as Annex A.


    At the Special Meeting, stockholders will be asked to vote to approve the Merger Agreement and the transactions contemplated thereby, including the issuance of 15.3 million shares of STAR Common Stock (the "Share Issuance") in connection with the Merger. The 15.3 million shares of STAR Common Stock issuable as a result of the Merger will constitute approximately 26.6% of the outstanding STAR Common Stock (on a fully diluted basis) after the Merger.

    THE BOARD OF DIRECTORS OF STAR (THE "BOARD") BELIEVES THAT THE MERGER AND THE TRANSACTIONS RELATED THERETO, INCLUDING, WITHOUT LIMITATION, THE SHARE ISSUANCE, ARE IN THE BEST INTEREST OF STAR AND ITS STOCKHOLDERS AND UNANIMOUSLY RECOMMENDS THAT YOU VOTE FOR THE APPROVAL AND ADOPTION OF THE MERGER AGREEMENT AND THE TRANSACTIONS CONTEMPLATED THEREBY, INCLUDING THE SHARE ISSUANCE. In connection with the Merger, the Board has received the opinions of STAR's financial advisors, Hambrecht & Quist LLC and Credit Suisse First Boston Corporation, to the effect that the consideration to be paid by STAR in the Merger was fair to the stockholders of STAR from a financial point of view. Their opinions are attached to this Proxy Statement as Annex B and Annex C, respectively.

    Consummation of the Merger is subject to certain conditions, including the approval of the Merger Agreement and the Share Issuance by the stockholders of STAR. The Board of Directors of PT-1 voted to approve the Merger Agreement on August 20, 1998.

    The enclosed Proxy Statement explains in detail the Merger Agreement and the transactions contemplated thereby. Please carefully review and consider all of this information. It is especially important that your shares be represented and voted at the Special Meeting. Although you may currently plan to attend the meeting, please complete, sign, date and promptly return the enclosed proxy card. If you attend the Special Meeting and vote in person, your vote will supersede your proxy.


    Only stockholders of record at the close of business on December 29, 1998 are entitled to notice of and to vote at the Special Meeting and any adjournment thereof.


    As always, all of us at STAR truly appreciate your continued support of the Company.

                                          Sincerely,
                                          Christopher E. Edgecomb
                                          CHAIRMAN OF THE BOARD

                         STAR TELECOMMUNICATIONS, INC.

                          223 EAST DE LA GUERRA STREET

                        SANTA BARBARA, CALIFORNIA 93101

                            ------------------------


                   NOTICE OF SPECIAL MEETING OF STOCKHOLDERS
                          TO BE HELD JANUARY   , 1999


                            ------------------------

TO THE STOCKHOLDERS OF STAR TELECOMMUNICATIONS, INC.:


    The Special Meeting of Stockholders (the "Special Meeting") of STAR Telecommunications, Inc. ("STAR" or the "Company") will be held at 9:00 a.m.,
local time, on          , January   , 1999 at 801 Garden Street, Room 203, Santa
Barbara, California, for the following purposes:



    1. To vote on the approval and adoption of the Amended and Restated Agreement and Plan of Merger dated as of August 20, 1998 by and among STAR, Sierra Acquisition Co., Inc., a New York corporation and wholly-owned subsidiary of STAR ("Newco"), PT-1 Communications, Inc., a New York corporation ("PT-1"), and certain stockholders of PT-1, as amended by the First Amendment dated September 1, 1998, and by the Second Amendment dated December 29, 1998, and the transactions contemplated thereby, pursuant to which, among other things: (i) Newco will merge with and into PT-1 (the "Merger") and PT-1 will survive as a wholly-owned subsidiary of STAR, (ii) the holders of common stock, $0.01 par value per share, of PT-1 ("PT-1 Common Stock"), options to acquire PT-1 Common Stock and warrants exercisable for PT-1 Common Stock outstanding immediately prior to the effective time of the Merger will be entitled to receive an aggregate of 15.05 million shares of common stock, $0.001 par value per share, of STAR ("STAR Common Stock") and an aggregate of $19.5 million, and (iii) STAR will issue for no consideration 250,000 shares of STAR Common Stock to selected independent distributors of PT-1. The Agreement and Plan of Merger is included as Annex A to the enclosed Proxy Statement.


    2. To transact such other business as may properly come before the meeting or any adjournment or postponement thereof.


    The foregoing items of business are more fully described in the Proxy Statement accompanying this notice. Only stockholders of record of STAR Common Stock at the close of business on December 29, 1998 will be entitled to notice of and to vote at the Special Meeting or any adjournment or postponement thereof.


                                          By Order of the Board of Directors

                                          Mary A. Casey
                                          SECRETARY


January   , 1999
Santa Barbara, California


                            ------------------------

    YOU ARE URGED TO VOTE UPON THE MATTERS PRESENTED AND TO SIGN, DATE AND PROMPTLY RETURN THE ENCLOSED PROXY IN THE ENVELOPE PROVIDED. IT IS IMPORTANT FOR YOU TO BE REPRESENTED AT THE MEETING. PROXIES ARE REVOCABLE AT ANY TIME PRIOR TO THE VOTE AND THE EXECUTION OF YOUR PROXY WILL NOT AFFECT YOUR RIGHT TO VOTE IN PERSON IF YOU ARE PRESENT AT THE MEETING.

    Requests for additional copies of proxy materials should be addressed to Mary A. Casey,
Corporate Secretary, at the offices of the Company, 223 East De La Guerra Street, Santa Barbara,
California 93101.

                         STAR TELECOMMUNICATIONS, INC.
                          223 EAST DE LA GUERRA STREET
                        SANTA BARBARA, CALIFORNIA 93101
                            ------------------------


                                PROXY STATEMENT
                        SPECIAL MEETING OF STOCKHOLDERS
                          TO BE HELD JANUARY   , 1999

                            ------------------------

                              GENERAL INFORMATION


    This Proxy Statement is furnished in connection with the solicitation of proxies by the Board of Directors (the "Board") of STAR Telecommunications, Inc., a Delaware corporation ("STAR" or the "Company"), for use at the Special
Meeting of Stockholders (the "Special Meeting") to be held on           ,
January   , 1999 at 9:00 a.m., local time, at 801 Garden Street, Room 203, Santa
Barbara, California, and any adjournment or postponement thereof. This Proxy Statement and the form of proxy for the Special Meeting were first mailed or
delivered to the stockholders of the Company on or about January   , 1999.


MATTERS TO BE CONSIDERED


    The Special Meeting has been called (1) to vote on a proposal (the "Proposal") to approve and adopt the Amended and Restated Agreement and Plan of Merger dated as of August 20, 1998 by and among STAR, Sierra Acquisition Co., Inc., a New York corporation and wholly-owned subsidiary of STAR ("Newco"), PT-1 Communications, Inc., a New York corporation ("PT-1"), and certain stockholders of PT-1 (the "PT-1 Stockholders"), as amended on September 1, 1998 and on December 29, 1998 (the "Merger Agreement"), and the transactions contemplated thereby, pursuant to which, among other things, (i) Newco will merge with and into PT-1 (the "Merger"), PT-1 will survive as a wholly-owned subsidiary of STAR, (ii) the holders of common stock, $0.01 par value per share, of PT-1 (the "PT-1 Common Stock"), options to acquire PT-1 Common Stock and warrants exercisable for PT-1 Common Stock outstanding immediately prior to the effective time of the Merger, will be entitled to receive an aggregate of 15.05 million shares of common stock, $0.001 par value per share, of STAR ("STAR Common Stock") and an aggregate of $19.5 million (the "Cash Component"), and (iii) STAR will issue for no consideration 250,000 shares of STAR Common Stock to selected independent distributors of PT-1; and (2) to transact such other business as may properly come before the meeting or any adjournment or postponement thereof.


RECORD DATE AND VOTING


    The Board has fixed the close of business on December 29, 1998 as the record date (the "Record Date") for the determination of stockholders entitled to vote at the Special Meeting and any adjournment or postponement thereof. As of the
Record Date, there were outstanding          shares of STAR Common Stock.


QUORUM AND VOTING REQUIREMENTS

    The holders of record of a majority of the outstanding shares of STAR Common Stock entitled to vote at the Special Meeting, present in person or represented by proxy, will constitute a quorum for the transaction of business at the Special Meeting. Abstentions are counted for purposes of determining the presence or absence of a quorum for the transaction of business, whereas broker non-votes will not be counted for such purpose. As to all matters, each stockholder is entitled to one vote for each share of STAR Common Stock held. Abstentions and broker non-votes will have the same effect as a vote against the proposals presented to stockholders. Approval of the Proposal requires the affirmative vote of the holders of a majority of the outstanding shares of STAR Common Stock entitled to vote thereon.

    All proxies which are properly completed, signed and returned prior to the Special Meeting will be voted. If a stockholder specifies how the proxy is to be voted with respect to the Proposal, the proxy will be voted in accordance with such specifications. Any proposal with respect to which a stockholder fails to so specify will be voted in accordance with the following recommendations of the
Board: (a) FOR the Proposal and (b) in their discretion, upon such other business as may properly come before the meeting. Any proxy given by a stockholder may be revoked at any time before it is exercised, by filing with the Secretary of the Company an instrument revoking it, by delivering a duly executed proxy bearing a later date or by the stockholder attending the Special Meeting and voting his or her shares in person.

    Proxies for the Special Meeting are being solicited by mail directly and through brokerage and banking institutions. The Company will pay all expenses in connection with the solicitation of proxies. In addition to the use of mails, proxies may be solicited by directors, officers and regular employees of the Company personally or by telephone. The Company does not expect to pay any fees or compensation for the solicitation of proxies (other than to U.S. Stock Transfer Corporation, the Company's transfer agent and registrar, in connection with its services in sending proxy materials, obtaining proxies and attending the Special Meeting), but may reimburse brokers and other persons holding shares of STAR Common Stock in their names, or in the names of nominees, for their expenses in sending proxy materials to the beneficial owners of such shares and obtaining their proxies.

    The STAR Common Stock is quoted on the Nasdaq National Market ("Nasdaq") under the symbol "STRX." On August 20, 1998, the last full day of trading prior to the announcement of the execution of the Merger Agreement, the high and low sale prices of STAR Common Stock, as reported on Nasdaq, was $15.625 and
$14.375, respectively, per share. On           , the last trading day prior to
the date of this Proxy Statement, the last reported sale price of the STAR
Common Stock on Nasdaq was $     per share.

    All stockholders are urged to complete, sign and promptly return the enclosed proxy card.
                           --------------------------
SEE "RISK FACTORS" BEGINNING ON PAGE 21 FOR A DISCUSSION OF CERTAIN MATTERS
     THAT SHOULD BE CONSIDERED BY THE STOCKHOLDERS WITH RESPECT TO
                                  THE MERGER.
                             ---------------------


             THE DATE OF THIS PROXY STATEMENT IS JANUARY   , 1999.

                               TABLE OF CONTENTS


                                                                                                               PAGE
                                                                                                             ---------
AVAILABLE INFORMATION......................................................................................          3
INCORPORATION OF CERTAIN DOCUMENTS BY REFERENCE............................................................          3
DESCRIPTION OF FORWARD-LOOKING STATEMENTS..................................................................          4
SUMMARY....................................................................................................          5
  The Companies............................................................................................          5
  Risks Relating to Merger Agreement.......................................................................          6
  The Special Meeting......................................................................................          7
  The Merger...............................................................................................          8
  The Merger Agreement.....................................................................................         10
  Selected Consolidated Financial Data of STAR.............................................................         13
  Selected Consolidated Financial Data of PT-1.............................................................         15
  Comparative Per Share Data...............................................................................         17
  Summary Unaudited Pro Forma Financial Data...............................................................         18
RISK FACTORS...............................................................................................         21
THE SPECIAL MEETING........................................................................................         36
THE MERGER.................................................................................................         38
  General Description......................................................................................         38
  Effective Time of the Merger.............................................................................         38
  Background of the Merger.................................................................................         38
  STAR's Reasons for the Merger............................................................................         41
  Opinions of STAR's Financial Advisors....................................................................         43
  PT-1's Reasons for the Merger............................................................................         51
  The Merger Agreement.....................................................................................         52
  Related Agreements.......................................................................................         58
  Accounting Treatment of the Merger.......................................................................         59
  Federal Income Tax Consequences of the Merger............................................................         59
  Regulatory Approvals.....................................................................................         60
  Stock Exchange Listing...................................................................................         60
  Loan to PT-1.............................................................................................         60
  Vote Required and Recommendation of the Board............................................................         60
UNAUDITED PRO FORMA FINANCIAL DATA.........................................................................         61
MANAGEMENT'S DISCUSSION AND ANALYSIS OF FINANCIAL CONDITION AND RESULTS OF OPERATIONS OF STAR..............         78
BUSINESS OF STAR...........................................................................................         89
MANAGEMENT'S DISCUSSION AND ANALYSIS OF FINANCIAL CONDITION AND RESULTS OF OPERATIONS OF PT-1..............        105
BUSINESS OF PT-1...........................................................................................        115
SECURITY OWNERSHIP OF CERTAIN BENEFICIAL OWNERS AND MANAGEMENT OF STAR COMMON STOCK........................        125
DESCRIPTION OF STAR CAPITAL STOCK..........................................................................        126
OTHER BUSINESS.............................................................................................        128
SUBMISSION OF STOCKHOLDER PROPOSALS........................................................................        128
EXCHANGE ACT FILINGS.......................................................................................        128
INDEX TO CONSOLIDATED FINANCIAL STATEMENTS.................................................................        F-1

ANNEXES
ANNEX A: AGREEMENT AND PLAN OF MERGER......................................................................        A-1
ANNEX B: HAMBRECHT & QUIST FAIRNESS OPINION................................................................        B-1
ANNEX C: CREDIT SUISSE FIRST BOSTON FAIRNESS OPINION.......................................................        C-1

                             AVAILABLE INFORMATION

    STAR is subject to the informational requirements of the Securities Exchange Act of 1934, as amended (the "Exchange Act"), and, in accordance therewith, files reports, proxy statements, registration statements and other information with the Securities and Exchange Commission (the "Commission"). The reports, proxy statements, registration statements and other information filed by STAR with the Commission may be inspected and copied at the public reference facilities maintained by the Commission at 450 Fifth Street, N.W., Washington, D.C. 20549, and at the Commission's Regional Offices at Seven World Trade Center, 13th Floor, New York, New York 10048 and Citicorp Center, 500 West Madison Street, Suite 1400, Chicago, Illinois 60661-2511. Copies of such material may be obtained by mail from the Public Reference Section of the Commission at 450 West Fifth Street, N.W., Washington, D.C. 20549, at prescribed rates. The Commission also maintains a Web Site at http://www.sec.gov which contains reports, proxy statements, registration statements and other information regarding registrants that file electronically with the Commission. STAR's Common Stock is listed on Nasdaq under the symbol "STRX."

    The information contained herein with respect to STAR and its affiliates has been provided by STAR, and the information contained herein with respect to PT-1 and its affiliates has been provided by PT-1. Any statements contained herein concerning the contents of any contract, agreement or other document referred to herein and filed as an annex hereto are not necessarily complete. With respect to each such contract, agreement or other document, reference is made to the annex for a more complete description of the matter involved, and each such statement is qualified in its entirety by such reference.

                INCORPORATION OF CERTAIN DOCUMENTS BY REFERENCE

    The following documents, which STAR has filed with the Commission pursuant to the Exchange Act, are incorporated herein by reference:

        (i) Annual Report on Form 10-K for the year ended December 31, 1997;

        (ii) Annual Report on Form 10-K/A for the year ended December 31, 1997;

       (iii) Quarterly Report on Form 10-Q for the quarter ended March 31, 1998;


        (iv) Quarterly Report on Form 10-Q/A for the quarter ended March 31,
    1998;



        (v) Quarterly Report on Form 10-Q for the quarter ended June 30, 1998;



        (vi) Quarterly Report on Form 10-Q/A for the quarter ended June 30,
    1998;



       (vii) Quarterly Report on Form 10-Q for the quarter ended September 30, 1998;



      (viii) Quarterly Report on Form 10-Q/A for the quarter ended September 30, 1998; and



        (ix) Current Report on Form 8-K dated March 25, 1998.



    THIS PROXY STATEMENT INCORPORATES DOCUMENTS BY REFERENCE THAT ARE NOT PRESENTED HEREIN OR DELIVERED HEREWITH. COPIES OF ANY SUCH DOCUMENTS, OTHER THAN EXHIBITS TO SUCH DOCUMENTS WHICH ARE NOT SPECIFICALLY INCORPORATED BY REFERENCE THEREIN, ARE AVAILABLE WITHOUT CHARGE TO ANY PERSON TO WHOM THIS PROXY STATEMENT IS DELIVERED, UPON WRITTEN OR ORAL REQUEST TO MARY A. CASEY, STAR TELECOMMUNICATIONS, INC., 223 EAST DE LA GUERRA STREET, SANTA BARBARA, CALIFORNIA 91108, (805) 899-1962. IN ORDER TO ENSURE TIMELY DELIVERY OF THE
DOCUMENTS, ANY REQUEST SHOULD BE RECEIVED BY STAR BY JANUARY   , 1999.


    NO PERSON IS AUTHORIZED BY STAR TO GIVE ANY INFORMATION OR TO MAKE ANY REPRESENTATION, OTHER THAN THOSE CONTAINED IN THIS PROXY STATEMENT, IN CONNECTION WITH THE SOLICITATION MADE BY THIS PROXY STATEMENT AND, IF GIVEN OR MADE, SUCH INFORMATION OR REPRESENTATIONS SHOULD NOT BE RELIED UPON AS HAVING BEEN AUTHORIZED. THIS PROXY STATEMENT DOES NOT CONSTITUTE THE SOLICITATION OF A PROXY IN ANY JURISDICTION IN WHICH SUCH SOLICITATION MAY NOT LAWFULLY BE MADE.

    THE DELIVERY OF THIS PROXY STATEMENT SHALL NOT IMPLY THAT THERE HAS BEEN NO CHANGE IN THE INFORMATION SET FORTH HEREIN OR IN THE AFFAIRS OF STAR OR PT-1 SINCE THE DATE HEREOF.

                   DESCRIPTION OF FORWARD-LOOKING STATEMENTS

    THIS PROXY STATEMENT CONTAINS CERTAIN "FORWARD-LOOKING STATEMENTS" WITHIN THE MEANING OF SECTION 27A OF THE SECURITIES ACT OF 1933, AS AMENDED (THE "SECURITIES ACT"). FORWARD-LOOKING STATEMENTS ARE STATEMENTS OTHER THAN HISTORICAL INFORMATION OR STATEMENTS OF CURRENT CONDITION. SOME FORWARD-LOOKING STATEMENTS MAY BE IDENTIFIED BY USE OF SUCH TERMS AS "EXPECTS," "ANTICIPATES," "INTENDS," "ESTIMATES," "BELIEVES" AND WORDS OF SIMILAR IMPORT. THESE FORWARD-LOOKING STATEMENTS RELATE TO PLANS, OBJECTIVES AND EXPECTATIONS FOR FUTURE OPERATIONS. IN LIGHT OF THE RISKS AND UNCERTAINTIES INHERENT IN ALL SUCH PROJECTED OPERATION MATTERS, THE INCLUSION OF FORWARD-LOOKING STATEMENTS IN THIS PROXY STATEMENT SHOULD NOT BE REGARDED AS A REPRESENTATION BY STAR OR ANY OTHER PERSON THAT THE OBJECTIVES OR PLANS OF STAR WILL BE ACHIEVED OR THAT STAR'S OPERATING EXPECTATIONS WILL BE REALIZED. REVENUES AND RESULTS OF OPERATIONS ARE DIFFICULT TO FORECAST AND COULD DIFFER MATERIALLY FROM THOSE PROJECTED IN THE FORWARD-LOOKING STATEMENTS CONTAINED IN THIS PROXY STATEMENT. FORWARD-LOOKING STATEMENTS MAY BE DEEMED TO INCLUDE THOSE SET FORTH IN "SUMMARY," REGARDING STAR'S INTRODUCTION INTO SERVICE OF VARIOUS INTERNATIONAL GATEWAY SWITCHES, COMMITMENTS TO ACQUIRE UNDERSEA CABLES AND VARIOUS ASPECTS OF STAR'S STRATEGY. SUCH FORWARD-LOOKING STATEMENTS MAY BE DEEMED TO INCLUDE STATEMENTS IN "MANAGEMENT'S DISCUSSION AND ANALYSIS OF FINANCIAL CONDITION AND RESULTS OF OPERATION OF STAR," REGARDING STAR'S STRATEGY TO LOWER ITS COST OF SERVICES AND IMPROVE ITS GROSS MARGIN AND ITS BELIEF THAT PRICE DECLINES MAY BE OFFSET IN PART BY INCREASED CALLING VOLUMES AND DECREASED COSTS AND ITS BELIEF IN THE SUFFICIENCY OF CAPITAL RESOURCES. FORWARD-LOOKING STATEMENTS IN "BUSINESS OF STAR" MAY BE DEEMED TO INCLUDE PROJECTED GROWTH IN INTERNATIONAL TELECOMMUNICATIONS TRAFFIC, STAR'S STRATEGY OF MARKETING ITS SERVICES TO FOREIGN-BASED LONG DISTANCE PROVIDERS, EXPANDING ITS U.S. AND DEVELOPING EUROPEAN AND ASIAN SWITCHING CAPABILITIES, EXPANDING INTO COMMERCIAL MARKETS AND PURSUING ACQUISITIONS. FORWARD-LOOKING STATEMENTS CONCERNING PT-1 AND STAR OPERATING AS A COMBINED ENTITY AFTER CONSUMMATION OF THE MERGER, MAY BE DEEMED TO INCLUDE STATEMENTS IN "SUMMARY," "MANAGEMENT'S DISCUSSION AND ANALYSIS OF FINANCIAL CONDITION AND RESULTS OF OPERATIONS OF PT-1" AND "BUSINESS OF PT-1," INCLUDING STATEMENTS CONCERNING PT-1'S ABILITY TO INCREASE REVENUES AND GROSS MARGINS AND TO DECREASE COST OF SERVICES AS A PERCENTAGE OF REVENUES, STATEMENTS CONCERNING FUTURE GROWTH IN THE DEMAND FOR PREPAID CARDS, THE INTRODUCTION OF NEW PRODUCTS AND SERVICES, THE FUTURE OF THE TELECOMMUNICATIONS INDUSTRY AND PT-1'S PLANS TO EXPAND ITS DISTRIBUTION NETWORKS. ACTUAL RESULTS COULD DIFFER FROM THOSE PROJECTED IN ANY FORWARD-LOOKING STATEMENTS FOR THE REASONS DETAILED IN THE "RISK FACTORS" SECTION OF THIS PROXY STATEMENT, BEGINNING ON PAGE 21, OR ELSEWHERE IN THIS PROXY STATEMENT. STAR DOES NOT UNDERTAKE ANY OBLIGATION TO RELEASE PUBLICLY THE RESULTS OF ANY FUTURE REVISIONS IT MAY MAKE TO ANY OF ITS FORWARD-LOOKING STATEMENTS TO REFLECT EVENTS OR CIRCUMSTANCES AFTER THE DATE HEREOF, TO REFLECT THE OCCURRENCE OF UNANTICIPATED EVENTS OR TO REFLECT ANY CHANGE IN STAR'S OPERATING STRATEGY.

                                    SUMMARY

    THIS SUMMARY HIGHLIGHTS SELECTED INFORMATION FROM THIS PROXY STATEMENT AND MAY NOT CONTAIN ALL OF THE INFORMATION THAT IS IMPORTANT TO YOU. TO UNDERSTAND THE MERGER FULLY AND FOR A MORE COMPLETE DESCRIPTION OF THE LEGAL TERMS OF THE MERGER, STOCKHOLDERS SHOULD READ CAREFULLY THIS ENTIRE DOCUMENT, INCLUDING THE ANNEXES. STOCKHOLDERS SHOULD ALSO CAREFULLY CONSIDER THE INFORMATION SET FORTH BELOW IN "RISK FACTORS."

                                 THE COMPANIES

STAR AND NEWCO

    STAR Telecommunications, Inc. ("STAR" or the "Company") is an emerging multinational carrier focused primarily on the international long distance telecommunications market. STAR offers highly reliable, low cost switched voice services on a wholesale basis, primarily to U.S.-based long distance carriers. STAR provides international long distance service to approximately 220 foreign countries through a flexible network comprised of various foreign termination relationships, international gateway switches, leased and owned transmission facilities and resale arrangements with long distance providers. STAR has grown its revenues rapidly by capitalizing on the deregulation of international telecommunications markets, combining sophisticated information systems with flexible routing and leveraging management's industry expertise. STAR has increased its revenues and net income from $58.9 million and $3.7 million, respectively, in 1995 to $404.6 million and $5.8 million, respectively, in 1997.

    STAR markets its services to large global carriers seeking lower rates as well as to small and medium-sized long distance companies that do not have the critical mass to invest in their own international transmission facilities or to obtain volume discounts from the larger facilities-based carriers. During the fourth quarter of 1997, STAR provided switched international long distance services to 105 customers and currently provides these services to nine of the top forty global carriers. STAR has also recently focused on building a customer base overseas, particularly in Europe, and has opened offices in Dusseldorf, Frankfurt, Hamburg and Munich, Germany and London, England. In addition, STAR has begun to market its international long distance services directly to certain commercial customers in the U.S. and overseas.

    STAR currently operates international gateway switching facilities in New York, Los Angeles, Dallas and Miami; London, England; and Dusseldorf, Frankfurt, Hamburg and Munich, Germany. In early 1999, STAR plans to put into service switches in Atlanta, Chicago and Seattle; Paris, France; Geneva, Switzerland; and Vienna, Austria. STAR's switching facilities are linked to a proprietary reporting system, which STAR believes provides it with a competitive advantage by permitting management on a real-time basis to determine the most cost-effective termination alternatives, monitor customer usage and manage gross margins by route. STAR holds ownership positions in a number of digital undersea fiber optic cables, including TPC-5, Gemini and AC-1, has recently entered into a commitment to acquire transmission capacity on the Qwest domestic Macro Capacity(SM) Fiber Network, which is expected to serve over 130 cities in the U.S., and has plans to continue to acquire transmission capacity on additional undersea fiber optic cable systems.

    STAR was incorporated in Nevada in September 1993 as STAR Vending, Inc. and was reincorporated in Delaware as STAR Telecommunications, Inc. in April 1997.

    Sierra Acquisition Co., Inc. ("Newco"), which is a wholly-owned subsidiary of STAR, was incorporated in New York on June 8, 1998 for the purpose of effecting the Merger. Newco has no material assets and has not engaged in any activities except in connection with such proposed Merger.

    STAR and Newco's executive offices are located at 223 East De La Guerra Street, Santa Barbara, California 93101. Their telephone number at that location is (805) 899-1962.

    PT-1 is a provider of international long distance services to retail customers and telecommunications carriers. PT-1 provides retail telecommunications services primarily by marketing prepaid telephone calling cards ("Prepaid Cards"), principally under the PT-1 brand name, through an extensive network of distributors, who directly and indirectly sell PT-1's Prepaid Cards to retail outlets throughout the United States. PT-1 targets retail markets with substantial international long distance calling requirements, and believes that its Prepaid Cards provide consumers with a convenient, attractively priced alternative to traditional presubscribed long distance services. PT-1 sells its Prepaid Cards exclusively to distributors, and it does not maintain any sales or marketing relationship with the retail outlets that carry PT-1's Prepaid Cards. During March 1998, PT-1 began to market both "dial around" and presubscribed long distance service to retail customers in certain target markets that also have substantial international long distance calling needs. Over the past several months, PT-1 has also increased the amount of resources devoted to obtaining commercial retail customers with significant international long distance requirements. For the fiscal year ended March 31, 1998, PT-1 generated revenues and net income of $431.5 million and $11.6 million, respectively.

    PT-1 was founded in April 1995 to capitalize on the growing market for international long distance services. PT-1 initially entered the retail international long distance market through the distribution of Prepaid Cards targeted at ethnic communities. After building significant international traffic, in 1996 PT-1 began to negotiate reduced transmission rates based upon volume with underlying carriers and began to invest in switching equipment and lease transmission capacity to further reduce its cost of service as a percentage of revenues. In August 1996, PT-1 began to leverage its significant volume of international traffic by selling international long distance services on a wholesale basis to other carriers. For the fiscal year ended March 31, 1998, revenues from retail sales and from wholesale sales were $356.3 million and $75.2 million, respectively.

    PT-1 believes its competitive strengths are its (i) established Prepaid Card brand names, (ii) extensive distribution infrastructure, (iii) substantial experience in identifying, targeting and marketing to communities and markets with significant international long distance usage, (iv) position as a leading provider of telecommunications traffic to various international destinations and
(v) efficient telecommunications network. PT-1 believes that its competitive strengths will enable it to continue to profitably increase its retail customer base and its traffic volume and negotiate lower telecommunications costs.

    PT-1's retail customers can use its Prepaid Cards at any touch tone telephone by dialing an access number, followed by a personal identification number (a "PIN") assigned to each Prepaid Card and the telephone number the customer wishes to reach. PT-1's switches complete the call, and its debit card platform ("Debit Card Platform") reduces the Prepaid Card balance during the call. PT-1 offers Prepaid Cards that can be used to access PT-1's network by dialing an 800 number or, in specific metropolitan markets, local area calling cards ("LAC Cards") that only require a local call. PT-1 believes that customers typically use its Prepaid Cards as their primary means of making long distance calls due to, among other things, (i) attractive rates, (ii) reliable service,
(iii) the ease of monitoring and budgeting their long distance spending, (iv) the appealing variety of Prepaid Cards offered by PT-1 to different market segments and (v) the inability of certain PT-1 customers, many of whom are recent immigrants to the United States, to establish credit with the major facilities-based long distance carriers.

    PT-1 was incorporated on April 21, 1995 under the name PhoneTime, Inc. In August 1997, it changed its name to PT-1 Communications, Inc. PT-1's principal executive offices are located at 30-50 Whitestone Expressway, Flushing, New York 11354, and its telephone number at that location is (718) 939-9000.

                       RISKS RELATING TO MERGER AGREEMENT

    The transactions contemplated by the Merger Agreement involve a high degree of risk. Holders of STAR Common Stock should take into account, among other things, the following summary of risks relating to the Merger, as well as those factors set forth in the section "Risk Factors" beginning on page 21 of this Proxy Statement, in considering whether to approve and adopt the Merger Agreement and the transactions contemplated thereby.

    - CONTROL OF PT-1. STAR has exercised de facto managerial and operational control over PT-1 since September 1, 1998. If the Merger is not consummated, STAR's involvement in the business and operations of PT-1 will need to be unraveled, resulting in the incurrence by STAR of what may be material unanticipated costs and expenses.

    - FAILURE TO REALIZE BENEFITS OF THE MERGER. There can be no assurance that any of the anticipated cost savings, operating efficiencies or other synergies of the Merger will be accomplished as rapidly as currently expected or that such savings and synergies will not be offset by increases in other expenses or operating losses, including losses due to problems arising from the integration of STAR and PT-1.

    - PREPAID CARD BUSINESS. PT-1's operations and the Prepaid Card business in general have a number of inherent risks, including increasing competition from other Prepaid Card vendors, low barriers to entry, reliance upon independent distributors, reliance on consumer demand and lack of customer loyalty. The net effect of these factors could be downward pressure on the price that PT-1 can charge for its Prepaid Cards.


    - INDEPENDENT DISTRIBUTORS. PT-1 distributes all of its Prepaid Cards through wholesale distributors located primarily in the Northeast and does not have an internal retail sales department. PT-1 does not have formal, written agreements with its distributors, and it is PT-1's understanding that no such written agreements exist in the supply chain for PT-1's Prepaid Cards. PT-1's loss of any of its major distributors could have a material adverse effect on PT-1's results of operations.


    - UNCOLLECTIBLE ACCOUNTS. PT-1's account receivable balance at September 30, 1998 was approximately $37.4 million, an increase of more than 100% over the last 12 months. Participants in the Prepaid Card industry, other than PT-1, have historically experienced significant credit losses. As PT-1 expands its commercial businesses, account receivable balances will rise, increasing the likelihood of credit losses, which could be material.

                              THE SPECIAL MEETING

PURPOSE

    At the Special Meeting, the stockholders will be asked to approve and adopt the Merger Agreement and the transactions contemplated thereby, including the issuance of 15.3 million shares of STAR Common Stock in connection with the Merger (the "Share Issuance"), and to transact any other business that properly may come before the meeting or any adjournments or postponements thereof.

TIME, PLACE AND DATE


    The Special Meeting will be held at 801 Garden Street, Room 203, Santa
Barbara, California, on       , January , 1999, at 9:00 a.m. local time.


RECORD DATE; QUORUM; VOTES REQUIRED


    The Board has fixed the close of business on December 29, 1998 as the Record Date for determination of stockholders entitled to vote at the Special Meeting and any adjournment thereof. As of the Record Date, there were outstanding shares of STAR Common Stock. The presence, in person or by proxy, of holders of record of a majority of the issued and outstanding shares of STAR Common Stock is necessary to constitute a quorum for the transaction of business at the Special Meeting. Approval of the Merger Agreement and the transactions contemplated thereby, including the Share Issuance, will require the affirmative vote of the holders of record of a majority of all outstanding shares of STAR Common Stock. See "The Special Meeting."

                                   THE MERGER

REASONS FOR THE MERGER

    The Board has unanimously approved the Merger Agreement and the transactions contemplated thereby for several reasons. Among other things, the Board believes that the acquisition of PT-1 will (a) continue STAR's expansion into the retail segment of the commercial long distance market, and create for STAR an entrance into the growing Prepaid Card market, (b) create one of the largest facilities-based long distance telecommunications companies in the U.S., (c) enable STAR to accelerate the development of its international telecommunications network and (d) allow for the immediate use of the STAR network by PT-1 customers. In reaching a decision to recommend the Merger, the Board considered a number of factors in addition to those set forth above. See "The Merger--STAR's Reasons for the Merger" and "--Vote Required and Recommendation of the Board." No assurances can be made, however, that the Merger will be successful for STAR or that any of the above-referenced strategic advantages will be realized.

RECOMMENDATIONS TO STOCKHOLDERS

    THE BOARD BELIEVES THAT THE MERGER IS FAIR AND IN THE BEST INTERESTS OF STAR AND ITS STOCKHOLDERS AND UNANIMOUSLY RECOMMENDS THAT THE STOCKHOLDERS VOTE FOR THE PROPOSAL TO APPROVE AND ADOPT THE MERGER AGREEMENT AND THE TRANSACTIONS CONTEMPLATED THEREBY, INCLUDING THE SHARE ISSUANCE. SEE "THE MERGER--STAR'S REASONS FOR THE MERGER" AND "--VOTE REQUIRED AND RECOMMENDATION OF THE BOARD."

OWNERSHIP OF STAR AFTER THE MERGER

    In connection with the Merger, STAR will issue and reserve for issuance an aggregate of 15.3 million shares of STAR Common Stock to the stockholders of PT-1, selected independent distributors of PT-1 and to the holders of options and warrants to purchase PT-1 Common Stock outstanding at the time of the Merger (the "PT-1 Options" and "PT-1 Warrants", respectively), which will be assumed by STAR. The number of shares of STAR Common Stock issuable as a result of the Merger will constitute approximately 26.6% (on a fully diluted basis) of the outstanding STAR Common Stock after the Merger. See "The Merger--The Merger Agreement."

MANAGEMENT AND OPERATIONS OF PT-1 FOLLOWING THE MERGER

    It is contemplated that after the Merger, PT-1 will continue to operate as a separate entity. The Company does not currently intend to change the domicile, name or material operations of PT-1. The Company has advised PT-1, however, that Christopher E. Edgecomb, Mary A. Casey, Kelly D. Enos, Samer Tawfik and Peter M. Vita will be named as the Directors of PT-1. The Company currently intends that substantially all of the existing officers of PT-1 will retain their offices with PT-1 or will be appointed as officers of STAR after the Effective Time, but may also appoint additional officers of PT-1 from time to time.

OPINIONS OF STAR'S FINANCIAL ADVISORS

    In connection with the Merger, the Board has received the opinions of its financial advisors, Hambrecht & Quist LLC ("Hambrecht & Quist") and Credit Suisse First Boston Corporation ("CSFB"), as to the fairness of the consideration to be paid by STAR in the Merger to the stockholders of STAR from a financial point of view. Their opinions are attached to this Proxy Statement as Annex B and Annex C, respectively. All stockholders are encouraged to read these opinions in their entirety as they contain the assumptions made, the procedures followed, the other matters considered and the limits of the review conducted by Hambrecht & Quist and CSFB in arriving at their respective opinions.

    For purposes of delivering their opinions, Hambrecht & Quist and CSFB each performed a variety of analyses, including comparing the financial multiples of PT-1 and STAR to each other and to those of other selected public companies, comparing the financial terms of the Merger to those of other publicly announced transactions and analyzing the relative values and contributions of PT-1 and STAR based upon historical and projected future financial performance and anticipated benefits of the Merger as provided by the management of PT-1 and STAR. See "The Merger--Opinions of STAR's Financial Advisors."

ACCOUNTING TREATMENT

    The Merger will be accounted for by STAR under the purchase method of accounting in accordance with Accounting Principles Board Opinion No. 16, "Business Combinations" ("APB No. 16"). Under this method of accounting, the purchase price will be allocated to assets acquired and liabilities assumed based on their estimated fair values. A representative of Arthur Andersen LLP ("Arthur Andersen"), STAR's independent public accountants, will be available at the Special Meeting to respond to appropriate questions. See "The Merger--Accounting Treatment of the Merger."

FEDERAL INCOME TAX CONSEQUENCES

    The Merger will not have any U.S. federal, state or local income tax effect on STAR or any stockholder of STAR. See "The Merger--Federal Income Tax Consequences of the Merger."

                              THE MERGER AGREEMENT

    A COPY OF THE MERGER AGREEMENT IS ATTACHED AS ANNEX A TO THIS PROXY STATEMENT. STOCKHOLDERS ARE STRONGLY ENCOURAGED TO READ THE MERGER AGREEMENT AS IT IS THE LEGAL DOCUMENT THAT GOVERNS THE MERGER AND THE TRANSACTIONS CONTEMPLATED THEREBY. THE DISCUSSION OF THE MERGER AGREEMENT HEREIN IS QUALIFIED IN ITS ENTIRETY BY THE FULL TEXT THEREOF.

TERMS OF THE MERGER AGREEMENT

    The Merger Agreement provides that, following the approval and adoption of the Merger Agreement and the transactions contemplated thereby, including the Share Issuance, by the stockholders of STAR and the satisfaction or waiver of certain other conditions, Newco will be merged with and into PT-1. As a result, PT-1 will survive as a wholly-owned subsidiary of STAR after the Merger. The Merger will become effective (the "Effective Time") when a certificate of merger (the "Certificate of Merger") is accepted for filing by the Department of State of the State of New York. See "The Merger--The Merger Agreement."

MERGER CONSIDERATION


    In exchange for the outstanding capital stock of PT-1, STAR will issue and reserve for issuance an aggregate of 15.05 million shares of STAR Common Stock and will pay an aggregate of $19.5 million (collectively, the "Merger Consideration") to the stockholders of PT-1 and to the holders of the PT-1 Options and the PT-1 Warrants. The final exchange ratio for the PT-1 Common Stock, PT-1 Options and PT-1 Warrants to be exchanged in the Merger will be determined immediately prior to the consummation of the Merger based on a number of variable factors, including the market price of STAR Common Stock at the Effective Time, the relative exercise price of the PT-1 Options and the expiration or termination of outstanding options and warrants to acquire shares of PT-1 Common Stock. Based on 48.4 million shares of PT-1 Common Stock outstanding at September 30, 1998, the issuance of 15.3 million shares of STAR Common Stock in the Merger will result in an estimated exchange ratio of 0.31607, which does not take into account the cash component of the Merger Consideration. No fractional shares of STAR Common Stock will be issued. Instead, stockholders of PT-1 will receive cash in lieu of any fractional shares of STAR Common Stock. In connection with the Merger, STAR will also reserve 250,000 shares of STAR Common Stock for issuance for no consideration to selected independent distributors of PT-1, in the form of restricted shares. With respect to the cash component of the Merger Consideration, at the Effective Time STAR will have the option of delivering to the PT-1 stockholders cash or short term promissory notes in an aggregate amount equal to the cash then due. See "The Merger--The Merger Agreement." As of September 1, 1998, based on a closing sales price of $10.563 per share, the aggregate value of the 15.3 million shares of STAR Common Stock issuable in the Merger was approximately $162 million.


    A VOTE TO APPROVE AND ADOPT THE MERGER AGREEMENT BY THE STOCKHOLDERS WILL BE DEEMED APPROVAL OF THE SHARE ISSUANCE.

ASSUMPTION OF PT-1 STOCK OPTIONS AND WARRANTS

    At or prior to the Effective Time, STAR and PT-1 will take all action necessary to cause the assumption by STAR as of the Effective Time of the PT-1 Options and PT-1 Warrants. Each of the PT-1 Options and PT-1 Warrants will be converted without any action on the part of the holder thereof into an option or warrant to purchase a certain number of shares of STAR Common Stock on substantially equivalent terms as of the Effective Time. See "The Merger--The Merger Agreement--Treatment of PT-1 Stock Options and Warrants."

ISSUANCE OF STAR COMMON STOCK AND OPTIONS IN CONNECTION WITH THE MERGER

    It is a condition to the obligation of PT-1 and the PT-1 Stockholders to effect the Merger that STAR reserve (i) 250,000 shares of STAR Common Stock for issuance for no consideration to selected independent distributors of PT-1 in the form of restricted shares and (ii) 100,000 shares of STAR Common Stock for issuance to selected employees of PT-1 in the form of options, with such issuances to occur following the Effective Time.

CONDITIONS TO THE MERGER

    Completion of the Merger depends upon the satisfaction of a number of conditions, including, but not limited to, the following:

    (a) the approval and adoption of the Merger Agreement and the transactions contemplated thereby by holders of record of a majority of the issued and outstanding shares of STAR Common Stock entitled to vote thereon at the Special Meeting;

    (b) the approval for listing on Nasdaq of the STAR Common Stock issuable to the stockholders of PT-1 pursuant to the Merger Agreement; and

    (c) the approval of governmental authorities, including the Federal Communications Commission (the "FCC"), state public utility commissions ("PUCs") and all applicable foreign telecommunications regulatory entities (the "Foreign Agencies"), required for the transfer of ownership or control of PT-1.


    Any of the conditions to the Merger may be waived by STAR, Newco and PT-1 by action taken by their respective Board of Directors. Additionally, the conditions set forth in paragraph (c) above have been satisified. See "The Merger--The Merger Agreement--Conditions" and "The Merger--Regulatory Approvals."


REGULATORY APPROVALS

    The Merger is subject to the requirements of the Hart-Scott-Rodino Antitrust Improvements Act of 1976, as amended, and the rules and regulations promulgated thereunder (the "HSR Act"). The HSR Act prohibits consummation of the Merger until certain information has been furnished to the Antitrust Division of the Department of Justice and to the Federal Trade Commission and a required waiting period has expired. The required waiting period for STAR and PT-1's filings under the HSR Act expired on September 14, 1998. The Department of Justice or the Federal Trade Commission may still challenge the Merger on antitrust grounds before or after the Merger is final. Consummation of the Merger was contingent upon the receipt of approvals from the FCC, various PUCs and Foreign Agencies with respect to the Merger. STAR and PT-1 have received all such necessary approvals. See "The Merger--Regulatory Approvals."

ACQUISITION PROPOSALS

    Pursuant to the Merger Agreement, and subject to certain conditions and exceptions, PT-1 and the PT-1 Stockholders have agreed that PT-1, its subsidiary and the PT-1 Stockholders will not, directly or indirectly, solicit, initiate or participate in discussions or negotiations with or the submission of any offer or proposal by or provide any information or access to, any corporation, partnership, person or other entity or group (other than STAR or Newco) concerning an offer or proposal for a merger or other business combination involving PT-1 or any of its subsidiaries, or the acquisition of any equity interest in, or a substantial portion of the assets of, PT-1 or any subsidiary, other than the transactions contemplated by the Merger Agreement. See "The Merger Agreement--Acquisition Proposals."

TERMINATION OF THE MERGER AGREEMENT

    STAR and PT-1 may agree, by mutual written consent, to terminate the Merger Agreement without completing the Merger. Moreover, either STAR or PT-1 may terminate the Merger Agreement if, among other things, any of the following occurs:

    (a) the other party breaches any of its representations and warranties or fails to perform any of its covenants and agreements, which breaches and failures are, in the aggregate, material in the context of the transactions contemplated by the Merger Agreement; or

    (b) the Merger is not completed on or before March 31, 1999, or on or before June 30, 1999, provided that all other conditions to the consummation of the Merger have been satisfied other than the receipt of all necessary approvals with respect to all material filings made with the FCC, PUCs and Foreign Agencies; provided that neither party may terminate the Merger Agreement if such failure has been caused by that party's material breach of the Merger Agreement; provided further that if such failure is the result of an injunction or order of a court or governmental or regulatory body resulting from an action or proceeding commenced by any party which is not a government or governmental authority, then at the request of either party, the deadline date shall be extended for a reasonable period of time, not in excess of 120 days, to permit the parties to have such injunction vacated or order reversed.

    PT-1 may also terminate the Merger Agreement if there occurs a material adverse change in the financial condition, results of operations, business or properties of STAR, except for changes caused by a general change in the economy of the United States or in the telecommunications industry served by STAR. STAR may terminate the Merger Agreement if there has occurred a material adverse change in the financial condition, results of operations, business or properties of PT-1, other than any change arising from any action authorized, directed or otherwise approved by STAR pursuant to the Merger Agreement or from STAR's express refusal to approve any action proposed by PT-1 and except for any change caused by a general change in the economy of the United States or in the telecommunications industry served by PT-1.

TERMINATION FEE

    The Merger Agreement requires PT-1 to pay to STAR, in certain instances, a termination fee of $20 million following the termination of the Merger Agreement. See "The Merger--The Merger Agreement--Termination Fee."

RELATED AGREEMENTS

    In connection with the execution of the Merger Agreement, the parties thereto agreed to enter into certain additional related agreements, including a registration rights and restricted share agreement, shareholders agreement, escrow agreement and employment and non-competition agreements. See "The Merger--Related Agreements."

RISK FACTORS

    The information set forth under "Risk Factors" should be reviewed and carefully considered by the stockholders in evaluating the Merger Agreement and the Share Issuance.

OTHER BUSINESS

    The stockholders may be asked to vote upon such other business as may properly come before the Special Meeting.

                    SELECTED CONSOLIDATED FINANCIAL DATA OF
                         STAR TELECOMMUNICATIONS, INC.

    The following selected consolidated financial data should be read in conjunction with STAR's Consolidated Financial Statements and Notes thereto and with "Management's Discussion and Analysis of Financial Condition and Results of Operations of STAR," each of which is included elsewhere in this Proxy Statement. The consolidated statements of operations data for the years ended December 31, 1995, 1996 and 1997, and the balance sheet data at December 31, 1996 and 1997 are derived from audited financial statements included elsewhere in this Proxy Statement. The consolidated statement of operations data for the year ended December 31, 1994 and the consolidated balance sheet data at December 31, 1994 and September 30, 1997 are unaudited and are derived from unaudited financial statements not included in this Proxy Statement. The consolidated balance sheet data at December 31, 1995 is derived from audited financial statements not included in this Proxy Statement. The consolidated statements of operations data for the nine months ended September 30, 1997 and 1998 and the consolidated balance sheet data at September 30, 1998 are unaudited and are derived from unaudited financial statements included elsewhere in this Proxy Statement. Although incorporated in 1993, STAR did not commence business until 1994.

                                                                                               NINE MONTHS ENDED
                                                        YEAR ENDED DECEMBER 31,                  SEPTEMBER 30,
                                             ----------------------------------------------  ----------------------
                                                1994        1995        1996        1997        1997        1998
                                             -----------  ---------  ----------  ----------  ----------  ----------
                                             (UNAUDITED)                                          (UNAUDITED)
                                                             (IN THOUSANDS, EXCEPT PER SHARE DATA)
CONSOLIDATED STATEMENTS OF OPERATIONS DATA:
Revenues...................................   $  24,512   $  58,937  $  259,697  $  404,605  $  283,374  $  425,531
Operating expenses:
  Cost of services.........................      16,042      44,270     225,957     351,821     246,712     363,794
  Selling, general and administrative......       5,066      10,452      35,956      36,496      25,118      38,853
  Depreciation and amortization............         106         368       1,442       4,637       3,040       8,055
  Merger expense...........................          --          --          --         286          --         314
                                             -----------  ---------  ----------  ----------  ----------  ----------
  Total operating expenses.................      21,214      55,090     263,355     393,240     274,870     411,016
                                             -----------  ---------  ----------  ----------  ----------  ----------
  Income (loss) from operations............       3,298       3,847      (3,658)     11,365       8,504      14,515
Other income (expense):
  Interest income..........................           3          22         110         492         367       3,511
  Interest expense.........................          --         (64)       (609)     (1,738)     (1,289)     (2,080)
  Legal settlements and expenses...........          --          --        (100)     (1,653)         --          --
  Other....................................          (7)        (33)         39         208      (1,499)       (171)
                                             -----------  ---------  ----------  ----------  ----------  ----------
  Income (loss) before provision for income
    taxes..................................       3,294       3,772      (4,218)      8,674       6,083      15,775
Provision for income taxes.................          22          66         577       2,905       2,406       6,643
                                             -----------  ---------  ----------  ----------  ----------  ----------
Net income (loss)..........................   $   3,272   $   3,706  $   (4,795) $    5,769  $    3,677  $    9,132
                                             -----------  ---------  ----------  ----------  ----------  ----------
                                             -----------  ---------  ----------  ----------  ----------  ----------
Pro forma net income (loss)
  (unaudited)(1)...........................   $   1,943   $   2,140  $   (5,738) $    5,574  $    3,365
                                             -----------  ---------  ----------  ----------  ----------
                                             -----------  ---------  ----------  ----------  ----------
Income per share(2)........................   $    0.18   $    0.19  $    (0.21) $     0.19  $     0.13  $     0.23
                                             -----------  ---------  ----------  ----------  ----------  ----------
                                             -----------  ---------  ----------  ----------  ----------  ----------
Diluted income per share(2)................   $    0.18   $    0.19  $    (0.21) $     0.17  $     0.12  $     0.22
                                             -----------  ---------  ----------  ----------  ----------  ----------
                                             -----------  ---------  ----------  ----------  ----------  ----------
Pro forma income (loss) per share
  (unaudited)(2)...........................   $    0.11   $    0.11  $    (0.25) $     0.18  $     0.12
                                             -----------  ---------  ----------  ----------  ----------
                                             -----------  ---------  ----------  ----------  ----------
Pro forma diluted income (loss) per share
  (unaudited)(2)...........................   $    0.11   $    0.11  $    (0.25) $     0.17  $     0.11
                                             -----------  ---------  ----------  ----------  ----------
                                             -----------  ---------  ----------  ----------  ----------

                                                                                               NINE MONTHS ENDED
                                                        YEAR ENDED DECEMBER 31,                  SEPTEMBER 30,
                                             ----------------------------------------------  ----------------------
                                                1994        1995        1996        1997        1997        1998
                                             -----------  ---------  ----------  ----------  ----------  ----------
                                             (UNAUDITED)                                          (UNAUDITED)
                                                             (IN THOUSANDS, EXCEPT PER SHARE DATA)
Weighted average number of common shares
  outstanding(2)...........................      18,218      19,373      23,292      30,221      28,650      39,147
Weighted average number of diluted common
  shares outstanding(2)....................      18,218      19,373      23,292      32,978      31,580      40,921

                                                       AS OF DECEMBER 31,                  AS OF SEPTEMBER 30,
                                         -----------------------------------------------  ----------------------
                                            1994         1995        1996        1997        1997        1998
                                         -----------  ----------  ----------  ----------  ----------  ----------
                                         (UNAUDITED)                                           (UNAUDITED)
                                                                     (IN THOUSANDS)
CONSOLIDATED BALANCE SHEET DATA:
Working capital (deficit)..............   $   2,135   $      976  $   (7,729) $   13,760  $   20,744  $  116,565
Total assets...........................       9,081       26,582      63,054     120,316     108,062     334,020
Total long-term liabilities, net of
  current portion......................          21          919       6,839      12,970      12,599      32,691
Retained earnings (deficit)............       1,377          867      (3,238)      1,534        (354)     10,666
Stockholders' equity...................       2,956        3,808       6,897      43,201      40,822     205,065

                                                                                              NINE MONTHS ENDED
                                                      YEAR ENDED DECEMBER 31,                   SEPTEMBER 30,
                                          -----------------------------------------------  ------------------------
                                             1994         1995        1996        1997        1997         1998
                                          -----------  ----------  ----------  ----------  ----------  ------------
                                          (UNAUDITED)                                            (UNAUDITED)
                                                           (IN THOUSANDS, EXCEPT PER MINUTE DATA)

OTHER CONSOLIDATED FINANCIAL AND
  OPERATING DATA:
Capital expenditures(3).................   $     515   $    2,716  $   13,646  $   25,422  $   16,879  $     85,947
Wholesale billed minutes of use(4)......          --       38,106     479,681     863,295     580,757     1,119,278
Wholesale revenue per billed minute of
  use(5)................................   $      --   $   0.4102  $   0.4288  $   0.3997  $   0.4130  $     0.3290

------------------------

(1) The pro forma net income or loss per share assumes that both STAR and L.D. Services, Inc. ("LDS"), which was acquired by STAR in a pooling of interests transaction on November 30, 1997, were C-corporations for all periods presented.

(2) See Note 2 of Notes to STAR Consolidated Financial Statements for an explanation of the method used to determine the number of shares used in computing income and pro forma income (loss) per share.

(3) Includes assets financed with capital leases or notes. See Note 2 of Notes to STAR Consolidated Financial Statements.

(4) Does not include wholesale billed minutes of use from T-One Corp. ("T-One") prior to the T-One merger in March 1998.

(5) Represents wholesale gross call usage revenue per billed minute. Amounts exclude other revenue related items such as finance charges. This data does not include wholesale billed minutes of use from T-One prior to the T-One merger in March 1998.

                    SELECTED CONSOLIDATED FINANCIAL DATA OF
                           PT-1 COMMUNICATIONS, INC.

    The following selected financial data should be read in conjunction with PT-1's Consolidated Financial Statements and Notes thereto and with "Management's Discussion and Analysis of Financial Condition and Results of Operations of PT-1," each of which is included elsewhere in this Proxy Statement. The consolidated statements of operations data for the period ended March 31, 1996 and for the fiscal years ended March 31, 1997 and 1998, and the balance sheet data at March 31, 1997 and 1998 have been derived from PT-1's audited financial statements and notes thereto, which are included elsewhere in this Proxy Statement. The consolidated statements of operations data for the six months ended September 30, 1998 and 1997 and the consolidated balance sheet data at September 30, 1998 and 1997 are unaudited and are derived from unaudited financial statements included elsewhere in this Proxy Statement.

                                                  PERIOD FROM
                                                APRIL 21, 1995   FISCAL YEARS ENDED MARCH     SIX MONTHS ENDED
                                                (INCEPTION)(1)             31,                 SEPTEMBER 30,
                                                      TO         ------------------------  ----------------------
                                                MARCH 31, 1996      1997         1998         1997        1998
                                                ---------------  ----------  ------------  ----------  ----------
                                                                                                (UNAUDITED)
                                                            (IN THOUSANDS, EXCEPT PER SHARE AMOUNTS)
CONSOLIDATED STATEMENTS OF OPERATIONS DATA:
Revenues(2)...................................     $  11,922     $  169,635  $    431,520  $  187,044  $  268,919
Operating expenses:
  Cost of services............................        13,812        166,184       395,501     170,753     248,222
  Selling, general and administrative.........         1,017          4,300        15,063       5,551      15,326
  Depreciation and amortization...............             5             75         1,535         386       1,714
  Merger costs................................            --             --            --          --         975
  Stock based compensation(3).................            --          7,300         2,661       1,856         382
                                                     -------     ----------  ------------  ----------  ----------
    Total operating expenses..................        14,834        177,859       414,760     178,546     266,619
Operating profit (loss).......................        (2,912)        (8,224)       16,760       8,498       2,300
Earnings (loss) before income taxes...........        (2,910)        (8,120)       16,730       8,527       1,724
Income tax provision (benefit)................            --             --         5,150       2,018         355
Net earnings (loss)...........................     $  (2,910)    $   (8,120) $     11,580  $    6,509  $    1,369
                                                     -------     ----------  ------------  ----------  ----------
                                                     -------     ----------  ------------  ----------  ----------
Net earnings (loss) per share(4)
  Basic.......................................     $    (.05)    $     (.13) $        .25  $      .14  $      .03
  Diluted.....................................     $    (.05)    $     (.13) $        .24  $      .14  $      .03
Weighted average number of common shares and
  common share equivalents(4):
  Basic.......................................        60,900         60,681        46,922      45,708      48,407
  Diluted.....................................        60,900         60,681        47,720      46,987      48,587


                                                              AS OF MARCH 31,               AS OF SEPTEMBER 30,
                                                    ------------------------------------  ------------------------
                                                      1996        1997         1998          1997         1998
                                                    ---------  ----------  -------------  ----------  ------------
                                                                                                (UNAUDITED)
                                                                (IN THOUSANDS, EXCEPT PER MINUTE DATA)
BALANCE SHEET DATA:
Cash and cash equivalents.........................  $     694  $    5,577  $      12,390  $   11,546  $      5,382
Working capital (deficit).........................     (3,064)    (17,426)       (21,720)    (20,456)      (38,484)
Property and equipment, net.......................         69       1,484         22,609       9,152        43,480
Total assets......................................      2,186      18,899         87,677      48,678       106,952
Long term debt, less current portion..............         --       5,000             --       5,000            --
Total shareholders' equity (deficiency)...........     (2,907)    (18,727)        (1,221)    (10,363)          395

                                                              AS OF MARCH 31,               AS OF SEPTEMBER 30,
                                                    ------------------------------------  ------------------------
                                                      1996        1997         1998          1997         1998
                                                    ---------  ----------  -------------  ----------  ------------
                                                                                                (UNAUDITED)
                                                                (IN THOUSANDS, EXCEPT PER MINUTE DATA)
OTHER FINANCIAL AND OPERATING DATA:
Capital expenditures..............................  $      74  $    1,489  $      11,255  $    7,949  $     22,086
Number of PINs activated..........................     N/A         31,087         60,688      28,694        30,660
Billed minutes of use(5)..........................     38,977     615,006      1,676,619     687,007     1,215,280
Revenues per billed minute of use(2)..............        .31         .28            .26         .27           .22


------------------------

(1) PT-1 was incorporated in New York on April 21, 1995 and had limited operations until July 1995.

(2) Revenues are recorded net of distributor discounts and are not necessarily comparable to other telecommunications carriers.

(3) Relates to (i) the grant to Joseph Pannullo, an executive officer of PT-1, on May 9, 1997, of options to purchase 1,048,600 shares of PT-1 Common Stock exercisable at a nominal price; (ii) the grant to certain other employees of PT-1 of options to purchase shares of PT-1 Common Stock with a value of $850,000, exercisable at a nominal price; (iii) the grant to Helene Kidary, an employee, on September 30, 1997, of options to purchase 10,000 shares of PT-1 Common Stock exercisable at a nominal price; (iv) warrants issued to certain employees of InterExchange, Inc. ("InterExchange") to acquire shares of PT-1 Common Stock with a fair value of $3 million at an aggregate exercise price of $1.0 million, and (v) the issuance of shares on March 31, 1997 to two officers of PT-1 in accordance with commitments made in July 1995 and March 1996, the dates they joined PT-1. Such shares were issued in connection with the settlement agreement dated March 27, 1997. See Notes 5 and 8 of Notes to PT-1's Consolidated Financial Statements.

(4) See Note 1 to the PT-1 Financial Statements for an explanation of the method used to determine the number of shares used in computing net earnings (loss) per share and weighted average number of common shares and common share equivalents.

(5) "Billed minutes of use" represents minutes billed by underlying carriers for terminating PT-1's long distance traffic.

                           COMPARATIVE PER SHARE DATA

    The following table presents certain historical, pro forma and pro forma equivalent per share financial data with respect to shares of STAR Common Stock and PT-1 Common Stock. Also presented below is pro forma data assuming that STAR's merger with United Digital Network, Inc. ("UDN") is completed and all prior STAR financial data has been restated to show the effect of such transaction on STAR, UDN and PT-1, collectively. See "Risk Factors--Risks Inherent in Acquisition Strategy." The pro forma data does not purport to be indicative of actual results that would have occurred had the mergers been consummated on such dates or of future expected results. The information presented herein should be read in conjunction with the unaudited pro forma financial data and the related notes thereto, appearing elsewhere in this Proxy Statement. See "Unaudited Pro Forma Financial Data."


                                                                                                 PRO FORMA    PRO FORMA
                                                                 HISTORICAL        EQUIVALENT    COMBINED     COMBINED
                                                           ----------------------   PRO FORMA    STAR AND     STAR, UDN
                                                             STAR(1)      PT-1       PT-1(2)      PT-1(3)    AND PT-1(4)
                                                           -----------  ---------  -----------  -----------  -----------
INCOME PER COMMON SHARE FOR(5):
Year ended December 31, 1997.............................   $    0.18   $    0.25   $    0.04    $    0.13    $    0.03
Nine months ended September 30, 1998.....................   $    0.23   $    0.08   $    0.03    $    0.09    $    0.05

DILUTED INCOME PER COMMON SHARE FOR(5):
Year ended December 31, 1997.............................   $    0.17   $    0.24   $    0.04    $    0.13    $    0.03
Nine months ended September 30, 1998.....................   $    0.22   $    0.08   $    0.03    $    0.08    $    0.05

BOOK VALUE PER COMMON SHARE AT(6):
September 30, 1998.......................................   $    4.86   $    0.01   $    1.97    $    6.23    $    6.04

CASH DIVIDENDS DECLARED PER COMMON SHARE(7):.............          --          --          --           --           --


--------------------------
(1) The STAR historical per share financial data includes the effect of STAR's acquisition of T-One, which was completed on March 10, 1998.


(2) The equivalent pro forma PT-1 share data is computed by multiplying the corresponding pro forma combined STAR and PT-1 amounts by an estimated exchange ratio of 0.31607. This exchange ratio does not give effect to the $19.5 million cash payment to be paid by STAR in the Merger.



(3) The pro forma combined STAR and PT-1 per share data assumes that STAR's acquisition of UDN has not been completed and that the Merger had occurred on January 1, 1997 for the year ended December 31, 1997 and the nine months ended September 30, 1998 and that the Merger had occurred on September 30, 1998 in the case of book value data at September 30, 1998. This pro forma data reflects an exchange ratio of 0.31607 of a share of STAR Common Stock for each share of PT-1 Common Stock acquired in the Merger.


(4) The pro forma combined equivalent per share data for STAR, UDN and PT-1 assumes that STAR's acquisitions of both UDN and PT-1 have been completed and that all prior financial data has been restated to show the effect of the merger with UDN and that the Merger had occurred on January 1, 1997 for the year ended December 31, 1997 and the nine months ended September 30, 1998 and that the Merger had occurred on September 30, 1998 in the case of book value data at September 30, 1998. This pro forma data reflects an exchange ratio of 0.31607 of a share of STAR Common Stock for each share of PT-1 Common Stock in the Merger and an exchange ratio of 0.86772 of a share of STAR Common Stock for each share of UDN Common Stock in the UDN merger (see Note 3 to Notes to Unaudited Pro Forma Condensed Combined Financial
    Data).

(5) Assumes that both STAR and LDS, which was acquired by STAR in a pooling of interests transaction on November 30, 1997, were C-corporations for all periods presented.


(6) The historical book value per common share of each of STAR and PT-1 is computed by dividing stockholders' equity by the number of shares of STAR Common Stock or PT-1 Common Stock, as the case may be, outstanding at September 30, 1998. The equivalent pro forma PT-1 book value per common share is computed by multiplying the corresponding pro forma combined STAR and PT-1 book value per common share by an estimated exchange ratio of
    0.31607. The pro forma combined book value per common share is computed by dividing pro forma stockholders' equity by the sum of the number of shares of common stock of UDN outstanding at September 30, 1998 multiplied by the conversion ratio, and the number of shares of STAR Common Stock to be issued in the Merger, as applicable.


(7) Does not include S-corporation distributions to LDS shareholders prior to LDS' merger with STAR on November 30, 1997.

                   SUMMARY UNAUDITED PRO FORMA FINANCIAL DATA
                 STAR TELECOMMUNICATIONS, INC. AND SUBSIDIARIES
                    PT-1 COMMUNICATIONS, INC. AND SUBSIDIARY

    The following table presents summary unaudited pro forma financial data that was derived from the unaudited pro forma financial data included elsewhere in this Proxy Statement and should be read in conjunction therewith and with the related notes thereto. See "Unaudited Pro Forma Financial Data." The summary unaudited pro forma financial data gives effect to the Merger as if it had occurred on January 1, 1997, in case of the statements of operations data, and as if the Merger had occurred on September 30, 1998, in case of the balance sheet data. None of the unaudited pro forma financial data set forth below includes any financial data regarding UDN. STAR reports its financial data on the basis of a December 31 fiscal year and PT-1 reports its financial data on the basis of a March 31 fiscal year.


                                                                                           NINE MONTHS ENDED
                                                                            YEAR ENDED       SEPTEMBER 30,
                                                                           DECEMBER 31,  ----------------------
                                                                               1997         1997        1998
                                                                           ------------  ----------  ----------
                                                                              (IN THOUSANDS EXCEPT PER SHARE
                                                                                         AMOUNTS)
                                                                                       (UNAUDITED)
STATEMENTS OF OPERATIONS DATA(1):
REVENUES.................................................................   $  786,684   $  498,750  $  758,208
                                                                           ------------  ----------  ----------
OPERATING EXPENSES:
  Cost of services.......................................................      697,881      441,131     664,814
  Selling, general and administrative....................................       55,207       41,904      62,709
  Depreciation and amortization..........................................       15,223       10,267      17,328
                                                                           ------------  ----------  ----------
    Total operating expenses:............................................      768,311      493,302     744,851
                                                                           ------------  ----------  ----------
    Income (loss) from operations........................................       18,373        5,448      13,357
                                                                           ------------  ----------  ----------
OTHER INCOME (EXPENSE):
  Interest income........................................................           --           --       3,052
  Interest expense.......................................................       (2,933)      (1,987)     (3,281)
  Legal settlement and expenses..........................................       (1,653)          --          --
  Other income (expense).................................................          682       (1,256)         25
                                                                           ------------  ----------  ----------
    Total other income (expense):........................................       (3,904)      (3,243)       (204)
                                                                           ------------  ----------  ----------
    Income (loss) before provision for income taxes......................       14,469        2,205      13,153
  PROVISION FOR INCOME TAXES(1)..........................................        8,406        4,018       8,397
                                                                           ------------  ----------  ----------
NET INCOME (LOSS)(1).....................................................   $    6,063   $   (1,813) $    4,756
                                                                           ------------  ----------  ----------
                                                                           ------------  ----------  ----------
Earnings (loss) per common share:(1)
  Basic..................................................................   $     0.13   $    (0.04) $     0.09
  Diluted................................................................   $     0.13   $    (0.04) $     0.08
Weighted average number of common shares outstanding:
  Basic..................................................................       45,521       43,950      54,447
  Diluted................................................................       48,278       43,950      56,221



                                                                                                     SEPTEMBER 30,
                                                                                                         1998
                                                                                                     -------------
                                                                                                      (UNAUDITED)
BALANCE SHEET DATA:
  Working capital..................................................................................   $    46,827
  Total assets.....................................................................................       578,225
  Long term obligations (including current portion)................................................        47,896
  Stockholders equity..............................................................................       358,021


------------------------

(1) Assumes that both STAR and LDS, which was acquired by STAR in a pooling of interests transaction on November 30, 1997, were C-corporations for all periods presented.

                   SUMMARY UNAUDITED PRO FORMA FINANCIAL DATA
                 STAR TELECOMMUNICATIONS, INC. AND SUBSIDIARIES UNITED DIGITAL NETWORK, INC. AND SUBSIDIARIES
                    PT-1 COMMUNICATIONS, INC. AND SUBSIDIARY

    The following table presents summary unaudited pro forma financial data that was derived from the unaudited pro forma financial data included elsewhere in this Proxy Statement and should be read in conjunction therewith and with the related notes thereto. See "Unaudited Pro Forma Financial Data." The following summary unaudited pro forma financial data is presented assuming the acquisition of PT-1 will be accounted for as a purchase and the UDN merger will be accounted for as a pooling of interests, whereby STAR will restate its historical consolidated financial statements to include the assets, liabilities, stockholders' equity (deficit) and results of operations of UDN. The statements of operations data set forth below reflects the combination of the historical operating results of STAR for the years ended December 31, 1995, 1996 and 1997 and the nine months ended September 30, 1997 and 1998, the historical operating results of UDN for the twelve months ended January 31, 1996, 1997 and 1998 and the nine months ended September 30, 1997 and 1998, respectively, and the effect of the PT-1 acquisition for the year ended December 31, 1997 and the nine month periods ended September 30, 1997 and 1998. The balance sheet data set forth below reflects the combination of the historical balance sheet data of STAR with the historical balance sheet data of UDN plus the effect of the PT-1 acquisition as of September 30, 1998. STAR reports its financial data on the basis of a December 31 fiscal year, and PT-1 reports its financial data on the basis of a March 31 fiscal year. Through April 30, 1997, UDN reported its financial data on the basis of an April 30 fiscal year. Subsequently, UDN changed its fiscal year end to December 31.


                                                                                             NINE MONTHS ENDED
                                                            YEARS ENDED DECEMBER 31,           SEPTEMBER 30,
                                                        ---------------------------------  ----------------------
                                                          1995        1996        1997        1997        1998
                                                        ---------  ----------  ----------  ----------  ----------
                                                                (IN THOUSANDS, EXCEPT PER SHARE AMOUNTS)
                                                                               (UNAUDITED)
STATEMENTS OF OPERATIONS DATA(1):
REVENUES..............................................  $  64,605  $  279,123  $  816,710  $  520,494  $  777,812
OPERATING EXPENSES:
  Cost of services....................................     48,569     240,749     721,361     457,612     679,233
  Selling, general and administrative.................     12,946      40,519      66,751      48,223      69,111
  Depreciation and amortization.......................        852       2,260      16,233      10,987      18,164
                                                        ---------  ----------  ----------  ----------  ----------
  Total operating expenses:...........................     62,367     283,528     804,345     516,822     766,508
                                                        ---------  ----------  ----------  ----------  ----------
  Income (loss) from operations.......................      2,238      (4,405)     12,365       3,672      11,304
                                                        ---------  ----------  ----------  ----------  ----------
OTHER INCOME (EXPENSE):
  Interest income.....................................         10         114          --          --       2,776
  Interest expense....................................       (155)     (1,057)     (3,839)     (2,667)     (3,722)
  Legal settlement and expenses.......................         --        (100)     (1,653)         --          --
  Other income (expense)..............................       (216)         56         276      (1,256)       (274)
                                                        ---------  ----------  ----------  ----------  ----------
  Total other income (expense):.......................       (361)       (987)     (5,216)     (3,923)     (1,220)
                                                        ---------  ----------  ----------  ----------  ----------
  Income (loss) before provision for income taxes.....      1,877      (5,392)      7,149        (251)     10,084
PROVISION FOR INCOME TAXES............................        813       1,470       5,790       2,921       7,105
                                                        ---------  ----------  ----------  ----------  ----------
  Net income (loss) before extraordinary gain.........      1,064      (6,862)      1,359      (3,172)      2,979
  Extraordinary gain on debt restructuring............         --          --          --          52          --
                                                        ---------  ----------  ----------  ----------  ----------
NET INCOME (LOSS).....................................  $   1,064  $   (6,862) $    1,359  $   (3,120) $    2,979
                                                        ---------  ----------  ----------  ----------  ----------
                                                        ---------  ----------  ----------  ----------  ----------

                                                                                             NINE MONTHS ENDED
                                                            YEARS ENDED DECEMBER 31,           SEPTEMBER 30,
                                                        ---------------------------------  ----------------------
                                                          1995        1996        1997        1997        1998
                                                        ---------  ----------  ----------  ----------  ----------
                                                                (IN THOUSANDS, EXCEPT PER SHARE AMOUNTS)
                                                                               (UNAUDITED)
Earnings (loss) per common share:
  Basic...............................................  $    0.05  $    (0.29) $     0.03  $    (0.07) $     0.05
  Diluted.............................................  $    0.05  $    (0.29) $     0.03  $    (0.07) $     0.05
Weighted average number of common shares outstanding:
  Basic...............................................     19,662      23,730      46,071      44,473      55,052
  Diluted.............................................     19,662      23,730      48,828      44,473      56,826



                                                                                                     SEPTEMBER 30,
                                                                                                         1998
                                                                                                     -------------
                                                                                                      (UNAUDITED)
BALANCE SHEET DATA:
  Working capital..................................................................................   $    32,793
  Total assets.....................................................................................       585,461
  Long term obligations (including current portion)................................................        49,171
  Stockholders equity..............................................................................       351,259


------------------------

(1) Assumes that both STAR and LDS, which was acquired by STAR in a pooling of interests transaction on November 30, 1997, were C-corporations for all periods presented.

                                  RISK FACTORS

    THE FOLLOWING RISK FACTORS SHOULD BE CONSIDERED CAREFULLY IN ADDITION TO THE OTHER INFORMATION CONTAINED IN THIS PROXY STATEMENT IN CONSIDERING WHETHER TO APPROVE AND ADOPT THE MERGER AGREEMENT AND THE TRANSACTIONS CONTEMPLATED THEREBY. THIS PROXY STATEMENT CONTAINS, IN ADDITION TO HISTORICAL INFORMATION, "FORWARD-LOOKING STATEMENTS" WITHIN THE MEANING OF SECTION 27A OF THE SECURITIES ACT THAT INVOLVE RISKS AND UNCERTAINTIES. STAR'S ACTUAL RESULTS MAY DIFFER MATERIALLY FROM THOSE PROJECTED IN THE FORWARD-LOOKING STATEMENTS. FACTORS THAT MAY CAUSE SUCH A DIFFERENCE INCLUDE, BUT ARE NOT LIMITED TO, THOSE SET FORTH BELOW AND ELSEWHERE IN THIS PROXY STATEMENT. SEE "DESCRIPTION OF FORWARD-LOOKING STATEMENTS." REFERENCES HEREIN TO THE PRODUCTS, BUSINESS, RESULTS OF OPERATIONS, FINANCIAL CONDITION OR OTHER FACTORS AFFECTING THE OPERATIONS OF STAR OR PT-1 SHOULD BE CONSIDERED TO REFER TO STAR AND PT-1 OPERATING AS A COMBINED ENTITY AFTER THE CONSUMMATION OF THE MERGER.

RISKS RELATING TO CONTROL OF PT-1

    In accordance with the terms and conditions of the Merger Agreement, as amended on September 1, 1998, STAR has exercised de facto managerial and operational control over PT-1 since that date. Notwithstanding such circumstances, the completion of the Merger depends upon the satisfaction of a number of material conditions, such as the adoption of the Merger Agreement by the holders of record of a majority of the issued and outstanding shares of STAR Common Stock and the approval by applicable governmental authorities of the Merger Agreement. If, for any reason, the conditions to the Merger are not satisfied and the Merger is not consummated, STAR's involvement in the business and operations of PT-1 will need to be unraveled, resulting in STAR's incurrence of what may be material unanticipated costs and expenses. On August 17, 1998 STAR loaned to PT-1 $10 million to allow for the expansion of PT-1's dial around program and for working capital purposes (the "PT-1 Loan"). If the Merger Agreement was terminated, STAR would become no more than an unsecured creditor of PT-1 with respect to the PT-1 Loan.

NO ASSURANCE THAT STAR WILL REALIZE ANTICIPATED BENEFITS FROM THE MERGER

    STAR's acquisition of PT-1 through the Merger is the most significant transaction in the history of STAR. The Merger involves the combination of certain aspects of two companies that have operated independently. The process of integrating the STAR and PT-1 businesses, operations and employees will present a significant challenge to STAR's management and may lead to unanticipated costs. Accordingly, there can be no assurance that PT-1 can be successfully integrated into STAR or that STAR and its stockholders (including persons who become stockholders as a result of the Merger) will ultimately realize any of the anticipated benefits of the Merger.

    STAR's business has historically focused on providing switched voice services on a wholesale basis, primarily to U.S.-based long distance carriers. Alternatively, PT-1's operations are primarily focused on the marketing of Prepaid Cards to the retail marketplace of individual end-users. Thus, STAR and PT-1 operate in fundamentally different business segments of the telecommunications market. These differences create real challenges to the ability of STAR to integrate PT-1 operations and personnel. Difficulties in the integration process may occur due to, among other things, PT-1's emphasis on marketing of particular Prepaid Cards to specific segments of the retail market, its need to maintain strong ties to a network of independent distributors, PT-1's need for the continual introduction of new products into the domestic market to achieve desired growth and the distance between STAR's Santa Barbara headquarters and PT-1's New York-based operations. Their can be no assurance that STAR will be able to overcome these challenges to integration.

    In addition, the integration of the STAR and PT-1 accounting and personnel administrative functions involves the risk that key employees in those operations, who can not be easily replaced, will leave even when offered continuing employment. The integration approach adopted by STAR with respect to PT-1 requires the devotion of a significant amount of time by senior executives, which may detract from business operations and the development of the combined companies.

    In considering the Merger, the Board considered, among other things, the cost savings, operating efficiencies and other synergies expected to result following the consummation thereof. See "The Merger--STAR's Reasons for the Merger" and "--Vote Required and Recommendation of the Board." There can be no assurance that any of such cost savings, operating efficiencies or other synergies will be accomplished as rapidly as currently expected or at all or that such savings and synergies will not be offset by increases in other expenses or operating losses, including losses due to problems arising from the integration of STAR and PT-1.

RISKS RELATING TO THE PREPAID CARD BUSINESS


    PT-1's operations and the Prepaid Card business in general have a number of inherent risks, which can be summarized to include the following: (a) the increased penetration into the market by competitive Prepaid Card vendors, including those that are substantially larger than PT-1 or STAR, (b) the relatively low barriers to entry for start-up Prepaid Card operators, (c) the reliance on independent distributors to place Prepaid Cards in retail outlets, coupled with the inability to create exclusive phone card distribution arrangements, (d) the lack of formalized written agreements between PT-1 and its distributors and among PT-1's distributors and any other party in the PT-1 Prepaid Card chain of supply, (e) the price-sensitive, fickle nature of consumer demand and (f) the relative lack of customer loyalty to any particular Prepaid Card company.


    The relative lack of customer loyalty to any particular Prepaid Card company and the increasing penetration into the Prepaid Card market by various competitors, including those substantially larger than PT-1 or STAR, could place downward pressure on industry wide Prepaid Card pricing. Due to PT-1's dependence on informal relationships with independent distributors for the marketing and sale of its products, increased competition and downward price pressure could force PT-1 to provide Prepaid Cards that are more price competitive in order to continue to sell Prepaid Cards to these distributors. There can be no assurance that PT-1 will continue to provide competitively priced Prepaid Cards to its distributors or that downward price pressure in the Prepaid Card marketplace will not adversely affect PT-1's results of operations.

RISKS INHERENT IN ACQUISITION STRATEGY

    An important component to STAR's strategy is to grow and expand through acquisitions. This growth strategy is dependent on the continued availability of suitable acquisition candidates and subjects STAR to a number of risks. STAR has recently completed two acquisitions, LDS on November 30, 1997, and T-One on March 10, 1998. On November 19, 1997, STAR entered into an agreement to acquire UDN. The acquisition of UDN is subject to the approval of UDN's stockholders and to various regulatory approvals, and the completion of this acquisition is not a certainty. On August 20, 1998, STAR entered into the Merger Agreement to acquire PT-1. The acquisition of PT-1 is subject to the satisfaction of certain conditions, including the approval of STAR's stockholders and to various regulatory approvals, any of which could prevent the consummation of the Merger. These acquisitions, and, most particularly, the Merger, have placed, and will continue to place, significant demands on STAR's financial and management resources, as the process for integrating acquired operations presents a significant challenge to STAR's management and may lead to unanticipated costs or a diversion of management's attention from day-to-day operations. Integrating acquisitions may require integration of financial and call routing systems, network and other physical facilities and personnel. Difficulties in integrating these and other acquisitions can cause system degradation, added costs and loss of personnel or customers. Additionally, STAR may incur unknown liabilities despite management's efforts to investigate the operations of the acquired business. The impact of the risks arising as a result of STAR's acquisition strategy could adversely affect STAR's operating results.

OPERATING RESULTS SUBJECT TO SIGNIFICANT FLUCTUATIONS; LIMITED HISTORY

    STAR

    STAR's quarterly operating results are difficult to forecast with any degree of accuracy because a number of factors subject these results to significant fluctuations. As a result, STAR believes that period-to-period comparisons of its operating results are not necessarily meaningful and should not be relied upon as indications of future performance.

    STAR's revenues, costs and expenses have fluctuated significantly in the past and are likely to continue to fluctuate significantly in the future as a result of numerous factors. STAR's revenues in any given period can vary due to factors such as call volume fluctuations, particularly in regions with relatively high per-minute rates; the addition or loss of major customers, whether through competition, merger, consolidation or otherwise; the loss of economically beneficial routing options for the termination of STAR's traffic; financial difficulties of major customers; pricing pressure resulting from increased competition; and technical difficulties with or failures of portions of STAR's network that impact STAR's ability to provide service to or bill its customers. STAR's cost of services and operating expenses in any given period can vary due to factors such as fluctuations in rates charged by carriers to terminate STAR's traffic; increases in bad debt expense and reserves; the timing of capital expenditures, and other costs associated with acquiring or obtaining other rights to switching and other transmission facilities; changes in STAR's sales incentive plans; and costs associated with changes in staffing levels of sales, marketing, technical support and administrative personnel. In addition, STAR's operating results can vary due to factors such as changes in routing due to variations in the quality of vendor transmission capability; loss of favorable routing options; the amount of, and the accounting policy for, return traffic under operating agreements; actions by domestic or foreign regulatory entities; the level, timing and pace of STAR's expansion in international and commercial markets; and general domestic and international economic and political conditions. Further, a substantial portion of transmission capacity used by STAR is obtained on a variable, per minute and short term basis, subjecting STAR to the possibility of unanticipated price increases and service cancellations. Since STAR does not generally have long term arrangements for the purchase or resale of long distance services, and since rates fluctuate significantly over short periods of time, STAR's gross margins are subject to significant fluctuations over short periods of time. STAR's gross margins also may be negatively impacted in the longer term by competitive pricing pressures.

    PT-1

    PT-1 was organized in April 1995 and has only a limited operating history upon which to evaluate its performance. PT-1's operating results may vary significantly in the future due to numerous factors, including (i) the timing of the introduction of new products and services, (ii) changes in U.S. and foreign legislation and regulation which affect the competitive environment for PT-1's products and services, (iii) market acceptance of new products and services and
(iv) other competitive conditions. Accordingly, PT-1's prospects must be considered in light of the risks, expenses, problems and delays inherent in establishing a new business in a rapidly changing industry, and prior results of operations should not be relied upon as an indication of PT-1's future performance. See "--Ability to Continue and Manage Growth; Commercial Market--PT-1;" "Management's Discussion and Analysis of Financial Condition and Results of Operations of PT-1;" "Business of PT-1--Telecommunications Products and Services" and "--Competition."

ABILITY TO CONTINUE AND MANAGE GROWTH; COMMERCIAL MARKET

    STAR

    STAR has increased revenues from $58.9 million in 1995 to $404.6 million in 1997. Such growth should not be considered indicative of future revenue growth or operating results. If revenue levels fall below expectations, net income is likely to be disproportionately adversely affected because a proportionately smaller amount of STAR's operating expenses varies with its revenues. This effect is likely to increase as a greater percentage of STAR's cost of services are associated with owned and leased facilities. There can be no assurance that STAR will be able to achieve or maintain profitability on a quarterly or annual basis in the future. It is likely that in some future quarter STAR's operating results will be below the expectations of public market analysts and investors. In such event, the price of STAR Common Stock would likely be materially adversely affected. See "Management's Discussion and Analysis of Financial Condition and Results of Operations of STAR."

    As part of STAR's significant revenue growth, it has expanded, and plans to continue to expand, the number of its employees and the geographic scope of its operations. Additionally, an important component of STAR's strategy is to grow and expand through acquisitions, such as the Merger. These factors have resulted, and will continue to result, in increased responsibilities for management personnel and have placed, and will continue to place, increased demands upon STAR's operating and financial systems, as well as its systems for ensuring regulatory compliance, all of which may lead to unanticipated costs and divert management's attention from day-to-day operations. STAR may also be required to attract, train and retain additional highly qualified management, technical, regulatory, sales and marketing and customer support personnel. The process of locating such personnel with the combination of skills and attributes required to implement STAR's strategy is often lengthy. The inability to attract and retain additional qualified personnel could materially and adversely affect STAR. STAR expects that its expansion into foreign countries will lead to increased financial and administrative demands, such as increased operational complexity associated with expanded network facilities, administrative burdens associated with managing an increasing number of foreign subsidiaries and relationships with foreign partners and expanded treasury functions to manage foreign currency risks. STAR's accounting systems and policies have been developed as STAR has experienced significant growth. There can be no assurance that STAR's personnel, systems, procedures and controls will be adequate to support STAR's future operations. See "--Dependence on Key Personnel" and "Business of STAR--Employees."

    With the acquisition of LDS, STAR began providing service to the commercial market, which is more labor intensive than the wholesale market, and as a result has higher overhead costs. STAR also may be required to update and improve its billing systems and procedures and/or hire new management personnel to handle the demands of the commercial market. There can be no assurance that STAR will be able to effectively manage the costs of and risks associated with its expansion into the commercial market.

    PT-1

    Although PT-1 has experienced substantial growth in revenues since inception and expects to continue to grow, there can be no assurance that the growth experienced by PT-1 will continue or that PT-1 will be able to expand its telecommunications infrastructure, add services, expand its customer bases and markets, install additional POPs or implement the other features of its business strategy at the rate or to the extent presently planned. The Prepaid Card segment of the telecommunications industry is an emerging business with an increasing and substantial number of new market entrants. These entrants are seeking to market, advertise and position their products and services as the preferred method for accessing long distance telephone services. Because the Prepaid Card segment is an emerging market, demand for and market acceptance of newly introduced products and services is uncertain. There can be no assurance that substantial markets will continue to develop for Prepaid Cards or that PT-1 will be able to meet its current marketing objectives, succeed in positioning its products and services as a preferred method for accessing long distance telephone services, increase market acceptance of its existing products and services or achieve significant market acceptance of its new products and services.

    PT-1's recent growth has placed, and is expected to continue to place, significant demands on all aspects of PT-1's business, including its management, financial, technical and administrative personnel and its systems. There can be no assurance that PT-1's systems, procedures and controls and existing office space will be adequate to support expansion of PT-1's operations. PT-1's future operating results will substantially depend upon the ability of its executive officers to manage its growth and to attract and retain additional highly qualified personnel. In addition, as PT-1 increases its service offerings and expands its target markets, there will be additional demands on its customer service support and sales and marketing resources. There can be no assurance that PT-1 will successfully manage its expanding operations and continued growth or attract additional personnel, and any failure to do so could have a material adverse effect on PT-1's business, financial condition or results of operations. See "Business of PT-1--Strategy" and "--Employees."

RISKS ASSOCIATED WITH GROWTH OF STAR'S TELECOMMUNICATIONS NETWORK AND CUSTOMER
  BASE

    Historically, STAR has relied primarily on leased transmission capacity for the delivery of its telecommunications services. STAR's telecommunications expenses have in the past primarily been variable, based upon minutes of use, consisting largely of payments to other long distance carriers, customer/carrier interconnect charges, leased fiber circuit charges and switch facility costs. During 1997, however, STAR made considerable capital expenditures in order to expand its network, and intends to continue to do so in the future. See "Business of STAR--Network." Although STAR's strategy is to seek to establish significant traffic volumes prior to investing in fixed-cost facilities, the development of such facilities entails significant costs and prior planning, which are based in part on STAR's expectations concerning future revenue growth and market developments. As STAR expands its network and the volume of its network traffic, its cost of revenues will increasingly consist of fixed costs arising from the ownership and maintenance of its switches and undersea fiber optic cables. While STAR believes that in the long-term these investments will allow it to reduce its cost of service and to enhance its service offerings, in the short-term, cost increases and a decrease in STAR's operating margins may occur. If STAR's traffic volume were to decrease, or fail to increase to the extent expected or necessary to make efficient use of its network, STAR's costs as a percentage of revenues could increase significantly, which could have a material adverse effect on STAR's business, financial condition or results of operations.

    In addition, STAR's business depends in part on its ability to obtain transmission facilities on a cost-effective basis. Because undersea fiber optic cables typically take several years to plan and construct, carriers generally make investments well in advance, based on a forecast of anticipated traffic. Therefore, STAR's operations are subject to the risk that it will not adequately anticipate the amount of traffic over its network, and may not procure sufficient cable capacity or network equipment in order to ensure the cost-effective transmission of customer traffic. Although STAR participates in the planning of undersea fiber optic transmission facilities, it does not control the construction of such facilities and must seek access to such facilities through partial ownership positions. If ownership positions are not available, STAR must seek access to such facilities through lease arrangements on negotiated terms that may vary with industry and market conditions. There can be no assurance that STAR will be able to continue to obtain sufficient transmission facilities or access to undersea fiber optic cables on economically viable terms. The failure of STAR to obtain telecommunications facilities that are sufficient to support its network traffic in a manner that ensures the reliability and quality of its telecommunications services may have a material adverse effect on its business, financial condition or results of operations.

PT-1'S DEPENDENCE ON AND CONCENTRATION OF INDEPENDENT DISTRIBUTORS

    PT-1 distributes substantially all of its Prepaid Cards through wholesale distributors and does not have an internal retail sales department. Accordingly, its success is significantly dependent upon its ability to recruit, maintain and motivate a network of independent distributors. A significant element of PT-1's growth strategy is to increase retail distribution of PT-1's products and services by expanding its distribution network in existing markets and by extending this network into new markets. PT-1 recruits a variety of types of distributors, including: (a) members of targeted ethnic communities in those metropolitan areas with high ethnic concentrations, (b) persons who are currently distributing other types of products to retail outlets, and (c) individuals who PT-1 believes have the requisite sales and marketing skills to effectively promote PT-1's products. These types of distributors are typically identified and recruited through relationships with existing distributors and retail outlets, telemarketing and related promotional activities and direct inquiries from potential distributors. There can be no assurance that PT-1 will be able to continue to effectively recruit, maintain and motivate independent distributors or to prevent its distributors from marketing other Prepaid Cards, and, if PT-1 is unable to do so it could have a material adverse effect on PT-1's business, financial condition and results of operations. See "Business of PT-1--Strategy."

    As of September 30, 1998, PT-1 had approximately 200 distributors purchasing PT-1's Prepaid Cards, of which approximately 20% (or approximately 40 distributors) were individuals. PT-1 believes that most of its distributors (both distributors that are individuals and distributors that are corporations or other business entities) sell PT-1 Prepaid Cards to sub-distributors who, in turn, sell the cards to retailers. To date, PT-1 has not experienced any reliability problems with individual distributors. PT-1's accounts receivable were concentrated among distributors primarily in the Northeast, with one distributor, Worldwide Telecom, Inc., representing approximately 28% of the net accounts receivable balance at September 30, 1998. While PT-1 believes that it could replace this distributor, a loss of this or other distributors could have a material adverse effect on PT-1's business, financial condition and results of operations.


    PT-1 believes that a majority of Prepaid Cards directly sold to its distributors are resold to sub-distributors (sometimes called route salespeople) who resell the cards to retail outlets. The remainder of the cards are resold by distributors directly to retail outlets. Sub-distributors and route salespeople typically market other products to retail outlets in addition to Prepaid Cards. PT-1's relationship with its distributors is based upon past relationships and buying patterns rather than formalized written agreements. Additionally, PT-1 believes that the distributor relationships between PT-1 and its distributors and among PT-1's distributors and their sub-distributors, route salespeople and retail outlet customers are based on past relationships and buying patterns and do not rely on written contracts. Thus, as a matter of practice, formal written agreements are virtually non-existent in the PT-1 Prepaid Card chain of supply.



    Distributors located in the New York metropolitan area generally pickup Prepaid Cards directly from PT-1's distribution sites, while PT-1 delivers Prepaid Cards by common carrier to those distributors located outside of the New York metropolitan area. A substantial portion of PT-1 Prepaid Card sales are to distributors who regularly maintain one or more places of business, with sub-distributors typically picking-up Prepaid Cards directly from the distributors' places of business. Because PT-1's relationship with distributors is so informal, PT-1 could lose one or more significant distributors on very short notice. Such loss could have a material adverse effect on PT-1's results of operations.


FRAUD; THEFT OF SERVICES; UNCOLLECTIBLE ACCOUNTS

    From time to time, callers have obtained services without rendering payment to PT-1 by unlawfully using PT-1's access numbers and PINs. PT-1 attempts to manage these theft and fraud risks through its internal controls and its monitoring and blocking systems. There can be no assurance that PT-1's risk management practices will be sufficient to protect PT-1 in the future from unauthorized transactions or thefts of services which could have a material adverse effect on PT-1's business, financial condition or results of operations.

    PT-1 sells Prepaid Cards on terms ranging from cash on delivery to net thirty days. Prepaid Cards that are shipped via common carrier or sold over the counter in smaller quantities are generally sold on a cash on delivery basis. Distributors who exclusively market PT-1's Prepaid Cards and undertake market penetration efforts in new territories on behalf of PT-1 are generally accorded terms of net 7-to-30 days. PT-1's extension of credit to distributors is a standard business practice within the Prepaid Card industry. PT-1 also sells its Prepaid Cards on a wholesale basis to distributors on 7-to-30 day terms and sells dial around and presubscribed long distance services for which customers are billed after services are rendered.

    PT-1's accounts receivable balance at September 30, 1998 was approximately $37.4 million as compared to approximately $18 million at September 30, 1997, largely as a result of increasing sales to distributors who have entered emerging markets in geographic areas other than the eastern seaboard. Participants in the Prepaid Card industry, other than PT-1, have experienced significant accounts receivable and credit losses. As PT-1 expands its commercial business following the Merger, including its dial around and its presubscribed long distance services, accounts receivable balances will continue to rise materially.

    While PT-1 has not experienced material difficulty in collecting its accounts receivable through September 30, 1998, and, to date, has not suffered material credit losses, there can be no assurance that, following the Merger, as accounts receivable balances grow and credit is extended to new retail customers, PT-1 will be able to adequately monitor and evaluate its accounts receivable and its credit risks or that it will be able to collect all amounts due for services rendered. Any material difficulty in collecting rising accounts receivable and any material credit losses could have a material adverse effect on PT-1's business, financial condition or results of operations. See "Business of PT-1--Information Systems; Debit Card Platforms" and "--Prepaid Card Productions and Inventory Control."

RISKS OF INTERNATIONAL TELECOMMUNICATIONS BUSINESS

    STAR has to date generated a substantial majority of its revenues by providing international telecommunications services to its customers on a wholesale basis. STAR sends traffic to numerous countries throughout the world, including India, Mexico and China. Likewise, a substantial majority of PT-1's revenues to date have been derived from providing international telecommunications services to its customers, with a significant amount of phone traffic directed to Mexico, the Dominican Republic and Colombia. For the six months ended September 30, 1998, Mexico, as a calling destination, generated approximately 12% of PT-1's revenues. The international nature of STAR and PT-1's operations involves certain risks, such as changes in U.S. and foreign government regulations and telecommunications standards, dependence on foreign partners, tariffs, taxes and other trade barriers, the potential for nationalization and economic downturns and political instability in foreign countries. In addition, STAR and PT-1's businesses could be adversely affected by a reversal in the current trend toward deregulation of telecommunications carriers. STAR and PT-1 will be increasingly subject to these risks to the extent that STAR and PT-1 proceed with the planned expansion of their international operations.

    RISK OF DEPENDENCE ON FOREIGN PARTNERS. STAR and, in some cases, PT-1 will increasingly rely on foreign partners to terminate its traffic in foreign countries and to assist in installing transmission facilities and network switches, complying with local regulations, obtaining required licenses, and assisting with customer and vendor relationships. STAR and PT-1 may have limited recourse if their foreign partners do not perform under their contractual arrangements. STAR and PT-1's arrangements with foreign partners may expose STAR or PT-1 to significant legal, regulatory or economic risks.

    RISKS ASSOCIATED WITH FOREIGN GOVERNMENT CONTROL AND HIGHLY REGULATED MARKETS. Governments of many countries exercise substantial influence over various aspects of the telecommunications market. In some cases, the government owns or controls companies that are or may become competitors of STAR or PT-1 or companies (such as national telephone companies) upon which STAR and PT-1 and their foreign partners may depend for required interconnections to local telephone networks and other services. Accordingly, government actions in the future could have a material adverse effect on STAR and PT-1's operations. In highly regulated countries in which either STAR or PT-1 is not dealing directly with the dominant local exchange carrier, the dominant carrier may have the ability to terminate service to either company or its foreign partner and, if this occurs, STAR or PT-1 may have limited or no recourse. In countries where competition is not yet fully established and STAR or PT-1 is dealing with an alternative operator, foreign laws may prohibit or impede new operators from offering services in these markets.

    RISKS ASSOCIATED WITH FOREIGN CURRENCY FLUCTUATIONS. Each of STAR and PT-1's revenues and cost of long distance services are sensitive to foreign currency fluctuations. STAR and PT-1 expect that an increasing portion of their net revenue and expenses will be denominated in currencies other than U.S. dollars, and changes in exchange rates may have a significant effect on their results of operations. Although STAR utilizes hedging instruments to reduce the risk of foreign currency fluctuations, STAR will not be fully protected from these risks and the instruments themselves involve a degree of risk. See "Management's Discussion and Analysis of Financial Condition and Results of Operations of STAR."

    FOREIGN CORRUPT PRACTICES ACT. STAR and PT-1 are also subject to the Foreign Corrupt Practices Act ("FCPA"), which generally prohibits U.S. companies and their intermediaries from bribing foreign officials for the purpose of obtaining or keeping business. STAR and PT-1 may be exposed to liability under the FCPA as a result of past or future actions taken without STAR or PT-1's knowledge by agents, strategic partners and other intermediaries. Such liability could have a material adverse effect on STAR or PT-1's business, operating results and financial condition.

POTENTIAL ADVERSE EFFECTS OF GOVERNMENT REGULATION

    Each of STAR and PT-1's business is subject to various federal, state and foreign laws, regulations, agency actions and court decisions. The U.S. international telecommunications service offerings of STAR and PT-1 are subject to regulation by the FCC. The FCC requires international carriers to obtain authorizations under Section 214 of the Communications Act of 1934, as amended, prior to acquiring international facilities by purchase or lease, or providing international service to the public. Each of STAR and PT-1 must file reports, contracts and tariffs covering interstate service offerings with the FCC and must pay regulatory fees, which are subject to change. STAR and, in certain cases PT-1, are also subject to the FCC policies and rules discussed below. The FCC could determine, by its own actions or in response to a third party's filing, that certain of STAR or PT-1's services, termination arrangements, agreements with foreign carriers, transit or refile arrangements or reports do not or did not comply with FCC policies and rules. If this occurred, the FCC could order STAR or PT-1, as the case may be, to terminate noncompliant arrangements, pay certain fines, or the FCC could revoke either company's authorizations. Any of these actions could have a material adverse effect on STAR or PT-1's respective business, operating results or financial condition.

    FCC INTERNATIONAL PRIVATE LINE RESALE POLICY. The FCC's international private line ("IPL") resale policy limits the conditions under which a carrier may connect IPLs to the public switched telephone network ("PSTN") at one or both ends to provide switched services, commonly known as International Simple Resale ("ISR"). A carrier generally may only offer ISR services to a foreign country if the FCC has found (a) the country is a member of the World Trade Organization ("WTO") and at least 50% of the U.S. billed and settled traffic to that country is settled at or below the FCC's benchmark settlement rate or (b) the country is not a WTO member, but it offers U.S. carriers equivalent opportunities to engage in ISR and at least 50% of the U.S. billed and settled traffic is settled at or below the applicable benchmark. The FCC authority of STAR and PT-1 currently permits the companies to provide ISR service to Canada, the U.K., Sweden, New Zealand, Australia, the Netherlands, Germany, France, Belgium, Denmark, Norway, Austria, Switzerland, Luxembourg, Italy and Japan. The FCC is currently reviewing U.S. carrier applications to provide ISR to Finland, Hong Kong and Mexico, among other routes. Upon grant of any such ISR application to a given country, the FCC's rules also would permit STAR and PT-1 to provide ISR service to that country. If ISR is not permitted on a route, absent prior FCC consent, U.S. facilities based international carriers must terminate switched telephone traffic in accordance with the FCC's International Settlement Policy ("ISP") which is primarily intended to deter foreign carriers with market power from discriminating amongst competing U.S. carriers by, for example, favoring the foreign carrier's U.S. affiliate. The ISP requires that all U.S. carriers terminate traffic with a foreign carrier on the same terms (i.e., that settlement rates be equivalent) and receive inbound traffic only in proportion to the volume of U.S. outbound traffic which they generate.

    On a few routes, STAR may use IPLs to terminate international switched telephone services where ISR has not been authorized. On such routes, therefore, STAR's termination arrangements may not be consistent with the FCC's ISP. On any such route, however, to STAR's knowledge the foreign correspondent lacks market power, no U.S. inbound traffic is involved, and the effective settlement rate is lower than the prevailing rate. Thus, STAR believes its actions are not inconsistent with the ISP's underlying purpose.

    FCC INTERNATIONAL SETTLEMENTS POLICY. The ISP limits the arrangements which U.S. international carriers may enter into with foreign carriers for exchanging public switched telecommunications traffic, which the FCC terms International Message Telephone Service ("IMTS"). This policy does not apply to ISR services. The ISP requires that U.S. carriers receive an equal share of the accounting rate and receive inbound traffic in proportion to the volume of U.S. outbound traffic which they generate. The ISP and other FCC policies also prohibit a U.S. carrier and a foreign carrier which possesses sufficient market power on the foreign end of the route to affect competition adversely in the U.S. market from entering into exclusive arrangements involving services, facilities or functions on the foreign end of a U.S. international route which are necessary for providing basic telecommunications and which are not offered to similarly situated U.S. carriers. It is possible that the FCC could find that certain of STAR's arrangements with foreign operators are inconsistent with the ISP.

    FCC POLICIES ON TRANSIT AND REFILE. STAR and, in certain cases, PT-1, use both transit and refile arrangements to terminate their international traffic. The FCC routinely approves transit arrangements by U.S. international carriers. The FCC's rules also permit carriers in many cases to use ISR facilities to route traffic via a third country for refile through the PSTN. The extent to which U.S. carriers may enter into refile arrangements consistent with the ISP is currently under review by the FCC. Certain of STAR's transit or refile arrangements may violate the ISP or other FCC policies.

    FCC POLICIES ON USE OF PAY PHONES. A small portion of PT-1's customers use pay phones to access PT-1's services. The Communications Act requires long distance carriers such as PT-1 to compensate pay phone owners when a pay phone is used to originate a telephone call through a toll-free number. Recent regulations adopted under the Communications Act mandate compensation in the amount of $0.284 per call, although the basis for this compensation is currently being reconsidered by the FCC pursuant to a court order. In February 1998, PT-1 began passing these costs on to its customers who use pay phones. However, there can be no assurance that PT-1 will be able to successfully pass these costs on to its customers or that these charges will not have a material adverse effect on PT-1's business, financial condition or results of operations. See "Business of PT-1--Government Regulation."

    RECENT AND POTENTIAL FCC ACTIONS. Regulatory action that may be taken in the future by the FCC may intensify the competition which STAR and PT-1 face, impose additional operating costs upon them, disrupt certain of their transmission arrangements or otherwise require either company to modify its operations. Future FCC action may also provide STAR and PT-1 additional competitive flexibility by, for example, eliminating or substantially reducing the tariff requirements applicable to each of the companies' interstate and international telecommunications services. The FCC is encouraging new market entrants by implementing the WTO Basic Telecommunications Agreement (the "WTO Agreement") and through other actions. The FCC may approve pending mergers which could produce more effective competitors in STAR and PT-1's markets. The FCC may increase regulatory fees charged to STAR and PT-1 and their competitors by eliminating the exemption for carrier revenues obtained from other carriers for certain fees or through other actions, which could raise STAR and PT-1's costs of service without assurance that STAR and PT-1 could pass such fee increases through to their customers. See "Business of STAR--Government Regulation" and "Business of PT-1--Government Regulation."

    STATE. The intrastate long distance telecommunications operations of STAR and its subsidiaries and PT-1 are subject to various state laws and regulations, including prior certification, notification, registration and/or tariff requirements. The vast majority of states require that STAR and its subsidiaries and PT-1 apply for certification to provide intrastate telecommunications services. In most jurisdictions, STAR and PT-1 also must file and obtain prior regulatory approval of tariffs for intrastate services. Certificates of authority can generally be conditioned, modified or revoked by state regulatory authorities for failure to comply with state laws and regulations. Fines and other penalties, including revocation of a certificate of authority, may be imposed.

    In 1997, prior to STAR's acquisition of LDS, LDS settled disputes with the California Public Utilities Commission (the "California PUC") and with the District Attorney of Monterey, California regarding LDS' alleged unauthorized switching of long distance customers (the "Settlements"). As part of the Settlements, LDS was subject to fines and restrictions on its business operations in California. In addition, the FCC has received numerous informal complaints against LDS regarding the alleged unauthorized switching of long distance customers, which complaints currently remain under review.

    Following STAR's acquisition of LDS and in order to comply with the Settlements, STAR has imposed strict restrictions on certain former LDS employees, restricting these employees with respect to California intrastate telecommunications operations. Additionally, STAR has taken a number of steps to reduce the risk of a repeat occurrence regarding the alleged unauthorized switching of commercial customers in California. If STAR inadvertently fails to comply with such guidelines or if such guidelines are determined to be inadequate to comply with the Settlements, STAR may be subject to penalties or revocation of its certificate of authority. See "Business of STAR--Government Regulation--Actions Against LDS."

    FOREIGN REGULATIONS. STAR is also subject to regulation in foreign countries, such as the U.K. and Germany, in connection with certain of its business activities. For example, STAR's use of transit, ISR or other routing arrangements may be affected by laws or regulations in either the transited or terminating foreign jurisdiction. Foreign countries, either independently or jointly as members of the International Telecommunication Union ("ITU"), or other supra-national organizations such as the European Union or the WTO, may have adopted or may adopt laws or regulatory requirements regarding such services for which compliance would be difficult or expensive, that could force STAR to choose less cost-effective routing alternatives and that could adversely affect STAR's business, operating results and financial condition. PT-1 is also subject to regulation in the U.K. and certain other countries in connection with certain of its business activities.

    To the extent that they seek to provide telecommunications services in other non-U.S. markets, STAR and PT-1 will be subject to the developing laws and regulations governing the competitive provision of telecommunications services in those markets. STAR currently plans to provide a limited range of services in Mexico, Belgium and France, as permitted by regulatory conditions in those markets, and to expand its operations as these markets implement scheduled liberalization to permit competition in the full range of telecommunications services. The nature, extent and timing of the opportunity for STAR to compete in these markets will be determined, in part, by the actions taken by the governments in these countries to implement competition and the response of incumbent carriers to these efforts. There can be no assurance that the regulatory regime in these countries will provide STAR or PT-1 with practical opportunities to compete in the near future, or at all, or that STAR or PT-1 will be able to take advantage of any such liberalization in a timely manner. See "Business of STAR--Government Regulation."

    REGULATION OF CUSTOMERS. STAR's customers are also subject to actions taken by domestic or foreign regulatory authorities that may affect the ability of customers to deliver traffic to STAR. Regulatory sanctions have been imposed on certain of STAR's customers in the past. While such sanctions have not adversely impacted the volume of traffic received by STAR from such customers to date, future regulatory actions could materially adversely affect the volume of traffic received from a major customer, which could have a material adverse effect on STAR's business, financial condition and results of operations.

RISKS OF NETWORK FAILURE; DEPENDENCE ON FACILITIES AND THIRD PARTIES

    Any system or network failure that causes interruptions in STAR or PT-1's operations could have a material adverse effect on their business, financial condition or results of operations. STAR and PT-1's operations are dependent on their ability to successfully expand their network and integrate new and emerging technologies and equipment into their network, which are likely to increase the risk of system failure and to cause strain upon the networks. STAR and PT-1's operations also are dependent on each company's ability to protect its hardware and other equipment from damage from natural disasters such as fires, floods, hurricanes and earthquakes, other catastrophic events such as civil unrest, terrorism and war and other sources of power loss and telecommunications failures. Although STAR and PT-1 have taken a number of steps to prevent their network from being affected by natural disasters, fire and the like, such as building redundant systems for power supply to the switching equipment, there can be no assurance that any such systems will prevent STAR's switches and PT-1's switches and Debit Card Platforms from becoming disabled in the event of an earthquake, power outage or otherwise. The failure of STAR or PT-1's network, or a significant decrease in telephone traffic resulting from effects of a natural or man-made disaster, could have a material adverse effect on STAR and PT-1's relationships with their customers and their business, operating results and financial condition. See "Business of STAR--Network" and "Business of PT-1--The Telecommunications Network."

    SOFTWARE AND INFORMATION SYSTEMS. PT-1 uses information systems and software (including software licensed to PT-1 by GodotSoft, L.L.C.) to provide information to management, deliver services to its customers, track inventory, control fraud and monitor system usage. Although PT-1 engages in extensive testing of its software prior to introduction, there can be no assurance that errors will not be found in such information systems or software. Any such error may result in an interruption in telecommunications services or a partial or total failure of PT-1's network or information systems which could have a material adverse effect on PT-1's business, financial condition and results of operations. See "Business of PT-1-- Information Systems; Debit Card Platforms."

DEPENDENCE ON KEY PERSONNEL

    STAR and PT-1's success depends to a significant degree upon the efforts of senior management personnel and a group of employees with longstanding industry relationships and technical knowledge of STAR and PT-1's operations, in particular for STAR, Christopher E. Edgecomb, STAR's Chief Executive Officer and for PT-1, Samer Tawfik, PT-1's Chief Executive Officer. STAR maintains and is the beneficiary under a key person life insurance policy in the amount of $10.0 million with respect to Mr. Edgecomb. PT-1 does not maintain key man life insurance with respect to any of its executive officers. STAR and PT-1 believe that their future success will depend in large part upon their continuing ability to attract and retain highly skilled personnel. Competition for qualified, high-level telecommunications personnel is intense and there can be no assurance that STAR or PT-1 will be successful in attracting and retaining such personnel. The loss of the services of one or more of STAR or PT-1's key individuals, or the failure to attract and retain other key personnel, could materially adversely affect STAR or PT-1's respective business, operating results and financial condition.

SIGNIFICANT COMPETITION

    The international telecommunications industry is intensely competitive and subject to rapid change. STAR and PT-1's competitors in the international wholesale switched long distance market include large, facilities-based multinational corporations and smaller facilities-based providers in the U.S. and overseas that have emerged as a result of deregulation, switch-based resellers of international long distance services and international joint ventures and alliances among such companies. STAR also competes abroad with a number of dominant telecommunications operators that previously held various monopolies established by law over the telecommunications traffic in their countries. International wholesale switched service providers compete on the basis of price, customer service, transmission quality, breadth of service offerings and value-added services. Additionally, the telecommunications industry is in a period of rapid technological evolution, marked by the introduction of competitive product and service offerings, such as the utilization of the Internet for international voice and data communications. STAR and PT-1 are unable to predict which technological development will challenge their competitive positions or the amount of expenditures that will be required to respond to a rapidly changing technological environment. Further, the number of competitors is likely to increase as a result of the competitive opportunities created by a new Basic Telecommunications Agreement concluded by members of the WTO in February 1997. Under the terms of the WTO Agreement, starting February 5, 1998, the United States and over 65 countries have committed to open their telecommunications markets to competition and foreign ownership and to adopt measures to protect against anticompetitive behavior. As a result, STAR and PT-1 believe that competition will continue to increase, placing downward pressure on prices. Such pressure could adversely affect STAR and PT-1's gross margins if they are not able to reduce their costs commensurate with such price reductions.

    COMPETITION FROM DOMESTIC AND INTERNATIONAL COMPANIES. A majority of the U.S.-based international telecommunications services revenue is currently generated by AT&T Corp. ("AT&T"), MCI WorldCom Corp. ("MCI WorldCom") and Sprint Corporation ("Sprint"). STAR and PT-1 also compete with other U.S.-based and foreign long distance providers, including the Regional Bell Operating Companies ("RBOCs"), which presently have FCC authority to resell and terminate international telecommunication services. Many of these competitors have considerably greater financial and other resources and more extensive domestic and international communications networks than STAR and PT-1. STAR and PT-1's business would be materially adversely affected to the extent that a significant number of such customers limit or cease doing business with either STAR or PT-1 for competitive or other reasons. Consolidation in the telecommunications industry could not only create even larger competitors with greater financial and other resources, but could also adversely affect STAR and PT-1 by reducing the number of potential customers for such companies' services.

    EXPANSION INTO COMMERCIAL MARKET. With the acquisition of LDS, STAR began providing long distance service to the commercial market, a market that is subject to intense competition from a number of well capitalized companies and in which PT-1 currently competes. The commercial market is also characterized by the lack of customer loyalty, with commercial customers regularly changing service providers. There can be no assurance that STAR will be able to compete successfully or that PT-1 will be able to continue to compete successfully in the commercial market. See "Business of STAR--Strategy-- Expand into Commercial Market."

    COMPETITION IN THE PREPAID CARD MARKET. PT-1 competes with other providers of Prepaid Cards, including many of the largest telecommunications providers, such as AT&T, MCI WorldCom and Sprint. These companies are substantially larger and have greater financial, technical, engineering, personnel and marketing resources, longer operating histories, greater name recognition and larger customer bases than PT-1. PT-1 also competes with smaller, emerging carriers in both the Prepaid Card retail market and in the wholesale market, including IDT Corporation, RSL Communications, SmarTalk Teleservices, Inc., Pacific Gateway Exchange, Inc., FaciliCom International, Inc. and Telegroup, Inc. To the extent PT-1 begins providing services to customers outside the U.S. market, it may compete with the large operators such as British Telecommunications plc ("BT") in the U.K. PT-1 believes that additional competitors will be attracted to the Prepaid Card market (including Internet-based service providers and other telecommunications companies). There can be no assurance that competition from existing or new competitors or a decrease in the rates charged for telecommunications services by the major long distance carriers or other competitors will not have a material adverse effect on PT-1's business, financial condition and results of operations. See "--Rapid Technological Change in the Prepaid Card Market."

FTC INVESTIGATION OF PT-1

    In July 1997, PT-1 was notified by the Federal Trade Commission (the "FTC") and the New York Attorney General's Office (the "NYAG") that it was the subject of an investigation alleging deceptive advertising practices in connection with the sale of its Prepaid Cards. Primarily, the FTC alleged that PT-1's point of sale posters for its Prepaid Cards, which did disclose the existence of additional first minute connection charges for certain calls, did not sufficiently disclose the specific amount of connection charges for such calls. PT-1 modified these point of sale materials more than one year ago, and all point of sale materials now routinely set forth the exact amount of all call connection charges. Subsequently, the FTC and the NYAG indicated that they were also reviewing whether PT-1 properly decremented minutes from its Prepaid Cards. PT-1 has been informed that the NYAG has ended its investigation without taking any action. The FTC has also completed its investigation and has determined not to take any formal action regarding PT-1's Prepaid Card decrementation practices. With regard to prior advertising of Prepaid Cards by PT-1, PT-1 and representatives of the FTC have entered into an agreement in principle, which is subject to final approval by the FTC, pursuant to which, in complete resolution of all allegations regarding deceptive advertising: (1) PT-1 will pay to the FTC the sum of $300,000; (2) PT-1 does not admit any of the allegations; and (3) on a going forward basis, PT-1 has agreed to comply with certain standards regarding advertising (which are consistent with PT-1's current advertising practices) and certain record keeping requirements. The agreement with the FTC was entered into on July 17, 1998, but remains subject to full FTC approval. PT-1 expects such approval of the settlement agreement within the next thirty (30) days. See "Business of PT-1--Legal Proceedings."

RAPID TECHNOLOGICAL CHANGE IN THE PREPAID CARD MARKET

    The Prepaid Card market is characterized by rapid technological change, new product and service introduction, new sales channels and evolving industry standards. PT-1's success will depend, in significant part, upon its ability to make timely and cost-effective enhancements and additions to its technology and to introduce new products and services that meet customer demands. PT-1 expects new products and services to be developed and introduced by other companies that compete with its products and services. The proliferation of new telecommunications technology, including personal and voice communication services over the Internet, may reduce demand for long distance services, including Prepaid Cards. There can be no assurance that PT-1 will be successful in responding to these or other technological changes, evolving industry standards or to new products and services offered by PT-1's current and future competitors. The inability of PT-1 to respond to these changes could have a material adverse effect on PT-1's business, financial condition or results of operations. See "Business of PT-1--Competition" and "--Telecommunications Products and Services."

CUSTOMER CONCENTRATION

    While the list of STAR's most significant customers varies from quarter to quarter, STAR's five largest customers accounted for approximately 29% of its revenues in 1997, although no one customer accounted for 10% or more of revenues in such period. STAR could lose a significant customer for many reasons, including the entrance into the market of significant new competitors with lower rates than STAR, downward pressure on the overall costs of transmitting international calls, transmission quality problems, changes in U.S. or foreign regulations or unexpected increases in STAR's cost structure as a result of expenses related to installing a global network or otherwise.

TAXATION OF SALE AND USE OF PREPAID CARDS

    Taxable income realized by PT-1 from Prepaid Card revenue is subject to federal corporate income tax at standard rates. In addition, since November 1, 1997, PT-1 has been required to and has collected a three percent (3%) federal excise tax on sales of Prepaid Cards to its distributors. The taxation of the sale and use of Prepaid Cards is evolving and is not specifically addressed by the laws of many of the states in which PT-1 does business. In states that do impose taxes on Prepaid Cards, the most common method of calculation and payment is predicated on usage of the Prepaid Card and the revenue generated from the underlying long distance service that is provided. Other states impose taxes on the face value of the Prepaid Card when sold to consumers, with collection and remittance made by the retailer at the point of sale. In the states where PT-1 does the majority of its business, and taxes on Prepaid Cards are based on their usage, PT-1 collects and remits taxes to state authorities. PT-1 believes that it has made adequate reserves to cover any state taxes it may ultimately be required to pay, though there can be no assurance in that regard.

LIMITED PROTECTION OF PT-1'S PROPRIETARY RIGHTS; RISKS OF INFRINGEMENT

    PT-1 believes that PT-1 and its Prepaid Card products have achieved significant brand awareness among distributors, retail outlets and many ethnic communities and other consumer groups. PT-1 has filed for federal trademark protection of the PT-1 Communications and PT-1 service marks and for other names PT-1 uses or intends to use to market its Prepaid Cards, including The PT-1 Card and The New York Card. In addition, PT-1 recently changed its name from Phonetime, Inc. and the name of one of its Prepaid Cards from The PTI Card to The PT-1 Card in response to letters challenging PT-1's use of these names. There can be no assurance that PT-1's efforts to protect its proprietary rights will be successful or that other companies will not challenge PT-1's use of its trademarks and service marks. PT-1 also intends to expand the marketing of Prepaid Cards in foreign countries. This expansion may result in usage of PT-1's Prepaid Cards in countries where intellectual property protections are more limited than the protections available in the United States. PT-1's inability to protect its proprietary rights or continue to use such marks in the U.S. and abroad could result in a material adverse effect on PT-1's business, financial condition or results of operations. See "Business of PT-1--Trademarks and Service Marks."

NEED FOR ADDITIONAL CAPITAL TO FINANCE GROWTH AND CAPITAL REQUIREMENTS

    STAR believes that it must continue to enhance and expand its network and build out its telecommunications network infrastructure in order to maintain its competitive position and continue to meet the increasing demands for service quality, capacity and competitive pricing. STAR's ability to grow depends, in part, on its ability to expand its operations through the ownership and leasing of network capacity, which requires significant capital expenditures, that are often incurred prior to STAR's receipt of the related revenue.

    STAR believes that, based upon its present business plan and its existing cash resources and expected cash flow from operating activities, STAR will have sufficient cash to meet its currently anticipated working capital and capital expenditure requirements for at least twelve months. If STAR's growth exceeds current expectations, if STAR obtains one or more attractive opportunities to purchase the business or assets of another company, or if STAR's cash flow from operations after the end of such period is insufficient to meet its working capital and capital expenditure requirements, STAR will need to raise additional capital from equity or debt sources. There can be no assurance that STAR will be able to raise such capital on favorable terms or at all. If STAR is unable to obtain such additional capital, STAR may be required to reduce the scope of its anticipated expansion, which could have a material adverse effect on STAR's business, financial condition or results of operations.

CONTROL OF STAR BY NAMED OFFICERS AND DIRECTORS

    As a result of the Merger on a fully-diluted basis, executive officers and directors of STAR, including certain officers of PT-1, in the aggregate will beneficially own more than 50% of the outstanding shares of STAR Common Stock and STAR's Chief Executive Officer will beneficially own approximately 22.1% of the outstanding shares. Samer Tawfik, the Chief Executive Officer of PT-1, will also own approximately 22% of STAR Common Stock following the Merger. These stockholders may be able to exercise control over all matters requiring stockholder approval, including the election of directors and approval of significant corporate transactions. Such concentration of ownership may have the effect of delaying or preventing a change in control of STAR. See "Security Ownership of Certain Beneficial Owners and Management."

YEAR 2000 COMPUTER PROGRAM FAILURE

    A significant percentage of the software that runs most of the computers in the United States relies on two-digit date codes to perform computations and decision-making functions. Commencing on January 1, 2000, these computer programs may fail from an inability to interpret date codes properly, misinterpreting "00" as the year 1900 rather than 2000. STAR and PT-1 have implemented Year 2000 compliance programs to ensure that each of their software, systems and equipment are Year 2000 compliant and to ensure that the software and technology of their third party vendors and customers are also Year 2000 compliant. Each of STAR and PT-1 currently anticipates that its information technology and non-information technology systems will be Year 2000 compliant before January 1, 2000, though no assurances can be given that its compliance testing will not detect unanticipated Year 2000 compliance problems. While STAR and PT-1 intend to develop contingency plans to prepare for a Year 2000 failure, there can be no assurance that such contingency plans will be adequate. If either STAR or PT-1 and/or third parties are not Year 2000 compliant as of such date and if such contingency plans are inadequate or fail to address a particular Year 2000 risk, STAR and PT-1 may be required to incur unanticipated costs, change relationships with third parties, forego revenues or be subjected to other material adverse effects. See "Management's Discussion and Analysis of Financial Condition and Results of Operations of STAR" and "Management's Discussion and Analysis of Financial Condition and Results of Operations of PT-1."

DILUTION OF VOTING POWER

    Consummation of the Merger will result in an approximate 36.2% increase in the number of shares of STAR Common Stock outstanding. Holders of PT-1 Options and PT-1 Warrants, PT-1 stockholders and selected independent distributors of PT-1 will receive approximately 26.6% of the outstanding voting stock of STAR, on a fully-diluted basis, as a result of the Merger. See "The Merger--The Merger Agreement." Thus, the stockholders of STAR will experience a 9.6% dilution of their relative voting authority after the Merger.

                              THE SPECIAL MEETING


    PURPOSE; TIME AND PLACE. At the Special Meeting, holders of STAR Common Stock on the Record Date will be asked to vote to approve and adopt the Merger Agreement and the transactions contemplated thereby, including the Share Issuance, and such other matters as may properly come before the Special
Meeting. The Special Meeting will be held on          , January   , 1999 at 801
Garden Street, Room 203, Santa Barbara, California, starting at 9:00 a.m., local time.


    The Board has determined that the Merger is fair and in the best interests of STAR and its stockholders and has unanimously approved the Merger Agreement. THE BOARD UNANIMOUSLY RECOMMENDS THAT THE STOCKHOLDERS VOTE "FOR" THE APPROVAL AND ADOPTION OF THE MERGER AGREEMENT AND THE TRANSACTIONS CONTEMPLATED THEREBY AT THE SPECIAL MEETING, INCLUDING THE SHARE ISSUANCE. See "The Merger--STAR's Reasons for the Merger;" "--Related Agreements" and "--Vote Required and Recommendation of the Board."


    VOTING RIGHTS; VOTES REQUIRED FOR APPROVAL. The Board has fixed the close of business on December 29, 1998 as the Record Date. Only holders of record of shares of STAR Common Stock on the Record Date are entitled to notice of and to
vote at the Special Meeting. On the Record Date, there were          shares of
STAR Common Stock outstanding and entitled to vote at the Special Meeting, held
by approximately    stockholders of record. Each holder of record, as of the
Record Date, of STAR Common Stock is entitled to cast one vote per share. The presence, in person or by proxy, of the holders of a majority of the outstanding shares of STAR Common Stock entitled to vote is necessary to constitute a quorum at the Special Meeting. The affirmative vote, in person or by proxy, of the holders of a majority of the shares of STAR Common Stock outstanding on the Record Date is required to approve and adopt the Proposal.



    SHARE OWNERSHIP OF MANAGEMENT; PT-1 BOARD APPROVAL. At the close of business on December 29, 1998, directors and executive officers of STAR, as a group, were the beneficial owners of an aggregate of 15,737,558 shares (approximately 37.3%) of the STAR Common Stock then outstanding. As of December 29, 1998, directors and executive officers of PT-1, as a group, were beneficial owners of an aggregate of approximately 45,665,200 shares (approximately 93.2%) of the PT-1 Common Stock then outstanding. The Board of Directors of PT-1 has already approved the Merger Agreement and the transactions contemplated thereby.


    PROXIES. All shares of STAR Common Stock represented by properly executed proxies received prior to or at the Special Meeting and not revoked will be voted in accordance with the instructions indicated in such proxies. IF NO INSTRUCTIONS ARE INDICATED ON A PROPERLY EXECUTED RETURNED PROXY, HOWEVER, SUCH PROXIES WILL BE VOTED FOR THE APPROVAL OF THE PROPOSAL. A properly executed proxy marked "ABSTAIN", although counted for purposes of determining whether there is a quorum and for purposes of determining the aggregate voting power and number of shares represented and entitled to vote at the Special Meeting, will not be voted and will have the effect of a vote against the Proposal. Broker non-votes will not be counted for the purpose of determining the presence or absence of a quorum and will have the effect of a vote against the Proposal.

    The STAR Board is not currently aware of any business to be acted upon at the Special Meeting other than the proposed Merger. If, however, other matters are properly brought before the Special Meeting, or any adjournments or postponements thereof, the persons appointed as proxies will have discretion to vote or act thereon according to their judgment. Such adjournments may be for the purpose of soliciting additional proxies. Shares represented by proxies voting against the approval and adoption of the Proposal will be voted against a proposal to adjourn the Special Meeting for the purpose of soliciting additional proxies. STAR does not currently intend to seek an adjournment of its Special Meeting.

    Any proxy given by a stockholder may be revoked at any time before it is exercised by filing with Ms. Casey, the Secretary of the Company, an instrument revoking it, by delivering a duly executed proxy bearing a later date or by the stockholder attending the Special Meeting and voting his or her shares in person.

    It is the policy of STAR to keep confidential proxy cards, ballots and voting tabulations that identify individual stockholders, except where disclosure is mandated by law and in other limited circumstances.

    Stockholders do not need to take any action with respect to their stock certificates, which will continue to evidence the same number of shares of STAR Common Stock following the Merger.

                                   THE MERGER

GENERAL DESCRIPTION

    The Merger Agreement provides for a business combination between STAR and PT-1 in which Newco, a wholly-owned subsidiary of STAR, will be merged with and into PT-1 and the holders of PT-1 Common Stock, options to acquire PT-1 Common Stock and warrants exercisable for PT-1 Common Stock will be entitled to receive shares of STAR Common Stock and cash in a transaction intended to qualify as a tax-free reorganization for federal income tax purposes and as a purchase for accounting purposes. As a result of the Merger, PT-1 will become a wholly-owned subsidiary of STAR and holders of shares of PT-1 Common Stock will become holders of shares of STAR Common Stock.

EFFECTIVE TIME OF THE MERGER

    The Merger will become effective upon the filing of the Certificate of Merger with the Department of State of the State of New York in accordance with New York Business Corporation Law (the "Business Corporation Law"). The Certificate of Merger will be filed as promptly as practicable after the approval by the stockholders of STAR has been obtained and all other conditions to the Merger have been satisfied or waived. It is currently expected that the Merger will be consummated on or about December 31, 1998 or as soon thereafter as such conditions are satisfied.

BACKGROUND OF THE MERGER

    The terms of the Merger Agreement and the related agreements are the result of arm's-length negotiations between representatives, legal advisors and financial advisors of STAR and PT-1. The following is a brief discussion of the background of these negotiations, which resulted in the Merger Agreement and related transactions.

    STAR actively pursues opportunities to enhance its business through strategic and synergistic acquisitions. These acquisitions may focus on entering new territories, enlarging STAR's presence in an existing territory, adding capacity or expanding into new market segments, such as the commercial market. In furtherance of this objective, STAR acquired LDS on November 30, 1997, and T-One on March 10, 1998. In addition, on November 19, 1997, STAR entered into an agreement to acquire UDN.

    One of STAR's strategic objectives has been to expand into the retail segment of the telecommunications market. STAR believes that the acquisition of an established Prepaid Card business is one of the least expensive means to diversify its wholesale operations. STAR believes that the Prepaid Card market is the fastest growing segment of the telecommunications business. As a means to entering this market, STAR considered acquiring several different companies but ultimately decided upon PT-1 because STAR believes that PT-1 is the leading competitor in the Prepaid Card market and that PT-1 enjoys valuable brand recognition.

    PT-1 has been evaluating a number of strategic options to provide it with the necessary resources to fuel PT-1's continued growth and to remain competitive in an industry undergoing rapid consolidation and change. At the time PT-1 was approached by STAR, it was in the process of attempting to effect an initial public offering of shares of PT-1 Common Stock.

    On April 16, 1998, Mr. Edgecomb, Chief Executive Officer and Chairman of the Board of STAR, and Ms. Casey, President and Secretary of STAR, had a dinner meeting with Mr. Tawfik, Chief Executive Officer of PT-1, along with representatives from each company's financial advisors, to discuss in very general terms the possibility of a business combination between STAR and PT-1.

    On May 7, 1998, Mr. Edgecomb and representatives of Hambrecht & Quist met with Mr. Tawfik and other executive officers of PT-1, as well as representatives from BT Alex. Brown Incorporated ("BT Alex. Brown"), financial advisor to PT-1, to initiate discussions regarding a possible acquisition of PT-1 by STAR.

    On May 18, 1998, the parties met again and began to discuss the material terms and conditions of a possible business combination between STAR and PT-1. Given that PT-1 had been engaged in informal merger discussions with several other companies in the retail and wholesale telecommunications industry, the parties executed a nonsolicitation agreement on May 24, 1998, providing STAR with exclusive negotiation rights to a potential merger with PT-1 through June 8, 1998.

    During the week of May 25, 1998, Mr. Edgecomb and Ms. Enos, along with other representatives from STAR, Hambrecht & Quist, CSFB and Riordan & McKinzie, STAR's outside legal counsel, met in New York with Mr. Tawfik and John J. Klusaritz, Executive Vice President and General Counsel of PT-1, along with other representatives from PT-1 and BT Alex. Brown to discuss the respective business strengths, operational strategies and financial results of each of STAR and PT-1, and potential costs savings and synergies which might result from a combination of the two companies. Also at this time, representatives from STAR and its legal and financial advisors began to conduct a detailed review of PT-1's business, examining operational, financial and legal information.

    During the week of June 1, 1998, the representatives of STAR and PT-1 actively negotiated various terms of a merger agreement (the "Original Merger Agreement"), including those related to an exchange ratio, a termination fee, representations and warranties, conditions to closing, indemnification by the PT-1 Stockholders and the operation of PT-1 during the pendency of the transaction. The negotiations were principally conducted by Messrs. Tawfik and Klusaritz on behalf of PT-1, and by Mr. Edgecomb and Ms. Enos, on behalf of STAR. During this period, the management of STAR provided members of the Board with drafts of the Original Merger Agreement and financial and other information regarding PT-1 and informed the members of the Board of the status of the ongoing discussions between STAR and PT-1, consulting with members of the Board with respect to various aspects of the proposed transaction. On June 5, 1998, the executive officers of PT-1 traveled to Santa Barbara to meet with Mr. Edgecomb and other STAR executives and to tour STAR's executive offices. At that time, negotiations of the Original Merger Agreement and related side agreements continued.

    On June 8, 1998, a lengthy special meeting of the Board was held. The Board discussed with management and representatives of Hambrecht & Quist the principal economic terms of the proposed transaction. Representatives from Hambrecht & Quist presented to the Board a detailed report regarding the preparation of their fairness opinion with respect to the exchange ratio, background information regarding PT-1 and a pro forma overview of the two companies on a combined basis. Riordan & McKinzie discussed with the Board the proposed terms of the Original Merger Agreement and related side agreements. Mr. Edgecomb discussed operational synergies, Ms. Enos presented to the Board the financials of PT-1 and Mr. Edgecomb and Ms. Enos discussed anticipated operations of PT-1 following the Merger. The Board authorized the continued negotiation of the final deal points of the Original Merger Agreement and the exchange ratio and determined to adjourn the meeting to allow the members of the Board to continue to analyze the transaction. The closing price of the STAR Common Stock on June 8, 1998, as reported on Nasdaq, was $26.25 per share.

    On June 9, 1998, the Board reconvened to discuss the final terms of the Merger. Mr. Edgecomb discussed with the Board the resolution of the negotiations between STAR and PT-1, including the exchange ratio. The Board received the fairness opinions of Hambrecht & Quist and CSFB, which fairness opinions concluded that the exchange ratio was fair, from a financial point of view, to the stockholders of STAR. Based on the foregoing, the Board unanimously resolved that the Merger and the Original Merger Agreement were fair to and in the best interests of STAR and its stockholders, approved the Merger, the Original Merger Agreement and the related transactions and recommended that the stockholders of STAR approve and adopt the Original Merger Agreement and the transactions contemplated thereby, including the Share Issuance. On June 9, 1998, the closing sale price of STAR Common Stock, as reported on Nasdaq, was $28.125 per share.

    On June 9, 1998, a special meeting of the Board of Directors of PT-1 (the "PT-1 Board") was held. The PT-1 Board meeting was attended by BT Alex. Brown. At the meeting, the management of PT-1 presented the principal economic terms of the proposed transaction, as well as the principal reasons for pursuing the Merger. Management indicated that the Merger would significantly accelerate PT-1's timetable for realizing significant growth in revenue and increased profitability. Specifically, it was management's view that the combination of the telecommunications networks, customer bases, services offered, financial resources and management of STAR and PT-1 would accelerate PT-1's growth, significantly lower PT-1's cost of providing service, increase PT-1's profitability and competitive position and thereby enhance revenue growth. Based on the foregoing, the PT-1 Board unanimously resolved that the Original Merger Agreement and the transactions contemplated thereby were fair to and in the best interests of PT-1 and its stockholders, approved the Merger and the Original Merger Agreement and recommended that its stockholders approve the transaction.

    On August 12, 1998, the parties determined that "pooling of interests" accounting treatment for the Merger would not be feasible on the timetable set forth in the Original Merger Agreement, due primarily to a PT-1 treasury stock transaction that was completed in March 1997. The parties acknowledged that, as a result of the requirements of purchase accounting, among other things, STAR's acquisition of PT-1 would have to be recorded from the date of acquisition, resulting in STAR's reflection of net income (loss) of PT-1 for the year ended December 31, 1998 from the Effective Time, rather than including PT-1's profit or loss for current as well as prior periods. The change from pooling of interests to purchase accounting resulted in the excess of the fair market value of PT-1 (plus Merger-related accruals) over PT-1's net book value to be amortized over a number of years equal to the estimated life of such assets. Changing from pooling of interests to purchase accounting had the effect of reducing pro forma net income of the combined companies for the year ended December 31, 1997 from $16.3 million, or $0.31 per diluted share, to $11.7 million, or $0.24 per diluted share. Further, the market for emerging telecommunications carriers became unstable and unpredictable. These factors, and the fact that pooling of interests treatment was a condition to the Original Merger Agreement, led the parties to discuss the renegotiation of several material terms of the Merger. On August 12, 1998, the closing sale price of STAR Common Stock, as reported on Nasdaq, was $15.625 per share.

    During the week of August 17, 1998, Mr. Edgecomb, on behalf of STAR, and Mr. Tawfik, on behalf of PT-1, along with their representatives, negotiated the Merger Agreement, which modified certain terms in the Original Merger Agreement, including the number of shares of STAR Common Stock to be issued in the Merger, the exchange ratio and other terms of the consideration to be paid to the stockholders of PT-1.

    On August 20, 1998, a special meeting of the Board was held to consider the terms of the Merger Agreement. The Board discussed with management and representatives of Hambrecht & Quist the revised principal economic terms of the Merger. The Board received a new fairness opinion from Hambrecht & Quist, which opinion concluded that the consideration to be paid to the stockholders of PT-1 was fair, from a financial point of view, to the stockholders of STAR. Riordan & McKinzie discussed with the Board the proposed changes to the terms of the Original Merger Agreement and related side agreements. Mr. Edgecomb discussed his continued belief in the synergies of the Merger. Based on the foregoing, the Board unanimously resolved that the Merger and the Merger Agreement were fair to and in the best interests of STAR and its stockholders and approved the Merger, the Merger Agreement and the related transactions. The Board also recommended that the stockholders of STAR approve and adopt the Merger Agreement and the transactions contemplated thereby, including the Share Issuance. On August 20, 1998, the closing sale price of STAR Common Stock, as reported on Nasdaq, was $14.813 per share. Effective as of September 1, 1998 the Merger Agreement was amended by the parties to modify the consideration to be paid to the stockholders of PT-1 and to provide STAR with managerial and operational authority over PT-1 as of that date. On September 1, 1998, the closing sale price of STAR Common Stock, as reported on Nasdaq, was $10.563 per share.

    In the course of negotiations in the week of August 17, 1998 and immediately prior to the September 1, 1998 amendment to the Merger Agreement, the parties agreed to a number of changes to the Original Merger Agreement to serve the dual purpose of providing adequate consideration to the stockholders of PT-1 while allowing STAR to retain the benefits of its originally negotiated bargain. In addition to the reduction of shares of STAR Common Stock to be issued in the Merger from 21 million shares to 15.3 million shares, the Merger Agreement contemplates (a) the issuance of $19.5 million to the PT-1 stockholders, (b) the removal of the pooling of interest treatment condition, (c) the granting to STAR of certain managerial and operational rights over PT-1, (d) the reservation for issuance by STAR of 250,000 shares of STAR Common Stock to certain independent distributors of PT-1 following the Effective Date and (e) the reservation for issuance by STAR of options to acquire 100,000 shares of STAR Common Stock to be granted to certain employees of PT-1 following the Effective Date. In the course of negotiating modifications to the business terms of the Original Merger Agreement, Mr. Tawfik proposed the issuance of shares of STAR Common Stock to specific independent distributors of PT-1's Prepaid Cards to incentivize such parties and to assist STAR in securing brand loyalty regarding the distribution of PT-1 Prepaid Cards following the Merger. Mr. Tawfik also suggested that, as a matter of employee retention and to provide for a better transition to STAR's ownership of PT-1 following the Merger, STAR should consider awarding select PT-1 employees options to acquire shares of STAR Common Stock following the Merger. Mr. Edgecomb believed that both proposals would positively contribute to the transition in the ownership of PT-1 by STAR following the Merger. Ultimately, Messrs. Edgecomb and Tawfik agreed that, immediately following the Merger, 250,000 shares of STAR Common Stock would be issued to a select group of independent distributors, in the form of restricted shares, and that options with respect to 100,000 shares of STAR Common Stock would be granted to specific PT-1 employees.


    On December 29, 1998 the STAR Board met to receive an update from Mr. Edgecomb on the status of the Merger and to review information relating to the pro forma financial statements set forth in this Proxy Statement. Following a discussion of, among other things, the possible synergies of the Merger, the Board unanimously affirmed its August 20, 1998 approval of the Merger and the Merger Agreement.



    On December 29, 1998 representatives from STAR contacted certain PT-1 stockholders to suggest that, given STAR's projected cash needs in the first quarter of 1999, resulting primarily from anticipated and significant capital expenditures targeted for such period, it may be appropriate for the PT-1 stockholders to defer receipt of the cash component of the Merger Consideration for a short period of time after the Effective Time. The parties ultimately agreed that STAR would have the option at the Effective Time of delivering to the PT-1 stockholders cash or short term promissory notes in an aggregate amount equal to the cash then due. See "The Merger--The Merger Agreement--Short Term Notes."


    Based on the closing price of a share of STAR Common Stock on June 9, 1998 of $28.125, the transactions contemplated by the Original Merger Agreement could be valued at approximately $590 million. Based on the closing price of a share of STAR Common Stock on September 1, 1998 of $10.563, the transactions contemplated by the Merger Agreement could be valued at approximately $181 million.

STAR'S REASONS FOR THE MERGER

    The Board has unanimously approved the Merger Agreement and the transactions contemplated thereby, including the Merger. In reaching this determination, the Board consulted with management, as well as its financial and legal advisors, and considered a number of factors, including, without limitation: (i) information with respect to the financial condition, business, operations and prospects of both STAR and PT-1 on a historical and prospective basis, including certain information reflecting the two companies on a pro forma combined basis;
(ii) the tax-free nature of the Merger; (iii) the financial presentation and opinion of Hambrecht & Quist and (iv) the terms of the Merger Agreement and all related agreements.

    The Board also considered a number of strategic advantages that could be created by the Merger including:

    - CONTINUATION OF COMMERCIAL MARKET EXPANSION. Management believes that PT-1 is one of the leading providers in the U.S. of long distance service to end users through the sale and distribution of Prepaid Cards. PT-1 has a significant sales force of independent distributors with a large number of retail customers. PT-1 also currently offers dial around and presubscribed long distance service to residential and commercial end users with significant international long distance calling needs. Accordingly, the Merger would accelerate a major strategic objective of STAR--its expansion into the retail segment of the commercial long distance market.

    - ECONOMIES OF SCALE, RESOURCES OF COMBINED ENTITY. The combination of STAR and PT-1 will create one of the largest facilities-based long distance telecommunications companies in the U.S. and what STAR believes will be the third largest provider of international long distance service in the U.S. After giving effect to the Merger, for the fiscal year ended December 31, 1997, STAR and PT-1's pro forma combined revenues and operating income would have been approximately $786.7 million and approximately $24.0 million, respectively. The Board believes that the Merger will provide opportunities to achieve substantial benefits for the respective stockholders and customers of each company through the more efficient utilization of the combined assets, management and personnel of STAR and PT-1. The Board further believes that the combined company, operating in both the retail and wholesale telecommunications markets, with the combined STAR and PT-1 assets, financials resources, management, personnel and technical expertise will be better able to capitalize on growth opportunities in the telecommunications industry, both domestically and internationally, and will be better positioned to compete more effectively with greater negotiating leverage, than either STAR or PT-1 on a stand-alone basis.

    - ACCELERATION OF STAR'S NETWORK STRATEGY. The Board believes that the addition of PT-1's substantial retail minutes as well as the enhanced financial strength of the combined entities will enable STAR to accelerate its development of its international telecommunications network by enabling STAR to deploy a domestic and international network on a demand driven and cost efficient basis.

    - USE OF STAR NETWORK BY PT-1 CUSTOMERS. The Board believes that the existing telecommunications networks of STAR will serve as a cost effective source for the transmission of long distance calls made by PT-1 customers. STAR's network will enable PT-1 to provide its retail customers with low-cost access to additional foreign countries thereby facilitating the development of additional retail international long distance business and may enable both carriers to provide more competitively priced wholesale services. PT-1's current relationships with third party carriers do not involve significant minimum commitments or other restrictions that would interfere with the immediate integration of PT-1's retail traffic onto the STAR network.

    When considering the Merger, the Board also considered a number of risks relating to the potential acquisition of PT-1 and with respect to the Prepaid Card industry in general, including:

    - INTEGRATION OF PT-1. The Board believes that one of the most significant risks of the Merger centers on the ability of STAR to integrate the management, financial and accounting functions and the facilities of PT-1 with and into those of STAR without material disruption or expense. The Board reviewed the members of PT-1 management and their experience and discussed with STAR executives PT-1's financial systems and its controls and network facilities. The Board ultimately determined that, if run on a stand-alone basis with current PT-1 management left virtually intact, the difficulties of integration would be greatly decreased.

    - RETAIL RISKS. While STAR has operated quite successfully in the wholesale telecommunications market, it has only recently entered the retail portion of the long distance market. The Board recognized that PT-1's operations were entirely retail, focused on, among other things, maintaining a sizeable sales force, marketing its retail products to thousands of end-users and continually developing new Prepaid Card offerings. While the Board realized that the retail nature of PT-1 posed significant operational challenges for a company with primarily wholesale operations like STAR, the Board determined that the Merger offered STAR a unique opportunity to pursue expand one of its major strategic objectives--the expansion into the retail marketplace.

    - GROWTH RATE OF PT-1. The Board acknowledged that PT-1 had experienced a significant growth in revenue in 1997 from 1996 and discussed whether such rate of growth would be sustainable in the foreseeable future. The Board also noted that PT-1's projected plan of operations took into account significant national expansion of its Prepaid Card business outside of the Northeastern United States. After discussing these factors with STAR executive officers and financial advisors, the Board determined that PT-1's expansion plan was reasonably feasible and believes that PT-1 can continue to grow revenues, albeit at a rate that will be lower than its historical rate of growth.

    - THE PREPAID CARD INDUSTRY. The Board recognizes that the Prepaid Card industry has seen tremendous growth over the last few years and that a number of Prepaid Card operators have failed due to overexpansion and undercapitalization. The Board also acknowledges that Prepaid Cards were becoming a market commodity, with consumer demand focused primarily on Prepaid Cards with the lowest per minute charges. At the same time, the Board believes that consumers identify the PT-1 name and its Prepaid Cards with quality phone service at competitive prices. Further, the Board believes that PT-1 has established a solid base of independent distributors for the distribution of its Prepaid Cards and that PT-1's operations were sound and profitable.

    The foregoing list of the information and factors considered by the Board is not intended to be exhaustive. In view of the variety of factors considered in connection with its evaluation of the Merger, the Board did not find it practicable to and did not quantify or otherwise assign relative weights to the specific factors considered in reaching its determination. In addition, individual members of the Board may have given different weights to different factors. The Board also consulted with its financial and legal advisors as it deemed appropriate in the context of its review and approval of the Merger Agreement and the Merger.

OPINIONS OF STAR'S FINANCIAL ADVISORS

    OPINION OF HAMBRECHT & QUIST. STAR engaged Hambrecht & Quist to act as its financial advisor in connection with the Merger of PT-1 and to render an opinion as to the fairness from a financial point of view to STAR of the consideration to be paid by the Company in the Merger. Hambrecht & Quist was selected by the Board based on Hambrecht & Quist's qualifications, expertise and reputation, as well as Hambrecht & Quist's historic investment banking relationship and familiarity with STAR. Hambrecht & Quist rendered its oral opinion (subsequently confirmed in writing) on August 20, 1998 to the Board that, as of such date, the consideration to be paid by STAR in the Merger is fair from a financial point of view. A COPY OF HAMBRECHT & QUIST'S OPINION DATED AUGUST 20, 1998, WHICH SETS FORTH THE ASSUMPTIONS MADE, MATTERS CONSIDERED, THE SCOPE AND LIMITATIONS OF THE REVIEW UNDERTAKEN AND THE PROCEDURES FOLLOWED BY HAMBRECHT & QUIST IS ATTACHED AS ANNEX B TO THIS PROXY STATEMENT. STAR SHAREHOLDERS ARE ADVISED TO READ THE OPINION IN ITS ENTIRETY. The assumptions made, matters considered and limits of review contained in Hambrecht & Quist's written opinion delivered August 20, 1998 were substantially the same as those contained in the opinion attached hereto. No limitations were placed on Hambrecht & Quist by the Board with respect to the investigation made or the procedures followed in preparing and rendering its opinion.

    In its review of the Merger, and in arriving at its opinion, Hambrecht & Quist, among other things: (i) reviewed the publicly available financial statements of STAR for recent years and interim periods to date and certain other relevant financial and operating data of STAR made available to Hambrecht & Quist from published sources and from the internal records of STAR; (ii) reviewed certain internal financial and operating information, including certain projections, relating to STAR prepared by the management of STAR; (iii) discussed the business, financial condition and prospects of STAR with certain of its officers; (iv) reviewed the financial statements of PT-1 for recent years and interim periods to date and certain other relevant financial and operating data of PT-1 made available to Hambrecht & Quist from published sources and from the internal records of PT-1; (v) reviewed certain internal financial and operating information, including certain projections, relating to PT-1 based upon information provided by the management of PT-1; (vi) discussed the business, financial condition and prospects of PT-1 with certain of its officers; (vii) reviewed the recent reported price and trading activity for the STAR Common Stock and compared such information and certain financial information for STAR with similar information for certain other companies engaged in businesses Hambrecht & Quist considered comparable; (viii) reviewed the financial terms, to the extent publicly available, of certain comparable merger and acquisition transactions; (ix) reviewed the Merger Agreement and the Registration Rights and Restricted Share Agreement; and (x) performed such other analyses and examinations and considered such other information, financial studies, analyses and investigations and financial, economic and market data as Hambrecht & Quist deemed relevant.

    Hambrecht & Quist did not independently verify any of the information concerning STAR or PT-1 considered in connection with their review of the Merger and, for purposes of its opinion, Hambrecht & Quist assumed and relied upon the accuracy and completeness of all such information. In connection with its opinion, Hambrecht & Quist did not prepare or obtain any independent valuation or appraisal of any of the assets or liabilities of STAR or PT-1, nor did they conduct a physical inspection of the properties and facilities of STAR or PT-1. With respect to the financial forecasts and projections used in their analysis, Hambrecht & Quist assumed that they reflected the best currently available estimates and judgments of the expected future financial performance of PT-1 and STAR. For the purposes of their opinion, Hambrecht & Quist also assumed that neither STAR nor PT-1 was a party to any pending transactions, including external financings, recapitalizations or merger discussions, other than the Merger and those in the ordinary course of conducting their respective businesses. For purposes of their opinion, Hambrecht & Quist assumed that the Merger will qualify as a tax-free reorganization under the United States Internal Revenue Code for the stockholders of PT-1 and that the Merger will be accounted for as a purchase. Hambrecht & Quist's opinion is necessarily based upon market, economic, financial and other conditions as they existed and can be evaluated as of the date of the opinion and any subsequent change in such conditions would require a reevaluation of such opinion.

    The preparation of a fairness opinion is a complex process and is not necessarily susceptible to partial analysis or summary description. The summary of the Hambrecht & Quist analyses set forth below does not purport to be a complete description of the presentation by Hambrecht & Quist to STAR's Board of Directors. In arriving at its opinion, Hambrecht & Quist did not attribute any particular weight to any analyses or factor considered by it, but rather made qualitative judgments as to the significance and relevance of each analysis and factor. Accordingly, Hambrecht & Quist believes that its analyses and the summary set forth below must be considered as a whole and that selecting portions of its analyses, without considering all analyses, or of the following summary, without considering all factors and analyses, could create an incomplete view of the processes underlying the analyses set forth in the Hambrecht & Quist presentation to the STAR Board of Directors and its opinion. In performing its analyses, Hambrecht & Quist made numerous assumptions with respect to industry performance, general business and economic conditions and other matters, many of which are beyond the control of STAR and PT-1. The analyses performed by Hambrecht & Quist (and summarized below) are not necessarily indicative of actual values or actual future results, which may be significantly more or less favorable than suggested by such analyses. Additionally, analyses relating to the values of businesses do not purport to be appraisals or to reflect the prices at which businesses actually may be acquired.

    In performing its analyses, Hambrecht & Quist used stand-alone Wall Street consensus estimates for projections of STAR's calendar year 1998 and 1999 financial performance. Hambrecht & Quist examined projections provided by PT-1's management and derived its own financial projections based on conservative growth assumptions for PT-1's calendar year 1998 and 1999 financial performance (the "PT-1 Base Case"). For calendar year 1999, Hambrecht & Quist also developed a second, more conservative case for PT-1 (the "PT-1 Conservative Case").

    The following is a brief summary of certain financial analyses performed by Hambrecht & Quist in connection with providing its written opinion to the Board on August 20, 1998:

    CONTRIBUTION ANALYSIS: Hambrecht & Quist analyzed the contribution of each of STAR and PT-1 to certain calendar 1999 financial statement categories of the pro forma combined company using both PT-1

Base Case and PT-1 Conservative Case with no revenue or expense adjustments and excluding the cash component and the resulting interest income effect. The financial statement categories included revenue, operating income, and net income. This contribution analysis was then compared to the pro forma ownership percentage of STAR and PT-1 stockholders in the pro forma post-merger combined company (the "Combined Company"). Hambrecht & Quist observed that, calculated on a fully-diluted basis, STAR stockholders are expected to own approximately 74% of the Combined Company equity at the close of the Merger and PT-1 stockholders are expected to own approximately 26% of the Combined Company equity at the close of the Merger. Hambrecht & Quist examined the expected contributions to the Combined Company's revenues, operating income and net income by PT-1 for calendar year 1999 using the PT-1 Base Case. It was estimated that STAR and PT-1 would contribute approximately 54% and 46%, respectively, of the combined revenues and approximately 53% and 47%, respectively, of the combined operating income in calendar year 1999. It was also estimated that in calendar year 1999, using the PT-1 Base Case, STAR would contribute 55% of net income and that PT-1 would contribute approximately 45%. Using the PT-1 Conservative Case, it was estimated that STAR and PT-1 would contribute approximately 55% and 45%, respectively, of the combined revenues and approximately 63% and 37%, respectively, of the combined operating income in calendar year 1999. It was also estimated that in calendar year 1999, using the PT-1 Conservative Case, STAR would contribute 64% of net income and that PT-1 would contribute approximately 36%.

    PRO FORMA MERGER ANALYSIS: Hambrecht & Quist analyzed the pro forma impact of the Merger on the Combined Company's calendar 1999 earnings per share ("EPS") using (i) stand-alone Wall Street consensus estimates of STAR's EPS in calendar 1998 and 1999 of $0.32 and $0.53, respectively, (ii) the PT-1 Base Case, and
(iii) the PT-1 Conservative Case. The analysis indicated that the EPS of the pro forma Combined Company would be higher than for STAR as a stand-alone company using both the PT-1 Base Case and the PT-1 Conservative Case. The actual results and savings achieved by the Combined Company resulting from the Merger may vary from the projected results and variations may be material.

    ANALYSIS OF PUBLICLY TRADED COMPARABLE COMPANIES: Hambrecht & Quist compared selected historical and projected financial information of PT-1 to publicly traded companies Hambrecht & Quist deemed to be comparable to PT-1. Such information included the ratio of market value to historical and projected net income. Hambrecht & Quist also examined the ratio of the enterprise value (market value plus debt less cash) to historical revenue, to historical earnings before interest and taxes ("EBIT"), to historical earnings before interest, taxes, depreciation and amortization ("EBITDA"), and to projected revenue. Companies deemed comparable included selected telecommunication services companies ("Comparable Public Companies") such as Excel Communications Inc., Frontier Corporations, SmarTalk TeleServices Inc., IDT Corporation, Pacific Gateway Exchange Inc., PRIMUS Telecommunications Group, Inc., RSL Communications Ltd., STAR, Telegroup Inc., Viatel Inc., and Worldcom Inc. The foregoing multiples were applied to historical financial results of PT-1 for the latest-twelve-month ("LTM") period ended June 30, 1998 and projected financial results using PT-1 Base Case and PT-1 Conservative Case. Hambrecht & Quist determined average multiples excluding the high and low values for the Comparables Public Companies of 3.0 times LTM revenue, 23.1 times LTM EBITDA,
40.5 times LTM EBIT, 58.1 times LTM net income, 1.8 times projected calendar year 1998 revenue, 1.2 times projected calendar 1999 revenue, 34.6 times projected calendar 1998 net income, and 22.3 times projected calendar 1999 net income. Based on the analysis of Comparable Public Companies, PT-1's implied equity value applying multiples to historical results and the projections ranged from $356 million to $1,442 million. This compared with an offer in the proposed merger of approximately $261 million based on the closing price of STAR Common Stock on August 18, 1998.

    ANALYSIS OF SELECTED MERGER AND ACQUISITION TRANSACTIONS: Hambrecht & Quist compared the proposed merger with selected merger and acquisition transactions. This analysis included 12 transactions with an aggregate consideration between $100 million and $2 billion involving companies in the telecommunication services industry ("Comparable M&A Transactions"). In examining these transactions, Hambrecht & Quist analyzed certain income statement and balance sheet parameters of the acquired company relative to the consideration offered. The foregoing multiples were applied to historical financial results of PT-1 for the twelve-month period ended June 30, 1998. Multiples analyzed included consideration offered to LTM revenue, LTM EBITDA, LTM EBIT, and LTM net income. The average multiples excluding high and low values offered in the selected Comparable M&A Transactions was 2.0 times LTM revenues, 18.4 times LTM EBITDA,
29.2 times LTM EBIT, and 48.3 times LTM net income. Based on the analysis of selected Comparable M&A Transactions, PT-1's implied equity value applying multiples to historical results ranged from values between approximately $372 million and approximately $993 million. This result compared with an implied value in the proposed merger of approximately $261 million based on the closing price of STAR Common Stock on August 18, 1998.

    No company or transaction used in the above analyses is identical to PT-1 or the Merger. Accordingly, an analysis of the results of the foregoing is not mathematical; rather it involves complex considerations and judgments concerning differences in financial and operating characteristics of the companies and other factors that could affect the public trading values of the companies or company to which they are compared.

    DISCOUNTED CASH FLOW ANALYSIS: Hambrecht & Quist performed discounted cash flow analyses for PT-1 using projected financial performance through 2002. The analysis aggregated (i) the present value of the projected free cash flow (defined as EBIT), less increases in working capital, plus depreciation and amortization, and less capital expenditures) through 2002 and (ii) the present value of a range of terminal values for the year 2002. The terminal values for PT-1 were determined by applying multiples ranging from 1.5 to 2.5 times PT-1's estimated revenue for 2002. PT-1's free cash flow streams and terminal values were discounted to present values using discount rates ranging from 18.5% to 20.5%. Such analyses indicated a range of equity values for PT-1 of between $641 million and $1,104 million. These results compared to an implied offer per share of $261 million in the proposed merger, based on the closing price of STAR Common Stock on August 18, 1998.

    The foregoing description of Hambrecht & Quist's opinion is qualified in its entirety by reference to the full text of such opinion which is attached as Annex B to this Proxy Statement.

    Hambrecht & Quist, as part of its investment banking services, is regularly engaged in the valuation of businesses and their securities in connection with mergers and acquisitions, strategic transactions, corporate restructurings, negotiated underwriting, secondary distributions of listed and unlisted securities, private placements and valuations for corporate and other purposes. In the past, Hambrecht & Quist has provided investment banking and other financial advisory services to STAR and has received fees for rendering these services. In particular, Hambrecht & Quist acted as lead managing underwriter in the Company's initial public offering in 1997 and as co-managing underwriter in the Company's follow-on offering in 1998. In the ordinary course of business, Hambrecht & Quist acts as a market maker and broker in the publicly traded securities of STAR and receives customary compensation in connection therewith, and also provides research coverage for STAR. In the ordinary course of business, Hambrecht & Quist actively trades in the equity and derivative securities of STAR for its own account and for the accounts of its customers and, accordingly, may at any time hold a long or short position in such securities. Hambrecht & Quist may in the future provide additional investment banking or other financial advisory services to STAR. Hambrecht & Quist is also familiar with PT-1, having participated in the preparation of a registration statement on Form S-1 in connection with its potential public offering.

    Pursuant to an engagement letter dated April 2, 1998, STAR has agreed to pay Hambrecht & Quist a fee of $500,000 in connection with the delivery of a fairness opinion rendered on June 9, 1998, and a fee of $500,000 in connection with the delivery of the fairness opinion rendered on August 20, 1998 both of which are credited against any further fees paid in the transaction. Upon consummation of the Merger, STAR has agreed to pay Hambrecht & Quist a fee of 1.0% of the aggregate consideration paid in the transaction, subject to adjustment in certain circumstances. STAR also has agreed to reimburse Hambrecht & Quist for its reasonable out-of-pocket expenses and to indemnify Hambrecht & Quist against certain liabilities, including liabilities under the federal securities laws or relating to or arising out of Hambrecht & Quist's engagement as financial advisor.

    OPINION OF CSFB. STAR also engaged CSFB to act as a financial advisor in connection with the Merger. In connection with the engagement, STAR requested that CSFB evaluate the fairness to STAR, from a financial point of view, of the consideration to be paid by the Company in the Merger. CSFB delivered to STAR and representatives of the Board on September 10, 1998 its opinion to the effect that, as of August 20, 1998 and based upon and subject to certain matters stated in the opinion, the consideration to be paid by the Company in the Merger was fair to STAR from a financial point of view.

    In arriving at its opinion, CSFB reviewed certain publicly available business and financial information relating to STAR and PT-1, as well as the Merger Agreement. CSFB also reviewed certain other information, including financial forecasts provided by STAR and PT-1, and met with the respective managements of STAR and PT-1 to discuss the business and prospects of STAR and PT-1.

    CSFB also considered certain financial and stock market data of STAR and financial data of PT-1, and CSFB compared that data with similar data for other publicly held companies in businesses similar to those of STAR and PT-1 and considered, to the extent publicly available, the financial terms of certain other business combinations and other transactions which have recently been affected. CSFB also considered the results of certain discounted cash flow projections and such other information, financial studies, analyses and investigations and financial, economic and market criteria which CSFB deemed relevant. CSFB also considered the views of the respective managements of STAR and PT-1 concerning the business, operational and strategic benefits and implications of the Merger, including financial forecasts provided to CSFB by STAR and PT-1.

    In connection with its review, CSFB did not assume any responsibility for independent verification of any of the foregoing information and relied on such information being complete and accurate in all material respects. With respect to financial forecasts provided by STAR and PT-1, CSFB assumed that they were reasonably prepared on bases reflecting the best currently available estimates and judgments of the respective managements of STAR and PT-1 as to the future financial performance of STAR and PT-1. In addition, CSFB was not requested to make, and did not make, an independent evaluation or appraisal of the assets or liabilities (contingent or otherwise) of STAR or PT-1. CSFB assumed, with the consent of the Board, that the Merger would be accounted for under the "purchase" method of accounting. CSFB's opinion is necessarily based upon financial, economic, market and other conditions as they existed and could be evaluated on the date of the opinion. CSFB did not express any opinion as to what the value of the STAR Common Stock actually will be when issued to PT-1's stockholders pursuant to the Merger or the prices at which the STAR Common Stock will trade subsequent to the Merger. No limitations were imposed by STAR on CSFB with respect to the investigations made or procedures followed by CSFB in rendering its opinion.

    THE FULL TEXT OF CSFB'S WRITTEN OPINION TO THE BOARD DATED SEPTEMBER 10, 1998, WHICH SETS FORTH THE ASSUMPTIONS MADE, MATTERS CONSIDERED AND LIMITATIONS ON THE REVIEW UNDERTAKEN, IS ATTACHED AS ANNEX C TO THIS PROXY STATEMENT AND IS INCORPORATED HEREIN BY REFERENCE. STAR'S STOCKHOLDERS ARE URGED TO READ THIS OPINION CAREFULLY AND IN ITS ENTIRETY. CSFB'S OPINION IS DIRECTED ONLY TO THE FAIRNESS OF THE CONSIDERATION TO BE PAID BY THE COMPANY IN THE MERGER FROM A FINANCIAL POINT OF VIEW TO STAR, DOES NOT ADDRESS ANY OTHER ASPECT OF THE MERGER OR ANY RELATED TRANSACTION AND DOES NOT CONSTITUTE A RECOMMENDATION TO ANY STOCKHOLDER AS TO HOW SUCH STOCKHOLDER SHOULD VOTE AT THE SPECIAL MEETING. THE SUMMARY OF THE

OPINION OF CSFB SET FORTH IN THIS PROXY STATEMENT IS QUALIFIED IN ITS ENTIRETY BY REFERENCE TO THE FULL TEXT OF SUCH OPINION.

    In preparing its opinion for the Board, CSFB performed a variety of financial and comparative analyses, including those described below. The summary of CSFB's analyses set forth below does not purport to be a complete description of the analyses underlying CSFB's opinion. The preparation of a fairness opinion is a complex analytic process involving various determinations as to the most appropriate and relevant methods of financial analyses and the application of those methods to the particular circumstances and, therefore, such an opinion is not readily susceptible to summary description. In arriving at its opinion, CSFB made qualitative judgments as to the significance and relevance of each analysis and factor considered by it. Accordingly, CSFB believes that its analyses must be considered as a whole and that selecting portions of its analyses and factors, without considering all analyses and factors, could create a misleading or incomplete view of the processes underlying such analyses and its opinion. In its analyses, CSFB made numerous assumptions with respect to STAR, PT-1, industry performance, regulatory, general business, economic, market and financial conditions and other matters, many of which are beyond the control of STAR and PT-1. No company, transaction or business used in such analyses as a comparison is identical to STAR, PT-1 or the Merger, nor is an evaluation of the results of such analyses entirely mathematical; rather, it involves complex considerations and judgments concerning financial and operating characteristics and other factors that could affect the acquisition value, public trading value or other values of the companies, their business segments or the transactions being analyzed. The estimates contained in such analyses and the valuations resulting from any particular analysis are not necessarily indicative of actual values or predictive of future results or values, which may be significantly more or less favorable than those suggested by such analyses. In addition, analyses relating to the value of businesses or securities do not purport to be appraisals or to reflect the prices at which businesses or securities actually may be sold. Accordingly, such estimates are inherently subject to substantial uncertainty.

    The following is a summary of the material financial analyses performed by CSFB in arriving at its written opinion delivered on September 10, 1998, but does not purport to be a complete description of the analyses performed by CSFB for such purposes.

    DISCOUNTED CASH FLOW ANALYSIS. CSFB performed a discounted cash flow analysis on PT-1's projected results for fiscal years 1998--2002. In general, the discounted cash flow analysis aims to analyze the sum of (i) the present value of projected "unlevered free cash flows" (defined, for the purposes of this analysis as the projected after-tax operating earnings plus depreciation and amortization and other non-cash items, less projected capital expenditures and investment in working capital, if any) for a particular company and (ii) the present value of the "terminal value" attributable to the particular company at the end of the projection period. In conducting the discounted cash flow analysis of PT-1, CSFB analyzed two projections: (i) forecasts prepared by management of PT-1 (the "CSFB PT-1 Base Case"); and (ii) forecasts prepared by CSFB for fiscal years 1998--2002 assuming more modest future performance of PT-1 resulting from lower revenue growth and lower profit margins (the "Amended PT-1 Case"). CSFB calculated terminal values applicable to PT-1 by applying a range of estimated EBITDA multiples of 8.0x to 9.0x to the projected EBITDA of PT-1 in fiscal year 2002. The unlevered free cash flows and terminal values were then discounted to the present using a range of discount rates of 11% to 12%, representing an estimated range of the weighted average cost of capital applicable to PT-1. Based on this analysis, the CSFB PT-1 Base Case generated an enterprise value reference range of approximately $2.0 billion to $2.3 billion, and the Amended PT-1 Case generated an enterprise value reference range of approximately $345 million to $400 million. The foregoing range of enterprise values compares to the enterprise value for PT-1 inherent in the Merger of approximately $226 million based on the closing price of the Company's Common Stock as of September 2, 1998.

    CSFB also performed a discounted cash flow analysis for STAR based on STAR's projection of its operating results for the fiscal years 1998--2002 (the "STAR Base Case"). CSFB calculated terminal values applicable to STAR by applying a range of estimated EBITDA multiples of 8.0x to 9.0x to the projected EBITDA of STAR in fiscal year 2002. STAR's projected unlevered free cash flows and terminal values were then discounted to the present using a range of discount rates of 11% to 12%, representing an estimated range of the weighted average cost of capital applicable to STAR. Based on this analysis, the STAR Base Case generated an enterprise value reference range of approximately $1.1 billion to approximately $1.3 billion. The foregoing range of enterprise values compares to STAR's enterprise value of approximately $640 million based on the closing price of STAR Common Stock as of September 2, 1998.

    COMPARABLE COMPANIES ANALYSIS. To provide contextual data and comparative market information, CSFB analyzed the operating performance of PT-1 relative to companies which offer telecommunication services through calling cards (prepaid or otherwise) and/or provide international long distance services to ethnic populations and whose securities are publicly traded and that are deemed by CSFB to be comparable to PT-1. These companies are Premiere Technologies Corp., SmarTalk Teleservices Inc. and Startec Global Communications Corp. (the "CSFB PT-1 Comparable Companies"). CSFB compared, among other things, enterprise values based on current stock prices as multiples of estimated 1998 and 1999 revenues, EBITDA and EBIT, in each case based on equity research analysts' estimates. CSFB determined that the relevant ranges of enterprise value multiples for the PT-1 Comparable Companies were: (i) with respect to revenues, 0.6x to 0.9x for 1998 and 0.3x to 0.6x for 1999; (ii) with respect to EBITDA 3.0x to 4.0x for 1998 and 2.0x to 3.0x for 1999; and (iii) with respect to EBIT 4.0x to 5.0x for 1998 and 2.0x to 3.0x for 1999. CSFB then calculated imputed enterprise values of PT-1 by applying projected revenues, EBITDA and EBIT for 1998 and 1999 based on both the PT-1 Base Case and the Amended PT-1 Case to the multiples derived from its analysis of the CSFB PT-1 Comparable Companies. This analysis, utilizing revenue and EBITDA multiples, generated an enterprise value reference range of (i) approximately $132 million to approximately $550 million based on the CSFB PT-1 Base Case and (ii) approximately $65 million to approximately $525 million based on the Amended PT-1 Case. The foregoing range of enterprise values compares to the enterprise value for PT-1 inherent in the Merger of approximately $226 million based on the closing price of STAR Common Stock as of September 2, 1998.

    CSFB also analyzed the operating performance of STAR relative to certain international and domestic long distance companies whose securities are publicly traded and that are deemed by CSFB to be comparable to STAR. These companies are Frontier Corp., Tel-Save Holdings Inc., RSL Communications Ltd., Pacific Gateway Exchange Inc., Telegroup Inc. and Startec Global Communications Corp. (collectively, the "STAR Comparable Companies"). CSFB compared, among other things, enterprise values based on current stock prices as multiples of estimated 1998 and 1999 revenues, EBITDA and EBIT, in each case based on equity research analysts' estimates. CSFB determined that the relevant ranges of enterprise value multiples for the STAR Comparable Companies were: (i) with respect to revenues 0.6x to 1.3x for 1998 and 0.3x to 0.8x for 1999; (ii) with respect to EBITDA 10.0x to 12.0x for 1998 and 7.0x to 9.0x for 1999; and (iii) with respect to EBIT 19.0x to 20.0x for 1998 and 12.0 to 14.0x for 1999. CSFB then calculated imputed enterprise values of STAR by applying projected revenues, EBITDA and EBIT for 1998 and 1999 based on the STAR Base Case to the multiples derived from its analysis of the STAR Comparable Companies. This analysis, utilizing revenue and EBITDA multiples, generated an enterprise value reference range of $400 million to $825 million. The foregoing range of enterprise values compares to STAR's enterprise value of approximately $640 million based on the closing price of STAR Common Stock as of September 2, 1998.

    COMPARABLE TRANSACTIONS ANALYSIS. In conducting its analysis of PT-1, CSFB analyzed, among other things, the implied transaction multiples paid in selected merger and acquisition transactions involving companies in the business of offering telecommunication services through calling cards, pre-paid or otherwise. These transactions included: the acquisition of each of Smartel Communications, Inc., GTI Telecom, Inc., Conquest Telecommunications Service Corp. and American Express Telcom, Inc. by SmarTalk Teleservices Inc., the acquisitions of each of Global Link Telcom Corporation, Centerpiece Communications, Inc. and Networks Around the World, Inc. by Global Telecommunications Solutions Inc., the acquisition of BLT Technologies, Inc. by WorldCom and the acquisition of MSN Communications, Inc.

by Telscape International Inc. CSFB compared enterprise values inherent in these transactions as multiples of revenues, EBITDA and EBIT of each acquired company for the latest available twelve-month period immediately preceding the announcement of the acquisition of such company. CSFB determined that the relevant range of multiples for the acquired prepaid calling card companies was 2.0x--3.0x the revenues for the latest available twelve month period preceding the acquisition announcement. CSFB then calculated imputed enterprise values of PT-1 by applying actual PT-1 revenues for latest twelve months ended June 30, 1998, to the revenues multiples derived from its analyses of the acquired companies. This analysis generated an enterprise value reference range of approximately $1 billion to $1.5 billion. The foregoing range of enterprise values compares to the enterprise value for PT-1 inherent in the Merger of approximately $226 million based on the closing price of STAR Common Stock as of September 2, 1998.

    In conducting its analysis of STAR, CSFB also analyzed, among other things, the implied enterprise value multiples paid in selected merger and acquisition transactions involving companies in the international and domestic long distance business. These transactions included: the acquisition of Trescom International, Inc. by Primus Telecommunications Inc., the acquisition of IDB Communications Group Inc. by LDDS Communications, Inc. (now WorldCom, Inc.), the acquisition of LCI International, Inc. by Quest Communications International Inc. (now Qwest Communications International Inc.), the acquisition of USLD Communications Corp. by LCI International, Inc., the acquisition of Telco Communications Group Inc. by Excel Communications Inc. (now Excelcom Inc.) and the acquisition of ALC Communications Corporation by Frontier Corp. CSFB computed enterprise values inherent in these transactions as multiples of revenues, EBITDA and EBIT of each acquired company for the latest available twelve-month period immediately preceding the announcement of the acquisition of such company. CSFB determined that the relevant range of multiples for the acquired international and domestic long distance companies were: (i) with respect to revenues, 2.0x to 2.5x; and
(ii) with respect to EBITDA, 16.0x to 21.0x and with respect to EBIT 18.0x to 25.0x. CSFB then calculated imputed enterprise values of STAR by applying actual revenues, EBITDA and EBIT for the twelve months ended June 30, 1998 to the multiples of revenues, EBITDA and EBIT, respectively, derived from its analyses of the acquired companies. This analysis generated an enterprise value reference range of approximately $300 million to approximately $1.1 billion. The foregoing range of enterprise values compares to STAR's enterprise value of approximately $640 million based on the closing price of STAR Common Stock as of September 2, 1998.

    PRO FORMA MERGER ANALYSIS. CSFB analyzed the potential pro forma effect of the Merger on STAR's projected earnings per share for fiscal years 1998; 1999 and 2000. This analysis indicated that the Merger would be accretive to STAR's earnings per share in 1998 and 1999, taking into account certain intermediate and long-term cost synergies which STAR's management believes can be reliably achieved. The actual results achieved by the combined company may vary from projected results, and the variations may be material. The analysis also indicated that without the successful partial achievement of such synergies the Merger could be dilutive to STAR's earnings per share in 1998 and 1999.

    CONTRIBUTION ANALYSIS. CSFB also analyzed (i) the contribution each of STAR and PT-1 has made or is projected to make to the 1997 and 1998 combined revenues, EBITDA and EBIT and (ii) the exchange ratio inherent in the valuation ranges imputed from the Discounted Cash Flow Analysis, Comparable Companies Analysis and Comparable Transactions Analysis (each of which analysis has been discussed above). CSFB noted that STAR's stockholders, in aggregate, will have a disproportionately favorable percentage ownership in the combined companies' equity value (the "Company Ownership Percentage") when compared with the percentage ownership inherent in the contribution ratios referenced in (i) above and the imputed exchange ratios referenced in (ii) above. The Company Ownership Percentage inherent in the Merger is approximately 75% whereas the range of contribution percentages and exchange ratios in (i) and (ii) preceding indicate a Company Ownership Percentage ranging from approximately 39% to approximately 65%.

    CSFB has advised STAR that, in the ordinary course of business, it and its affiliates may actively trade the securities of STAR for its and such affiliates' own account or for the account of customers and, accordingly, may at any time hold a long or short position in such securities. In addition, CSFB previously rendered its opinion dated June 9, 1998 to the Board that the consideration proposed to be paid pursuant to the terms of the Original Merger Agreement were fair from a financial point of view to the stockholders of the Company.

    CSFB was selected by STAR as its financial advisor based on its reputation, experience and expertise. CSFB is an internationally recognized investment banking firm that is continually engaged in the valuation of businesses and their securities in connection with mergers and acquisitions, negotiated underwriting, competitive bids, secondary distributions of listed and unlisted securities, private placements and valuations for estate, corporate and other purposes. Neither STAR nor PT-1 has previously been a client of CSFB.

    Pursuant to the terms of CSFB's engagement, STAR has agreed to pay CSFB, upon the Closing, a transaction fee equal to 0.3% of the aggregate consideration paid in the Merger, which fee shall in no event be less than $1.5 million nor more than $1.8 million. STAR has also agreed to reimburse CSFB for its reasonable out-of-pocket expenses, including the fees and expenses of legal counsel retained by CSFB, and to indemnify CSFB and certain related persons and entities for certain losses, claims, damages or liabilities (including actions or proceedings in respect thereof) related to or arising out of, among other things, its engagement as financial advisor. In connection with its engagement, CSFB has expressly consented to the use of its fairness opinion in this Proxy Statement.

    IMPACT OF SEPTEMBER 1, 1998 AMENDMENT. As noted above, the fairness opinions of each of Hambrecht & Quist and CSFB are dated or effective as of August 20, 1998, the date on which the Merger Agreement, as amended and restated from its original June 9, 1998 version, was approved by the Boards of Directors of STAR and PT-1. As of August 20, 1998, the consideration to be delivered to the stockholders of PT-1 included 15.0 million shares of STAR Common Stock and $20.0 million in cash, as properly noted in the fairness opinion of each of Hambrecht & Quist and CSFB. The Merger Agreement was amended as of September 1, 1998 and, among other things, the parties agreed to increase the number of shares of STAR Common Stock to be issued to the stockholders of PT-1 in the Merger by 50,000 and to reduce the cash consideration by $500,000, given that, on such date, STAR Common Stock was trading at $10.563 per share. The STAR Board determined that this minor change to the form of consideration to be received in the Merger was not material to its support of the terms and conditions of that transaction. After discussing this matter with STAR's investment bankers and confirming that the September 1, 1998 amendment to the Merger Agreement would not affect any of the analyses made or the conclusions drawn in support of either fairness opinion, the Board determined that it was unnecessary for the August 20, 1998 fairness opinions to be revised to reflect the September 1, 1998 changes to the Merger Agreement.

PT-1'S REASONS FOR THE MERGER

    The PT-1 Board of Directors has unanimously approved the Merger Agreement and the transactions contemplated thereby, including the Merger. In reaching this determination, the PT-1 Board consulted with the management of PT-1, as well as its financial and legal advisors, and considered a number of factors, including, without limitation, the following:

    (i) the potential economies of scale and efficiencies expected to result from the combination of the internal operations, systems and departments of PT-1 and STAR;

    (ii) that the combination of the networks of STAR and PT-1 could be expected to lower the cost to countries where PT-1 currently terminates a substantial volume of minutes as well as provide PT-1 with low-cost access to additional foreign countries;

   (iii) the potential efficiencies and cost savings expected to result form the combined traffic volumes of STAR and PT-1, which could result in negotiating leverage for PT-1 and STAR;

    (iv) that the Merger would permit the acceleration of development of the combined international telecommunications network of STAR and PT-1, including acquiring additional switches, leased lines, interests in international cables and direct termination agreements with foreign carriers; and

    (v) that the financial resources of the combined entity would expedite PT-1's expansion of its retail dial around and presubscribed services and improve PT-1's ability to introduce additional retail telecommunications products and services.

    In evaluating the Merger, the PT-1 Board of Directors also considered a number of risks relating to the transaction including: (i) that the Merger would result in the loss of independent control of PT-1; (ii) that STAR did not have prior significant experience in the Prepaid Card industry; and (iii) that the Merger would entail significant integration of the management, financial and accounting functions and the facilities of PT-1 and STAR.

    The foregoing list of the information and factors considered by the PT-1 Board is not intended to be exhaustive. In view of the variety of factors considered in connection with its evaluation of the Merger, the PT-1 Board did not find it practicable to and did not quantify or otherwise assign relative weights to the specific factors considered in reaching its determination. In addition, individual members of the PT-1 Board may have given different weights to different factors. The Board also consulted with its financial and legal advisors as it deemed appropriate in the context of its review and approval of the Merger.

    In accordance with the relevant provisions of the New York Business Corporation Law, prior to the consummation of the Merger, the eight stockholders of PT-1 will vote on the Merger Agreement and the transactions contemplated thereby.

THE MERGER AGREEMENT

    The following is a brief description of certain terms and provisions set forth in the Merger Agreement. This description does not purport to be complete and is qualified in its entirety by reference to the Merger Agreement, which is attached hereto as Annex A and is incorporated herein by reference. Capitalized terms used herein without definition shall have the respective meanings ascribed thereto in the Merger Agreement. Holders of STAR Common Stock are strongly encouraged to read the Merger Agreement in its entirety.

    Pursuant to the terms of the Merger Agreement, at the Effective Time, (i) Newco will be merged with and into PT-1 and (ii) the separate existence of Newco will cease and PT-1 will succeed to all the rights, privileges, powers and franchises and be subject to all the restrictions, disabilities and duties of the Constituent Corporations. PT-1 will remain as the Surviving Corporation in the Merger and will continue to exist as a wholly-owned subsidiary of STAR.


    At the Effective Time, the holders of PT-1 Common Stock, PT-1 Options and PT-1 Warrants will be entitled to receive the Merger Consideration, provided that, at the Effective Time, STAR will have the option of delivering to the PT-1 stockholders cash or short term promissory notes in an aggregate amount equal to the cash component of the Merger Consideration. The final exchange ratio for the PT-1 Common Stock, PT-1 Options and PT-1 Warrants to be exchanged for shares of STAR Common Stock will be determined immediately prior to the consummation of the Merger based on a number of variable factors, including the market price of STAR Common Stock at the Effective Time, the relative exercise price of the PT-1 Options and the expiration or termination of outstanding PT-1 options and PT-1 warrants. Based on 48.4 million shares of PT-1 Common Stock outstanding at September 30, 1998, the issuance of 15.3 million shares of STAR Common Stock in the Merger will result in an estimated exchange ratio of 0.31607, which does not take into account the cash component of the Merger Consideration. No fractional shares of STAR Common Stock will be issued in the Merger. Rather, holders of PT-1 Common Stock whose shares are converted in the Merger will be entitled to a cash payment in lieu of fractional shares, as described under "--Exchange of Certificates" and "--Fractional Shares." The Merger Agreement also requires STAR to issue 250,000 shares of STAR Common Stock to certain independent distributors of PT-1 to be selected immediately prior to the consummation of the Merger. As of September 1, 1998, based on a per share closing price of $10.563, the aggregate value of the 15.3 million shares of STAR Common Stock issuable in connection with the Merger was approximately $162 million.

    EFFECTIVE TIME. The "Effective Time" shall mean the day on which the Merger will become effective upon the filing, in accordance with Section 904 of the New York Business Corporation Law, of the Certificate of Merger with the Department of State of the State of New York, which will occur upon satisfaction or waiver of all conditions set forth in the Merger Agreement.

    DIRECTORS AND OFFICERS OF THE SURVIVING CORPORATION. The Merger Agreement provides that the directors of Newco at the Effective Time will be the initial directors of the Surviving Corporation and the officers of PT-1 at the Effective Time will be the initial officers of the Surviving Corporation. Each of these directors will hold office from the Effective Time until their respective successors have been duly elected and qualified in accordance with the Certificate of Incorporation and Bylaws of the Surviving Corporation.

    DIRECTORS AND OFFICERS OF STAR. Following the Effective Time, the current directors and officers of STAR will remain in their current positions as directors or officers of STAR, as the case may be, and Mr. Klusaritz will serve as General Counsel of STAR. Pursuant to the Merger Agreement, STAR has agreed to take all necessary steps so that Mr. Tawfik will become a member of the Board of Directors of STAR immediately following the Effective Time.

    EXCHANGE OF CERTIFICATES. As soon as practicable after the Effective Time, the Exchange Agent shall send a notice and a letter of transmittal to each holder of record of PT-1 Common Stock immediately prior to the Effective Time advising such holder of the effectiveness of the Merger and the procedure for surrendering to the Exchange Agent the certificate or certificates to be exchanged pursuant to the Merger. Holders of PT-1 Common Stock, upon surrender of their certificates together with a duly completed letter of transmittal, will receive the Merger Consideration without interest thereon.

    FRACTIONAL SHARES. No certificates or scrip representing a fractional share interest in STAR Common Stock will be issued. In lieu of any such fractional share interest, each holder of PT-1 Common Stock who otherwise would be entitled to receive a fractional share interest in STAR Common Stock in the Merger will be paid cash upon surrender of PT-1 Common Stock in an amount (rounded to the nearest whole $0.01) equal to the product of such fraction of a share multiplied by the average closing price of STAR Common Stock on Nasdaq for the five (5) trading days prior to the Effective Time.

    REPRESENTATIONS AND WARRANTIES. The Merger Agreement contains various customary representations and warranties of PT-1 relating to, among other things: (a) PT-1's and its subsidiaries' organization and similar corporate matters; (b) PT-1's capital structure; (c) the authorization, execution, delivery and enforceability of the Merger Agreement and related matters; (d) the absence of (i) conflicts under charter documents or bylaws, (ii) the need (except as specified) for governmental or other filings, permits, authorizations, consents or approvals with respect to the Merger Agreement and the transactions contemplated thereby, (iii) violations of, conflicts with, breaches of, or defaults under any agreement, lien, instrument, order or decree and (iv) violations of laws; (e) subject to certain exceptions, the absence of certain specified material changes or events; (f) litigation; (g) labor matters;
(h) employee benefit matters and matters relating to the Employee Retirement Income Security Act of 1974, as amended ("ERISA"); (i) owned and leased real property; (j) environmental matters; (k) tax matters; (l) the accuracy of information to be supplied in connection with the Proxy Statement and any other documents to be filed with the SEC or any other regulatory agency; (m) financial statements and reports; material liabilities; and projections; (n) governmental authorizations and regulations; (o) proprietary property; (p) material agreements; (q) insurance; (r) accounts receivable; (s) the hiring of brokers or finders; (t) transactions with affiliated parties; (u) labor matters; (v) continuity of interests in PT-1 by affiliates; (w) distributors; and (x) inventory.

    The Merger Agreement also contained several representations and warranties of the PT-1 Stockholders, relating to, among other things: (a) the PT-1 Stockholders' ownership and title to PT-1 Common Stock;

(b) the authorization, execution, delivery and enforceability of the Merger Agreement and related matters; (c) the absence of (i) violations of, conflicts with, breaches of, or defaults under any agreement, lien, order, judgment or decree and (ii) violations of law; (d) the PT-1 Stockholders' accredited investor status under Rule 501 of the Securities Act; and (e) the shares of STAR Common Stock to be issued in the Merger.

    The Merger Agreement also contains various customary representations and warranties of STAR and Newco relating to, among other things: (a) STAR and Newco's organization; (b) STAR and Newco's capital structure; (c) authorization, execution, delivery and enforceability of the Merger Agreement and related matters; (d) the absence of (i) conflicts under charter documents or bylaws,
(ii) the need (except as specified) for governmental filings, permits, authorizations, consents or approvals with respect to the Merger Agreement and in the transactions contemplated thereby, (iii) violations of, conflicts with, breaches of, or defaults under any agreement, lien, instrument, order or decree and (iv) violations of laws; (e) documents filed by STAR with the SEC and the accuracy of the information contained therein; (f) litigation; (g) the accuracy of information to be supplied in connection with the Proxy Statement and any other documents to be filed with the SEC or any other regulatory agency; (h) the shares of STAR Common Stock to be issued in the Merger; (i) financial statements and reports; (j) the hiring of brokers or finders; (k) employee benefit matters and matters relating to ERISA; (l) environmental matters; (m) the absence of certain material changes or events; and (n) government authorizations.

    BUSINESS OF PT-1 PENDING THE MERGER. PT-1 and the PT-1 Stockholders have agreed that prior to the Effective Time all material managerial and operational matters will be presented to and subject to the reasonable review and approval of STAR. In that regard, except as otherwise consented to or approved in writing by STAR or expressly permitted by the Merger Agreement: (a) the business of PT-1 and of its subsidiaries will be conducted in the ordinary course and consistent with past practice; (b) neither PT-1 nor its subsidiaries will (i) amend its Certificate of Incorporation or Bylaws; (ii) change the number of authorized, issued or outstanding shares of its capital stock, except upon the exercise of stock options or warrants outstanding on the date of the Merger Agreement (iii) declare, set aside or pay any dividend; (iv) make any redemption, retirement or purchase of its capital stock; (v) split, combine or reclassify its capital stock; (c) neither PT-1 nor its subsidiaries shall directly or indirectly (i) issue, grant, sell or pledge or agree or propose to issue, grant, sell or pledge any shares of its capital stock, except upon exercise of outstanding stock options and warrants; (ii) incur any material indebtedness for borrowed money, except material indebtedness for borrowed money incurred under existing credit facilities; (iii) waive, release, grant or transfer any rights of material value; or (iv) transfer, lease, license, sell, mortgage, pledge, dispose of or encumber any material assets other than in the ordinary course of business and consistent with past practice; (d) neither PT-1 nor its subsidiaries shall fail to preserve intact its business organization, to use its respective best efforts to keep available the services of its operating personnel or to use its respective best efforts to preserve the goodwill of those having business relationships with either PT-1 or its subsidiaries; (e) neither PT-1 nor its subsidiaries shall directly or indirectly (i) increase the compensation payable to any of its employees, officers or directors, except in accordance with existing employment agreements and benefit plans; (ii) adopt any new, or make any payment not required by any existing plan or agreements, including provisions and actions under existing stock option plans in connection with the Merger, in the ordinary course of business consistent with prior practice, with respect to any stock option, bonus, profit-sharing, pension, retirement, deferred compensation, employment, or other payment or employee compensation plan; (iii) grant any stock option or stock appreciation rights or issue any warrants; (iv) enter into or amend any employment or severance agreement; or
(iv) make any loan or advance to, or enter into any written contract with any officer, director or PT-1 Stockholder; (f) neither PT-1 nor its subsidiaries shall directly or indirectly assume, guarantee, endorse or otherwise become responsible for the obligations of any other individual, firm or corporation or make any loans or advances to any individual, firm or corporation other than in the ordinary course of business and consistent with past practice; (g) neither PT-1 nor its subsidiaries shall make any investment of a capital nature other than in the ordinary course of business under certain material contracts in place on the date of the Merger Agreement; (h) neither PT-1 nor its subsidiaries shall enter into, modify, amend or terminate any material contract; (i) neither PT-1 nor its subsidiaries shall take any action, other than reasonable and usual actions in the ordinary course of business and consistent with past practice, with respect to accounting policies or procedures, except for changes required by GAAP; (j) neither PT-1 nor its subsidiaries shall settle or compromise any material federal, state, local or foreign income tax proceeding or audit; (k) neither PT-1 nor its subsidiaries shall fail to advise STAR in writing of anything that would have a material adverse effect on the financial condition, results of operations, business or properties of PT-1 or its subsidiaries or any breach of PT-1's representations or warranties or any known breach of any covenant in the Merger Agreement; or (l) neither PT-1 nor its subsidiaries shall enter into an agreement to do any of the things described above.

    ACQUISITION PROPOSALS. PT-1 and the PT-1 Stockholders have each agreed that neither PT-1 nor any of its subsidiaries, nor the PT-1 Stockholders, directors, officers, partners, employees, or other authorized persons of any of them, will, directly or indirectly, solicit, initiate, encourage or participate in discussions or negotiations with or the submission of any offer or proposal by or provide any information or access to, any corporation, partnership, person, or other entity or group (other than Newco or STAR or any officer or other authorized representative of Newco or STAR) concerning an offer or proposal for a merger or other business combination involving PT-1 or any of its subsidiaries, or the acquisition of any equity interest in, or a substantial portion of the assets of, PT-1 or any subsidiary, other than the transactions contemplated by the Merger Agreement (each, an "Acquisition Proposal"). PT-1 will promptly, in no event later than 24 hours after receipt of the relevant Acquisition Proposal, notify STAR after (i) PT-1 has received any acquisition Proposal, (ii) PT-1 has actual knowledge that any person is considering making an Acquisition Proposal, or (iii) PT-1 has received any request for information relating to PT-1 or any subsidiary, or for access to the properties, books or records of PT-1 or any subsidiary, by any person that PT-1 has actual knowledge is considering making, or has made, an Acquisition Proposal.

    TREATMENT OF PT-1 STOCK OPTIONS AND WARRANTS. On the Effective Time, STAR shall assume the duties and obligations of PT-1, and STAR shall be vested with the powers, rights and privileges of PT-1, under the PT-1 Warrants and the PT-1 Options. As of the Effective Time, STAR shall have reserved for issuance and continue to maintain sufficient shares of registered STAR Common Stock to issue the required shares of STAR Common Stock pursuant to the exercise of such warrants and options after the Effective Time, subject to appropriate adjustment in the exercise price thereof.

    INDEMNIFICATION. The PT-1 Stockholders have agreed (a) with respect to the representations and warranties of the PT-1 Stockholders, severally but not jointly, and (b) with respect to the representations and warranties of PT-1, jointly and severally, to indemnify STAR, and each of STAR's respective officers, directors, employees, agents and representatives (collectively, the "STAR Indemnities") against and hold such individuals harmless from any and all claims, obligations, losses, damages, costs, expenses (including without limitation, reasonable attorneys' fees and expenses) and other liabilities of STAR (collectively, the "Losses") arising out of the breach of any representation, warranty, covenant or agreement of PT-1 or the PT-1 Stockholders in the Merger Agreement, as the case may be, whether or not such losses arise as a result of third party claims asserted against PT-1. Notwithstanding the foregoing, the PT-1 Stockholders shall not be liable pursuant to the indemnification until the aggregate of all such Losses exceeds $1,000,000, in which case, the PT-1 Stockholders will be required to indemnify the STAR Indemnitees for the full amount of such Losses, including the $1,000,000 threshold amount, up to but not exceeding the value of the Escrow Shares (as defined below). No claim for indemnification may be made after the Escrow Period.

    CONFIDENTIALITY. Subject to applicable law and to subpoena, STAR, Newco and PT-1, its subsidiaries and the PT-1 Stockholders have agreed to hold, and to cause each of their affiliates, employees, officers, directors and other representatives to hold, in strict confidence, and to not use to the detriment of the other party, any information or data concerning the other party furnished to them in connection with the transactions contemplated by the Merger Agreement, except for information or data generally known or available to the public. If the transactions contemplated by the Merger Agreement are not consummated, such confidence shall be maintained and all such information and data as requested shall be returned.

    EXPENSES AND FEES. Each party to the Merger Agreement shall bear his or its own fees and expenses incurred in connection with the transactions contemplated by the Merger Agreement, provided that, in the context of the enforcement of the terms and conditions of the Merger Agreement, the prevailing party will be entitled to the payment of its reasonable legal fees and expenses incurred in connection with the enforcement of such rights. In addition, in certain circumstances, PT-1 shall pay to Newco a termination fee. See "--Termination Fee."

    CONDITIONS. The respective obligations of each of STAR, Newco, PT-1 and the PT-1 Stockholders to effect the Merger are subject to the satisfaction of the following conditions at or prior to the Effective Time: (a) the approval and adoption of the Merger Agreement and the transactions contemplated thereby by the requisite vote of STAR stockholders; (b) the absence of any statute, rule, regulation, temporary, preliminary or permanent injunction or other order by any United States or state governmental authority, agency, commission or United States or state court of competent jurisdiction prohibiting consummation of the Merger or having the effect of making the Merger illegal; (c) the expiration or termination of any waiting period applicable to the consummation of the Merger under the HSR Act; (d) the receipt by or on behalf of STAR of all necessary regulatory approvals from the FCC, all PUCs and Foreign Agencies required for the transfer of ownership or control over PT-1; (e) the authorization for listing of the shares of STAR Common Stock to be issued in connection with the Merger on the Nasdaq National Market upon official notice of issuance; and (f) the absence of any action or proceeding by or before any court or governmental authority or other regulatory or administrative agency or commission of competent jurisdiction which would require either party to take any action which would result in a material adverse effect to their respective businesses or materially impair STAR's or the Surviving Corporation's ownership or operation of all or a material portion of the business or assets of PT-1 and its subsidiaries, taken as a whole, or compel STAR to dispose of all or a material portion of the business or assets or PT-1 and its subsidiaries, taken as a whole.

    In addition, the obligations of PT-1 to effect the Merger are subject to the satisfaction at or prior to the Effective Time of the following additional conditions: (a) each of STAR and Newco shall have performed in all material respects its obligations under the Merger Agreement required to be performed by it on or prior to the Effective Time; (b) the representations and warranties of STAR and Newco contained in the Merger Agreement shall be true and correct in all material respects as if such representations and warranties were made as of the Effective Time, except as contemplated by the Merger Agreement; (c) there shall not have been any material adverse change in the financial condition, results of operations, properties or business of STAR and its subsidiaries, taken as a whole, excluding any such change caused by a general change in the economy or in the telecommunications industry served by STAR and its subsidiaries; (d) PT-1 shall have received a certificate of the President or Vice President of STAR with respect to clauses (a), (b) and (c); (e) PT-1 shall have received an opinion of counsel in form reasonably agreed to by the parties;
(f) STAR and each PT-1 Stockholder shall have entered into a registration rights and restricted share agreement; (g) STAR shall have taken all necessary steps such that Mr. Tawfik will become a member of the Board immediately following the Effective Time; and (h) PT-1 shall have received reasonably satisfactory evidence that, following the Effective Date, (i) the shares of STAR Common Stock issuable on exercise of the PT-1 Options and Warrants shall be subject to an effective Registration Statement on Form S-8 filed by STAR pursuant to the Securities Act, (ii) 250,000 shares of STAR Common Stock have been reserved for issuance to selected independent distributors of PT-1 in the form of restricted shares pursuant to restricted stock purchase agreements to be entered into between such distributors and STAR, at no consideration per share to such distributors and with a pro rata vesting schedule of no more than four years, such distributors to be designated by PT-1 and reasonably acceptable to STAR and
(iii) 100,000 shares of STAR Common Stock have been reserved for issuance to selected employees in the form of stock options under STAR's presently outstanding employee stock option plan, with such selected employees to be designated by PT-1 and reasonably acceptable to STAR.

    The obligations of STAR and Newco to effect the Merger are subject to the satisfaction at or prior to the Effective Time of the following additional conditions: (a) each of PT-1 and its subsidiaries shall have performed in all material respects its obligations under the Merger Agreement required to be performed by it on or prior to the Effective Time; (b) the representations and warranties of PT-1 contained in the Merger Agreement which are qualified with respect to materiality shall be true and correct and all such representations and warranties that are not so qualified shall be true and correct in all material respects as if such representations and warranties were made as of the Effective Time, except as contemplated by the Merger Agreement;
(c) there shall not have been any material adverse change in the financial condition, results of operations, properties or business of PT-1 and its subsidiaries taken as a whole, other than any change arising from any action authorized, directed or otherwise approved by STAR pursuant to the Merger Agreement or from STAR's express refusal to approve any action proposed by PT-1 and excluding any change caused by a general change in the economy or in the telecommunications industry served by PT-1 and its subsidiaries, other than any such change approved by STAR; (d) STAR and Newco shall have received a certificate of the President or Vice President of PT-1 with respect to clauses
(a), (b) and (c); (e) Newco shall have received letters of resignation from the members of PT-1's Board of Directors; and (f) STAR shall have received an opinion of counsel from counsel to PT-1 in form reasonably agreed to by the parties.

    TERMINATION. The Merger Agreement may be terminated at any time prior to the Effective Time and before approval by the STAR stockholders in a number of circumstances which include, among others: (a) by mutual consent of STAR and PT-1; (b) by STAR if (i) there has occurred a material adverse change in the financial condition, results of operations, business or properties of PT-1 and its subsidiaries taken as a whole, other than any change arising from any action authorized, directed or otherwise approved by STAR pursuant to the terms of the Merger Agreement or from STAR's express refusal to approve any action proposed by PT-1 and except for any change caused by a general change in the economy of the United States or in the telecommunications industry served by PT-1, (ii) there is a breach of any of the representations and warranties of PT-1 which are qualified with respect to materiality or if STAR shall have breached in any material respect any of such representations or warranties which are not so qualified, or (iii) if PT-1 or any of the PT-1 Stockholders fails to comply in any material respect with any of its covenants or agreements, or otherwise wilfully breaches or fails to perform pursuant to the terms of the Merger Agreement which breaches or failures are, in the aggregate, material in the context of the transactions contemplated by the Merger Agreement; (c) by PT-1
(i) if there has occurred a material adverse change in the financial condition, results of operations, business or properties of STAR except for any change caused by a general change in the economy of the United States or in the telecommunications industry served by PT-1, and except as otherwise approved in writing by STAR or (ii) there is a breach of any of the representations and warranties of STAR or Newco which are qualified with respect to materiality or if STAR shall have breached in any material respect any of such representations or warranties which are not so qualified, or if STAR or Newco fails to comply in any material respect with any of its covenants or agreements, or otherwise wilfully breaches or fails to perform pursuant to the terms of the Merger Agreement which breaches or failures are, in the aggregate, material in the context of the transactions contemplated by the Merger Agreement; and (d) by either STAR or PT-1, if on or before March 31, 1999 (such date being referred to as the "Closing Date"), or on or before June 30, 1999, provided that if immediately prior to December 31, 1998 the approvals with respect to all material filings with the FCC, PUCs and Foreign Agencies shall not have been received but all other conditions to the closing of the Merger shall have been satisfied or waived, the Merger shall not have been consummated; provided that such failure has not been caused by that party's material breach of the Merger Agreement; provided further that if any condition to the Merger Agreement shall fail to be satisfied by reason of the existence of an injunction or order of any court or governmental or regulatory body resulting from an action or proceeding commenced by any party which is not a government or governmental authority, then at the request of either party the deadline date referred to above shall be extended for a reasonable period of time, not in excess of 120 days, to permit the parties to have such injunction vacated or order reversed.

    In the event of such termination and abandonment, no party to the Merger Agreement (or any of its directors or officers) shall have any liability or further obligation to any other party to the Merger

Agreement, except for the Termination Fee, if required, and except that nothing in the Merger Agreement will relieve any party from liability for any wilful breach of the Merger Agreement prior to such termination or abandonment.

    TERMINATION FEE. If the Merger Agreement is terminated by STAR, pursuant to clause (b)(iii) above, and, within six months following such termination, PT-1 and/or the PT-1 Stockholders enter into an agreement contemplating the acquisition, by means of a tender or exchange offer, merger, consolidation, business combination or otherwise, of all or a substantial portion of the outstanding shares of PT-1 Common Stock or of the assets of PT-1 and its subsidiaries and the value of the consideration to be received by the stockholders of PT-1 with respect to such transaction equals or exceeds $500 million, then PT-1 shall, simultaneously with consummation of such transaction or transactions, pay to STAR, by wire transfer of immediately available funds, $20 million (the "Termination Fee").

    AMENDMENT AND WAIVER. Subject to applicable law, the Merger Agreement may be amended by the parties thereto solely by action of their respective Boards of Directors. Any such amendment must be in writing and signed by both of the parties. At any time prior to the Effective Time, the parties may (i) extend the time for the performance of any of the obligations or other acts of the other parties to the Merger Agreement, (ii) waive any inaccuracies in the representations and warranties of the other party or in any documents delivered pursuant to the Merger Agreement, and (iii) waive compliance by the other party with any of the agreements or conditions to the Merger Agreement. Any agreement on the part of such a party to any such extension or waiver shall be valid only if set forth in an instrument in writing signed on behalf of such party.

RELATED AGREEMENTS

    Certain additional agreements are attached as exhibits to the Merger Agreement, consisting of: (a) the Shareholder Agreement among PT-1 and Messrs. Edgecomb and Crumly and Ms. Casey, which was executed simultaneously with the Merger Agreement; (b) the Registration Rights and Restricted Share Agreement between STAR and the PT-1 Stockholders; and (c) the Escrow Agreement among STAR and the PT-1 Stockholders. STAR and certain executives of PT-1 also entered into amendments (the "Amendments") to such officers' current employment agreements with PT-1 to provide, among other things, for the officers' employment with PT-1 or STAR following the Merger and certain non-competition provisions.

    SHAREHOLDER AGREEMENT. Pursuant to the Shareholder Agreement, Messrs. Edgecomb and Crumly and Ms. Casey have agreed to vote all shares of STAR Common Stock held, beneficially or of record, by such individuals, and to express their consent, in favor of approval of the Merger Agreement and any actions required in furtherance thereof and against any action or agreement that would result in a breach in any respect of any covenant, representation or warranty or any other obligation or agreement of STAR or Newco under the Merger Agreement. The obligations of such individuals under the Shareholder Agreement will terminate on the earlier of the Effective Time or termination of the Merger Agreement for any reason. As of October 13, 1998, Mr. Edgecomb held 12,702,807 shares, or approximately 30.1% of the outstanding STAR Common Stock, Mr. Crumly held 737,666 shares, or approximately 1.7% of the outstanding STAR Common Stock, and Ms. Casey held 1,596,613 shares, or approximately 3.8% of the outstanding STAR Common Stock.

    REGISTRATION RIGHTS AND RESTRICTED SHARE AGREEMENT. The Registration Rights and Restricted Share Agreement between STAR and the PT-1 Stockholders, which will be executed by the parties on the Closing Date, provides for certain transfer restrictions on the shares received by the PT-1 Stockholders in the Merger. The Agreement prohibits the PT-1 Stockholders from transferring 1,550,000 of such shares (the "One-Year Shares"), until after the passage of the first anniversary of the Closing Date and the remaining 13.5 million of such shares until after the passage of the second anniversary of the Closing Date (the "Two-Year Shares"). The transfer restrictions imposed on the One-Year Shares and the Two-Year Shares are very expansive and effectively prohibit virtually all transfers of such shares by the PT-1 Stockholders during

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such periods. The restrictions on transfer of such shares are much more prohibitive than would otherwise be the case under Rule 144 of the Securities Act. The Registration Rights and Restricted Share Agreement also provides that, with respect to the shares of STAR Common Stock received by each PT-1 Stockholder pursuant to the Merger (the "Registrable Securities"), the PT-1 Stockholders may, on not more than one occasion during each of the first twelve-month periods following the second anniversary of the Closing Date, request STAR to prepare and file with the Commission a registration statement under the Securities Act covering the public offer and sale of the Registrable Securities, provided that such request relates to the registration of at least three million shares of Registrable Securities. The Agreement also provides for customary "piggyback" registration rights commencing after the second anniversary of the Closing Date, or, with respect to the One-Year Shares, at any time after the first anniversary of the Closing Date, in the event STAR proposes to register any of its stock or other securities, for its own account or for the account of any other stockholder. The Agreement contains additional customary terms and provisions, including reciprocal restrictions on the public sale or distribution of shares of STAR Common Stock during certain underwritten offerings and reciprocal indemnification and contribution provisions with respect to information furnished or provided by STAR or the PT-1 Stockholders for inclusion in any registration statement.

    ESCROW AGREEMENT. The Escrow Agreement between STAR and the PT-1 Stockholders, which will be executed by the parties on the Closing Date, provides that 1,505,000 of the shares of STAR Common Stock issued to the stockholders of PT-1 in the Merger (the "Escrow Shares") will be deposited at the Closing Date in an escrow established with Santa Barbara Bank and Trust, or another mutually agreed upon escrow agent. The Escrow Shares will be subject to offset pursuant to the indemnification provisions of the Merger Agreement. The maximum liability of the PT-1 Stockholders pursuant to such indemnification is limited to the Escrow Shares. Subject to the filing of any claims against any portion of the Escrow Shares, the Escrow Agreement will be in place for a period commencing at the Closing Date and ending on the first anniversary thereof, provided that, at ninety day intervals during the escrow period, portions of the Escrow Shares may be released to the PT-1 Stockholders, though such shares will become First-Year Shares following the release of such shares from escrow.

    EMPLOYMENT AGREEMENTS. Pursuant to the Amendments, after consummation of the Merger, the officers of PT-1 will be Mr. Tawfik (President), Mr. Vita (Executive Vice President), Douglas Barley (Chief Financial Officer) and Mr. Klusaritz (General Counsel). Mr. Klusaritz will also serve as General Counsel of STAR. Such officers also agreed to certain restrictions on competition during their employment with PT-1 and/or STAR.


    SHORT TERM NOTES. Pursuant to the December 29, 1998 amendment to the Merger Agreement, at the Effective Time, STAR has the option of delivering to the PT-1 stockholders cash or short term promissory notes (the "Short Term Notes") in an aggregate amount equal to the cash component of the Merger Consideration. If issued by STAR at the Effective Time, the Short Term Notes will be non-interest bearing demand promissory notes payable at the earliest to occur of (a) the date of funding of STAR's 1999 senior credit facility and (b) March 31, 1999.


ACCOUNTING TREATMENT OF THE MERGER

    The Merger will be accounted for by STAR under the purchase method of accounting in accordance with APB No. 16. Under this method of accounting, the purchase price will be allocated to assets acquired and liabilities assumed based on their estimated fair values. A representative of Arthur Andersen, STAR's independent public accountants will be available at the Special Meeting to respond to appropriate questions.

FEDERAL INCOME TAX CONSEQUENCES OF THE MERGER

    The Merger will not have any U.S. federal, state or local income tax effect on STAR or any stockholder of STAR.

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REGULATORY APPROVALS

    Under the HSR Act, and the rules promulgated thereunder by the FTC, the Merger may not be consummated until notification and certain information has been furnished to the FTC and the Antitrust Division of the Department of Justice (the "Antitrust Division") and specified waiting period requirements have been satisfied.

    STAR and PT-1 have each filed notification and report forms with respect to the Merger under the HSR Act with the FTC and the Antitrust Division. The required waiting period with respect to the Merger expired on September 14, 1998. At any time before or after consummation of the Merger, the Antitrust Division or the FTC could take such action under the antitrust laws as it deems necessary or desirable in the public interest, including seeking to enjoin the consummation of the Merger or seeking divestiture of substantial assets of STAR or PT-1 or any of their respective subsidiaries. At any time before or after the Effective Time, and notwithstanding that the HSR Act waiting period has expired, any state could take such action under its antitrust laws as it deems necessary or desirable. Such action could include seeking to enjoin the consummation of the Merger or seeking divestiture of substantial assets of STAR or PT-1 or the Surviving Corporation. Private parties also may seek to take legal action under the antitrust laws under certain circumstances.

    Prior to the change in ownership or management of PT-1 or the transfer of control over PT-1's certificate of public convenience and necessity and daily operations, STAR was required to obtain regulatory approvals for the transfer of ownership or control over PT-1 from the FCC, all PUCs and certain Foreign Agencies. STAR has received all such necessary regulatory approvals. See "Risk Factors-- Potential Adverse Effect of Government Regulation--Change of Control."

STOCK EXCHANGE LISTING

    It is a condition to the consummation of the Merger that the shares of STAR Common Stock issuable to the stockholders of PT-1 pursuant to the terms of the Merger Agreement be authorized for listing on Nasdaq.

LOAN TO PT-1

    In contemplation of the Merger, on August 17, 1998, STAR entered into a $10.0 million loan arrangement with PT-1 (the "PT-1 Loan"). The PT-1 Loan is due and payable on August 17, 1999 and accrues interest monthly at a rate of 6 3/4% per annum. STAR agreed to the PT-1 Loan to allow for an expansion of PT-1's business in areas other than Prepaid Cards. PT-1 has used the proceeds from the PT-1 Loan to finance the production and distribution of marketing materials and advertisements relating to PT-1's dial around program, to finance receivables generated from the program, to cover network-related operating expenses and for other internal working capital purposes.

VOTE REQUIRED AND RECOMMENDATION OF THE BOARD

    The Merger Agreement and the Share Issuance contemplated thereby requires the affirmative vote of the holders of a majority of the outstanding shares of STAR Common Stock entitled to vote at the Special Meeting.

    THE BOARD UNANIMOUSLY RECOMMENDS THAT THE STOCKHOLDERS VOTE "FOR" THE APPROVAL AND ADOPTION OF THE MERGER AGREEMENT AND THE TRANSACTIONS CONTEMPLATED THEREBY, INCLUDING THE SHARE ISSUANCE.

                       UNAUDITED PRO FORMA FINANCIAL DATA

    The following unaudited pro forma financial data is presented assuming the Merger will be accounted for as a purchase, whereby STAR will allocate the purchase price to assets acquired and liabilities assumed based on their fair values. STAR also entered into an agreement to acquire UDN on November 19, 1997, and plans to account for this transaction as a pooling of interests. The consummation of the UDN acquisition is subject to several conditions, including the approval of the stockholders of UDN and certain regulatory agencies. Because of the various contingencies relating to the consummation of the UDN transaction, the pro forma financial statements of STAR have been presented alternatively: (1) assuming that STAR will not complete the acquisition of UDN and (2) assuming that STAR will complete the acquisition of UDN.

    Thus the first set of unaudited pro forma condensed statement of operations data for the twelve months ended December 31, 1997 and the nine months ended September 30, 1997 and 1998 only gives effect to the Merger as if it had occurred on January 1, 1997. The unaudited pro forma condensed combined balance sheet as of September 30, 1998 gives effect to the Merger as if it had occurred on September 30, 1998. None of the above referenced unaudited pro forma condensed financial statements include UDN.


    The Merger will be accounted for as a purchase transaction. The estimated total purchase price will be allocated to the fair value of the assets and liabilities acquired. The excess of the purchase price plus transaction costs over the fair value of the net assets acquired will be allocated to goodwill and as such amortized on a straight-line basis over a 20-year period. The preliminary amount allocated to goodwill is estimated to be approximately $181 million. The table below sets forth the computation of the total purchase price (in thousands), calculated in accordance with APB 16 and the preliminary allocation of the purchase price to the acquired assets and assumed liabilities.



Shares of STAR Common Stock to be issued the Merger:
  One-year shares (1).....................................................  $  17,376
  Two-year shares (2).....................................................    136,202
                                                                            ---------
    Fair value of shares issued...........................................    153,578
    Cash consideration....................................................     19,500
    Merger related costs..................................................     14,000
    Cash payment to Godot.................................................      2,000
                                                                            ---------
Total purchase price......................................................    189,078
    Net assets of PT-1 acquired...........................................     (3,820)
    Adjustment for acquired service obligation............................     (4,247)
                                                                            ---------
Total goodwill............................................................  $ 181,011
                                                                            ---------
                                                                            ---------


------------------------


(1) 1.55 million shares of STAR Common Stock at $11.21 per share



(2) 13.5 million shares of STAR Common Stock at $11.21 per share, less a 10% discount



    The second set of unaudited pro forma condensed financial statements assumes completion of STAR's merger with UDN in a pooling of interests transaction. The historical condensed statement of operations data for the years ended December 31, 1995, 1996 and 1997 and the nine months ended September 30, 1997 and 1998 is combined with the historical operating results of UDN for the twelve months ended January 31, 1996, 1997 and 1998, and the nine months ended September 30, 1997 and 1998. The resulting combined unaudited pro forma statements of operations for the twelve months ended December 31, 1997 and the nine months ended September 30, 1997 and 1998 are combined with the results of operations of PT-1 for the year ended March 31, 1998 and the nine months ended September 30, 1997 and 1998 assuming the acquisition of PT-1 had occurred on January 1, 1997. The historical condensed balance sheet of STAR at September 30, 1998 is combined with the historical condensed balance sheet of UDN assuming they had always been one entity. The resulting pro forma balance sheet at September 30, 1998 gives effect to the Merger as if it had occurred on September 30, 1998.

    THE UNAUDITED PRO FORMA FINANCIAL DATA DOES NOT PURPORT TO PRESENT THE FINANCIAL POSITION OR RESULTS OF OPERATIONS OF STAR HAD THE TRANSACTIONS AND EVENTS ASSUMED THEREIN OCCURRED ON THE DATES SPECIFIED, NOR ARE THEY NECESSARILY INDICATIVE OF THE RESULTS OF OPERATIONS THAT MAY BE ACHIEVED BY STAR IN THE FUTURE.

    The unaudited pro forma financial data does not give effect to certain cost savings that STAR believes may be realized as a result of the Merger. There can be no assurances that such cost savings, if any, will be achieved. See "Description of Forward-Looking Statements."

    The unaudited pro forma financial data is based on certain assumptions and adjustments described in the notes to the unaudited pro forma financial data included in this Proxy Statement and should be read in conjunction therewith and with "Management's Discussion and Analysis of Financial Condition and Results of Operations of STAR," "Management's Discussion and Analysis of Financial Condition and Results of Operations of PT-1" and the consolidated financial statements of each of STAR, PT-1 and UDN and the related notes thereto, included elsewhere in this Proxy Statement.

              UNAUDITED PRO FORMA CONDENSED COMBINED BALANCE SHEET

                 STAR TELECOMMUNICATIONS, INC. AND SUBSIDIARIES
                    PT-1 COMMUNICATIONS, INC. AND SUBSIDIARY

                             AT SEPTEMBER 30, 1998

                       (IN THOUSANDS, EXCEPT SHARE DATA)


                                            STAR      PT-1
                                          SEPTEMBER SEPTEMBER
                                          30,       30,          MERGER        PRO FORMA
                                            1998      1998     ADJUSTMENTS     COMBINED
                                          --------  --------  -------------    ---------
CURRENT ASSETS:
  Cash and cash equivalents.............  $11,808   $ 5,382    $     --        $ 17,190
  Short-term investments................   92,390     2,148     (19,500)(a)      73,038
                                                                 (2,000)(s)
  Accounts and notes receivable.........   80,721    46,940     (22,951)(b)     104,710
  Receivable from related parties.......      330        --          --             330
  Other current assets..................   27,580     5,390      (2,110)(c)      30,860
                                          --------  --------  -------------    ---------
  Total current assets..................  212,829    59,860     (46,561)        226,128
  Property and equipment, net...........  113,851    43,480          --         157,331
  Intangible assets, net................       --     2,493          --           2,493
  Goodwill..............................       --        --     181,011(d)      181,011
  Deferred distributor costs............       --        --       2,803(t)        2,803
  Other long-term assets................    7,340     1,119          --           8,459
                                          --------  --------  -------------    ---------
    Total assets........................  $334,020  $106,952   $137,253        $578,225
                                          --------  --------  -------------    ---------
                                          --------  --------  -------------    ---------
CURRENT LIABILITIES:
  Short-term debt.......................  $    --   $15,000    $(10,000)(b)    $  5,000
  Payable to stockholders...............        5        --          --               5
  Current portion of long-term              7,595     1,736          --           9,331
    obligations.........................
  Note payable..........................       --     5,000          --           5,000
  Accounts payable and accrued             36,200    21,470      14,000(c)       56,609
    expenses............................                        (12,951)(b)
                                                                 (2,110)(c)
  Due to carriers.......................       --    13,113          --          13,113
  Deferred revenue......................       --    42,026     (42,026)(p)          --
  Acquired service obligation...........       --        --      37,779(v)       37,779
  Accrued network cost..................   52,464        --          --          52,464
                                          --------  --------  -------------    ---------
    Total current liabilities...........   96,264    98,345     (15,308)        179,301
                                          --------  --------  -------------    ---------
  Long-term obligations.................   31,053     7,512          --          38,565
  Other long-term liabilities...........    1,638       700          --           2,338
                                          --------  --------  -------------    ---------
    Total long-term liabilities.........   32,691     8,212          --          40,903
STOCKHOLDERS' EQUITY (DEFICIT)
  Common stock of STAR (100,000,000
    shares authorized, 42,205,418 actual
    shares and 57,505,418 pro forma
    shares issued and outstanding)......       42        --          15(f)           57
  Common stock of PT-1 (150,000,000
    shares authorized, 73,459,180 actual
    shares issued, 48,406,548 actual
    shares outstanding and no pro forma
    shares issued or outstanding).......       --       735        (735)(g)          --
  Paid-in capital.......................  194,138    16,166     156,366(h)      350,504
                                                                (16,166)(j)
  Accumulated other comprehensive             219        --          --             219
    income..............................
  Retained earnings (deficit)...........   10,666     1,919      (1,919)(j)      10,666
  Treasury stock........................       --   (15,000 )    15,000(k)           --
  Note receivable from stockholder......       --    (3,425 )        --          (3,425)
                                          --------  --------  -------------    ---------
                                          205,065       395     152,561         358,021
                                          --------  --------  -------------    ---------
    Total liabilities and stockholder's   $334,020  $106,952   $137,253        $578,225
      equity............................
                                          --------  --------  -------------    ---------
                                          --------  --------  -------------    ---------

         UNAUDITED PRO FORMA CONDENSED COMBINED STATEMENT OF OPERATIONS

                 STAR TELECOMMUNICATIONS, INC. AND SUBSIDIARIES
                    PT-1 COMMUNICATIONS, INC. AND SUBSIDIARY

                      FOR THE YEAR ENDED DECEMBER 31, 1997

                     (IN THOUSANDS, EXCEPT PER SHARE DATA)


                                          STAR YEAR
                                            ENDED      PT-1 YEAR
                                           DECEMBER      ENDED
                                             31,       MARCH 31,       MERGER        PRO FORMA
                                             1997         1998       ADJUSTMENTS      COMBINED
                                          ----------   ----------   -------------    ----------
REVENUES................................  $ 404,605    $ 431,520    $ (49,441)(l)    $ 786,684
OPERATING EXPENSES:
  Cost of services......................    351,821      395,501      (49,441)(l)      697,881
  Selling, general and administrative
    expenses............................     36,782       17,724          701(m)        55,207
  Depreciation and amortization.........      4,637        1,535        9,051(n)        15,223
                                          ----------   ----------   -------------    ----------
                                            393,240      414,760      (39,689)         768,311
                                          ----------   ----------   -------------    ----------
  Income from operations................     11,365       16,760       (9,752)          18,373
                                          ----------   ----------   -------------    ----------
OTHER INCOME (EXPENSE):
  Interest income.......................        492          517       (1,009)(e)           --
  Interest expense......................     (1,738)      (1,021)        (174)(e)       (2,933)
  Legal settlement and expenses.........     (1,653)          --           --           (1,653)
  Other income (expense)................        208          474           --              682
                                          ----------   ----------   -------------    ----------
                                             (2,691)         (30)      (1,183)          (3,904)
                                          ----------   ----------   -------------    ----------
  Income before provision for income
    taxes...............................      8,674       16,730      (10,935)          14,469
PRO FORMA PROVISION FOR INCOME TAXES....      3,100        5,150          156(o)         8,406
                                          ----------   ----------   -------------    ----------
PRO FORMA NET INCOME....................  $   5,574    $  11,580    $ (11,091)       $   6,063
                                          ----------   ----------   -------------    ----------
                                          ----------   ----------   -------------    ----------
Pro forma net income per common share:
  Basic.................................  $    0.18    $    0.25                     $    0.13
  Diluted...............................  $    0.17    $    0.24                     $    0.13
Weighted average number of common shares
  outstanding:
  Basic.................................     30,221       46,922                        45,521
  Diluted...............................     32,978       47,720                        48,278

         UNAUDITED PRO FORMA CONDENSED COMBINED STATEMENT OF OPERATIONS

                 STAR TELECOMMUNICATIONS, INC. AND SUBSIDIARIES
                    PT-1 COMMUNICATIONS, INC. AND SUBSIDIARY

                  FOR THE NINE MONTHS ENDED SEPTEMBER 30, 1997
                     (IN THOUSANDS, EXCEPT PER SHARE DATA)


                                             STAR         PT-1
                                             NINE         NINE
                                            MONTHS       MONTHS
                                            ENDED        ENDED
                                          SEPTEMBER    SEPTEMBER
                                             30,          30,          MERGER        PRO FORMA
                                             1997         1997       ADJUSTMENTS      COMBINED
                                          ----------   ----------   -------------    ----------
REVENUES................................  $ 283,374    $ 250,906    $ (35,530)(l)    $ 498,750
OPERATING EXPENSES:
  Cost of services......................    246,712      229,949      (35,530)(l)      441,131
  Selling, general and administrative
    expenses............................     25,118       16,260          526(m)        41,904
  Depreciation and amortization.........      3,040          439        6,788(n)        10,267
                                          ----------   ----------   -------------    ----------
                                            274,870      246,648      (28,216)         493,302
                                          ----------   ----------   -------------    ----------
  Income from operations................      8,504        4,258       (7,314)           5,448
                                          ----------   ----------   -------------    ----------
OTHER INCOME (EXPENSE):
  Interest income.......................        367          234         (601)(e)           --
  Interest expense......................     (1,289)        (412)        (286)(e)       (1,987)
  Other income (expense)................     (1,499)         243           --           (1,256)
                                          ----------   ----------   -------------    ----------
                                             (2,421)          65         (887)          (3,243)
                                          ----------   ----------   -------------    ----------
  Income (loss) before provision for
    income taxes........................      6,083        4,323       (8,201)           2,205
PRO FORMA PROVISION INCOME TAXES
  (BENEFIT).............................      2,718        2,018         (718)(o)        4,018
                                          ----------   ----------   -------------    ----------
PRO FORMA NET INCOME (LOSS).............  $   3,365    $   2,305    $  (7,483)       $  (1,813)
                                          ----------   ----------   -------------    ----------
                                          ----------   ----------   -------------    ----------
Pro forma net income (loss) per common
  share:
    Basic...............................  $    0.12    $    0.05                     $   (0.04)
    Diluted.............................  $    0.11    $    0.04                     $   (0.04)
  Weighted average number of common
    shares outstanding:
    Basic...............................     28,650       50,480                        43,950
    Diluted.............................     31,580       51,346                        43,950

         UNAUDITED PRO FORMA CONDENSED COMBINED STATEMENT OF OPERATIONS

                 STAR TELECOMMUNICATIONS, INC. AND SUBSIDIARIES
                    PT-1 COMMUNICATIONS, INC. AND SUBSIDIARY
                  FOR THE NINE MONTHS ENDED SEPTEMBER 30, 1998
                     (IN THOUSANDS, EXCEPT PER SHARE DATA)


                                             STAR         PT-1
                                             NINE         NINE
                                            MONTHS       MONTHS
                                            ENDED        ENDED
                                          SEPTEMBER    SEPTEMBER
                                             30,          30,          MERGER        PRO FORMA
                                             1998         1998       ADJUSTMENTS      COMBINED
                                          ----------   ----------   -------------    ----------
REVENUES................................  $ 425,531    $ 396,599    $ (63,922)(l)    $ 758,208
OPERATING EXPENSES:
  Cost of services......................    363,794      364,942      (63,922)(l)      664,814
  Selling, general and administrative
    expenses............................     39,167       23,016          526(m)        62,709
  Depreciation and amortization.........      8,055        2,485        6,788(n)        17,328
                                          ----------   ----------   -------------    ----------
                                            411,016      390,443      (56,608)         744,851
                                          ----------   ----------   -------------    ----------
  Income from operations................     14,515        6,156       (7,314)          13,357
                                          ----------   ----------   -------------    ----------
  OTHER INCOME (EXPENSE):
  Interest Income.......................      3,511          428         (887)(e)        3,052
  Interest expense......................     (2,080)      (1,201)          --           (3,281)
  Other income (expense)................       (171)         196           --               25
                                          ----------   ----------   -------------    ----------
                                              1,260         (577)        (887)            (204)
                                          ----------   ----------   -------------    ----------
  Income before provision for income
    taxes...............................     15,775        5,579       (8,201)          13,153
  PROVISION FOR INCOME TAXES............      6,643        1,915         (161)(o)        8,397
                                          ----------   ----------   -------------    ----------
  NET INCOME............................  $   9,132    $   3,664    $  (8,040)       $   4,756
                                          ----------   ----------   -------------    ----------
                                          ----------   ----------   -------------    ----------
  Net income per common share:
    Basic...............................  $    0.23    $    0.08                     $    0.09
    Diluted.............................  $    0.22    $    0.08                     $    0.08
  Weighted average number of common
    shares outstanding:
    Basic...............................     39,147       48,405                        54,447
    Diluted.............................     40,921       48,587                        56,221

              UNAUDITED PRO FORMA CONDENSED COMBINED BALANCE SHEET

                 STAR TELECOMMUNICATIONS, INC. AND SUBSIDIARIES
                 UNITED DIGITAL NETWORK, INC. AND SUBSIDIARIES
                    PT-1 COMMUNICATIONS, INC. AND SUBSIDIARY

                             AT SEPTEMBER 30, 1998

                                 (IN THOUSANDS)


                                   STAR         UDN                                         PT-1
                                SEPTEMBER    SEPTEMBER        MERGER        PRO FORMA    SEPTEMBER        MERGER        PRO FORMA
                                 30, 1998     30, 1998     ADJUSTMENTS       COMBINED     30, 1998     ADJUSTMENTS       COMBINED
                                ----------   ----------   --------------    ----------   ----------   --------------    ----------
CURRENT ASSETS:
Cash and cash equivalents.....  $  11,808    $   1,060      $     --        $  12,868    $   5,382     $      --        $  18,250
Short-term investments........     92,390           --            --           92,390        2,148       (19,500)(a)       73,038
                                                                                                          (2,000)(s)
Accounts and notes
  receivable..................     80,721        5,068        (5,977)(b)       79,812       46,940       (22,951)(b)      103,801
Receivable from related
  parties.....................        330           --            --              330           --            --              330
Other current assets..........     27,580          251          (671)(u)       27,160        5,390        (2,110)(c)       30,440
                                ----------   ----------      -------        ----------   ----------   --------------    ----------
    Total current assets......    212,829        6,379        (6,648)         212,560       59,860       (46,561)         225,859
Property and equipment, net...    113,851        1,875            --          115,726       43,480            --          159,206
Intangible assets, net........         --        5,558            --            5,558        2,493            --            8,051
Goodwill......................         --           --            --               --           --       181,011(d)       181,011
Deferred distributor costs....         --           --            --               --           --         2,803(t)         2,803
Other long-term assets........      7,340           72            --            7,412        1,119            --            8,531
                                ----------   ----------      -------        ----------   ----------   --------------    ----------
    Total assets..............  $ 334,020    $  13,884      $ (6,648)       $ 341,256    $ 106,952     $ 137,253        $ 585,461
                                ----------   ----------      -------        ----------   ----------   --------------    ----------
                                ----------   ----------      -------        ----------   ----------   --------------    ----------
CURRENT LIABILITIES:
Short-term debt...............  $      --    $      --      $     --        $      --       15,000     $ (10,000)(b)    $   5,000
Payable to stockholders.......          5        1,550            --            1,555           --            --            1,555
Current portion of long-term
  obligations.................      7,595        1,042            --            8,637        1,736            --           10,373
Note payable..................         --        4,500        (4,500)(b)           --        5,000            --            5,000
Accounts payable and accrued
  expenses....................     36,200       10,658        (1,477)(b)       46,210       21,470        14,000(c)        66,619
                                                               1,500(u)                                  (12,951)(b)
                                                                (671)(u)                                  (2,110)(c)
Due to carriers...............         --           --            --               --       13,113            --           13,113
Deferred revenue..............         --        1,163            --            1,163       42,026       (42,026)(p)        1,163
Acquired service obligation...         --           --            --               --           --        37,779(v)        37,779
Accrued network cost..........     52,464           --            --           52,464           --            --           52,464
                                ----------   ----------      -------        ----------   ----------   --------------    ----------
    Total current
      liabilities.............     96,264       18,913        (5,148)         110,029       98,345       (15,308)         193,066
                                ----------   ----------      -------        ----------   ----------   --------------    ----------
Long-term obligations.........     31,053          233            --           31,286        7,512            --           38,798
Other long-term liabilities...      1,638           --            --            1,638          700            --            2,338
                                ----------   ----------      -------        ----------   ----------   --------------    ----------
    Total long-term
      liabilities.............     32,691          233            --           32,924        8,212            --           41,136
                                ----------   ----------      -------        ----------   ----------   --------------    ----------
STOCKHOLDER'S EQUITY (DEFICIT)
  Common stock of STAR
    (100,000,000 shares
    authorized, 42,205,418
    actual shares and
    58,117,581 pro forma
    shares issued and
    outstanding)..............         42           --            --               42           --            15(f)            57
  Common stock of UDN
    (100,000,000 shares
    authorized, 7,054,844
    actual shares and no pro
    forma shares issued and
    outstanding)..............         --           71           (71)(q)           --           --            --               --
  Common stock of PT-1
    (150,000,000 shares
    authorized, 73,459,180
    actual shares issued,
    48,406,548 actual shares
    outstanding and no pro
    forma shares issued or
    outstanding)..............         --           --            --               --          735          (735)(g)           --
  Paid-in capital.............    194,138       13,007            71(q)       207,216       16,166       156,366(h)       363,582
                                                                                                         (16,166)(i)
  Accumulated other
    comprehensive income......        219           --            --              219           --            --              219
  Retained earnings
    (deficit).................     10,666      (18,340)       (1,500)(u)       (9,174)       1,919        (1,919) (j)      (9,174)
  Treasury stock..............         --           --            --               --      (15,000)       15,000(k)            --
  Note receivable from
    stockholder...............         --           --            --               --       (3,425)           --           (3,425)
                                ----------   ----------      -------        ----------   ----------   --------------    ----------
                                  205,065       (5,262)       (1,500)         198,303          395       152,561          351,259
                                ----------   ----------      -------        ----------   ----------   --------------    ----------
    Total liabilities and
      stockholder's equity....  $ 334,020    $  13,884      $ (6,648)       $ 341,256    $ 106,952     $ 137,253        $ 585,461
                                ----------   ----------      -------        ----------   ----------   --------------    ----------
                                ----------   ----------      -------        ----------   ----------   --------------    ----------

         UNAUDITED PRO FORMA CONDENSED COMBINED STATEMENT OF OPERATIONS

                 STAR TELECOMMUNICATIONS, INC. AND SUBSIDIARIES
                 UNITED DIGITAL NETWORK, INC. AND SUBSIDIARIES

                      FOR THE YEAR ENDED DECEMBER 31, 1995

                     (IN THOUSANDS, EXCEPT PER SHARE DATA)

                                                    UDN TWELVE
                                         STAR         MONTHS
                                      YEAR ENDED       ENDED                        PRO
                                     DECEMBER 31,   JANUARY 31,      MERGER        FORMA
                                         1995          1996       ADJUSTMENTS     COMBINED
                                     ------------   -----------   ------------    --------
REVENUES...........................    $58,937        $ 5,711        $ (43)(l)    $64,605
OPERATING EXPENSES:
Cost of services...................     44,270          4,342          (43)(l)     48,569
Selling, general and administrative
  expenses.........................     10,452          2,494           --         12,946
Depreciation and amortization......        368            484           --            852
                                     ------------   -----------      -----        --------
                                        55,090          7,320          (43)        62,367
                                     ------------   -----------      -----        --------
Income (loss) from operations......      3,847         (1,609)          --          2,238
                                     ------------   -----------      -----        --------
OTHER INCOME (EXPENSE):
Interest income....................         22            (12)          --             10
Interest expense...................        (64)           (91)          --           (155)
Other income (expense).............        (33)          (183)          --           (216)
                                     ------------   -----------      -----        --------
                                           (75)          (286)          --           (361)
                                     ------------   -----------      -----        --------
  Income (loss) before provision
    for income taxes...............      3,772         (1,895)          --          1,877

PRO FORMA PROVISION FOR INCOME
  TAXES............................      1,632             --         (819)(o)        813
                                     ------------   -----------      -----        --------
PRO FORMA NET INCOME (LOSS)........    $ 2,140        $(1,895)       $ 819        $ 1,064
                                     ------------   -----------      -----        --------
                                     ------------   -----------      -----        --------
Pro forma net income (loss) per
  common share:
Basic..............................    $  0.11        $ (0.57)                    $  0.05
Diluted............................    $  0.11        $ (0.57)                    $  0.05
Weighted average number of common
  shares outstanding:
Basic..............................     19,373          3,331                      19,662
Diluted............................     19,373          3,331                      19,662

         UNAUDITED PRO FORMA CONDENSED COMBINED STATEMENT OF OPERATIONS

                 STAR TELECOMMUNICATIONS, INC. AND SUBSIDIARIES
                 UNITED DIGITAL NETWORK, INC. AND SUBSIDIARIES

                      FOR THE YEAR ENDED DECEMBER 31, 1996

                     (IN THOUSANDS, EXCEPT PER SHARE DATA)

                                                    UDN TWELVE
                                         STAR         MONTHS
                                      YEAR ENDED       ENDED
                                     DECEMBER 31,   JANUARY 31,      MERGER       PRO FORMA
                                         1996          1997       ADJUSTMENTS     COMBINED
                                     ------------   -----------   ------------    ---------
REVENUES...........................    $259,697       $19,685        $(259)(l)    $ 279,123
OPERATING EXPENSES:
  Cost of services.................     225,957        15,051         (259)(l)      240,749
  Selling, general and
    administrative expenses........      35,956         4,563           --           40,519
  Depreciation and amortization....       1,442           818           --            2,260
                                     ------------   -----------      -----        ---------
                                        263,355        20,432         (259)         283,528
                                     ------------   -----------      -----        ---------
  Income (loss) from operations....      (3,658)         (747)          --           (4,405)
                                     ------------   -----------      -----        ---------
OTHER INCOME (EXPENSE):
  Interest income..................         110             4           --              114
  Interest expense.................        (609)         (448)          --           (1,057)
  Legal settlement and expenses....        (100)           --           --             (100)
  Other income.....................          39            17           --               56
                                     ------------   -----------      -----        ---------
                                           (560)         (427)          --             (987)
                                     ------------   -----------      -----        ---------
  Income (loss) before provision
    for income taxes...............      (4,218)       (1,174)          --           (5,392)

PRO FORMA PROVISION FOR INCOME
  TAXES (BENEFIT)..................       1,520           (50)          --            1,470
                                     ------------   -----------      -----        ---------
PRO FORMA NET INCOME (LOSS)........    $ (5,738)      $(1,124)       $  --        $  (6,862)
                                     ------------   -----------      -----        ---------
                                     ------------   -----------      -----        ---------
Pro forma net income (loss) per
  common share:
  Basic............................    $  (0.25)      $ (0.22)                    $   (0.29)
  Diluted..........................    $  (0.25)      $ (0.22)                    $   (0.29)
Weighted average number of common
  shares outstanding:
  Basic............................      23,292         5,048                        23,730
  Diluted..........................      23,292         5,048                        23,730

         UNAUDITED PRO FORMA CONDENSED COMBINED STATEMENT OF OPERATIONS

                 STAR TELECOMMUNICATIONS, INC. AND SUBSIDIARIES
                 UNITED DIGITAL NETWORK, INC. AND SUBSIDIARIES
                    PT-1 COMMUNICATIONS, INC. AND SUBSIDIARY

                      FOR THE YEAR ENDED DECEMBER 31, 1997

                     (IN THOUSANDS, EXCEPT PER SHARE DATA)


                                                   UDN
                                    STAR         TWELVE                                      PT-1
                                 YEAR ENDED      MONTHS                                   YEAR ENDED
                                DECEMBER 31,   JANUARY 31,      MERGER        PRO FORMA   MARCH 31,       MERGER        PRO FORMA
                                    1997          1998        ADJUSTMENTS     COMBINED       1998       ADJUSTMENTS     COMBINED
                                ------------   -----------   -------------    ---------   ----------   -------------    ---------
REVENUES......................    $404,605       $31,179       $(1,153)(l)    $434,631     $431,520     $(49,441)(l)    $816,710
OPERATING EXPENSES:
  Cost of services............     351,821        24,633        (1,153)(l)     375,301      395,501      (49,441)(l)     721,361
  Selling, general and
    administrative expenses...      36,782        11,544            --          48,326       17,724          701(m)       66,751
  Depreciation and
    amortization..............       4,637         1,010            --           5,647        1,535        9,051(n)       16,233
                                ------------   -----------   -------------    ---------   ----------   -------------    ---------
                                   393,240        37,187        (1,153)        429,274      414,760      (39,689)        804,345
                                ------------   -----------   -------------    ---------   ----------   -------------    ---------
  Income (loss) from
  operations..................      11,365        (6,008)           --           5,357       16,760       (9,752)         12,365
                                ------------   -----------   -------------    ---------   ----------   -------------    ---------
OTHER INCOME (EXPENSE):
  Interest income.............         492            35           (28)(r)         499          517       (1,016)(e)          --
  Interest expense............      (1,738)         (941)           28(r)       (2,651)      (1,021)        (167)(e)      (3,839)
  Legal settlement and
  expenses....................      (1,653)           --            --          (1,653)          --           --          (1,653)
  Other income (expense)......         208          (406)           --            (198)         474           --             276
                                ------------   -----------   -------------    ---------   ----------   -------------    ---------
                                    (2,691)       (1,312)           --          (4,003)         (30)      (1,183)         (5,216)
                                ------------   -----------   -------------    ---------   ----------   -------------    ---------
  Income (loss) before
    provision for income
    taxes.....................       8,674        (7,320)           --           1,354       16,730      (10,935)          7,149
PRO FORMA PROVISION FOR INCOME
  TAXES.......................       3,100            --        (2,617)(o)         483        5,150          157(o)        5,790
                                ------------   -----------   -------------    ---------   ----------   -------------    ---------
PRO FORMA NET INCOME (LOSS)...    $  5,574       $(7,320)      $ 2,617        $    871     $ 11,580     $(11,092)       $  1,359
                                ------------   -----------   -------------    ---------   ----------   -------------    ---------
                                ------------   -----------   -------------    ---------   ----------   -------------    ---------
Pro forma net income (loss)
  per common share:
  Basic.......................    $   0.18       $ (1.15)                     $   0.03     $   0.25                     $   0.03
  Diluted.....................    $   0.17       $ (1.15)                     $   0.03     $   0.24                     $   0.03
Weighted average number of
  common shares outstanding:
  Basic.......................      30,221         6,339                        30,771       46,922                       46,071
  Diluted.....................      32,978         6,339                        33,528       47,720                       48,828

         UNAUDITED PRO FORMA CONDENSED COMBINED STATEMENT OF OPERATIONS

                 STAR TELECOMMUNICATIONS, INC. AND SUBSIDIARIES
                 UNITED DIGITAL NETWORK, INC. AND SUBSIDIARIES
                    PT-1 COMMUNICATIONS, INC. AND SUBSIDIARY

                  FOR THE NINE MONTHS ENDED SEPTEMBER 30, 1997

                     (IN THOUSANDS, EXCEPT PER SHARE DATA)


                                        STAR         UDN                                      PT-1
                                        NINE         NINE                                     NINE
                                       MONTHS       MONTHS                                   MONTHS
                                       ENDED        ENDED                                    ENDED
                                     SEPTEMBER    SEPTEMBER       MERGER       PRO FORMA   SEPTEMBER       MERGER        PRO FORMA
                                      30, 1997     30, 1997    ADJUSTMENTS     COMBINED     30, 1997     ADJUSTMENTS     COMBINED
                                     ----------   ----------   ------------    ---------   ----------   -------------    ---------
REVENUES...........................   $283,374     $22,249        $(505)(l)    $305,118     $250,906     $(35,530)(l)    $520,494
OPERATING EXPENSES:
  Cost of services.................    246,712      16,986         (505)(l)     263,193      229,949      (35,530)(l)     457,612
  Selling, general and
    administrative expenses........     25,118       6,319           --          31,437       16,260          526(m)       48,223
  Depreciation and amortization....      3,040         720           --           3,760          439        6,788(n)       10,987
                                     ----------   ----------   ------------    ---------   ----------   -------------    ---------
                                       274,870      24,025         (505)        298,390      246,648      (28,216)        516,822
                                     ----------   ----------   ------------    ---------   ----------   -------------    ---------
  Income (loss) from operations....      8,504      (1,776)          --           6,728        4,258       (7,314)          3,672
                                     ----------   ----------   ------------    ---------   ----------   -------------    ---------

OTHER INCOME (EXPENSE):
  Interest income..................        367          19           --             386          234         (620)(e)          --
  Interest expense.................     (1,289)       (699)          --          (1,988)        (412)        (267)(e)      (2,667)
  Other income (expense)...........     (1,499)         --           --          (1,499)         243           --          (1,256)
                                     ----------   ----------   ------------    ---------   ----------   -------------    ---------
                                        (2,421)       (680)          --          (3,101)          65         (887)         (3,923)
  Income (loss) before provision
    for income taxes and
    extraordinary gain.............      6,083      (2,456)          --           3,627        4,323       (8,201)           (251)
PRO FORMA PROVISION FOR INCOME
  TAXES (BENEFIT)..................      2,718         (27)      (1,070)(o)       1,621        2,018         (718)(o)       2,921
                                     ----------   ----------   ------------    ---------   ----------   -------------    ---------
PRO FORMA NET INCOME (LOSS) BEFORE
  EXTRAORDINARY GAIN...............      3,365      (2,429)       1,070           2,006        2,305       (7,483)         (3,172)
EXTRAORDINARY GAIN ON DEBT
  RESTRUCTURING....................         --          52           --              52           --           --              52
                                     ----------   ----------   ------------    ---------   ----------   -------------    ---------
PRO FORMA NET INCOME (LOSS)........   $  3,365     $(2,377)       $1,070       $  2,058     $  2,305     $ (7,483)       $ (3,120)
                                     ----------   ----------   ------------    ---------   ----------   -------------    ---------
                                     ----------   ----------   ------------    ---------   ----------   -------------    ---------
Pro forma net income (loss) per
  common share:
  Basic............................   $   0.12     $ (0.39)                    $   0.07     $   0.05                     $  (0.07)
  Diluted..........................   $   0.11     $ (0.39)                    $   0.06     $   0.04                     $  (0.07)
Weighted average number of common
  shares outstanding:
  Basic............................     28,650       6,022                       29,173       50,480                       44,473
  Diluted..........................     31,580       6,022                       32,103       51,346                       44,473

         UNAUDITED PRO FORMA CONDENSED COMBINED STATEMENT OF OPERATIONS

                 STAR TELECOMMUNICATIONS, INC. AND SUBSIDIARIES
                 UNITED DIGITAL NETWORK, INC. AND SUBSIDIARIES
                    PT-1 COMMUNICATIONS, INC. AND SUBSIDIARY

                  FOR THE NINE MONTHS ENDED SEPTEMBER 30, 1998

                     (IN THOUSANDS, EXCEPT PER SHARE DATA)


                                   STAR         UDN                                       PT-1
                                   NINE         NINE                                      NINE
                                  MONTHS       MONTHS                                    MONTHS
                                  ENDED        ENDED                                     ENDED
                                SEPTEMBER    SEPTEMBER       MERGER        PRO FORMA   SEPTEMBER       MERGER        PRO FORMA
                                 30, 1998     30, 1998     ADJUSTMENTS     COMBINED     30, 1998     ADJUSTMENTS     COMBINED
                                ----------   ----------   -------------    ---------   ----------   -------------    ---------
REVENUES......................   $425,531     $23,811       $(4,207)(l)    $445,135     $396,599     $(63,922)(l)    $777,812

OPERATING EXPENSES:
  Cost of services............    363,794      18,626        (4,207)(l)     378,213      364,942      (63,922)(l)     679,233
  Selling, general and
    administrative expenses...     39,167       6,402            --          45,569       23,016          526(m)       69,111
  Depreciation and
    amortization..............      8,055         836            --           8,891        2,485        6,788(n)       18,164
                                ----------   ----------   -------------    ---------   ----------   -------------    ---------
                                  411,016      25,864        (4,207)        432,673      390,443      (56,608)        766,508
                                ----------   ----------   -------------    ---------   ----------   -------------    ---------
  Income (loss) from
  operations..................     14,515      (2,053)           --          12,462        6,156       (7,314)         11,304

OTHER INCOME (EXPENSE):
  Interest income.............      3,511          34          (310)(r)       3,235          428         (887)(e)       2,776
  Interest expense............     (2,080)       (751)          310(r)       (2,521)      (1,201)          --          (3,722)
  Other income (expense)......       (171)       (299)           --            (470)         196           --            (274)
                                ----------   ----------   -------------    ---------   ----------   -------------    ---------
                                    1,260      (1,016)           --             244         (577)        (887)         (1,220)
                                ----------   ----------   -------------    ---------   ----------   -------------    ---------
  Income (loss) before
    provision for income
    taxes.....................     15,775      (3,069)           --          12,706        5,579       (8,201)         10,084
PROVISION FOR INCOME TAXES....      6,643          --        (1,292)(o)       5,351        1,915         (161)(o)       7,105
                                ----------   ----------   -------------    ---------   ----------   -------------    ---------
NET INCOME (LOSS).............   $  9,132     $(3,069)      $ 1,292        $  7,355     $  3,664     $ (8,040)       $  2,979
                                ----------   ----------   -------------    ---------   ----------   -------------    ---------
                                ----------   ----------   -------------    ---------   ----------   -------------    ---------
Net income (loss) per common
  share:
  Basic.......................   $   0.23     $ (0.44)                     $   0.19     $   0.08                     $   0.05
  Diluted.....................   $   0.22     $ (0.44)                     $   0.18     $   0.08                     $   0.05
Weighted average number of
  common shares outstanding:
  Basic.......................     39,147       6,989                        39,752       48,405                       55,052
  Diluted.....................     40,921       6,989                        41,526       48,587                       56,826

         NOTES TO UNAUDITED PRO FORMA CONDENSED COMBINED FINANCIAL DATA

1. COMPANIES AND PERIODS COMBINED

    Because of the various contingencies relating to the consummation of the UDN transaction, the pro forma financial statements combining the operations of STAR with PT-1 have been presented alternatively: (1) assuming that STAR will not complete the merger with UDN, and (2) assuming that STAR will complete the merger with UDN. Thus, the first set of pro forma statement of operations data reflects the combination of the historical operating results of STAR for the year ended December 31, 1997 and the nine months ended September 30, 1997 and 1998 with the historical operating results of PT-1 for the year ended March 31, 1998 and the nine months ended September 30, 1997 and 1998. The balance sheet data included in the unaudited pro forma condensed financial statements reflects the combination of the historical balance sheet data of STAR and of PT-1 as of September 30, 1998. None of the above-referenced unaudited pro forma condensed financial statements include UDN. The second set of pro forma statement of operations data, which assumes completion of STAR's merger with UDN, reflects the combination of the historical operating results of STAR for the years ended December 31, 1995, 1996 and 1997 and the nine months ended September 30, 1997 and 1998 plus the historical operating results of UDN for the twelve months ended January 31, 1996, 1997 and 1998 and the nine months ended September 30, 1997 and 1998, respectively, and the historical operating results of PT-1 for the year ended March 31, 1998 and the nine months ended September 30, 1997 and 1998. The balance sheet data included in the unaudited pro forma condensed financial statements reflects the combination of the historical balance sheets of STAR and UDN with the historical balance sheet of PT-1 as of September 30, 1998.

2. GOODWILL

    The number of shares of STAR Common Stock to be issued in the Merger for all common shares and share equivalents of PT-1 is composed as follows:

Common stock, options and warrants--PT-1 shareholders...........................    15,050,000
Restricted common stock--PT-1 distributors......................................       250,000
                                                                                  ------------
Total...........................................................................    15,300,000
                                                                                  ------------
                                                                                  ------------

    The restricted shares of STAR Common Stock to be issued to PT-1 distributors will vest over four years. The options and warrants to be issued will be in satisfaction of the PT-1 Options and PT-1 Warrants. STAR will also issue 100,000 additional stock options to certain PT-1 employees under STAR's stock option plan. To show the full dilutive effect of the transaction, 15.3 million additional shares of STAR Common Stock were used for purposes of computing pro forma basic and diluted earnings per share. The 15.3 million additional shares are also reflected in pro forma shares of STAR Common Stock outstanding at September 30, 1998.


    The consideration for the Merger consists of 15.05 million shares of STAR Common Stock and $19.5 million. In addition, STAR will be required to issue 250,000 restricted shares of STAR Common Stock to selected PT-1 distributors for no consideration and to pay $2 million to a company owned by an executive of PT-1 as a result of a change in control agreement. The value of the STAR Common Stock to be issued is based on the average of the high and low market price from August 31, 1998 through September 2, 1998, the dates surrounding the first amendment to the Merger Agreement. This average market price computes to $11.21 per share (the "Average Price"), which will be discounted by 10% with respect to the 13.5 million Two-Year Shares.


    STAR followed the principles prescribed by APB No. 17 in identifying and estimating the fair value of the identifiable tangible and intangible assets to be acquired. The primary tangible assets of PT-1 consist of telecommunications and network equipment which, for the most part, has been acquired during the past two years. STAR believes that the carrying value of such equipment approximates its fair value. This equipment includes the digital switches, debit card platform, information system, and PIN database software.

    The primary intangible assets to be acquired consist of PT-1's distribution network and name. The distribution network consists of a series of wholesale distributors who sell to sub-distributors and directly to retail outlets such as grocery and convenience stores. These stores sell the cards to the individual ultimate end user. While no individual distributor is considered critical to the long term future success of PT-1, certain distributors have been identified who are important to the near term growth objectives of PT-1. In connection with the Merger, STAR has agreed to issue to no more than 10 of PT-1's approximately 200 distributors for no consideration 250,000 shares of STAR Common Stock, which are restricted and will vest over four years. STAR considers the fair value of such shares to represent the near term value of these distributor relationships.

    STAR considered other potential intangible assets for which it may be appropriate to assign value such as franchise agreements and leases. All contracts have been entered into during the past three years and the terms and conditions of those contracts reflect the current economic and industry environment.

    After consideration of the above, STAR has determined that the excess of the purchase price over the PT-1 equity represents residual goodwill in accordance with APB No. 17.


    The allocation of the purchase price is preliminary only with respect to the assumed service obligation and certain intangible assets. STAR will have an appraisal performed on the significant PT-1 intangible assets. Such assets include PT-1's distributor network, billing platform and software license agreements. Such appraisal is expected to be completed within 90 days from the date the Merger is consummated.



    The excess of the purchase price thus computed over the net assets acquired, as adjusted, plus estimated acquisition costs of $14 million, results in goodwill of approximately $181 million. Goodwill is amortized over a period of 20 years, which period represents STAR's estimate of future benefit to STAR.


3. UDN TRANSACTION

    The ratio of STAR Common Stock to be exchanged for UDN Common Stock as reflected in the unaudited pro forma condensed financial statements of 0.086772 is based on the closing price of STAR Common Stock of $23.625 per share as of May 27, 1998. No share adjustment has been made for changes in the price of STAR Common Stock since May 27, 1998 because the impact of such change would not be material. Had the closing price of STAR Common Stock at September 30, 1998 of $12.375 per share been used for purposes of the STAR/UDN exchange ratio, an additional 556,515 shares would be reflected as outstanding in the pro forma balance sheet as of September 30, 1998.

    STAR and UDN estimate they will incur direct transaction costs of approximately $1.5 million associated with their merger, consisting of fees for investment banking, legal, accounting, financial printing and other related charges, most of which will be charged to operations in the fiscal quarter in which that merger is consummated. At September 30, 1998, STAR capitalized $671,000 in UDN related merger costs.

4. INTERCOMPANY BALANCES

    At September 30, 1998, STAR had amounts due from UDN as follows (amounts in thousands):

Note receivable......................................................................  $   4,500
Trade receivable.....................................................................      1,140
Interest receivable..................................................................        337
                                                                                       ---------
Total................................................................................  $   5,977
                                                                                       ---------
                                                                                       ---------

    Intercompany balances between STAR and PT-1 represent trade receivables and payables between STAR and PT-1 in the amount of $12,908,000 and $43,000, respectively, and a short term loan to PT-1 in the amount of $10,000,000. There are no intercompany balances between UDN and PT-1.

5. INTERCOMPANY TRANSACTIONS

    For the years ended December 31, 1995, 1996 and 1997, intercompany sales and related cost of sales between STAR and UDN amounted to $43,000, $259,000 and $1,153,000, respectively. Intercompany sales for the nine months ended September 30, 1997 and 1998 amounted to $505,000 and $4,207,000, respectively.
Intercompany sales and cost of sales between STAR and PT-1 for the year ended December 31, 1997 amounted to $49,441,000. Sales between STAR and PT-1 for the nine months ended September 30, 1997 and 1998 amounted to $35,530,000 and $63,922,000, respectively. There were no intercompany transactions between PT-1 and UDN for the periods presented.

6. PRO FORMA INCOME TAXES

    The pro forma provision for income taxes, pro forma net income (loss) and pro forma net income (loss) per share of STAR Common Stock for the years ended December 31, 1995, 1996 and 1997 as well as for the nine months ended September 30, 1997 reflect a pro forma tax adjustment, which assumes that both STAR as well as LDS, which was acquired by STAR in a pooling of interests transaction on November 30, 1997, were C-corporations for all periods presented (see Note 9 of Notes to Consolidated Financial Statements of STAR).

    The Merger adjustments reflect STAR's effective tax rate (as adjusted for non-deductible goodwill amortization) in the pro forma statements of operations for the combined entity.

7. EXCHANGE OF STOCK

    The UDN adjustment reflects the elimination of UDN Common Stock less the par value of 612,162 shares of STAR Common Stock to be issued in STAR's merger with UDN.

8. PRO FORMA EARNINGS PER SHARE

    The unaudited pro forma combined earnings per share and diluted earnings per share are based on the weighted average number of common and dilutive equivalent shares, for each period: (1) at the exchange ratio of 0.086772 shares of STAR Common Stock for each share of UDN Common Stock outstanding at the effective time of STAR's merger with UDN and (2) 15.05 million shares of STAR Common Stock for all of PT-1 Common Stock, stock options and warrants outstanding at the Effective Time plus an additional 250,000 shares of STAR Common Stock to be issued to selected PT-1 distributors.

9. RESULTS OF OPERATIONS INCLUDED IN MORE THAN ONE PERIOD

    The PT-1 results of operations for the nine months ended September 30, 1997 and 1998 include PT-1 revenue of $62.7 million and $127.7 million and net income of approximately $3.1 million and $2.3 million, which are also included in the results of operations for the years ended December 31, 1996 and 1997, respectively. The UDN results of operations for the nine months ended September 30, 1997 and 1998 include UDN revenue of $2.3 million and $2.9 million, and net loss of $99,000 and $173,000, which are also included in the results of operations for the twelve month periods ended January 31, 1997 and 1998, respectively.

10. MERGER ADJUSTMENTS

    Following is an explanation for merger adjustments reflected in the unaudited pro forma condensed financial statements:

 (a) Represents cash portion of consideration for the Merger

 (b) Represents the elimination of intercompany balances

 (c) Represents accrual for Merger-related expenses, net of $2,110,000 previously incurred

 (d) Represents the excess of the purchase price for PT-1 plus acquisition related expenses over the fair value of net assets acquired

 (e) Represents foregone interest income on the $19.5 million cash portion of consideration for the Merger, plus a $2 million payment to Godot due on consummation of the Merger

 (f) Represents the par value of STAR Common Stock to be issued in the Merger

 (g) Eliminates par value of PT-1 Common Stock

 (h) Represents additional paid in capital of STAR Common Stock to be issued in the Merger

 (i) Represents elimination of paid in capital of PT-1

 (j) Represents elimination of retained deficit of PT-1

 (k) Represents elimination of PT-1 treasury stock which will be retired

 (l) Represents elimination of intercompany revenue and related cost of revenue

(m) Represents amortization expense relating to 250,000 restricted shares of STAR Common Stock to be issued to certain PT-1 distributors which will vest over their four year vesting period (see note 10t)

 (n) Represents amortization of goodwill over 40 years

 (o) Represents tax adjustment to reflect STAR's effective tax rate (as adjusted for non-deductible goodwill amortization)

 (p) Represents elimination of PT-1 deferred revenue

 (q) Reclassifies UDN Common Stock to additional paid in capital

 (r) Represents elimination of intercompany interest on UDN note

 (s) Represents a $2 million payment to Godot due on consummation of the Merger

 (t) Represents the fair market value of 250,000 shares of STAR Common Stock issuable to certain PT-1 distributors. Such amount will be amortized over the four year vesting period (see note 10m)

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
   NOTES TO UNAUDITED PRO FORMA CONDENSED COMBINED FINANCIAL DATA (CONTINUED)

10. MERGER ADJUSTMENTS (CONTINUED)
 (u) Reflects an estimate of non-recurring expenses relating to the UDN merger of which $671,000 was capitalized at September 30, 1998

 (v) Represents estimated amounts to be incurred to settle the obligations relating to the PT-1 deferred revenue. Such amount has been computed based upon the historical deferred revenue recorded by PT-1 at September 30, 1998, which represents an assumed service obligation to STAR. The obligation has been adjusted for the historical percentage of revenue received by PT-1, which ultimately expires unused (2.5%). The assumed obligation has also been reduced by PT-1's historical gross margin percentage for the year ended March 31, 1998 as adjusted for the effect of their revenue resulting from expired Prepaid Cards ($2,500,000), to properly reflect STAR's assumed service obligation. STAR will recognize as revenue an amount equal to the expense ultimately required to satisfy the obligation. Any adjustment to the original estimate of the assumed obligation will be recorded as an adjustment to goodwill.

               MANAGEMENT'S DISCUSSION AND ANALYSIS OF FINANCIAL
                  CONDITION AND RESULTS OF OPERATIONS OF STAR

    THE FOLLOWING DISCUSSION OF THE FINANCIAL CONDITION AND RESULTS OF OPERATIONS OF STAR SHOULD BE READ IN CONJUNCTION WITH "SELECTED CONSOLIDATED FINANCIAL DATA OF STAR" AND THE STAR CONSOLIDATED FINANCIAL STATEMENTS AND THE NOTES THERETO, EACH OF WHICH IS INCLUDED ELSEWHERE IN THIS PROXY STATEMENT. THIS DISCUSSION CONTAINS FORWARD-LOOKING STATEMENTS, AS DEFINED IN SECTION 27A OF THE SECURITIES ACT, THAT INVOLVE RISKS AND UNCERTAINTIES. STAR'S ACTUAL RESULTS COULD DIFFER MATERIALLY FROM THOSE ANTICIPATED IN THE FORWARD-LOOKING STATEMENTS AS A RESULT OF CERTAIN FACTORS, INCLUDING, BUT NOT LIMITED TO THOSE DISCUSSED IN "RISK FACTORS" AND ELSEWHERE IN THIS PROXY STATEMENT. SEE "DESCRIPTION OF FORWARD-LOOKING STATEMENTS."

OVERVIEW

    STAR is an emerging multinational carrier focused primarily on the international long distance market. STAR offers highly reliable, low-cost switched voice services on a wholesale basis, primarily to U.S.-based long distance carriers. STAR provides international long distance service to approximately 220 countries through its flexible network comprised of various foreign termination relationships, international gateway switches, leased and owned transmission facilities and resale arrangements with other long distance providers.

    STAR installed its first international gateway switch in Los Angeles in June 1995 and initially recognized wholesale revenues in August 1995. A significant portion of STAR's revenues in 1994 and 1995 were generated by the commercial operations of LDS.

    REVENUES. Most of STAR's revenues are generated by the sale of international long distance services on a wholesale basis to other, primarily domestic, long distance providers. STAR records revenues from the sale of long distance services at the time of customer usage. STAR's agreements with its wholesale customers are short-term in duration and the rates charged to customers are subject to change from time to time, generally with five days notice to the customer.

    Historically, STAR has increased revenues from quarter to quarter, often times by a significant percentage. STAR's North American wholesale minutes of use have also greatly increased from quarter to quarter, generally by amounts that exceed the relative increases in revenues. For example, in the nine months ended September 30, 1998, revenues increased by 50.2% over revenues for the nine months ended September 30, 1997. Over the same period to period comparison, North American minutes of wholesale use increased by 73.0%. There are a variety of reasons for the growth in STAR's call volume, including the growth of STAR's North American customer base, which increased by 27.7% from the nine months ended September 30, 1997 compared to the same period in 1998, an increased usage by existing North American customers, and increased capacity over STAR's telecommunications network, with the addition of a number of switches and growth in available fiber optic lines.

    The growth in North American wholesale minutes has been accompanied by a corresponding decline in North American rates per minute. For example, for the nine months ended September 30, 1998, such rates declined by 24.3% from wholesale rates per minute in the corresponding period in 1997. The decline in wholesale rates can be attributed to a number of factors, including a changing country mix that includes a growing number of minutes routed by STAR to lower rates per minute countries such as Mexico, Germany and the United Kingdom and, as the wholesale international long distance market continues to mature and evolve, a general downward trend in rates on competitive routes. STAR's pricing for wholesale minutes varies materially from customer to customer and is generally based on the time of day, the day of the week and the destination of the call. While STAR continues to route traffic to certain destinations at attractive rates, market conditions have forced STAR to reduce its overall wholesale rates per minute.

    Accordingly, STAR believes that the growth in its revenues has been fueled almost entirely by STAR's ability to increase the volume of North American wholesale minutes of use, for the reasons noted above.

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
At the same time, the general erosion in the rates per minute for such wholesale traffic has partially offset the contribution to the increase of revenues made by such increased volume of minutes.


    STAR completed its acquisition of T-One in March 1998. Revenues from T-One's operations for the periods set forth below were not material to the overall result of operations of STAR during such periods.


    COSTS OF SERVICES (EXCLUSIVE OF DEPRECIATION AND AMORTIZATION). STAR has pursued a strategy of attracting customers and building calling volume and revenue by offering favorable rates compared to other long distance providers. STAR continues to lower its cost of services (exclusive of depreciation and amortization) by (i) expanding STAR's owned network facilities, (ii) continuing to utilize STAR's sophisticated information systems to route calls over the most cost-effective routes and (iii) leveraging STAR's traffic volumes and information systems to negotiate lower variable usage-based costs with domestic and foreign providers of transmission capacity.

    Costs of services (exclusive of depreciation and amortization) include those costs associated with the transmission and termination of international long distance services and does not include depreciation or amortization expenses. Currently, a majority of transmission capacity used by STAR is obtained on a variable, per minute basis. As a result, some of STAR's current costs of services (exclusive of depreciation and amortization) is variable. STAR's contracts with its vendors provide that rates may fluctuate, with rate change notice periods varying from five days to one year, with certain of STAR's longer term arrangements requiring STAR to meet minimum usage commitments in order to avoid penalties. Such variability and the short-term nature of many of the contracts subject STAR to the possibility of unanticipated cost increases and the loss of cost-effective routing alternatives. Each quarter management reviews the cost of services (exclusive of depreciation and amortization) accrual and adjusts the balance for resolved items. Cost of services (exclusive of depreciation and amortization) also include fixed costs associated with the leasing of network facilities.

    STAR recently began to provide international long distance services to commercial customers in certain European countries including Germany. STAR began providing long distance service to commercial markets in the U.S. with its acquisition of LDS in November 1997. STAR believes that traffic from commercial customers will be more profitable than wholesale traffic. STAR also expects, however, that an expansion into this market will also increase the risk of bad debt exposure and lead to higher overhead costs. Information related to wholesale and commercial revenues and operations will be reported in future Exchange Act filings made by STAR in accordance with Financial Accounting Standards Board Statement No. 131.

    Prices in the international long distance market have declined in recent years and, as competition continues to increase, STAR believes that prices are likely to continue to decline. Additionally, STAR believes that the increasing trend of deregulation of international long distance telecommunications will result in greater competition, which could adversely affect STAR's revenue per minute. STAR believes, however, that the effect of such decreases in prices will be offset by increased calling volumes and decreased costs.

    OPERATING EXPENSES. Selling, general and administrative expenses consist primarily of personnel costs, depreciation and amortization, tradeshow and travel expenses and commissions and consulting fees, as well as an accrual for bad debt expense. These expenses have been increasing over the past year, which is consistent with STAR's recent growth, accelerated expansion into Europe, and investment in systems and facilities. STAR expects this trend to continue, and to include, among other things, a significant increase in depreciation and amortization. Management believes that additional selling, general and administrative expenses will be necessary to support the expansion of STAR's network facilities, its sales and marketing efforts and STAR's expansion into commercial markets.

    FOREIGN EXCHANGE. STAR's revenues and cost of long distance services are sensitive to foreign currency fluctuations. STAR expects that an increasing portion of STAR's revenues and expenses will be

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
denominated in currencies other than U.S. dollars, and changes in exchange rates may have a significant effect on STAR's results of operations.

    FACTORS AFFECTING FUTURE OPERATING RESULTS. STAR's quarterly operating results are difficult to forecast with any degree of accuracy because a number of factors subject these results to significant fluctuations. As a result, STAR believes that period-to-period comparisons of its operating results are not necessarily meaningful and should not be relied upon as indications of future performance.

    STAR's revenues, costs and expenses have fluctuated significantly in the past and are likely to continue to fluctuate significantly in the future as a result of numerous factors. STAR's revenues in any given period can vary due to factors such as call volume fluctuations, particularly in regions with relatively high per-minute rates; the addition or loss of major customers, whether through competition, merger, consolidation or otherwise; the loss of economically beneficial routing options for the termination of STAR's traffic; financial difficulties of major customers; pricing pressure resulting from increased competition; and technical difficulties with or failures of portions of STAR's network that impact STAR's ability to provide service to or bill its customers. STAR's cost of services (exclusive of depreciation and amortization) and operating expenses in any given period can vary due to factors such as fluctuations in rates charged by carriers to terminate STAR's traffic; increases in bad debt expense and reserves; the timing of capital expenditures, and other costs associated with acquiring or obtaining other rights to switching and other transmission facilities; changes in STAR's sales incentive plans; and costs associated with changes in staffing levels of sales, marketing, technical support and administrative personnel. In addition, STAR's operating results can vary due to factors such as changes in routing due to variations in the quality of vendor transmission capability; loss of favorable routing options; the amount of, and the accounting policy for, return traffic under operating agreements; actions by domestic or foreign regulatory entities; the level, timing and pace of STAR's expansion in international and commercial markets; and general domestic and international economic and political conditions. Further, a substantial portion of transmission capacity used by STAR is obtained on a variable, per minute and short-term basis, subjecting STAR to the possibility of unanticipated price increases and service cancellations. Since STAR does not generally have long term arrangements for the purchase or resale of long distance services, and since rates fluctuate significantly over short periods of time, STAR's operating results are subject to significant fluctuations over short periods of time. STAR's operating results also may be negatively impacted in the longer term by competitive pricing pressures.

RECENT ACQUISITIONS AND DEVELOPMENTS

    STAR has recently acquired or entered into agreements to acquire the following companies and has taken the following actions:

    - UNITED DIGITAL NETWORK, INC. On November 19, 1997, STAR entered into an agreement to acquire UDN for approximately 650,000 shares of STAR Common Stock. The acquisition of UDN is subject to the approval of UDN's stockholders and to various regulatory approvals, and STAR may not complete this acquisition.

    - L.D. SERVICES, INC. On November 30, 1997, STAR acquired LDS, certain non-operating entities and majority ownership in another entity for approximately 849,000 shares of STAR Common Stock in a transaction accounted for as a pooling of interests. STAR's audited financial statements have been restated to include LDS' historical performance for all periods presented. The commercial business of LDS has historically had higher revenue per minute and higher selling, general and administrative expenses and operating costs than STAR's wholesale operations. As STAR integrates and expands the commercial accounts of LDS, such increase in operations may affect STAR's future operating margins. In 1997, LDS settled disputes with the California PUC and with the District Attorney of Monterey, California. The resulting payments and restrictions on LDS' activities adversely affected its 1997 operating results. See "Business of STAR--Government Regulation-- Actions Against LDS."

    - T-ONE CORP. On March 10, 1998, STAR acquired T-One for 1,353,000 shares of STAR Common Stock in a transaction accounted for as a pooling of interests. All financial data presented has been restated to include the results of operations, financial position and cash flows of T-One.

    - STOCK SPLIT. On March 31, 1998, STAR effected a 2.05-for-1 stock split with payment to the holders of the shares of STAR Common Stock outstanding on February 20, 1998 of a stock dividend equal to 1.05 shares of STAR Common Stock for each such outstanding share.

    - PUBLIC OFFERING. On May 4, 1998, STAR consummated a firmly underwritten public offering of 6,000,000 shares of STAR Common Stock, of which 5,685,000 shares were sold by STAR and 315,000 shares were sold by a certain stockholder of STAR. On June 4, 1998, an additional 30,900 shares of STAR Common Stock were sold by a certain stockholder of STAR to cover an over-allotment option for the offering.

RESULTS OF OPERATIONS

    The following table sets forth certain selected items in STAR's statements of operations as a percentage of total revenues for the periods indicated:

                                                                              THREE MONTHS        NINE MONTHS
                                                                                  ENDED         ENDED SEPTEMBER
                                            YEARS ENDED DECEMBER 31,          SEPTEMBER 30,           30,
                                          -----------------------------     -----------------   ---------------
                                           1995       1996        1997       1997       1998     1997     1998
                                          ------     -------     ------     ------     ------   ------   ------
                                                                                        (UNAUDITED)
Revenues................................   100.0%      100.0%     100.0%     100.0%     100.0%   100.0%   100.0%
Operating Expenses:
  Cost of services......................    75.1        87.0       87.0       87.2       84.8     87.1     85.5
  Selling, general and administrative...    17.8        13.8        9.1        8.6        9.7      8.9      9.2
  Depreciation and amortization.........     0.6         0.6        1.1        1.2        2.1      1.1      1.9
                                          ------     -------     ------     ------     ------   ------   ------
      Total operating expenses..........    93.5       101.4       97.2       97.0       96.6     97.0     96.6
Income (loss) from operations...........     6.5        (1.4)       2.8        3.0        3.4      3.0      3.4
                                          ------     -------     ------     ------     ------   ------   ------
Income (loss) before provision for
  income taxes..........................     6.4        (1.6)       2.1        2.1        4.2      2.1      3.7
Provision for income taxes..............     0.1         0.2        0.7        1.2        1.7      0.8      1.6
                                          ------     -------     ------     ------     ------   ------   ------
Net income (loss).......................     6.3%       (1.8)%      1.4%       0.8%       2.4%     1.3%     2.1%
                                          ------     -------     ------     ------     ------   ------   ------
                                          ------     -------     ------     ------     ------   ------   ------
Pro forma net income (loss).............     3.6%       (2.2)%      1.4%       0.9%                1.2%
                                          ------     -------     ------     ------              ------
                                          ------     -------     ------     ------              ------

    THREE MONTHS ENDED SEPTEMBER 30, 1998 COMPARED TO THREE MONTHS ENDED
     SEPTEMBER 30, 1997

    REVENUES: Total revenues increased 59.1% to $164.3 million in the third quarter of 1998 from $103.3 million in the third quarter of 1997. Total revenues for the third quarter of 1998 increased 24.6% from $131.9 million in the second quarter ended June 30, 1998.


    Revenues from North American wholesale customers increased 54.2% to $149.4 million from $96.9 million in the prior year quarter. Minutes of use generated by North American wholesale customers increased 97.2% to 475.1 million minutes of use in the third quarter of 1998, as compared to 240.9 million minutes of use in the comparable quarter of the year prior. This increase in revenues and minutes reflects growth in the number of North American wholesale customers to 175 at September 30, 1998, up from 137 customers at September 30, 1997, as well as an increase in usage by existing customers, primarily resulting from STAR's expanding transmission capacity. The increase in revenues was partially offset by a decline in rates per minute, as the average North American wholesale rate per minute of use declined to $0.30 for the current quarter as compared to $0.40 for the quarter ended September 30, 1997, as well as the quarter ended June 30, 1998 of $0.34, reflecting continued lower prices on competitive routes. The decline in rates per minute is also attributable to the change in country mix to include a larger proportion of lower rate per minute countries such as Mexico, Germany and the United Kingdom. The period to period decline in rates per minute was not a significant factor in the relative increase in minutes of use.


    North American commercial revenues increased 28.1% to $8.2 million in the third quarter of 1998 from $6.4 million in the third quarter of 1997 reflecting the continued success of new international rate plans that target ethnic markets for Latin America and the Pacific Rim. Traditionally, the telemarketing operation experiences declining minutes of use during the third quarter summer months due to the usage trends of its international users. On a quarter to quarter basis, the growth in North American commercial minutes and the average North American commercial rate per minute at $0.24 remained flat due to these trends.

    The third quarter also includes revenues of $6.7 million generated from STAR's European operations, representing the initial realization of benefits from STAR's investment in the German telecommunication marketplace. Management believes that the prospects for growth in Germany remain strong as Star Telecommunications Deutscheland, GmbH is fully utilizing its interconnect with Deutsche Telekom, AG to lower STAR's cost of services and to grow its European commercial customer base.

    COST OF SERVICES (EXCLUSIVE OF DEPRECIATION AND AMORTIZATION): Cost of services (exclusive of depreciation and amortization) increased 54.6% to $139.3 million in the third quarter of 1998 from $90.1 million in the third quarter of 1997 and decreased as a percentage of revenues for the same periods to 84.8% from 87.2%. The growth in cost of services (exclusive of depreciation and amortization) reflects the increase in minutes of use offset by an overall declining average cost per minute as well as an increase in leased private line cost. The average cost per minute declined as a result of changes in country mix to include a larger proportion of lower cost per minute countries, competitive pricing pressures as well as an increasing proportion on traffic routed over the STAR's proprietary network. STAR currently routes to 43 countries on its global network, up from 40 countries in the quarter ended June 30, 1998. Management believes that countries will continue to be added to STAR's global network, thereby contributing to an overall decline in cost per minute.

    SELLING, GENERAL AND ADMINISTRATIVE: For the third quarter of 1998, selling, general and administrative expenses increased 78.9% to $15.9 million from $8.9 million in the third quarter of 1997 and increased as a percentage of revenues to 9.7% from 8.6% over the comparable periods. North American wholesale selling, general and administrative expenses increased to $10.1 million in the third quarter of 1998 from $6.4 million in the comparable period of 1997 and increased as a percentage of North American wholesale revenue from 6.6% to 6.8%.

    North American commercial selling, general and administrative expenses increased to $3.0 million during the period from $2.2 million in the third quarter of 1997. North American commercial selling, general and administrative expenses increased as a percentage of North American commercial revenues to 36.6% during the period from 34.4% in the third quarter of 1997, reflecting the expansion of the telemarketing sales force to focus on new ethnic markets.

    Selling, general and administrative expenses related to the European operations amounted to $2.8 million in the third quarter of 1998, an increase from $348,000 in the third quarter of 1997 reflecting the start up of new business efforts in Europe. STAR expects overall selling, general and administrative expenses to continue to grow as a percentage of revenues as STAR adds personnel to become a carrier in additional European countries and continues to hire a sales force to expand its North American commercial customer base.

    DEPRECIATION AND AMORTIZATION: Depreciation expense increased to $3.4 million for the third quarter of 1998 from $1.2 million for the third quarter of 1997, and increased as a percentage of revenues to 2.1% from 1.2% over the comparable period in the prior year. Depreciation expense increased with the operation of new switch sites, the purchase of additional fiber capacity to connect STAR's expanding network and leasehold improvements. Depreciation attributable to North American assets amounted to

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

$2.4 million. European operations realized total depreciation of $1.1 million. STAR expects depreciation expense to continue to increase as a percentage of revenues as it continues to expand its global telecommunications network. As of July 1, 1998, STAR revised the remaining lives of certain operating equipment from five to ten years. This change increased income before income taxes by approximately $1.0 million.


    INCOME FROM OPERATIONS: Income from operations increased to $5.6 million during the third quarter of 1998 from $3.1 million in the third quarter of 1997 and operating margin increased to 3.4% from 3.0%, respectively. Operating margin is expanding overall as STAR continues to increasingly route traffic over its proprietary network. Offsetting the declining cost of services on a per minute basis were the startup costs of launching operations in new European countries and the expansion of the North American based commercial operations.

    OTHER INCOME (EXPENSE): STAR reported other income of $1.2 million in the third quarter of 1998 as compared to other expense of approximately $1.0 million for the third quarter of 1997. Interest income earned on short-term investments increased to $1.8 million in the third quarter of 1998 from $293,000 in the third quarter of 1997 as a result of interest earned on investing the proceeds from STAR's secondary equity offering in May 1998. Interest expense increased to $740,000 during the quarter from $453,000 in the third quarter of 1997 in response to the additional capital leases for the financing of new switches. Included in other expense for the third quarter ended September 30, 1997 is approximately $700,000 for a legal settlement which relates to the dispute settled by LDS with the District Attorney of Monterey County.

    PROVISION FOR INCOME TAXES: STAR's provision for income taxes increased to $2.8 million in the third quarter of 1998 from $1.3 million in the third quarter of 1997. The effective tax rate decreased to 41.1% in the third quarter of 1998 from 59.3% in the third quarter of 1997. The effective tax rate in the third quarter of 1997 includes the impact of the valuation reserve on the deferred tax asset created by foreign operating losses and other book/tax timing differences.

    NINE MONTHS ENDED SEPTEMBER 30, 1998 COMPARED TO NINE MONTHS ENDED SEPTEMBER
     30, 1997

    REVENUES: Total revenues increased 50.2% to $425.5 million in the nine months ended September 30, 1998 up from $283.4 million in the nine months ended September 30, 1997. The increase in total revenues can be attributed to the growth of the North American wholesale operations.


    North American wholesale minutes of use increased to 1.1 billion with an average rate per minute of $0.33 for the period ended September 30, 1998 as compared to minutes of use of 635.9 million at an average rate per minute of $0.41 in the comparable period of 1997. The volume growth was driven by an increase in sales to existing North American wholesale customers taking advantage of STAR's expanding transmission capacity and an increase in the number of North American wholesale carrier customers, which growth was partially offset by a decline in rates per minute from period to period. The relative decline in rates per minute was not a significant factor in the period to period increase in minutes of use.


    COST OF SERVICES (EXCLUSIVE OF DEPRECIATION AND AMORTIZATION): Cost of services (exclusive of depreciation and amortization) increased 47.5% to $363.8 million during the nine months ended September 30, 1998, up from $246.7 million for the comparable period of 1997, but decreased as a percentage of revenues to 85.5% from 87.1%, respectively. The decrease in cost of services (exclusive of depreciation and amortization) relative to revenues reflects the increasing amount of traffic terminated over STAR's owned network. Management believes that countries will continue to be added to STAR's global network thereby contributing to an overall decline in cost per minute.

    SELLING, GENERAL AND ADMINISTRATIVE: Selling, general and administrative expenses increased 54.7% to $38.9 million during the first nine months of 1998 from $25.1 million in the comparable period of 1997 and increased as a percentage of revenues to 9.1% from 8.9%, respectively. The increase in these expenses both in absolute terms and as a percentage of revenues reflects the continued expansion of the STAR network in its North American and European operations.


    DEPRECIATION AND AMORTIZATION: Depreciation expense increased to $8.1 million for the nine months ended September 30, 1998 from $3.0 million for the comparable period of 1997. Depreciation expense increased as a result of STAR's continued expansion of its global transmission network which involved the expansion and start-up of new switch sites, the purchase of fiber capacity and the build out of direct termination arrangements around the world. As of July 1, 1998, STAR revised the remaining lives of certain operating equipment from five to ten years. This change increased income before income taxes by approximately $1.0 million.


    INCOME FROM OPERATIONS: Income from operations increased 70.7% to $14.5 million during the nine months ended September 30, 1998 from $8.5 million during the same period of 1997. Operating margin increased to 3.4% from 3.0%, respectively. Operating margin will continue to expand as STAR continues to diversify its revenue base and as traffic is migrated from leased facilities onto STAR's owned network.

    OTHER INCOME (EXPENSE): Other income, net increased to $1.3 million in the nine months ended September 30, 1998 from a net expense of $2.4 million in the comparable period of 1997. This increase can be attributed to interest income of $3.5 million earned on the proceeds from the secondary offering offset by interest expense of $2.1 million incurred on capital leases for the nine months ended September 30, 1998. Other expense for the nine months ended September 30, 1997 included $1.6 million in legal settlements which relate to the disputes settled by LDS with the California PUC and the District Attorney of Monterey County.

    PROVISION FOR INCOME TAXES: STAR's provision for income taxes increased to $6.6 million for the nine months ended September 30, 1998 from $2.4 million for the comparable period in 1997. The effective tax rate increased to 42.1% during the nine months ended September 30, 1998 from 39.6% during the comparable period in 1997. The lower effective tax rate for the period ended September 30, 1997 includes the write-off of a customer accounts receivable in the first quarter of 1997.

    YEARS ENDED DECEMBER 31, 1997 AND 1996.


    REVENUES: Revenues increased 55.8% to $404.6 million in 1997 from $259.7 million in 1996. Wholesale revenues increased to $377.1 million from $229.8 million, with wholesale minutes of use increasing to 863.3 million minutes in 1997, as compared to 479.7 million minutes of use in the prior year. This increase reflects an increase in the number of wholesale customers from 84 in 1996 to 105 at the end of 1997, as well as an increase in usage by existing customers, primarily resulting from STAR's expanding transmission capacity and improving transmission quality. The average rate per minute of usage for wholesale customers declined from $0.43 cents per minute in 1996 to $0.40 cents per minute in 1997, reflecting the change in country mix to include a larger proportion of lower rate per minute countries as well as lower prices on competitive routes. The decline in rates per wholesale minute partially offset the increase in wholesale minutes of use. The period to period decline in rates per minute was not a significant factor in the relative increase in minute of use. Wholesale minutes or average rate per minute computations do not include the revenue or minutes of T-One.


    Commercial revenues decreased to $27.5 million in 1997 from $29.9 million in 1996 reflecting the termination of the LDS customer base in California due to the 1997 settlement entered into by LDS with each of the California PUC and the District Attorney of Monterey, California. In 1997, commercial revenues generated in the State of California was $10.4 million, as compared to California-generated commercial revenues of $14.5 million in 1996. See "Business of STAR--Governmental Regulation-- Actions Against LDS."

    COST OF SERVICES (EXCLUSIVE OF DEPRECIATION AND AMORTIZATION): Cost of services (exclusive of depreciation and amortization) increased 55.7% to $351.8 million in 1997 from $226.0 million in 1996. Wholesale cost of services (exclusive of depreciation and amortization) increased to $335.5 million in 1997 from

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$208.8 million for 1996 and as a percentage of wholesale revenues decreased to
88.0% from 90.9%, respectively. Wholesale cost of services (exclusive of depreciation and amortization) declined during 1997 as traffic was increasingly routed over STAR's proprietary international network. Commercial cost of services (exclusive of depreciation and amortization) decreased 5.2% to $16.3 million in 1997 from $17.2 million in 1996 and as a percentage of commercial revenue increased to 59.3% from 57.4% over such periods, reflecting declining prices in the competitive long distance market. As STAR migrates the LDS commercial customer base onto STAR's network, LDS's cost of commercial long distance services (exclusive of depreciation and amortization) is expected to decline.

    SELLING, GENERAL AND ADMINISTRATIVE: In 1997, selling, general and administrative expenses (exclusive of merger related costs of $286,000) increased 1.5% to $36.5 million, from $36.0 million in 1996. Wholesale selling, general and administrative expenses increased to $27.1 million in 1997 from $25.4 million in 1996, but decreased as a percentage of wholesale revenues to 7.2% from 11.1% over the comparable periods. Total expenses increased year to year in absolute dollars as STAR expanded its proprietary international network and employee base. Included in the 1996 selling, general and administrative expense was $11.6 million in reserves and write-offs against deposits and accounts receivable related to bad debts from two customers. Commercial selling, general and administrative expenses decreased to $9.4 million in 1997 from $10.2 million in 1996 and remained flat as a percentage of commercial revenues at approximately 34.1%. STAR expects selling, general and administrative expenses to expand in absolute dollars and as a percentage of revenues in fiscal year 1998, as STAR expands its network and employee base and in connection with STAR's entry into the commercial market.

    DEPRECIATION AND AMORTIZATION: Depreciation increased to $4.6 million for 1997 from $1.4 million for 1996, and increased as a percentage of revenues to 1.1% from 0.6% in the prior period. Depreciation increased as a result of STAR's continuing expansion of its proprietary international network which includes purchases of switches, submarine cable and leasehold improvements associated with switch sites. STAR expects depreciation expense to increase as STAR continues to expand its global telecommunications network.

    OTHER INCOME (EXPENSE): Other expense, net, increased to $2.7 million in 1997 from $560,000 in 1996. This increase is primarily due to interest expense of $1.7 million incurred under various capital leases and bank lines of credit and a legal settlement and associated expenses of $1.7 million. The legal settlement relates to the dispute settled by LDS with the California PUC and the District Attorney of Monterey County. See "Business of STAR--Governmental Regulation--Actions Against LDS." Interest income earned on short-term investments increased to $492,000 in 1997 from $110,000 in 1996 due to interest earned on the proceeds of STAR's June 1997 initial public offering.

    PROVISION FOR INCOME TAXES: The historical provision for income taxes increased to $2.9 million in 1997 from $577,000 in 1996 primarily due to the increase in profitability of STAR.

    YEARS ENDED DECEMBER 31, 1996 AND 1995.

    REVENUES: Revenues increased 340.6% to $259.7 million in 1996 from $58.9 million 1995. Wholesale revenues increased to $229.8 million in 1996 from $28.7 million in 1995, with minutes of use increasing to 479.7 million in 1996, as compared to 38.1 million minutes of use in the prior year. These wholesale minutes do not include any minutes from T-One. The increase in wholesale revenue resulted from STAR's commencement of operations as an international long distance carrier, an increase in the number of customers as compared to the prior year and an increase in minutes of wholesale traffic from new and existing customers. The increase in traffic is also attributable to an increase in the number of routes with favorable rates that STAR was able to offer to customers. Commercial revenues decreased to $29.9 million in 1996 from $30.2 million in 1995 due to a decrease in the rate per minute charged, which was partially offset by an increase in the number of minutes sold. In 1996, commercial revenue generated in the State of California was $14.5 million, as compared to California-generated commercial revenues of $15.4 million in 1995.

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    COST OF SERVICES (EXCLUSIVE OF DEPRECIATION AND AMORTIZATION):  Cost of
services (exclusive of depreciation and amortization) increased 410.4% to $226.0 million for 1996 from $44.3 million in 1995. Wholesale cost of services (exclusive of depreciation and amortization) increased to $208.8 million in 1996 from $26.6 million for 1995. Wholesale cost of services (exclusive of depreciation and amortization) as a percentage of wholesale revenues decreased to 90.9% in 1996 from 92.7% in 1995, reflecting the change from STAR's prior consulting business to operating as an international long distance carrier. Cost of services (exclusive of depreciation and amortization) was positively impacted during 1996 by the negotiation of lower rates on routes with significant traffic, and negatively impacted by increases in traffic on routes with lower margins. Commercial cost of services (exclusive of depreciation and amortization) decreased to $17.2 million in 1996 from $17.6 million in 1995 representing 57.4% and 58.2% of commercial revenues, respectively. Cost of services (exclusive of depreciation and amortization) from commercial services declined as costs associated with the local exchange carriers declined.

    SELLING, GENERAL AND ADMINISTRATIVE: Selling, general and administrative expenses increased 244.0% to $36.0 million in 1996 from $10.5 million in 1995. Wholesale selling, general and administrative expenses increased to $25.8 million in 1996 from $2.5 million in 1995, and increased as a percentage of revenues to 11.2% from 8.5% in the prior period. Selling, general and administrative expenses increased between periods as STAR increased its employee base and incurred payroll, employee benefits, commission and related expenses.

    STAR also established a reserve for doubtful accounts to reflect its significantly higher revenue levels and invested in sales and marketing activities, including tradeshows and travel. Hi-Rim and CCI, two of STAR's major customers in 1996, informed STAR that they were experiencing financial difficulties and would be unable to pay in full outstanding accounts receivable. As a result, the full amount of the approximately $10.8 million owed to STAR by Hi-Rim and CCI as of December 31, 1996 which was not subsequently collected or for which no offsetting value was received, was written off or reserved in 1996. In addition, STAR wrote-off $820,000 of intangible assets relating to CCI. Commercial selling, general and administrative expenses increased to $10.2 million in 1996 from $8.0 million in 1995 reflecting higher operating costs.

    DEPRECIATION: Depreciation increased to $1.4 million for 1996 from $368,000 for 1995, but remained at 0.6% of revenues. Depreciation increased as a result of STAR's purchase of switches and of the operating equipment and leasehold improvements associated with its Los Angeles and New York switching facilities. Depreciation expense will increase as STAR expands its ownership of switching and transmission facilities through purchase or use of capital leases.

    OTHER INCOME (EXPENSE): Other expense, net, increased to $560,000 in 1996 from $75,000 in 1995. This increase is primarily due to a $100,000 legal settlement in the second quarter of 1996 as well as $609,000 in interest expense incurred under various bank and stockholder lines of credit. This increase was offset by $110,000 in interest income on short-term investments and cash equivalents primarily from funds raised in private placements of equity securities during the first three quarters of 1996.

    PROVISION FOR INCOME TAXES: Through December 31, 1995 STAR had elected to be taxed as an S-Corporation for both federal and state income tax purposes and thus was only subject to 1.5% tax on taxable income for state purposes. LDS was an S-Corporation through the date of the merger on November 30, 1997. The pro forma provision for income taxes, assumes that both STAR and LDS were C-Corporations for all periods presented. During 1996, the historical provision for income taxes increased to $577,000 as a result of the reserve of $3.4 million of the net deferred tax asset.

    LIQUIDITY AND CAPITAL RESOURCES.

    As of September 30, 1998, STAR had cash and cash equivalents of approximately $11.8 million, short-term investments of $92.4 million (as a result of STAR's secondary stock offering), and a working capital surplus of $116.6 million. In June 1997, STAR completed an initial public offering of 9.4 million shares of

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STAR Common Stock of which approximately 8.1 million shares were sold by STAR and approximately 1.3 million shares were sold by certain selling stockholders. The net proceeds to STAR (after deducting, underwriting, discounts and offering expenses) from the sale of such shares of STAR Common Stock were approximately $30.9 million. As of December 31, 1997, STAR had used the proceeds from the offering to repay indebtedness of $14.2 million, to purchase switching and transmission related equipment and to finance STAR's operations in the U.K.

    On May 4, 1998, STAR completed a secondary offering of 6,000,000 shares of STAR Common Stock of which 5,685,000 shares were sold by STAR and 315,000 shares were sold by a selling stockholder. The net proceeds to STAR (after deducting underwriting discounts and offering expenses) from the sale of such shares of STAR Common Stock were approximately $145.0 million.

    As of September 30, 1998, STAR had no funds outstanding on its $25 million revolving line of credit, which bears interest at the bank's cost of funds plus
137.5 basis points and expires on July 1, 1999. However, available borrowing under the line of credit is reduced by outstanding letters of credit in the amount of $4.9 million.

    STAR generated net cash from operating activities of $11.1 million in 1997, primarily from net income plus depreciation and amortization, while using $2.8 million in 1996. STAR's investing activities used cash of approximately $30.0 million during 1997 primarily resulting from capital expenditures and the investment of the proceeds from the initial public offering in marketable securities, while using $10.4 million in 1996. STAR's financing activities provided cash of approximately $18.9 million during 1997 primarily from the sale of STAR Common Stock and borrowings under lines of credit, offset by repayments under various lines of credit, while providing $14.7 million in 1996.

    STAR generated net cash from operating activities of $4.3 million for the nine months ended September 30, 1998, primarily from net income plus depreciation and amortization, as well as increases in accounts payable and accrued expenses offset by increases in accounts and notes receivable. The increase in accounts and notes receivable was due to general increases in volume and extended payment terms for certain customers. The Company's investing activities used cash of $136.7 million during the nine months ended September 30, 1998, primarily from capital expenditures and the purchase of short-term investments. The Company's financing activities generated cash of approximately $142.0 million primarily from $144.7 million net proceeds raised in the secondary stock offering as well as stock options exercised, offset by payments under capital lease obligations.

    At September 30, 1998, STAR had capital lease obligations of $37.7 million, and $0.9 million in term loans, relating to its switching facilities and operating equipment. STAR believes that the proceeds from its secondary stock offering and cash generated from operations, as well as funding under its bank line of credit, will satisfy STAR's current liquidity needs. Nevertheless, as STAR continues to expand its network facilities and pursues its strategy of growth through acquisition, STAR's liquidity needs may increase, perhaps significantly, which could require STAR to seek such additional financing or the expansion of its borrowing capacity under current or new lines of credit.

    The Company also entered into a 20 year commitment to purchase IRUs from IXC Communications, Inc. for approximately $31 million and a 20 year, $70 million agreement to purchase capacity on the Qwest nationwide Macro Capacity (SM) Fiber network.

    As appropriate, STAR will use capital lease financing or raise additional debt or equity capital to finance new projects or acquisitions. STAR had foreign currency contracts outstanding at December 31, 1997 in the notional amount of $6.3 million. STAR had no foreign currency contracts outstanding at September 30, 1998.

    While the termination of the LDS customer base in California will result in a loss of commercial revenues from that state during 1998, management does not believe that the loss of such revenues will have a material impact on STAR's liquidity in the future.

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    YEAR 2000 COMPLIANCE.

    A significant percentage of the software that runs most of the computers in the United States relies on two-digit date codes to perform a number of computation and decision making functions. Commencing on January 1, 2000, these computer programs may fail from an inability to interpret date codes properly, misreading "00" for the year 1900 instead of the year 2000.

    STAR has initiated a comprehensive program to identify, evaluate and address issues associated with the ability of its information technology and non-information technology systems to properly recognize the Year 2000 in order to avoid interruption of the operation of these systems and a material adverse effect on STAR's operations as a result of the century change. Each of the information technology software programs that STAR currently uses has either been certified by its respective vendor as Year 2000 compliant or will be replaced with software that is so certified prior to January 1, 1999. STAR intends to conduct comprehensive tests of all of its software programs for Year 2000 compliance as part of its Year 2000 readiness program. An integral part of STAR's non-information technology systems, its telecommunications switches, is not currently Year 2000 compliant. The respective vendors of STAR's twelve switches are in the process of upgrading the switches and have informed STAR that the switches will be compliant on or before February 28, 1999. STAR does not believe that its other non-information technology systems will be affected by the Year 2000, but will not know definitively until STAR tests and evaluates such equipment during January 1999.

    STAR's computer systems interface with the computers and technology of many different telecommunications companies, including those of foreign companies, on a daily basis. STAR considers the Year 2000 readiness of its foreign customers and vendors of particular importance given the general concern that the computer systems abroad may not be as prepared as those in domestic operations to handle the century change. As part of its Year 2000 compliance program, STAR intends to contact its significant vendors and customers to ascertain whether the systems used by such third parties are Year 2000 compliant. STAR plans to have all Year 2000 compliance initial testing and any necessary conversions completed by July 1999.

    Historically, STAR has not incurred any costs to date to reprogram, replace and test its information and non-information technology systems for Year 2000 compliance. The costs associated with STAR's Year 2000 compliance efforts will be incurred during the remainder of 1998 and throughout 1999. STAR estimates the costs of such efforts will be between $70,000 and $150,000 over the life of the project; though such expenditures may increase materially following testing of non-information technology systems and the evaluation of the Year 2000 compliance status of integral third party vendors and customers. Costs incurred in connection with STAR's Year 2000 compliance efforts will be expensed as incurred.

    STAR currently anticipates that its information technology and non-information technology systems will be Year 2000 compliant before January 1, 2000, though no assurances can be given that STAR's compliance testing will not detect unanticipated Year 2000 compliance problems. Furthermore, STAR does not yet know the Year 2000 compliance status of integral third parties and is therefore currently unable to assess the likelihood or the risk to STAR of third party system failures. However, a system failure by any of STAR's significant customers or vendors could have a material adverse effect on STAR's operations.

    The Company believes that the most reasonably likely worst case scenario resulting from the century change will be its inability to route telephone traffic at current rates to desired locations for an indeterminable period of time. Such worst case scenario could have a material adverse affect on STAR's results of operations and liquidity.

    STAR intends to develop contingency plans to handle a Year 2000 system failure experienced by its information and non-information technology systems and to handle any necessary interactions with the computers and technology of any integral non-complying third party.

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                                BUSINESS OF STAR

OVERVIEW

    STAR is an emerging multinational carrier focused primarily on the international long distance telecommunications market. STAR offers highly reliable, low-cost switched voice services on a wholesale basis, primarily to U.S.-based long distance carriers. STAR provides international long distance service to approximately 220 foreign countries through a flexible network comprised of various foreign termination relationships, international gateway switches, leased and owned transmission facilities and resale arrangements with long distance providers. STAR has grown its revenues rapidly by capitalizing on the deregulation of international telecommunications markets, combining sophisticated information systems with flexible routing and leveraging management's industry expertise. STAR has increased its revenues and net income from $58.9 million and $3.7 million, respectively, in 1995 to $404.6 million and $5.8 million, respectively, in 1997.

INDUSTRY BACKGROUND

    The international long distance telecommunications services industry consists of all transmissions of voice and data that originate in one country and terminate in another. This industry is undergoing a period of fundamental change which has resulted in substantial growth in international telecommunications traffic.

    From the standpoint of U.S.-based long distance providers, the industry can be divided into two major segments: the U.S. international market, consisting of all international calls billed in the U.S., and the overseas market, consisting of all international calls billed in countries other than the U.S. The U.S. international market has experienced substantial growth in recent years, with gross revenues from international long distance services rising from approximately $8.5 billion in 1990 to approximately $14.9 billion in 1996, according to FCC data.

    STAR believes that a number of trends in the international telecommunications market will continue to drive growth in international traffic, including:

    - continuing deregulation and privatization of telecommunications markets;

    - pressure to reduce international outbound long distance rates paid by end users driven by increased competition in newly deregulated global markets;

    - the dramatic increase in the availability of telephones and the number of access lines in service around the world;

    - the increasing globalization of commerce, trade and travel;

    - the proliferation of communications devices such as faxes, cellular telephones, pagers and data communications devices;

    - increasing demand for data transmission services, including the Internet; and

    - the increased utilization of high quality digital undersea cable and resulting expansion of bandwidth availability.

    THE DEVELOPMENT OF THE U.S. AND OVERSEAS MARKETS

    The 1984 deregulation of the U.S. telecommunications industry enabled the emergence of a number of new long distance companies in the U.S. Today, there are over 500 U.S. long distance companies, most of which are small or medium-sized companies. In order to be successful, these small and medium-sized companies need to offer their customers a full range of services, including international long distance. However, most of these carriers do not have the critical mass to receive volume discounts on international

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traffic from the larger facilities-based carriers such as AT&T, MCI WorldCom and
Sprint. In addition, these small and medium sized companies generally have only limited capital resources to invest in international facilities. New international carriers such as STAR emerged to take advantage of this demand for less expensive international bandwidth. These emerging multinational carriers acted as aggregators of international traffic for smaller carriers, taking advantage of larger volumes to obtain volume discounts on international routes (resale traffic), or investing in facilities when volume on particular routes justify such investments. Over time, as these emerging international carriers became established and created a high quality networks, they began to carry overflow traffic from the larger long distance providers seeking lower rates on certain routes.

    Deregulation and privatization have also allowed new long distance providers to emerge in foreign markets. By eroding the traditional monopolies held by single national providers, many of which are wholly or partially government owned, such as Post Telegraph & Telephone operators ("PTTs"), deregulation is providing U.S.-based providers the opportunity to negotiate more favorable agreements with PTTs and emerging foreign providers. In addition, deregulation in certain foreign countries is enabling U.S.-based providers to establish local switching and transmission facilities in order to terminate their own traffic and begin to carry international long distance traffic originated in that country. STAR believes that growth of traffic originated in markets outside of the U.S. will be higher than the growth in traffic originated within the U.S. due to recent deregulation in many foreign markets, relative economic growth rates and increasing access to telecommunications facilities in emerging markets.

    INTERNATIONAL SWITCHED LONG DISTANCE SERVICES

    International switched long distance services are provided through switching and transmission facilities that automatically route calls to circuits based upon a predetermined set of routing criteria. The call typically originates on a local exchange carrier's network and is transported to the caller's domestic long distance carrier. The domestic long distance provider then carries the call to an international gateway switch. An international long distance provider picks up the call at its gateway and sends it directly or through one or more other long distance providers to a corresponding gateway switch operated in the country of destination. Once the traffic reaches the country of destination, it is then routed to the party being called though that country's domestic telephone network.

    International long distance providers can generally be categorized by their ownership and use of switches and transmission facilities. The largest U.S. carriers, such as AT&T, MCI WorldCom and Sprint, primarily utilize owned transmission facilities and generally use other long distance providers to carry their overflow traffic. Since only very large carriers have transmission facilities that cover the over 200 countries to which major long distance providers generally offer service, a significantly larger group of long distance providers own and operate their own switches but either rely solely on resale agreements with other long

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distance carriers to terminate their traffic or use a combination of resale agreements and owned facilities in order to terminate their traffic as shown below:

                                [GRAPH]

    OPERATING AGREEMENTS. Under traditional operating agreements, international long distance traffic is exchanged under bilateral agreements between international long distance providers in two countries. Operating agreements provide for the termination of traffic in, and return traffic to, the international long distance providers' respective countries at a standard "accounting rate" with that international provider. Under a traditional operating agreement, the international long distance provider that originates more traffic compensates the long distance provider in the other country by paying a net amount based on the difference between minutes sent and minutes received and the settlement rate, which is generally one-half of the accounting rate.

    Under a typical operating agreement both carriers jointly own the transmission facilities between two countries. A carrier gains ownership rights in a digital fiber optic cable by purchasing direct ownership in a particular cable prior to the time the cable is placed in service, acquiring an "Indefeasible Right of Use" ("IRU") in a previously installed cable, or by leasing or obtaining capacity from another long distance provider that either has direct ownership or IRUs in the cable. In situations where a long distance provider has sufficiently high traffic volume, routing calls across directly owned or IRU cable is generally more cost-effective on a per call basis than the use of short-term variable capacity arrangements with other long distance providers or leased cable. However, direct ownership and acquisition of IRUs require a company to make an initial investment of its capital based on anticipated usage.

    TRANSIT ARRANGEMENTS. In addition to utilizing an operating agreement to terminate traffic delivered from one country directly to another, an international long distance provider may enter into transit arrangements pursuant to which a long distance provider in an intermediate country carries the traffic to a country of destination. Such transit arrangements involve agreement among the providers in all the countries involved and are generally used for overflow traffic or where a direct circuit is unavailable or not volume justified.

    RESALE ARRANGEMENTS. Resale arrangements typically involve the wholesale purchase and sale of transmission and termination services between two long distance providers on a variable, per minute basis. The resale of capacity, which was first permitted in the U.S. market in the 1980s enabled the emergence of new international long distance providers that rely at least in part on capacity acquired on a wholesale basis from other long distance providers. International long distance calls may be routed through a facilities-based carrier with excess capacity, or through multiple long distance resellers between the originating long

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distance provider and the facilities-based carrier that ultimately terminates the traffic. Resale arrangements set per minute prices for different routes, which may be guaranteed for a set time period or subject to fluctuation following notice. The resale market for international capacity is constantly changing, as new long distance resellers emerge and existing providers respond to fluctuating costs and competitive pressures. In order to be able to effectively manage costs when utilizing resale arrangements, long distance providers need timely access to changing market data and must quickly react to changes in costs through pricing adjustments or routing decisions.

    ALTERNATIVE TERMINATION ARRANGEMENTS. As the international telecommunications market has become deregulated, service providers have developed alternative arrangements to reduce their termination costs by, for example, routing traffic via third countries to obtain lower settlement rates or using international private line facilities to bypass the settlement rates applicable to traffic routed over the PSTN. These arrangements include ISR, traffic refiling and the acquisition of transmission and switching facilities in foreign countries so as to self-correspond. Refiling of traffic takes advantage of disparities in settlement rates between different countries. An originating operator typically refiles traffic by sending it first to a third country that enjoys lower settlement rates with the destination country where upon it is forwarded or refiled to the destination country thereby resulting in a lower overall termination cost. The difference between transit and refiling is that, with respect to transit, the operator in the destination country typically has a direct relationship with the originating operator and is aware of the arrangement, while with refiling, the operator in the destination country typically is not aware that it is terminating refiled traffic originated in another country. While the United States has taken no position with respect to whether refile comports with international regulation, refile is illegal in many countries. With ISR, a long distance provider completely bypasses the settlement system by connecting an IPL to the PSTN on one or both ends. While ISR currently is only sanctioned by U.S. and other regulatory authorities on some routes, ISR services are increasing and are expected to expand significantly as deregulation of the international telecommunications market continues. In addition, new market access agreements, such as the WTO Agreement, have made it possible for many international service providers to establish their own transmission and switching facilities in certain foreign countries, enabling them to self-correspond and directly terminate traffic. See "--Government Regulation."

    The highly competitive and rapidly changing international telecommunications market has created a significant opportunity for carriers that can offer high quality, low cost international long distance service. Deregulation, privatization, the expansion of the resale market and other trends influencing the international telecommunications market are driving decreased termination costs, a proliferation of routing options, and increased competition. Successful companies among both the emerging and established international long distance companies will need to aggregate enough traffic to lower costs of both facilities-based or resale opportunities, maintain systems which enable analysis of multiple routing options, invest in facilities and switches and remain flexible enough to locate and route traffic through the most advantageous routes.

THE STAR APPROACH

    STAR is an emerging multinational carrier focused primarily on the international long distance market. STAR offers highly reliable, low-cost switched voice services on a wholesale basis, primarily to U.S.-based long distance carriers. STAR provides international long distance service to approximately 220 foreign countries through a flexible network comprised of various foreign termination relationships, international gateway switches, leased and owned transmission facilities and resale arrangements with long distance providers. STAR has grown its revenues rapidly by capitalizing on the deregulation of international telecommunications markets, combining sophisticated information systems with flexible routing and leveraging management's industry expertise.

    STAR markets its services to large global carriers seeking lower rates as well as to small and medium-sized long distance companies that do not have the critical mass to invest in their own international

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transmission facilities or to obtain volume discounts from the larger facilities-based carriers. During the fourth quarter of 1997, STAR provided switched international long distance services to 108 customers and currently provides these services to nine of the top forty global carriers. STAR has also recently focused on building a customer base overseas, particularly in Europe, and has opened offices in Dusseldorf, Frankfurt, Hamburg and Munich, Germany and London, England. In addition, STAR has begun to market its international long distance services directly to certain commercial customers in the U.S. and overseas.

STRATEGY

    STAR's objective is to be a leading provider of highly reliable, low-cost switched international long distance services on a wholesale basis to U.S. and foreign-based telecommunications companies, as well as on a retail basis to commercial customers. Key elements of STAR's strategy include the following:

    EXPAND SWITCHING AND TRANSMISSION FACILITIES. STAR is continuing to pursue a flexible approach to expanding and enhancing its network facilities by investing in both switching and transmission facilities where traffic volumes justify such investments. STAR has expanded its international gateway switching facilities through the addition of facilities in Dallas and Miami and Dusseldorf, Frankfurt, Hamburg and Munich, Germany and plans to put into service in early 1999 switches in Atlanta, Chicago and Seattle; Paris, France; Geneva, Switzerland; and Vienna, Austria. STAR's international gateway switch in London, England went into service in April 1997 and four switches in Germany became operational in the second quarter of 1998. In addition, STAR is planning to install a network of switches in selected other European and Asian cities.

    CAPITALIZE ON PROJECTED INTERNATIONAL LONG DISTANCE GROWTH. STAR believes that the international long distance market provides attractive opportunities due to its higher revenue and profit per minute, and greater projected growth rate as compared to the domestic long distance market. STAR targets international markets with high volumes of traffic, relatively high rates per minute and prospects for deregulation and privatization. STAR believes that the ongoing trend toward deregulation and privatization will create new opportunities for STAR in international markets. Although STAR has focused to date primarily on providing services for U.S.-based long distance providers, STAR also intends to expand the international long distance services it offers to foreign-based long distance providers.

    LEVERAGE TRAFFIC VOLUME TO REDUCE COSTS. STAR continues to focus on building its volume of international long distance traffic. Higher traffic volumes strengthen STAR's negotiating position with vendors, customers and potential foreign partners, which allows STAR to lower its costs of service. In addition, higher traffic volumes on particular routes allow STAR to lower its cost of services on these routes by transitioning from acquiring capacity on a variable cost per minute basis to fixed cost arrangements such as longer-term capacity agreements with major carriers, long-term leases and ownership of facilities.

    LEVERAGE INFORMATION SYSTEMS AND SWITCHING CAPABILITIES. STAR leverages its sophisticated information systems to analyze its routing alternatives, and select the most cost-effective routing from among STAR owned facilities, network of resale arrangements with other long distance providers, operating agreements and alternative termination relationships. STAR has invested significant resources in the development of software to track specific usage information by customer and revenue and cost information on specific routes on a daily basis. STAR's information systems are critical components in managing its customer and vendor relationships, routing traffic to the most cost-effective alternative, and targeting its marketing efforts.

    MAINTAIN HIGH QUALITY. STAR believes that reliability, call completion rates, voice quality, rapid set up time and a high level of customer and technical support are key factors evaluated by U.S. and foreign-based telecommunications companies and large corporate customers in selecting a carrier for their international traffic. STAR's state-of-the-art switching equipment is fully compliant with international C-7

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and domestic SS-7 signaling standards. STAR strives to provide a consistently high level of customer and technical support and has technical support personnel at its switching facilities 24 hours per day, seven days per week to assist its customers and to continually monitor network operations.

    EXPAND INTO COMMERCIAL MARKET. STAR plans to expand into niche commercial markets in the U.S. and in other deregulating countries where it believes it can leverage its international network and where the customer base has a significant international calling pattern. As an example of this strategy, STAR is using the LDS telemarketing sales force to target small commercial customers in ethnic markets to increase traffic to Mexico and Latin America. Additionally, STAR intends to use UDN's network of independent sales agents to target medium-sized commercial customers with a demand for international calling services at competitive rates. Finally, STAR plans to use its direct sales forces to target larger commercial customers, concentrating at first on potential customers in Los Angeles and New York. With respect to the offering of commercial services abroad, STAR initially intends to focus on Germany, the U.K. and selected European cities where competition for commercial customers is less mature.

    GROWTH THROUGH ACQUISITIONS. STAR actively pursues opportunities to enhance its business through strategic and synergistic acquisitions. These acquisitions may focus on entering new territories, enlarging STAR's presence in an existing territory, adding capacity or expanding into new market segments, such as the commercial market. In addition to expanding its revenue base, STAR plans to realize operating efficiencies by integrating newly-acquired operations into STAR's billing, tracking and other systems. On November 30, 1997, STAR acquired LDS, a long-distance provider focusing on small commercial customers throughout the United States, for approximately 849,000 shares of STAR Common Stock. On March 10, 1998, STAR acquired T-One, an international wholesale long distance provider, for 1,353,000 shares of STAR Common Stock. On November 19, 1997, STAR entered into an agreement to acquire UDN, a commercial long distance provider. The acquisition of UDN is subject to approval by UDN's stockholders and to various regulatory approvals. On August 20, 1998, STAR entered into the Merger Agreement to acquire PT-1. Each of these transactions, except for the PT-1 acquisition, has been, or will be, accounted for as a pooling of interests.

NETWORK

    STAR provides international long distance services to approximately 220 foreign countries through a flexible, switched-based network consisting of resale arrangements with other long distance providers, various foreign termination relationships, international gateway switches and leased and owned transmission facilities. STAR's network employs state-of-the-art digital switching and transmission technologies and is supported by comprehensive monitoring and technical support personnel. STAR's switching facilities are staffed 24 hours per day, seven days per week.

    TERMINATION ARRANGEMENTS

    STAR seeks to retain flexibility and maximize its termination opportunities by utilizing a continuously changing mix of routing alternatives, including resale arrangements, operating agreements and other advantageous termination arrangements. This diversified approach is intended to enable STAR to take advantage of the rapidly evolving international telecommunications market in order to provide low-cost international long distance service to its customers.

    STAR utilizes resale arrangements to provide it with multiple options for routing traffic through its switches to each destination country. Traffic under resale arrangements typically terminates pursuant to a third party's correspondent relationships. STAR purchased capacity from 60 vendors in 1997. A substantial portion of this capacity is obtained on a variable, per minute and short-term basis, subjecting STAR to the possibility of unanticipated price increases and service cancellations. STAR's contracts with its vendors provide that rates may fluctuate, with rate change notice periods varying from five days to one year, with certain of STAR's longer term arrangements requiring STAR to make minimum usage commitments in

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order to achieve additional volume discounts. As a result of deregulation and competition in the international telecommunications market, the pricing of termination services varies by carrier depending on such factors as call traffic and time of day. Since STAR does not typically enter into long-term contracts with these providers, pricing can change significantly over short periods of time. STAR's proprietary information systems enable STAR to track the pricing variations in the international telecommunications market on a daily basis, allowing STAR's management to locate and reroute traffic to the most cost-effective alternatives. See "Risk Factors--Operating Results Subject to Significant Fluctuations."

    STAR currently has operating agreements with carriers in a number of countries and is in the process of negotiating additional operating agreements for other countries. STAR has been and will continue to be selective in entering into operating agreements. STAR also has agreements with international providers of long distance services for termination of traffic that STAR routes over a its network to such countries. STAR currently has such termination arrangements with several carriers in a number of countries, and STAR is in the process of expanding its coverage of such countries and entering into similar arrangements in additional countries. The FCC or foreign regulatory agencies may take the view that certain of STAR's termination arrangements do not comply with current rules and policies applicable to international settlements, such as current ISR rules. To the extent that the revenue generated under such arrangements becomes a significant portion of overall revenue, the loss of such arrangements, whether as a result of regulatory actions or otherwise, could have a material adverse effect on STAR's business, operating results and financial condition. In addition, the FCC could impose sanctions on STAR, including forfeitures, if certain of STAR's arrangements are found to be inconsistent with FCC rules. See "--Government Regulation," "Risk Factors--Risks of International Telecommunications Business," and "--Potential Adverse Effects of Government Regulation."

    SWITCHES AND TRANSMISSION FACILITIES

    International long distance traffic to and from the U.S. is generally transmitted through an international gateway switching facility across undersea digital fiber optic cable or via satellite to a termination point. International gateway switches are digital computerized routing facilities that receive calls, route calls through transmission lines to their destination and record information about the source, destination and duration of calls. STAR's global network facilities include both international gateway switches and undersea digital fiber optic cable.

    STAR currently operates international gateway switches in New York, Los Angeles, Dallas and Miami; London, England and Dusseldorf, Frankfurt, Hamburg, and Munich, Germany. In early 1999, STAR plans to put into service international gateway switches in Atlanta, Chicago and Seattle; Paris, France; Geneva, Switzerland and Vienna, Austria. STAR considers any of its switches to be international gateway switches if STAR can route international calls across such switch.

    STAR's switching facilities are linked to a proprietary reporting system, which STAR believes provides it with a competitive advantage by permitting management on a real-time basis to determine the most cost-effective termination alternatives, monitor customer usage and manage gross margins by route. STAR has installed multiple redundancies into its switching facilities to decrease the risk of a network failure. For example, STAR employs both battery and generator power back-up and has installed hardware that automatically shifts the system to auxiliary power during a power outage, rather than relying on manual override. STAR is in the process of adding a network control center in its Los Angeles facility, which is expected to be completed in 1998.

    STAR currently holds ownership positions in a number of digital undersea fiber optic cables including TPC-5, Gemini and AC-1, and has plans to acquire transmission capacity on additional undersea fiber optic cable systems. STAR has recently entered into a commitment to acquire transmission capacity on the Qwest domestic Macro Capacity(SM) Fiber Network, which is expected to serve over 130 cities in the U.S. STAR plans to increase its investment in direct and IRU ownership of cable in situations where STAR

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enters into operating agreements and in other situations in which it determines that such an investment would enhance operating efficiency or reduce transmission costs.

    Through its acquisitions of T-One and UDN, STAR has acquired, or will acquire, additional switching and transmission facilities. By acquiring T-One, STAR has added a switch located in the same building as STAR's New York international gateway switch and has added a number of operating agreements to countries in Africa and the Middle East, among other locations. In addition, T-One owns capacity on certain cable and satellite systems. Upon consummation of the acquisition of UDN, STAR will acquire a switch located in the same building as STAR's Dallas switch. STAR plans to integrate these facilities into its existing network.

SALES AND MARKETING

    STAR markets its services on a wholesale basis to other telecommunications companies through its experienced direct sales force and marketing/account management team who leverage the long-term industry relationships of STAR's senior management. STAR reaches its customers primarily through domestic and international trade shows and through relationships gained from years of experience in the telecommunications industry. STAR had 103 direct sales and marketing employees and over 140 telemarketing representatives as of September 30, 1998.

    In the wholesale market, STAR's sales and marketing employees utilize the extensive, customer specific usage reports and network utilization data generated by STAR's sophisticated information systems to effectively negotiate agreements with customers and prospective customers and to rapidly respond to changing market conditions. STAR believes that it has been able to compete more effectively as a result of the personalized service and ongoing senior management-level attention that is given to each customer.

    In connection with STAR's expansion into the commercial market, STAR expects to target small commercial customers through LDS' existing telemarketing operation, deliver services to medium-sized commercial customers through UDN's network of independent sales agents and utilize a direct sales force to approach larger commercial accounts. Establishment of a sales force capable of effectively expanding STAR's services into the commercial market can be expected to require substantial efforts and management and financial resources and may increase STAR's operating costs. See "Risk Factors--Risks Associated with Growth of Telecommunications Network and Customer Base."

INFORMATION AND BILLING SYSTEMS

    STAR's operations use advanced information systems including call data collection and call data storage linked to a proprietary reporting system. STAR also maintains redundant billing systems for rapid and accurate customer billing. STAR's switching facilities are linked to a proprietary reporting system, which STAR believes provides it with a competitive advantage by permitting management on a real-time basis to determine the most cost-effective termination alternatives, monitor customer usage and manage gross margins by route. STAR's systems also enable it to ensure accurate and timely billing and to reduce routing errors. As STAR's systems were designed for the wholesale marketplace, STAR is currently in the process of modifying its systems in anticipation of its entrance into the commercial marketplace.

    STAR's proprietary reporting software compiles call, price and cost data into a variety of reports which STAR can use to re-program its routes on a real-time basis. STAR's reporting software can generate the following reports as needed:

    - customer usage, detailing usage by country and by time period within country, in order to track sales and rapidly respond to any loss of traffic from a particular customer;

    - country usage, subtotaled by vendor or customer, which assists STAR with route and network planning;

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    - vendor rates, through an audit report that allows management to determine at a glance which vendors have the lowest rates for a particular country in a particular time period;

    - vendor usage by minute, enabling STAR to verify and audit vendor bills;

    - dollarized vendor usage to calculate the monetary value of minutes passed to STAR's vendors, which assists with calculating operating margin when used in connection with the customer reports;

    - loss reports used to rapidly highlight routing alternatives that are operating at a loss as well as identifying routes experiencing substantial overflow; and

    - LATA (Domestic Call Area) reporting by originating and terminating LATA, allowing for accurate Local Exchange charge audits, and protecting from Local Exchange overcharging.

    STAR has built multiple redundancies into its billing and call data collections systems. Nine call collector computers receive call information in real-time, immediately duplicating data, sending one copy to billing, while the other copy is used for customer service internally and for traffic analysis. STAR maintains two independent and redundant billing systems in order to both verify billing internally and to ensure that bills are sent out on a timely basis. All of the call data, and resulting billing data, are continuously backed up on tape drives and redundant storage devices, and are regularly transported to an off-site safe location.

COMPETITION

    The international telecommunications industry is intensely competitive and subject to rapid change. STAR's competitors in the international wholesale switched long distance market include large, facilities-based multinational corporations and PTTs, smaller facilities-based providers in the U.S. and overseas that have emerged as a result of deregulation, switched-based resellers of international long distance services and international joint ventures and alliances among such companies. International wholesale switched long distance providers compete on the basis of price, customer service, transmission quality, breadth of service offerings and value-added services. STAR also competes abroad with a number of dominant telecommunications operators that previously held various monopolies established by law over the telecommunications traffic in their countries. See "Risk Factors--Significant Competition." Additionally, the telecommunications industry is in a period of rapid technological evolution, marked by the introduction of competitive new product and service offerings, such as the utilization of the Internet for international voice and data communications. STAR is unable to predict which of many possible future product and service offerings will be important to maintain its competitive position or what expenditures will be required to develop and provide such products and services. STAR believes that it competes favorably on the basis of price, transmission quality and customer service. The number of STAR's competitors is likely to increase as a result of the new competitive opportunities created by the WTO Agreement. Further, under the terms of the WTO Agreement, the United States and the other 68 countries participating in the Agreement have committed to open their telecommunications markets to competition, and foreign ownership and adopt measures to protect against anticompetitive behavior, effective starting on February 5, 1998. As a result, STAR believes that competition will continue to increase, placing downward pressure on prices. Such pressure could adversely affect STAR's gross margins if STAR is not able to reduce its costs commensurate with such price reductions.

    COMPETITION FROM DOMESTIC AND INTERNATIONAL COMPANIES AND ALLIANCES. A majority of the U.S.-based international telecommunications services revenue is currently generated by AT&T, MCI WorldCom and Sprint. STAR also competes with other U.S.-based and foreign long distance providers, including the RBOCs, which presently have FCC authority to resell and terminate international telecommunication services. Many of these companies have considerably greater financial and other resources and more extensive domestic and international communications networks than STAR. STAR's business would be materially adversely affected to the extent that a significant number of such customers limit or cease doing

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business with STAR for competitive or other reasons. Consolidation in the telecommunications industry could not only create even larger competitors with greater financial and other resources, but could also adversely affect STAR by reducing the number of potential customers for STAR's services.

    EXPANSION INTO COMMERCIAL MARKET. With the acquisition of LDS, STAR began providing long distance service to the commercial market, a market that is subject to intense competition from a number of well capitalized companies. The commercial market is also characterized by the lack of customer loyalty, with commercial customers regularly changing service providers. There can be no assurance that STAR will be able to compete successfully in the commercial market.

GOVERNMENT REGULATION

    STAR's U.S. interstate and international telecommunications service offerings generally are subject to the regulatory jurisdiction of the FCC. Certain telecommunication services offered by STAR in the U.S. may also be subject to the jurisdiction of state regulatory authorities, commonly known as PUCs. STAR's telecommunications service offerings outside the U.S. are also generally subject to regulation by national regulatory authorities. In addition, U.S. and foreign regulatory authorities may affect STAR's international service offerings as a result of the termination or transit arrangements associated therewith. U.S. or foreign regulatory authorities may take actions or adopt regulatory requirements which could adversely affect STAR. See "Risk Factors--Potential Adverse Effect of Government Regulation."

    U.S. REGULATION

    STAR's business is subject to various U.S. and foreign laws, regulations, agency actions and court decisions. STAR's U.S. international telecommunications service offerings are subject to regulation by the FCC. The FCC requires international carriers to obtain authorization under Section 214 of the Communications Act prior to acquiring international facilities by purchase or lease, or providing international service to the public. Prior FCC approval is also required to transfer control of a certificated carrier. STAR is also subject to FCC policies and rules that regulate the manner in which international telecommunication services may be provided, including, for instance, the circumstances under which a carrier may provide international switched services using IPL facilities and under which it may route traffic through third countries to or from its final destination.

    The Communications Act and the FCC's rules and policies also impose certain other obligations on carriers providing international telecommunication services. These include the obligation to file at the FCC and to maintain tariffs containing the rates, terms, and conditions applicable to their services; to file certain reports regarding international traffic and facilities; to file certain contracts with correspondent carriers; to disclose affiliations with foreign carriers and significant foreign ownership interests; to pay certain regulatory fees based, among other things, upon the carrier's revenues and ownership of international transmission capacity.

    INTERNATIONAL SERVICES. FCC rules require STAR to obtain prior FCC authorization to acquire and operate international communication circuits in satellites and undersea fiber optic cables; similar FCC authority is required for STAR to resell such capacity. STAR holds both facilities-based and resale international authorizations, including a "global" authorization that provides broad authority to offer switched and private line international services. STAR has filed tariffs for international services with the FCC.

    FCC INTERNATIONAL PRIVATE LINE RESALE POLICY. The FCC's IPL resale policy limits the conditions under which a carrier may connect IPLs to the PSTN at one or both ends to provide switched services, commonly known as ISR. A carrier generally may only offer ISR services to a foreign country if the FCC has found
(a) the country is a member of the WTO and at least 50% of the U.S. billed and settled traffic to that country is settled at or below the benchmark settlement rate adopted by the FCC in IB Docket No. 96-261;

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or (b) the country is not a WTO member, but it offers U.S. carriers equivalent opportunities to engage in ISR and at least 50% of the U.S. billed and settled traffic is settled at or below the applicable benchmark. Settled traffic refers to traffic subject to an accounting rate agreement between U.S. and foreign carriers. An accounting rate is a per minute wholesale charge negotiated by international carriers for terminating traffic in either direction. Each carrier is paid a settlement rate for terminating traffic on its own network which ordinarily is one-half of the accounting rate. STAR's FCC authority currently permits it to provide ISR service to Canada, the U.K., Sweden, New Zealand, Australia, the Netherlands, Germany, France, Belgium, Denmark, Norway, Austria, Switzerland, Luxembourg, Italy and Japan. The FCC is currently reviewing U.S. carrier applications to provide ISR to Finland, Hong Kong and Mexico, among other routes, and upon grant of any such ISR application to a given country, the FCC's rules also would permit STAR to provide ISR service to that country. If ISR is not permitted on a route, absent prior FCC consent, U.S. facilities based international carriers must terminate switched telephone traffic in accordance with the ISP which is primarily intended to deter foreign carriers with market power from discriminating amongst competing U.S. carriers by, for example, favoring the foreign carrier's U.S. affiliate. The ISP requires that all U.S. carriers terminate traffic with a foreign carrier on the same terms (i.e., that settlement rates be equivalent) and receive inbound traffic only in proportion to the volume of U.S. outbound traffic which they generate.

    On a few routes, STAR may use IPLs to terminate international switched telephone services where ISR has not been authorized. On such routes, therefore, STAR's termination arrangements may not be consistent with the FCC's ISP. On any such route, however, to STAR's knowledge the foreign correspondent lacks market power, no U.S. inbound traffic is involved, and the effective settlement rate is lower than the prevailing rate. Thus STAR believes its actions are not inconsistent with the ISP's underlying purpose. If the FCC were to determine, by its own actions or in response to the filing of a third party that any of STAR's IPL arrangements violate its ISR policy or STAR's ISR authorization, the FCC could order STAR to terminate any non-conforming arrangements. In addition, STAR could be subject to a monetary forfeiture and to other penalties, including the revocation of STAR's FCC authorizations to operate as an international carrier. Any such FCC action could have a material adverse effect upon STAR's business, operating results and financial condition.

    FCC INTERNATIONAL SETTLEMENTS POLICY. The FCC's ISP places limits on the arrangements which U.S. international carriers may enter into with foreign carriers for exchanging public switched telecommunications traffic, which the FCC terms International Message Telephone Service. The policy does not apply to ISR services. The ISP is primarily intended to deter dominant foreign carriers from discriminating amongst competing U.S. carriers by, for example, favoring the foreign carrier's U.S. affiliate. Absent FCC consent, the ISP requires that U.S. carriers receive an equal share of the accounting rate (i.e., that settlement rates be equivalent) and receive inbound traffic in proportion to the volume of U.S. outbound traffic which they generate. The ISP and other FCC policies also prohibit a U.S. carrier from offering or accepting a "special concession" from a foreign carrier where the foreign carrier possesses sufficient market power on the foreign end of the route to affect competition adversely in the U.S. market. A "special concession" is defined by the FCC as an exclusive arrangement involving services, facilities or functions on the foreign end of a U.S. international route which are necessary for providing basic telecommunications, and which are not offered to similarly situated U.S. carriers authorized to serve that route. U.S. international carriers wishing to establish settlement arrangements for IMTS which do not comply with the ISP must obtain a waiver of the FCC's rules or a declaratory ruling from the FCC under the FCC's "flexibility" policy that the non-standard arrangement is in the public interest. FCC policy provides that a request by a U.S. international carrier to establish a non-standard settlement arrangement with a foreign carrier in a WTO member country is presumptively in the public interest, and that said presumption generally may be overcome only by a demonstration that the foreign carrier is not subject to competition in its home market from more than one facilities-based international carrier. The FCC recently has initiated a rulemaking proceeding to modify the ISP by, among other things, repealing the ISP for U.S. international carriers dealing with non-dominant carriers in countries which are members of the World Trade Organization

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(WTO). Notwithstanding these proposals and the FCC's ISP waiver and flexibility policies, it is possible that the FCC could find that certain of STAR's arrangements with foreign operators were or are inconsistent with the ISP and that STAR has not requested prior FCC authority therefor. If the FCC were to determine by its own actions or in response to the filing of a third party that STAR has violated the ISP, the FCC could order STAR to terminate any non-conforming arrangement. In addition, STAR could be subject to a monetary forfeiture and to other penalties, including revocation of STAR's FCC authorizations to operate as an international carrier. Any such FCC action could have a material adverse effect upon STAR's business, operating results and financial condition.

    The FCC's policies also require U.S. international carriers providing IMTS to negotiate and adopt settlement rates with foreign correspondents for IMTS which are at or below certain benchmark rates beginning January 1, 1999 for high income countries. Pending reconsideration, the FCC has stayed a related policy requiring U.S. international carriers to establish IMTS settlement rates at or below the benchmark rate with any foreign affiliate beginning April 1, 1998. STAR expects that any IMTS operating agreement which it has or may have with a foreign affiliate will satisfy the foregoing benchmarks requirements when applicable.

    STAR currently has IMTS operating agreements with certain foreign correspondents which provide for settlement rates above the FCC's prescribed benchmarks. STAR will negotiate in good faith to establish IMTS settlement rates with its foreign correspondents which satisfy the FCC's benchmarks but there can be no assurance that such negotiations will succeed. The FCC's order adopting the foregoing settlement benchmarks and the timetable therefor is currently being reconsidered by the FCC. Several foreign telecommunications carriers also have petitioned the U.S. Court of Appeals to vacate the FCC's benchmarks order arguing that, among other things, the FCC lacks the jurisdiction to prescribe the settlement rates which foreign carriers may collect from U.S. carriers. However, subject to FCC reconsideration and action by the Court of Appeals, if STAR is unable to negotiate benchmark settlement rates with certain foreign correspondents, the FCC may intervene on its own action or in response to a filing by a third party. STAR is unable to predict the form which such intervention may take but it could disrupt STAR's arrangements for transmitting traffic to certain countries require STAR to suspend direct service to certain countries or require STAR to make alternative termination arrangements with certain countries all of which could have a material adverse effect on STAR's business, operating results and financial condition.

    FCC POLICIES ON TRANSIT AND REFILE. International switched telecommunication traffic is frequently routed indirectly via one or more third countries to its final destination. When such arrangements are mutually agreed, they are commonly based on a transit agreement under which settlement payments are made to all parties. In other cases, traffic may be sent to a third country and then forwarded or refiled for delivery to its final destination without the knowledge or consent of the destination carrier. STAR uses both transit and refile arrangements to terminate its international traffic. The FCC routinely approves transit arrangements by U.S. international carriers. The FCC's rules also permit carriers to use ISR facilities in many cases to route traffic via a third country for refile through the public switched network. However, the extent to which U.S. carriers may enter into refile arrangements consistent with the ISP is currently under review by the FCC. In 1997, the FCC stated that above-cost accounting rates had led an increasing amount of international traffic to migrate to least cost routes through the use of practices such as hubbing, refile and reorigination. The FCC stated that such practices are an economically rational response to inflated settlement rates. Notwithstanding the FCC's past rules, policies and statements regarding the scope of permissible transit and refile arrangements, the FCC could find by its own actions or in response to the filing of a third party, that certain of STAR's transit or refile arrangements violate the ISP or other FCC policies. In that event, the FCC could order STAR to terminate any non-conforming transit or refile arrangements. In addition, STAR could be subject to a monetary forfeiture and to other penalties, including revocation of STAR's FCC authorizations to operate as an international carrier. Any

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such FCC action could have a material adverse effect on STAR's business, operating results and financial condition.

    REPORTING REQUIREMENTS. International telecommunication carriers also are required by the FCC's rules timely to file certain reports regarding international traffic and revenues, the ownership and use of international facilities; and their affiliations with foreign carriers. The FCC considers a U.S. carrier to be affiliated with a foreign carrier if it has a 25% interest in the capital stock of the carrier or it controls the foreign carrier or is under common ownership or control. The FCC requires these reports so that, among other things, it may monitor the development of industry competition and the potential for a dominant foreign carrier to discriminate amongst U.S. carriers. STAR generally has filed said traffic, facilities and foreign affiliation reports. The FCC's rules require international telecommunication carriers to file at the FCC copies of their contracts with other carriers, including operating agreements, within 30 days of execution. STAR has filed copies of its operating agreements with the FCC. Competitive U.S. international carriers do not routinely file other carrier-to-carrier contracts with the FCC and, consistent with industry practice, STAR has not filed certain other carrier contracts. Notwithstanding, the foregoing FCC filings by STAR, the FCC by its own action or in response to the filing of a third party could determine that STAR has failed to meet certain of the foregoing filing and reporting requirements or that certain Company filings are deficient. In that event, STAR could be directed to remedy any asserted non-compliance; STAR could also be subject to a monetary forfeiture and to other penalties, and, although STAR believes that it would be largely unprecedented in such circumstances, and hence unlikely, the FCC could revoke STAR's authorizations to operate as an international carrier. Any such FCC action could have a material adverse affect on STAR's business, results and financial condition.

    REGULATORY FEES. The Communications Act, and FCC rules and policies, impose certain fees upon carriers providing interstate and international telecommunication services. These fees are levied, among other things, to defray the FCC's operating expenses, to underwrite universal telecommunication service (e.g., by subsidizing certain services used by schools and libraries), such as Internet access, and by other telecommunications users in areas of the U.S. where service costs are significantly above average), to fund the Telecommunications Relay Service ("TRS"), which provides special options for hearing-impaired users, and to support the administration of telephone numbering plans.

    Carriers that provide domestic interstate services must pay an annual regulatory fee based on their interstate and international revenues; the fee is currently 0.11% of revenue. Carriers that provide domestic interstate services to end users must pay a universal telecommunications service fee each month based upon the total estimated demand for U.S. universal service funding. If applicable, each carrier's share is approximately 4% of the carrier's annual end user revenues. STAR generally offers its services only to other carriers which in turn provide services to end-users. Such carrier-to-carrier revenues are not subject to universal service fees, and thus STAR generally is not liable to pay universal service fees. Carriers that only offer international service (i.e., service between the United States and a foreign country or service between two foreign carriers) also are not subject to the universal service fee. However, if an international carrier has an affiliate that provides domestic interstate services, then the carrier's international revenues are subject to said fee. Until its acquisition of LDS, STAR did not offer domestic interstate services. As a result of the operations of LDS, any revenue STAR receives from end users for international services may be subject to universal service fees. U.S. interstate and international carriers must pay a percentage of their revenue each year to support the North American Numbering Plan Administrator. For the 1998 filing year, the contribution rate is less than .003% of net telecommunications revenue. U.S. carriers must pay a certain percentage of their interstate and international revenues to support the TRS Fund. For the 1998 filing year, the contribution rate is less than .04% of gross domestic interstate revenue. STAR has routinely paid the foregoing regulatory fees; however, approximately $150,000 in additional fees may be owed by STAR to satisfy its TRS and annual fee obligations for 1996 and 1997 filing years. The foregoing regulatory fees typically change annually. STAR cannot predict the future regulatory fees for which it may be liable. Said fees could rise significantly for STAR and amount to four percent or more of STAR's gross

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
international and interstate revenues if STAR is no longer exempt from paying universal service fees because STAR provides service directly to end users, or because amendments to the Communications Act repeal the universal service fee exemption for revenues from connecting carriers. Because the international telecommunication services business is highly competitive, an increase in the regulatory fees which STAR must pay could impair its market position and have a material adverse effect on STAR's business, operating results and financial condition.

    RECENT AND POTENTIAL FCC ACTIONS. Recent FCC rulemaking orders and other actions have lowered the entry barriers for new facilities-based and resale international carriers by streamlining the processing of new applications and granting non-dominant carriers greater flexibility in establishing non-standard settlement arrangements with non-dominant foreign carriers, including the non-dominant U.S. affiliates of such carriers. The FCC also has proposed further to liberalize the market entry process for competing carriers by, among other things, forbearing the current application requirement under Section 214 of the Communications Act for carriers seeking to serve any foreign point where they do not have an affiliate. In addition, the FCC's rules implementing the WTO Agreement presume that competition will be advanced by the U.S. entry of facilities-based and resale carriers from WTO member countries, thus further increasing the number of potential competitors in the U.S. market and the number of carriers which may also offer end-to-end services. The FCC has recently approved the mergers of AT&T and Teleport Communications Group and LCI International, Inc. and Qwest Communications International Inc. FCC approval and the consummation of these mergers increase concentration in the international telecommunications service industry and the potential market power of STAR's competitors. The FCC also recently has sought to reduce the foreign termination costs of U.S. international carriers by prescribing maximum or benchmark settlement rates which foreign carriers may charge U.S. carriers for terminating switched telecommunications traffic and, if the FCC's benchmarks order survives judicial review, the FCC's action may reduce STAR's settlement costs, although the costs of other U.S. international carriers also may be reduced in a similar fashion. The FCC has not stated how it will enforce the new settlement benchmarks if U.S. carriers are unsuccessful in negotiating settlement rates at or below the prescribed benchmarks, but any future FCC intervention could disrupt STAR's transmission arrangements to certain countries or require STAR to modify its existing arrangements; other U.S. international carriers might be similarly affected. The 1996 amendment to the Communications Act permits the FCC to forbear enforcement of the tariff provisions in the Act, which apply to all interstate and international carriers, and the U.S. Court of Appeals is currently reviewing an FCC order directing all domestic interstate carriers to detariff their offerings. Subject to the Court's decision, the FCC may forbear its current tariff rules for U.S. international carriers, such as STAR, or order such carriers to detariff their services. In that event, STAR would have greater flexibility in pricing its service offerings and to compete, although any such FCC action likely would grant other non-dominant international carriers equivalent freedom. The FCC routinely reviews the contribution rate for various levels of regulatory fees, including the rate for fees levied to support universal service, which fees may be increased in the future for various reasons, including the need to support the universal service programs mandated by the Communications Act, the total costs for which are still under review by the FCC. The FCC also is reviewing the extent to which international carriers may refile traffic using international private line facilities or otherwise. Future FCC actions regarding refile could affect STAR by, for example, requiring it to discontinue certain termination arrangements which it now has or to implement alternative routing arrangements for certain countries; on the other hand, the FCC may further liberalize its existing rules and policies regarding refile in which case STAR is likely to be well positioned to expand certain refile operations even though new opportunities may become available to its competitors. STAR can not predict the net effect of these or other possible future FCC actions on its business, operating results and financial condition, although the net effect could be material.

    STATE REGULATION

    STATE. The intrastate long distance telecommunications operations of STAR and its subsidiaries are subject to various state laws and regulations, including prior certification, notification, registration and/or

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
tariff requirements. In certain states, prior regulatory approval is required for changes in control of telecommunications services. The vast majority of states require STAR and its subsidiaries to apply for certification to provide intrastate telecommunications services, or at a minimum to register or to be found to be exempt from regulation, prior to commencing sale of intrastate services. Additionally, the vast majority of states require STAR or its subsidiaries to file and maintain detailed tariffs setting forth rates charged by STAR to its end-users for intrastate services. Many states also impose various reporting requirements and/or require prior approval for transfers of control of certificated carriers and assignments of carrier assets, including customer bases, carrier stock offerings, and incurrence by carriers of significant debt. Certificates of authority can generally be conditioned, modified, canceled, terminated or revoked by state regulatory authorities for failure to comply with state laws and/or rules, regulations and policies of the state regulatory authorities. Fines and other penalties, including, for example, the return of all monies received for intrastate traffic from residents of a state in which a violation has occurred may be imposed.

    STAR, along with its regulated subsidiaries, believes it has made the filings and taken the actions it believes are necessary to provide the intrastate services it currently provides to end users throughout the U.S. STAR and/or its subsidiaries are qualified to do business as foreign corporations, and have received certification to provide intrastate telecommunications services in all states where certification is required, and have received approval for changes of control where such approvals are necessary. STAR and its subsidiaries are required to make periodic filings in order to maintain certificated status and remain qualified as foreign corporations.

    In early 1997, the FCC instituted significant changes to the current incumbent local exchange carrier access charge structure. These changes were meant, in part, to bring access charges closer to their actual costs. While there has been a general trend towards access charge reductions, new primary interexchange carrier charges (PICCs) were authorized by the FCC to be imposed on interexchange carriers serving presubscribed access charges closer to their actual costs. PICCs are a flat-rated, per presubscribed line, per month access charge imposed upon all facilities-based carriers (although they may be passed through to resellers). Facilities-based carriers were assessed interstate PICCs effective January 1, 1998. Intrastate PICCs have also been adopted in the five state Ameritech region (Michigan, Wisconsin, Illinois, Indiana, and Ohio), and may be adopted elsewhere. At the same time, STAR may pursue underlying carriers for pass throughs of any access charge reductions they may realize from incumbent local exchange carriers.

    ACTIONS AGAINST LDS. In 1997, prior to STAR's acquisition of LDS, LDS settled disputes with the California PUC and with the District Attorney of Monterey, California regarding LDS' alleged unauthorized switching of long distance customers. As part of the Settlements, LDS was subject to fines and restrictions on its business operations in California. In addition, the FCC has received numerous informal complaints against LDS regarding the alleged unauthorized switching of long distance customers, which complaints currently remain under review.

    Following STAR's acquisition of LDS and in order to comply with the Settlements, STAR has imposed strict restrictions on certain former LDS employees, restricting these employees with respect to California intrastate telecommunications operations. Additionally, STAR has taken a number of steps to reduce the risk of a repeat occurrence regarding the alleged unauthorized switching of commercial customers in California. There can, however, be no assurance that LDS or STAR will not be subject to further regulatory review by the California PUC or the FCC.

    FOREIGN REGULATION

    UNITED KINGDOM. In the U.K., telecommunications services offered by STAR and through its affiliate, STAR Europe Ltd. ("STAR Europe"), are subject to regulation by various U.K. regulatory agencies. The U.K. generally permits competition in all sectors of the telecommunications market, subject to licensing requirements and license conditions. STAR has been granted a license to provide international services on a resale basis and STAR Europe has been granted a license to provide international services over its own facilities, which licenses are subject to a number of restrictions. Implementation of these licenses have permitted STAR to engage in cost-effective routing of traffic between the U.S. and the U.K. and beyond.

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
    GERMANY. In Germany, telecommunications services offered by STAR through its affiliate, STAR Telecommunications Deutschland GmbH ("STAR Germany"), are subject to regulation by the Regulierungsbehorde fur Telekommunikation und Post (which is under the jurisdiction of the Ministry of Economy). Germany permits the competitive provision of international facilities-based and resale services. STAR Germany was granted a license for the provision of voice telephony on the basis of self-operated telecommunications networks on December 4, 1997. Under this license, STAR Germany has installed telecommunications switching facilities in Dusseldorf, Frankfurt, Hamburg and Munich and is leasing connection transmission facilities between these switches and additional facilities. The network of STAR Germany will be used primarily for routing international telecommunications traffic between the U.S., the U.K., Germany and beyond. There can be no assurance that future changes in regulation of the services provided by STAR Germany will not have a material adverse effect on STAR's business, operating results and financial condition.

    OTHER COUNTRIES. STAR plans to initiate a variety of services in certain European countries including France and Belgium. These services will include value-added services to closed user groups and other voice services as regulatory liberalization in those countries permits. These and other countries have announced plans or adopted laws to permit varying levels of competition in the telecommunications market. Under the terms of the WTO Agreement, each of the signatories has committed to opening its telecommunications market to competition, foreign ownership and to adopt measures to protect against anticompetitive behavior, effective starting on January 1, 1998. Although STAR plans to obtain authority to provide service under current and future laws of those countries, or, where permitted, provide service without government authorization, there can be no assurance that foreign laws will be adopted and implemented providing STAR with effective practical opportunities to compete in these countries. Moreover, there can be no assurance of the nature and pace of liberalization in any of these markets. STAR's inability to take advantage of such liberalization could have a material adverse affect on STAR's ability to expand its services as planned.

EMPLOYEES

    As of September 30, 1998, STAR employed 675 full-time employees. STAR is not subject to any collective bargaining agreement and it believes that its relationships with its employees are good.

               MANAGEMENT'S DISCUSSION AND ANALYSIS OF FINANCIAL
                  CONDITION AND RESULTS OF OPERATIONS OF PT-1

    THE FOLLOWING DISCUSSION OF THE FINANCIAL CONDITION AND RESULTS OF OPERATIONS OF PT-1 SHOULD BE READ IN CONJUNCTION WITH THE FINANCIAL STATEMENTS, INCLUDING THE NOTES THERETO, AND OTHER DETAILED INFORMATION REGARDING PT-1 INCLUDED ELSEWHERE IN THIS PROXY STATEMENT. THIS DISCUSSION CONTAINS FORWARD-LOOKING STATEMENTS THAT INVOLVE RISKS AND UNCERTAINTIES. PT-1'S ACTUAL RESULTS MAY DIFFER MATERIALLY FROM THOSE ANTICIPATED IN THE FORWARD-LOOKING STATEMENTS AS A RESULT OF CERTAIN FACTORS, INCLUDING, BUT NOT LIMITED TO THOSE DISCUSSED UNDER "RISK FACTORS" AND ELSEWHERE IN THIS PROXY STATEMENT.

OVERVIEW

    PT-1 is a provider of international long distance services to retail customers and telecommunications carriers. PT-1 currently provides its retail services by marketing Prepaid Cards, primarily under the PT-1 brand name, through an extensive network of distributors and independent retail outlets throughout the United States. PT-1 targets retail markets with substantial international long distance calling requirements, such as ethnic communities, and believes that its Prepaid Cards provide consumers with a convenient, attractively priced alternative to traditional presubscribed long distance services. PT-1 has used its significant retail international traffic to negotiate international termination arrangements with attractive rates and develop an efficient telecommunication network, enabling PT-1 to market its services competitively on a wholesale basis to telecommunications carriers.

    REVENUES. PT-1 generates revenues through the sale of Prepaid Cards to distributors and from the provision of transmission service on a wholesale basis to other carriers as well as retail long distance services through its recently introduced dial-around service. PT-1 has established itself in the international long distance market through its Prepaid Card business and is using its international traffic volume to develop a significant wholesale and retail customer base. Rates in the international long distance market have declined in recent years and, as competition in this segment of the telecommunications industry continues to intensify, PT-1 believes that this downward trend in rates is likely to continue. In its current fiscal year, PT-1 has experienced slight, immaterial increases in average rates per minute. PT-1 believes that such increases will cease and that PT-1 will be subject to the general erosion of rates experienced by the other international telecommunication providers. PT-1 believes that such reductions in rates over time will be offset in part by increased volume, efficiencies attributable to the planned expansion of PT-1's telecommunications network as well as by lower transmission costs per minute resulting from PT-1's increased volume of minutes.

    In July 1995, PT-1 introduced its first Prepaid Card, The PT-1 Card, initially targeted at ethnic communities with substantial international long distance calling requirements in the New York city metropolitan area. PT-1 issued its first LAC Card, The New York Phone Card, in July 1996. PT-1 currently has 14 LAC Cards (The New Jersey Phone Card, The New York Phone Card, The Florida Card, The Boston Card, The California Card, The Diamond Direct Card, The Payless Direct Card, The Detroit Card, The Connecticut Card, The Chicago Card, The D.C.-Maryland-Virginia Card, The Georgia Card, The Texas Card and The Pennsylvania Card), and the Alo Brasil, Hola Mexico, Hola Dominican Republic and Hola Columbia Country Calling Cards, targeted to the Brazilian, Mexican, Dominican Republic and Columbian communities in the U.S., as well as The PT-1 Worldwide Phone Card and other Prepaid Cards.

    PT-1 fixes its Prepaid Card rates to attract new customers and to retain its existing customers. While PT-1's rates to specific domestic and international destinations are often more attractive to customers than the rates of the four primary carriers, PT-1 does not, as a policy, fix its rates at a discount to the rates charged by the four primary carriers, or at a discount to the rates charged by other carriers.

    PT-1 sells its Prepaid Cards to distributors at a discount to their face values of $5, $10, $20, $25, $50 and $100, and records the sale as deferred revenue until the card user utilizes the calling time. Revenues from the wholesale provision of international and domestic long distance services to other carriers is also recognized at the time of customer usage. PT-1 records revenue from the sale of dial around services and presubscribed long distance services upon customer usage and bills its customers for these services through billing and collection arrangements with LECs. PT-1's revenues are reported net of certain federal and state excise and use taxes imposed upon Prepaid Cards.

    Although PT-1's reporting currency is the U.S. dollar, PT-1 expects to derive an increasing percentage of its revenues from international operations. Accordingly, changes in currency exchange rates may have a significant effect on PT-1's results of operations. PT-1 may choose to limit its exposure to foreign currency fluctuations in the future by purchasing forward foreign exchange contracts or engaging in other similar hedging strategies although to date it has not done so. The failure by PT-1 to hedge its foreign currency exchange exposure may result in foreign exchange losses to PT-1 from its non-U.S. operations. In addition, there can be no assurance that any currency hedging strategy that PT-1 decides to employ, if any, would be successful in avoiding currency exchange-related losses.

    COST OF SERVICES (EXCLUSIVE OF DEPRECIATION AND AMORTIZATION). Cost of services (exclusive of depreciation and amortization) primarily includes payments to other carriers for origination, transport and termination of PT-1's international and domestic long distance traffic. Historically, origination costs have consisted largely of payments to other carriers, including LECs and CLECs, for local access, and transport and termination costs have included payments to other carriers for completing calls. Most of PT-1's transport costs are variable payments based upon usage for domestic and international traffic, and the remainder are fixed cost lease payments for leased lines. As a result, most of PT-1's transmission cost is variable.

    Other components of the cost of services (exclusive of depreciation and amortization) include the cost of operating PT-1's switches in Jersey City, New Jersey, Flushing, New York and Miami, Florida, and PT-1's Debit Card Platforms in Jersey City, New Jersey and Flushing, New York, as well as payments to InterExchange for operating the Edison Debit Card Platform and PT-1's switch in Edison, New Jersey. Cost of services (exclusive of depreciation and amortization) also includes the costs of producing and distributing PT-1's Prepaid Cards.

    SELLING AND MARKETING EXPENSES. Selling and marketing expenses consist primarily of employee commissions, salaries, freight, advertising and promotion costs and other expenses associated with the marketing and sale of Prepaid Cards and other products and services. With the introduction of dial around and presubscribed long distance services, PT-1 expects selling and marketing expenses to increase as a percentage of revenues.

    GENERAL AND ADMINISTRATIVE EXPENSES. General and administrative expenses consist primarily of officers' salaries, professional fees, accounting and office salaries, customer service salaries, depreciation and amortization, an allowance for doubtful accounts and other corporate overhead costs. PT-1 expects its expense for uncollectible accounts to increase as a percentage of revenues as a result of (i) the introduction of dial around and presubscribed long distance services and other services for which payment is made by its customers after usage and (ii) PT-1's recent increase in sales of Prepaid Cards to its distributors on credit. See "Risk Factors--Fraud; Theft of Services; Uncollectible Accounts."

    STOCK BASED COMPENSATION. PT-1 expects to continue to incur an expense for stock based compensation related to the issuance of certain warrants to employees of InterExchange and options granted to certain employees. See Note 5 of Notes to Consolidated Financial Statements of PT-1.

    TAXES. Since November 1, 1997, PT-1 has been required to collect a three percent (3%) federal excise tax on sales of Prepaid Cards to its distributors. The taxation of Prepaid Cards is evolving and is not specifically addressed by many of the states in which the Company does business. While PT-1 believes that it has adequately provided for any such taxes it may ultimately be required to pay, certain states may enact legislation which specifically provides for taxation of Prepaid Cards or may interpret current laws in a manner resulting in additional tax liabilities. See "Risk Factors--Taxation of Sale and Use of Prepaid Cards."

RESULTS OF OPERATIONS

    The following table sets forth certain items in PT-1's statements of operations as a percentage of total revenues for the periods indicated:

                                                                    PERIOD FROM                           SIX MONTHS ENDED
                                                                   INCEPTION TO    YEARS ENDED MARCH
                                                                     MARCH 31,            31,              SEPTEMBER 30,
                                                                   -------------  --------------------  --------------------
                                                                       1996         1997       1998       1997       1998
                                                                   -------------  ---------  ---------  ---------  ---------
Revenues.........................................................        100.0%       100.0%     100.0%     100.0%     100.0%
Operating Expenses:
  Cost of services (exclusive of depreciation and
    amortization)................................................        115.8         98.0       91.7       91.3       92.3
  Selling and marketing..........................................          2.7          1.0        1.0        1.0        1.6
  General and administrative.....................................          5.9          1.5        2.8        2.2        4.8
  Merger costs...................................................       --           --         --         --            0.4
  Stock based compensation.......................................       --              4.3         .6        1.0         .1
                                                                         -----    ---------  ---------  ---------  ---------
    Total operating expenses.....................................        124.4        104.8       96.1       95.5       99.2
                                                                         -----    ---------  ---------  ---------  ---------
Income(loss)from operations                                              (24.4)        (4.8)       3.9        4.5        0.8
Income(loss) before provision
  for income taxes...............................................        (24.4)        (4.8)       3.9        4.6        0.6
Provision for income taxes.......................................       --           --           (1.2)      (1.1)      (0.1)
                                                                         -----    ---------  ---------  ---------  ---------
Net income(loss).................................................        (24.4)        (4.8)       2.7        3.5         .5
                                                                         -----    ---------  ---------  ---------  ---------
                                                                         -----    ---------  ---------  ---------  ---------

SIX MONTHS ENDED SEPTEMBER 30, 1998 COMPARED TO SIX MONTHS ENDED SEPTEMBER 30,
  1997

    REVENUES. Revenues increased 43.7% to $268.9 million in the six months ended September 30, 1998 from $187.0 million in the comparable period of 1997. Prepaid Card revenues increased 15.8% to $189.4 million in the 1998 period from $163.5 million in the prior year period. Prepaid Card terminated minutes increased 49.4% to 1.2 billion in the six months ended September 30, 1998, compared to 687 million terminated minutes for the comparable period in 1997. The increase in Prepaid Card revenues and calling volumes were generated primarily from (i) increased market acceptance of the PT-1 Prepaid Card, (ii) the introduction of new Prepaid Cards, (iii) an increase in the number of distributors, and (iv) recognition of revenues related to the expiration of Prepaid Cards. Prepaid Card terminated minutes increased at a faster pace than associated Prepaid Card revenues due to decreases in the rates per minute charged to consumers for domestic and international long distance calls. As a result of the foregoing, the PINs activated increased from 28.7 million in the six months ended September 30, 1997 to 30.7 million in the corresponding period in 1998.

    Wholesale and commercial revenues increased 213.6% for the six months ended September 30, 1998 to $74 million from $23.6 million in the comparable period of 1997. Wholesale and commercial minutes of use increased 198. % to 220.0 million in the six months ended September 30, 1998 as compared to 73.7 million minutes of use in the comparable period of 1997. This increase reflects growth in the number of wholesale and commercial customers to 82 as of September 30, 1998, up from 33 as of September 30, 1997, as well as an increase in usage by existing customers. The average wholesale and commercial rate per minute increased to approximately $0.34 for the 1998 six-month period as compared to $0.32 for the comparable 1997 period, reflecting a larger proportion of traffic being carried to higher rate per minute routes. PT-1 does not believe that this immaterial increase in rates period to period is sustainable and believes that the growth in wholesale and commercial revenues will be primarily premised on increased call volume.

    Revenues for the six months ended September 30, 1998 also include $5.3 million for dial around services, which commenced in March 1998.

    COST OF SERVICES (EXCLUSIVE OF DEPRECIATION AND AMORTIZATION). Cost of services (exclusive of depreciation and amortization) increased to $248.2 million for the six months ended September 30, 1998 from $170.8 million for the comparable period of 1997. Cost of services (exclusive of depreciation and amortization) as a percentage of revenues increased to 92.3% for the 1998 period compared to 91.3% for the 1997 period, primarily due to the imposition of FCC charges in 1998 that aggregated $5.85 million for the six months ended September 30, 1998. Decreases in carrier charges for access and termination services during the six months ended September 30, 1998 helped to mitigate the increase in cost of services from the prior year period.

    SELLING AND MARKETING EXPENSES. Selling and marketing expenses increased 133% to $4.3 million for the six months ended September 30, 1998, from $1.8 million for the comparable period in 1997. Selling and marketing expenses are principally comprised of commissions, salaries, and advertising and promotion expenses which accounted for 79.8% of all selling and marketing expenses for the six months ended September 30, 1998, as compared to 70.9% for the comparable period of 1997. Increases in commissions, salaries and advertising and promotion expenses were a result of (i) PT-1's increased sales of Prepaid Cards, (ii) the opening of additional sales offices, both domestically and internationally,
(iii) the expansion of the wholesale and carrier sales department, (iv) advertising related to the introduction of PT-1's dial around product, and (v) advertising campaigns in newly entered markets.

    GENERAL AND ADMINISTRATIVE EXPENSES. General and administrative expenses increased to $12.8 million for the six months ended September 30, 1998, from $4.1 million for the comparable period in 1997. General and administrative expenses as a percentage of revenues increased to 4.8% for the six months ended September 30, 1998 as compared to 2.2% for the 1997 period, primarily due to salaries relating to recently hired technology and sales personnel, the concentration of carrier resale and the expansion of PT-1's network. This increase was primarily attributable to increases in salaries, bad debts, professional fees, rent and depreciation and amortization expenses, which comprised 78.3% of general and administrative expenses for the six month period in 1998, as compared to 86.4% for the comparable period in 1997. Salaries for customer service, accounting and network operations increased due to (i) the additional hiring necessitated by the continued growth in traffic volume, (ii) the expansion of PT-1's network infrastructure and capacity, (iii) the introduction of new products and services and (iv) the transfer of all processing for PT-1's Card traffic from an independent service bureau to an in-house platform. Rent expense increase principally due to the opening of additional sales and switch POPs. Professional fees increased to $2.2 million for the six months ended September 30, 1998, as compared to $.7 million for the comparable 1997 period. This was primarily due to non-recurring costs associated with PT-1's initial public offering and the pending Merger, and the retention of consulting professionals for various projects.

    STOCK BASED COMPENSATION. For the six months ended September 30, 1998, stock based compensation expense decreased to $381,664 from $1,855,525 in the comparable 1997 period. This was primarily due to an option which was granted and exercised during the six months ended September 30, 1997, by Mr. Pannullo to purchase 1,048,600 shares of PT-1 Common Stock for an aggregate exercise price of $0.015. Additionally, certain on-vesting stock based awards granted to PT-1's former service bureau, which were recorded in the six months ended September 30, 1997, were cancelled in the 1998 period.

    OTHER INCOME (DEDUCTIONS). Interest expense increased to approximately $794,000 for the six months ended September 30, 1998, as compared to approximately $402,000 for the same period in 1997. This was attributable to increased bank borrowings and the receipt of $10 million in borrowings from STAR under an interest bearing one year promissory note payable.

    DEPRECIATION AND AMORTIZATION. Depreciation and amortization expense increased to $1.7 million for the six months ended September 30, 1998, from $385,791 for the same period in 1997. Depreciation expense represented $1.03 million for the six months ended September 1998 compared to $312,576 for 1997. Depreciation expense increased primarily as a result of PT-1's expansion of its network, which includes the purchase of switches, telephony equipment, IRU capacity and computer equipment. Amortization expense of $679,831 was recorded for the six months ended September 30, 1998, compared to $73,214 for the same period in 1997. This was primarily the result of (i) the issuance of PT-1 Common Stock in November 1997, for the extension of a noncompete agreement, (ii) additional leasehold improvements to switch sites and sales offices, and (iii) the purchase of IRU capacity.

FISCAL YEAR ENDED MARCH 31, 1998 COMPARED TO FISCAL YEAR ENDED MARCH 31, 1997

    REVENUES. Revenues increased 154% to $431.5 million for the fiscal year ended March 31, 1998 from $169.6 million for the fiscal year ended March 31, 1997. Revenues from the usage of Prepaid Cards increased to $356.3 million during the 1998 fiscal year from $162.5 million in the prior period. This increase in Prepaid Card revenues was generated primarily from (i) increased market acceptance of the PT-1 Card, (ii) an increase in the number of distributors, (iii) the introduction of new Prepaid Country Calling Cards and
(iv) higher selling prices of Prepaid Cards. Revenues from services provided to other telecommunications providers for resale increased to $75.2 million for the fiscal year ended March 31, 1998 from $7.1 million in the prior period. This reflects an increase in resale customers from 9 in 1997 to 64 in 1998, primarily due to the PT-1's ability to offer favorable rates for transmission and termination services as a result of increased minutes purchased.

    COST OF SERVICES (EXCLUSIVE OF DEPRECIATION AND AMORTIZATION). Cost of services (exclusive of depreciation and amortization) increased to $395.5 million for the fiscal year ended March 31, 1998 from $166.2 million for the fiscal year ended March 31, 1997. Cost of services (exclusive of depreciation and amortization) as a percentage of revenues decreased to 91.7% for the 1998 period compared to 98.0% for the 1997 period. This decrease was primarily the result of (i) improvements in PT-1's ability to use least-cost-routing to reduce its per minute transmission costs, (ii) rate per minute decreases negotiated with underlying carriers as a result of PT-1's substantially increased volume of traffic, (iii) an increased percentage of telecommunications traffic being transported over PT-1's leased lines and a corresponding reduction in the percentage of traffic carried and billed by other carriers on a per minute basis, and (iv) increased efficiencies in PT-1's telecommunications network attributable to the addition of switches and other equipment. Cost of services (exclusive of depreciation and amortization) as a percentage of revenues decreased from 1997 to 1998 despite several regulatory changes in the telecommunications industry which increased PT-1's costs of services in 1998.

    SELLING AND MARKETING EXPENSES. Selling and marketing expenses increased 154% to $4.5 million for the fiscal year ended March 31, 1998 from $1.8 million for the fiscal year ended March 31, 1997, and as a percentage of revenue remained a constant 1%. Selling and marketing expenses were principally comprised of commissions, salaries, advertising and freight which accounted for 83.2% of all selling and marketing expenses for the fiscal year ended March 31, 1998, as compared to 91.6% for the 1997 period. The increases in commissions, salaries, advertising and freight expenses were directly related to PT-1's increased sales of Prepaid Cards.

    GENERAL AND ADMINISTRATIVE EXPENSES. General and administrative expenses increased to $12.1 million for the fiscal year ended March 31, 1998 from $2.6 million for the fiscal year ended March 31, 1997, and increased as a percentage of total revenues to 2.8% from 1.5%, respectively. This increase was primarily due to increases in salaries, professional fees, rent and depreciation and amortization expenses, which comprised 77.7% of general and administrative expenses for the 1998 period, as compared to 85.0% for the 1997 period. Salaries for customer service, accounting and network administration increased due to additional hiring made necessary by the continued increases in traffic volume and the expansion of PT-1's telecommunications network capacity. Rent expense increased due to the relocation of PT-1's principal executive offices in May 1997 to accommodate the increased number of employees and the opening of additional sales offices.

    DEPRECIATION AND AMORTIZATION. Depreciation and amortization expense increased to $1,534,500 for the year ended March 31, 1998 from $75,017 for the year ended March 31, 1997. Depreciation expense

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represented $908,930 for the year ended March 31, 1998 compared to $75,017 for the year ended March 31, 1997. Depreciation expense increased as a result of PT-1's expansion of its network which includes the purchase of switches, telephony equipment, computer equipment and leasehold improvements for additional switch sites. Amortization expense of $625,570 was recorded in the fiscal year ended March 31, 1998 as a result of the (i) purchase of capitalized software and (ii) issuance of PT-1 Common Stock in consideration for the extension of a noncompete agreement, respectively.

    STOCK BASED COMPENSATION. Stock based compensation during the year ended March 31, 1998 decreased to $2.7 million from $7.3 million in the year ended March 31, 1997. Stock based compensation in 1998 reflects PT-1's recording of the expense related to (i) the issuance on May 9, 1997 to Mr. Joseph Pannullo, PT-1's Chief Operating Officer, of an option to purchase 1,048,600 shares of PT-1 Common Stock for an aggregate exercise price of $0.015, (ii) the issuance on September 30, 1997 to an employee of PT-1 of options to purchase 10,000 shares of PT-1 Common Stock, exercisable at a nominal exercise price, and (iii) shares of PT-1 Common Stock valued at $850,000 issuable to certain employees of PT-1 pursuant to certain transactions with Mr. Pannullo. Stock based compensation for the year ended March 31, 1997 reflects the issuance of shares on March 27, 1997 to two officers of PT-1 in accordance with commitments made in July 1995 and March 1996, the dates they joined PT-1. Such shares were issued in connection with the settlement agreement dated March 27, 1997, described in note 8 to the PT-1 Consolidated Financial Statements included herein, and were valued as of that date.

    INTEREST EXPENSE. Interest expense increased to $517,000 for the fiscal year ended March 31, 1998 from $115,000 for the fiscal year ended March 31, 1997. The increase was primarily attributable to accrued interest that is payable on a promissory note to a former officer and founder of PT-1 as part of his redemption agreement. The balance of interest expense for the fiscal year ended March 31, 1998 represents amounts paid under bank borrowings which aggregated $12.76 million in principal at March 31, 1998.

    GAINS ON MARKETABLE SECURITIES. During the fiscal year ended March 31, 1998, PT-1 diversified its short-term investments by purchasing various marketable securities of public corporations. Accordingly, net realized and unrealized gains and losses are included in the statements of operations.

    PROVISION FOR INCOME TAXES. The provision for income taxes for the fiscal year ended March 31, 1998 was $5.15 million. Based on a net operating loss for the fiscal year ended March 31, 1997, there was no provision for income taxes in 1997.

FISCAL YEAR ENDED MARCH 31, 1997 COMPARED TO PERIOD FROM APRIL 21, 1995
  (INCEPTION) TO MARCH 31, 1996

    REVENUES. Revenues increased to $169.6 million for the fiscal year ended March 31, 1997 from $11.9 million for the period from April 21, 1995 (inception) to March 31, 1996. Revenues from usage of Prepaid Cards increased to $162.5 million during the 1997 fiscal year from $11.9 million in the prior period. This increase in Prepaid Card revenues was generated primarily from (i) increased market acceptance of The PT-1 Card, (ii) an increase in the number of distributors, (iii) the introduction of new Prepaid Country Calling Cards and
(iv) higher selling prices of Prepaid Cards. Revenues for the 1997 fiscal year also include $7.1 million from services provided to other telecommunications providers for resale primarily during the last quarter. PT-1 did not provide such services during the prior period.

    COST OF SERVICES (EXCLUSIVE OF DEPRECIATION AND AMORTIZATION). Cost of services (exclusive of depreciation and amortization) increased to $166.2 million for the fiscal year ended March 31, 1997 from $13.8 million for the period from April 21, 1995 (inception) to March 31, 1996. Cost of services (exclusive of depreciation and amortization) as a percentage of revenues decreased to 98.0% for the 1997 fiscal year from 115.8% during the prior period, primarily as a result of (i) increases in the rates to selected destinations,
(ii) decreases in the switching fees from InterExchange, (iii) price decreases negotiated with vendors for the printing and packaging of PT-1's products, (iv) rate per minute decreases negotiated with

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the underlying carriers as a result of PT-1's substantially increased volume of traffic and (v) an increasing percentage of telecommunications traffic being transported over PT-1's leased lines and a corresponding reduction in the percentage of traffic carried and billed by other carriers on a per minute basis.

    SELLING AND MARKETING EXPENSES. Selling and marketing expenses increased to $1.8 million for the fiscal year ended March 31, 1997 from $318,000 for the period from April 21, 1995 (inception) to March 31, 1996. Selling and marketing expenses were principally comprised of commissions, salaries, freight and advertising and promotional expenses, which increased in direct relation to the growth in revenues from 1996 to 1997.

    GENERAL AND ADMINISTRATIVE EXPENSES. General and administrative expenses increased to $2.6 million for the fiscal year ended March 31, 1997 from $704,000 for the period from April 21, 1995 (inception) to March 31, 1996. This increase was primarily due to the additional salary expense that was incurred for employees hired to accommodate PT-1's growth during the 1997 fiscal year. Depreciation and amortization expense, which is included in general and administrative expense, increased primarily due to the purchase and expansion of the Edison, New Jersey switch in July 1996, as well as PT-1's increased capital expenditures for office equipment as a result of the expansion of its employee base.

    STOCK BASED COMPENSATION. Stock based compensation for the year ended March 31, 1997 was $7.3 million as compared to $0 for the period ended March 31, 1996. Stock based compensation for the year ended March 31, 1997 reflects the issuance of shares on March 27, 1997 to two officers of PT-1 in accordance with commitments made in July 1995 and March 1996, the dates they joined PT-1. Such shares were issued in connection with the settlement agreement dated March 27, 1997, described in note 8 to the financial statements, and were valued as of that date.

LIQUIDITY AND CAPITAL RESOURCES

    Since inception, PT-1 has funded its operating and capital needs primarily from cash generated by operations. Net cash provided by operating activities is primarily due to the receipt of cash from distributors generally upon shipment of PT-1's Prepaid Cards and prior to utilization of PT-1's services and incurrence by PT-1 of related costs of services. PT-1 expects its working capital requirements to increase as a result of its (i) introduction of dial around and presubscribed long distance services and other services for which payment is made by its customers after services are rendered, and (ii) the recent increase in sales of Prepaid Cards to its distributors on credit. PT-1 has not experienced significant credit losses to date on receivables from the sale of Prepaid Cards.

    During the fiscal years ended March 31, 1998, 1997 and 1996, PT-1 generated $25.7 million, $13.5 million and $765,000 of cash from operating activities, respectively. During the six month period ended September 30, 1998, operating activities used $1.7 million in cash as compared to the corresponding period in 1997 which provided $19.3 million. The decrease in cash provided by operations was primarily the result of the recognition of revenue related to the expiration of Prepaid Cards resulting in a decrease of deferred revenue of $900,000 in 1998 as compared to an increase of $15 million in the corresponding 1997 period.

    PT-1's accounts receivable from Prepaid Card sales have increased from approximately $7.5 million at March 31, 1997 to approximately $29.8 million at March 31, 1998 and to approximately $37.4 million at September 30, 1998. This increase in accounts receivable results primarily from an increase in Prepaid Card sales and a change in PT-1's sales terms to certain of its distributors from payment on delivery of Prepaid Cards to credit terms.

    PT-1's accounts receivable from other carriers increased from approximately $300,000 at March 31, 1997 to approximately $7.5 million at March 31, 1998 and to approximately $9.5 million at September 30, 1998. This increase was attributable to the growth in PT-1's wholesale business where revenues are billed subsequent to their recognition in the financial statements.

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    PT-1's working capital deficiency at September 30, 1998 and March 31, 1998 and 1997 amounted to $38.5 million, $21.7 million and $17.4 million, respectively. In each of these periods, working capital deficiency generally resulted from PT-1's deferral of revenue from card sales prior to use of calling time by the ultimate card user. Such deferred revenue is recognized as calling time and is used in accordance with the terms of its Prepaid Cards. PT-1 expects deferred revenue will continue to increase, particularly if card sales continue to increase and that the working capital deficit will ultimately decrease over time although there can be no assurances that this will be the case.

    PT-1 used $22.1 million, $11.3 million and $1.5 million for capital expenditures during the six months ended September 30, 1998 and the fiscal years ended March 31, 1998 and 1997, respectively. PT-1 also issued a $650,000 non-interest bearing promissory note, due in ten equal monthly installments, as a portion of the consideration for certain software licensing rights. Additionally, PT-1 used excess cash to purchase investments in certificates of deposit of $10.8 million and $2.1 million during the fiscal years ended March 31, 1998 and 1997, respectively. Sale of a portion of these investments resulted in cash provided of $6.8 million during fiscal year 1998 and $4.9 million during the six months ended September 30, 1998.

    On March 26, 1997, PT-1 redeemed shares of PT-1 Common Stock from Thomas Hickey, a former executive officer and director of PT-1, for payment of $5.0 million and the issuance of a promissory note in the principal amount of $10.0 million. The note bears interest at a rate of 8.0% per annum, compounded semi-annually, and is secured by certain of the repurchased shares. PT-1 repaid $5.0 million of the principal of the note on March 25, 1998, and must repay the outstanding principal of $5.0 million and all accrued and unpaid interest on or prior to March 25, 1999.

    On October 8, 1997, PT-1 entered into a $5.0 million revolving credit facility and a $5.0 million letter of credit facility with Chase Manhattan Bank, N.A. ("Chase"). As of March 31, 1998, $2.76 million was outstanding under the credit facility, which bears interest at a rate equal to either the London Interbank Offered Rate plus 2.25%, the prime rate, or a fixed rate to be determined pursuant to the credit facility. Borrowings under the credit facility are secured by PT-1's equipment and accounts receivable. PT-1 may borrow up to 75% of the value of eligible equipment and accounts receivable. PT-1 is currently negotiating with Chase to extend the term of such credit facility through 1999. PT-1 expects to continue to meet its current and long-term obligations through the continued provision of cash from operating activities.

    In March 1998, PT-1 entered into a capital lease for $10 million of its telecommunications equipment. Payments, including interest at 8.76%, are due in monthly installments of $206,420 through April 2003.

    On August 17, 1998, PT-1 entered into a $10.0 million loan arrangement with STAR payable on August 17, 1999. This loan accrues interest monthly at a rate of 6.75%.

CERTAIN CAPITAL TRANSACTIONS

    On February 25, 1997, litigation related to disputed ownership interests and control of PT-1 was commenced by Peter Vita against PT-1, Thomas Hickey, a former director and executive officer of PT-1, and Mr. Tawfik. On March 20, 1997, a second action was commenced by Douglas Barley asserting similar claims against the same defendants. Such litigation involved disputed equity issuance commitments in connection with the initial capitalization of PT-1 and the employment of certain key executives. On March 27, 1997, a settlement agreement among the parties was reached which included the dismissal of litigation, execution of equity issuance commitments, release of claims, the resignation of Mr. Hickey as an executive officer and employee of PT-1 and the redemption of 25,052,632 shares of PT-1 Common Stock for $15 million which was satisfied by a cash payment of $5 million and the issuance of a note in the principal amount of $10 million (the "Note"). In connection with the March 27, 1997 settlement agreement, Peter Vita obtained an aggregate of 8.75 million shares of PT-1 Common Stock (6.5 million shares from PT-1 and 2.25 million shares from Mr. Hickey), and Mr. Barley obtained an aggregate of 3.5 million shares of PT-1 Common Stock (2.6 million shares from PT-1 and 900,000 shares from Mr. Hickey) in return for agreeing to dismiss the litigation and release the defendants from the claims

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made. The shares transferred were valued at an aggregate of $7.3 million, based upon the value of the shares redeemed by PT-1 from Mr. Hickey on such date.

    Following PT-1's preparation of a draft registration statement on Form S-1 in connection with an initial public offering of shares of PT-1 Common Stock, which set forth detailed financial and other information regarding PT-1 since its inception, Mr. Hickey claimed that he was provided inadequate information in connection with his entering into the March 27, 1997 agreement. On November 7, 1997, Mr. Hickey entered into additional agreements with PT-1 and certain executive officers of PT-1 which reaffirmed that the March 27, 1997 settlement agreement remained in full force and effect, contained a broad release by Mr. Hickey of any and all potential claims against PT-1 or any stockholders of PT-1, and contained an express covenant not to bring any further claims regarding such matters. Mr. Hickey also agreed to an extended noncompetition agreement for consideration of 483,980 shares of PT-1 Common Stock valued at approximately $3.4 million.

    The Note accrued interest at a rate of 8% per annum. PT-1 paid $5 million of the Note on March 25, 1998 in accordance with its terms and must repay the remaining outstanding principal and all accrued interest on or prior to March 25, 1999. PT-1 pledged two-thirds of the shares of PT-1 Common Stock it redeemed from Mr. Hickey as collateral for the Note.

EFFECTS OF NEWLY-ISSUED ACCOUNTING STANDARDS

    In June 1997, the FASB issued SFAS 130 "Reporting Comprehensive Income." This statement is effective for financial statements issued for periods beginning after December 15, 1997. Management has not yet evaluated the effect of its financial reporting from the adoption of this statement but does not expect the adoption of SFAS 130 to have a material effect on PT-1's financial position or results of operations.

    In June 1997, the FASB issued SFAS 131 "Disclosure about Segments of an Enterprise and Related Information." SFAS 131 requires the reporting of profit and loss, specific revenue and expense items and assets for reportable segments. It also requires the reconciliation of total segment revenues, total segment profit or loss, total segment assets, and other amounts disclosed for segments, to the corresponding amounts in the general purpose financial statements. SFAS 131 is in effect for fiscal years beginning after December 15, 1997. PT-1 has not yet determined what additional disclosures may be required, if any, in connection with the adoption of SFAS 131.

    On June 1998, the FASB issued SFAS 133 "Accounting for Derivative Instruments and Hedging Activities." SFAS 133 requires companies to recognize all derivatives as either assets or liabilities in the statement of financial position and measure these instruments at fair value. SFAS 133 is in effect for all fiscal quarters of fiscal years beginning after June 15, 1999. PT-1 has not yet determined what additional disclosures may be required, if any, in connection with the adoption of SFAS 133.

YEAR 2000 COMPLIANCE

    Certain information technology equipment and software employs two-digit date codes to perform computational and decision making functions. On January 1, 2000 and thereafter, such equipment and software may misinterpret "00" as the year 1900 instead of the year 2000, and, as a result, systems, equipment and software may operate improperly or fail.

    PT-1 believes its proprietary internal software is Year 2000 compliant, and PT-1 believes, based upon representations of manufacturers, that its purchased information technology ("IT") and non-IT systems are fully Year 2000 compliant. PT-1 has been advised by the manufacturer of its telecommunications switches that such switches and embedded software are Year 2000 compliant. PT-1 has begun a Year 2000 compliance program which is designed to identify, evaluate and address potential Year 2000 compliance issues with its systems, equipment and software. The objective of the Year 2000 compliance program is to avoid interruptions in PT-1's systems and any material adverse effect upon PT-1 which might result from the foregoing. PT-1 plans to (a) conduct comprehensive tests of all of its IT and non-IT systems, equipment

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and software to determine its Year 2000 compliance status and (b) obtain certification from its systems, equipment and software vendors as to their Year 2000 compliance by the end of the first quarter of 1999. Although PT-1 will not be able to determine the total cost of its Year 2000 compliance program prior to the end of the first quarter of 1999, PT-1 does not currently expect to incur significant costs in connection with its Year 2000 compliance program. Any costs incurred in connection with such program will be expensed as incurred.

    After the closing of the Merger, PT-1's Year 2000 compliance program will be incorporated into the Year 2000 compliance program currently being implemented by STAR. The joint Year 2000 compliance program is expected to include contingency plans to handle (a) Year 2000 failures of STAR and PT-1's internal systems, equipment and software and (b) any necessary interactions with the computers and technology of any non-complying third party after STAR and PT-1 have adequately evaluated the Year 2000 compliance of these parties.

    PT-1 believes that the most reasonably likely worst case scenario resulting from the century change would be the material disruption of PT-1's operations, impacting the provision of telecommunications services to customers. While PT-1's management believes that its efforts to address and connect possible Year 2000 failures will be successful, there can be no assurance in that regard.

    While PT-1 has not identified any specific material risks associated with its Year 2000 compliance status, PT-1's Year 2000 compliance program is not yet completed. PT-1 may be required to incur unanticipated costs in connection with its Year 2000 compliance or experience lower than expected revenues or incur higher than expected costs as a result of third parties' failure to be Year 2000 compliant. Such costs could have a material adverse effect on PT-1's financial condition and results of operations.

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                                BUSINESS OF PT-1

OVERVIEW

    PT-1 is a provider of international long distance services to retail customers and telecommunications carriers. PT-1 provides retail telecommunications services primarily by marketing Prepaid Cards, principally under the PT-1 brand name, through an extensive network of distributors, who directly and indirectly sell PT-1's Prepaid Cards to retail outlets throughout the United States. PT-1 targets retail markets with substantial international long distance calling requirements, such as ethnic communities, and believes that its Prepaid Cards provide consumers with a convenient, attractively priced alternative to traditional presubscribed long distance services. PT-1 sells its Prepaid Cards exclusively to distributors and it does not maintain any sales or marketing relationship with the retail outlets that carry PT-1's Prepaid Cards. During the six months ended September 30, 1998, PT-1's eight largest sources of revenues were derived from traffic routed to Mexico (12%), the Dominican Republic (5%), Colombia, Haiti, Jamaica and India (3%), and Nigeria and Yemen, which individually represented less than 3% of revenues. For the fiscal year ended March 31, 1998, traffic to Mexico and the Dominican Republic were the largest sources of revenues, at 14% and 7% of total revenues, respectively. During March 1998, PT-1 began to market both dial around and presubscribed long distance services to retail customers in certain target markets that also have substantial international long distance calling needs. Over the past several months, PT-1 has also increased the amount of resources devoted to obtaining commercial retail customers with significant international long distance requirements. PT-1 has used its significant retail international traffic to negotiate international termination arrangements with attractive rates, enabling PT-1 to market its services competitively on a wholesale basis to telecommunications carriers and develop an efficient telecommunications network. For the fiscal year ended March 31, 1998, PT-1 generated revenues and net income of $431.5 million and $11.6 million, respectively.

INDUSTRY

    The telecommunications market is typically segmented into the local exchange market, the domestic long distance market and the international long distance market. PT-1 operates in the latter two markets in the United States, targeting retail and wholesale customers with significant volumes of international long distance usage. For an overview of the international long distance market, see "Business of STAR-- Industry Background."

PT-1 APPROACH

    PT-1 was founded in April 1995 to capitalize on the growing market for international long distance services. PT-1 initially entered the retail international long distance market through the distribution of Prepaid Cards targeted at ethnic communities. After building significant international traffic, in 1996 PT-1 began to negotiate reduced transmission rates based upon volume with underlying carriers and began to invest in switching equipment and lease transmission capacity to further reduce its cost of service as a percentage of revenues. In August 1996, PT-1 began to leverage its significant volume of international traffic by selling international long distance services on a wholesale basis to other carriers. For the fiscal year ended March 31, 1998, revenues from retail sales and from wholesale sales were $356.3 million and $75.2 million, respectively.

    PT-1 believes its competitive strengths are its (i) established Prepaid Card brand names, (ii) extensive distribution infrastructure, (iii) substantial experience in identifying, targeting and marketing to communities and markets with significant international long distance usage and (iv) efficient telecommunications network. PT-1 believes that its competitive strengths will enable it to profitably continue to increase its retail customer bases and its traffic volume and leverage these increases to negotiate lower telecommunications costs.

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STRATEGY

    PT-1's strategic objective is to expand further its presence in the retail segment of the commercial long distance market. PT-1's strategy for achieving this goal has the following key elements:

    CONTINUE TO TARGET CONSUMERS WITH SIGNIFICANT INTERNATIONAL LONG DISTANCE USAGE. PT-1 primarily targets consumers with significant international long distance usage by delivering reliable international long distance services at attractive rates. PT-1 believes that the international long distance market provides an appealing opportunity because of its higher revenues and gross profits per minute and its higher expected growth rate relative to the domestic long distance market. PT-1 believes its brand awareness, large number of international retail customers and its international network traffic and infrastructure will enable it to continue to successfully market international long distance service originating in countries in North America, Latin America, Europe and in other countries to which PT-1's domestic customers direct a substantial volume of calls.

    INCREASE DISTRIBUTION OF PT-1'S PRODUCTS. PT-1 intends to increase its distribution infrastructure by expanding the number of distributors within existing geographic markets, entering new geographic markets and by bringing certain of its distributors in-house. PT-1 initially concentrated its marketing and distribution efforts in the New York metropolitan area and the northeastern United States, but has expanded and is continuing to expand its market penetration in other regions of the United States, Canada and Puerto Rico with significant ethnic populations.

    EXPAND OFFERINGS OF RETAIL PRODUCTS AND SERVICES. PT-1 intends to introduce new LAC Cards in additional metropolitan areas, offer additional Country Calling Cards and market other innovative Prepaid Cards, further segmenting the Prepaid Card market. PT-1 also intends to grow its dial around and pre-subscribed long distance services. PT-1 believes that its brand awareness, large number of international retail customers and its ability to provide attractively priced long distance services will enable it to successfully market convenient, attractively priced dial around and presubscribed long distance service to new and existing customers.

    EXPAND PT-1'S INTERNATIONAL TELECOMMUNICATIONS NETWORK. After consummation of the Merger, PT-1 intends to continue to expand the international reach of its telecommunications network through STAR's network expansion and by co-locating with STAR's switch facilities. In particular, PT-1 intends to piggyback on STAR's international network expansion into the U.K., Germany and additional European cities, including Paris, Vienna and Geneva.

TELECOMMUNICATIONS PRODUCTS AND SERVICES

    PT-1 offers high quality retail and wholesale telecommunications services over its own network and by interconnecting its network with the network of other carriers.

    PREPAID CARDS. PT-1's Prepaid Cards can be used at any touch tone telephone simply by dialing an access number, followed by a PIN assigned to the card, and the telephone number the customer wishes to reach. Prior to the connection, the caller is informed of the remaining dollar balance and number of minutes available. PT-1's Prepaid Cards are designed to appeal to a variety of market segments in the U.S. that generate high levels of international and domestic traffic. In March 1998, PT-1 began offering dial around long distance services targeting its current customer base which has significant international long distance calling requirements. This method of long distance calling is referred to as "dial around" because customers are not required to change their presubscribed long distance carrier to use the service. Rather the customer must enter a seven digit carrier identification code ("CIC Code") prior to dialing the long distance number in order to access PT-1's network. PT-1's CIC Code is 1016868.

    PT-1 has billing and collection arrangements with local exchange carriers under which PT-1's dial around customers are billed for PT-1's services as part of their monthly phone bills. In March 1998, PT-1

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also introduced presubscribed long distance services targeted to ethnic communities, other consumers and commercial accounts. With this service, a customer's telephone is automatically connected to PT-1's network, and all of the customer's long distance calls are made over PT-1's network.

PT-1'S PREPAID CARDS

    The PT-1 Card (introduced in July 1995) was PT-1's first Prepaid Card and offers competitively priced domestic and international long distance calling. Customers using the PT-1 Card access PT-1's network by dialing a toll-free number.

    Local Area Calling Cards ("LAC Cards") are targeted at customers in specific regions and enable them to access PT-1's network by dialing either a local number or a toll-free number depending upon the region. PT-1 currently markets The New York Phone Card (introduced in July 1996), The New Jersey Card (introduced in February 1997), The Detroit Card (introduced in July 1997), The Connecticut Card (introduced in September 1997), The Boston Card, The Chicago Card, The D.C.-Maryland-Virginia Card and The Florida Card (all introduced in November 1997), The California Card (introduced in May 1998), The Diamond Direct Card and The Payless Direct Card (both introduced in June 1998), The Georgia Card and The Texas Card (introduced in August 1998), and The Pennsylvania Card (introduced in September 1998). PT-1 expects to offer additional LAC Cards in other target metropolitan markets where PT-1 believes that there is sufficient demand during 1998.

    Country Calling Cards are designed for specific ethnic communities and offer attractive rates to the countries to which they generate high levels of international traffic. PT-1 currently markets the Alo Brasil, Hola Mexico, Hola Dominican Republic and Hola Colombia cards that offer competitive rates to Brazil, Mexico, the Dominican Republic and Colombia, and are targeted to Mexican, Brazilian, Dominican Republic and Colombian calling communities in the U.S. and intends to introduce additional Country Calling Cards that will appeal to other market segments.

    Co-Branded Cards are used by major corporations for national marketing programs and promotional gifts. Co-Branded Cards are designed and packaged using logos, trademarks and other design elements linking the benefits of the cards to the corporation's product and services. PT-1 currently offers an Amoco Prepaid Card pursuant to an agreement with Amoco Oil Company, a Ramada Express Hotel and Casino Prepaid Card and a Playboy Prepaid Card and expects to offer additional cards.

    The World Card (introduced in September 1996), which offers both a different commission structure to PT-1's distributors and different rates, is designed to appeal to a variety of market segments.

    INTERNATIONAL ORIGINATION. PT-1 intends to capitalize on its brand awareness in certain ethnic communities in the United States by offering international long distance services, through the sale of Prepaid Cards, to consumers located in the U.K., Canada and other countries to which PT-1's U.S. customers direct a substantial number of calls.

    In addition, PT-1 intends to offer additional retail services in 1998 to increase customer retention and loyalty, broaden distribution channels, appeal to new customer groups and increase usage of PT-1's services by its existing customers.

    There can be no assurance that PT-1 will be able to introduce such services or that, if introduced, such services will be successful.

THE TELECOMMUNICATIONS NETWORK

    OVERVIEW

    PT-1 currently manages its own telecommunications network and also utilizes the transmission capacity of more than 40 different local and long distance carriers.

    NETWORK AND OPERATIONS

    SWITCHING FACILITIES. PT-1 manages a state-of-the-art digital switch based network consisting of more than 130,000 switch ports, approximately 50,000 Prepaid Card processing ports, and a central switching center located at PT-1's headquarters in Flushing, New York. PT-1 has selected Northern Telecom ("Nortel") as its primary switch vendor and has entered into a support agreement with Nortel to provide 24 hours per day, 365 days per year support services to PT-1, including technical assistance, trouble resolution and network maintenance. PT-1 currently has Nortel DMS250 Supernode switches installed at its corporate headquarters in Flushing, New York, in Jersey City, New Jersey and in Miami, Florida.

    POINTS OF PRESENCE. As of June 30, 1998 PT-1 had network POPs in approximately 100 cities in more than 25 states. In areas where PT-1 has network POPs, calls are transported to PT-1's network POPs by local exchange carriers or CLECs and then transported from the network POPs to PT-1's switches over leased transmission lines. PT-1 intends to double the number of network POPs by the end of 1998.

    TELECOMMUNICATIONS NETWORK MANAGEMENT AND INFORMATION SYSTEMS. PT-1's network management and information systems enable it to (i) economically and efficiently route traffic over PT-1's network and the networks of other carriers, (ii) offer reliable services with high call completion rates and voice quality and (iii) focus its marketing efforts. PT-1 believes that these systems, particularly their ability to provide high quality service to international destinations, provide it with a competitive advantage relative to many other providers of telecommunication services. PT-1 monitors its network and initiates changes to its overall switch network and traffic routing where appropriate to optimize routing and minimize costs. Because a substantial portion of the traffic carried by PT-1 terminates overseas and call completions vary by carrier, PT-1 closely monitors the call completion efficiencies of its suppliers. PT-1 tracks call completions to all destinations for all carriers on an hourly basis and re-routes its traffic accordingly. PT-1 intends to configure large portions of its network with Common Channel Signaling System 7 (SS7). This network protocol reduces call setup and connect time delays and provides additional technical capabilities and efficiencies for call routing and network engineering. With the installation of the switch in Jersey City, New Jersey, PT-1 has duplicated the functional network management capabilities in this alternate site in accordance with its ongoing review of site diversity and disaster recovery procedures. See "--Information Systems; Debit Card Platforms."

INFORMATION SYSTEMS; DEBIT CARD PLATFORMS

    PT-1 markets a wide variety of Prepaid Cards, each with a specific rate table (updated periodically). In addition, each Prepaid Card distributed by PT-1 is assigned a unique PIN and a face value ranging from $5 to $100. The Prepaid Card's dollar balance is reduced by the cost of each call, which is based upon a number of factors, including the type of Prepaid Card, destination and special promotions then in effect. The cost of each call is decremented by one of PT-1's Debit Card Platforms at the time of the call.

    The ability to maintain accurate Prepaid Card dollar balances and to decrement these balances at the proper rates is essential to PT-1's continued success. Accordingly, PT-1 has invested significant resources in the acquisition, development and maintenance of its Debit Card Platforms and information systems and software. PT-1's information systems enable it to track real-time customer usage and to quickly generate cost and profit reports (by route). The information systems also produce more than 100 daily reports concerning network routing, call completion rates and usage for the preceding day, as well as a variety of weekly and monthly reports. PT-1's Prepaid Card systems are supported by redundant systems and databases. Critical Prepaid Card information is backed up, depending on the sensitivity of the information, on a daily, weekly or monthly basis.

MARKETING AND DISTRIBUTION

    Since inception, PT-1 has focused on building a substantial network of wholesale distributors located primarily in the Northeast. These distributors then sell PT-1's Prepaid Cards to sub-distributors and directly to retail outlets including convenience stores, grocery stores, gas stations, supermarkets and news stands. Approximately 25% of PT-1's distributors are located in the State of New York and the remainder are located in 35 other states. The sub-distributors generally sell only to retail outlets. For the year ended March 31, 1998, sales of Prepaid Card to two distributors, Worldwide Telecom, Inc. and Diamond Phone Card, represented approximately 18% and 16% of net Prepaid Card sales, respectively. At September 30, 1998, Worldwide Telecom, Inc. represented approximately 28% of the net accounts receivable balance. See "Risk Factors--Fraud; Theft of Services; Uncollectible Accounts."

    PT-1 believes that a majority of Prepaid Cards directly sold to its distributors are resold to sub-distributors (sometimes called route salespeople) who resell the cards to retail outlets. The remainder of the cards are resold by distributors directly to retail outlets. PT-1 has approximately 200 distributors, of which approximately 20% are individuals. The majority of PT-1's distributors are corporations or other business entities. A majority of distributors sell only PT-1 Prepaid Cards, though many others carry Prepaid Cards offered by competitive telecommunications carriers. Most distributors work from an office. PT-1 believes that while certain distributors have formal arrangements for the supply of Prepaid Cards to retail outlets, the majority of distribution arrangements are unwritten, informal agreements based upon historical relationships.


    PT-1's relationships with its distributors are also based upon past relationships and buying patterns rather than formalized written agreements. Additionally, PT-1 believes that the distributor relationships between PT-1 and its distributors and among PT-1's distributors and their subdistributors, route salespeople and retail outlet customers are based on past relationships and buying patterns and do not rely on written contracts. Thus, as a matter of practice, formal written agreements are virtually non-existent in the PT-1 Prepaid Card chain of supply. PT-1 typically sells the Prepaid Cards to its distributors at a prearranged discount of the card's face value. PT-1 believes that distributors then resell the cards at a discount that is less than the discount applied to their purchase of the cards from PT-1, thereby generating a profit. In certain cases, to incentivize distributors, PT-1 will provide additional discounts and/or rebates to distributors purchasing a set dollar amount of cards.


    Distributors are typically identified and recruited through relationships with existing distributors and retail outlets, telemarketing and related promotional activities and direct inquiries from potential distributors. PT-1 competes with other Prepaid Card providers for sales to Prepaid Card distributors. PT-1 believes that its ability to maintain and grow its relationships with distributors depends primarily upon continuing to offer Prepaid Cards that are attractive to end users.

    PT-1 has targeted heavily populated metropolitan areas, with an emphasis on areas with substantial ethnic community populations which generate significant international calling volume, in the development and expansion of its distribution network. Many of PT-1's distributors are members of such ethnic communities or otherwise have personal or business relationships in such communities. In developing relationships with distributors, PT-1 also focuses on expansion into new geographic and metropolitan areas, again with an emphasis on those areas with substantial ethnic community populations. PT-1 believes that the success of its Prepaid Cards has created significant brand loyalty and encourages distributors and retail outlets to actively market PT-1's products. PT-1 regularly provides distributors and retail outlets with point-of-purchase advertising and explanatory materials including posters of various sizes presenting certain of PT-1's current rates, and detailed rate sheets. PT-1 frequently adds new Prepaid Card products to its service offerings, and adjusts its pricing for particular traffic segments in order to target certain customer groups, respond to competitive pressures and otherwise increase market share.

    PT-1 has two unrelated exclusive sales distribution centers, which are distribution sites owned and operated by independent distributors that sell only PT-1 Prepaid Cards. In return for selling PT-1 Prepaid Cards exclusively, these distributors are given certain rights to use the PT-1 name for promotional purposes. In general, other distributors may advertise that they are independent distributors of PT-1 products but otherwise may not use the PT-1 name. Approximately 10.1% of PT-1's sales of Prepaid Cards for the quarter ended September 30, 1998 were made to these unrelated exclusive sales distribution centers. Because of the exclusivity of these arrangements, PT-1 typically is more willing to extend credit terms to the distributors operating such sales distribution centers than to other distributors. PT-1's arrangement with each of these two unrelated distribution centers is based upon past relationships rather than formalized written agreements. As such, PT-1 has no written agreements with either party.


    PT-1 has recently expanded its internal sales department to focus on larger retail chains and department stores, the tourist industry, airport and hotel gift shops, gas stations and other retail outlets owned or franchised by larger companies.

CUSTOMER SERVICE

    PT-1 believes that effective and convenient multilingual customer service is essential to attracting and retaining customers. Because a substantial portion of PT-1's existing and future customers are foreign-born, PT-1 believes that it is critical to provide customer service on a multilingual basis. PT-1's customer service center handles an average of 6,000 to 7,000 customer inquiries per day, including inquiries relating to Prepaid Card balances, Prepaid Card availability, rates, international calling service, billing and becoming a distributor. PT-1 currently employs 50 full-time customer service representatives ("CSRs"), eight senior CSRs, a manager and a director of customer service. All CSRs are fluent in both English and Spanish, and some are fluent in Portuguese. PT-1's customer service center is operational ten hours per day, six days per week. PT-1 intends to expand the customer service center and its hours of operation during the next twelve months. Calls coming into PT-1's customer service center are categorized by Prepaid Card product. PT-1's internal software system provides real-time access to on-screen call records, complete with historical detail, to track, resolve, protect and support the individual needs of PT-1's entire customer base.

PREPAID CARD PRODUCTION AND INVENTORY CONTROL

    PT-1 controls its Prepaid Card inventory by PIN and by physical count. Generally, Prepaid Cards are received by, stored at and shipped from the warehouse facility located at PT-1's headquarters. Physical inventory is counted on a daily basis and reconciled against all incoming card deliveries and outgoing shipments to distributors. PT-1 utilizes multiple print vendors for card production and packaging.

    All PINs are inactive when the Prepaid Cards arrive at PT-1's storage facilities. Calls cannot be completed until PINs are activated by PT-1. PINs are activated only shortly before the cards are shipped from PT-1's warehouses to distributors, in order to minimize the number of cards with activated PINs in its warehouse.

    PINs are created electronically with unique inventory and batch codes. PT-1 has developed PIN generation and database management software enabling the Debit Card Platforms to quickly locate Prepaid Card information while limiting fraud and other forms of unauthorized access. In addition, if security or financial controls have been compromised, PT-1 also maintains the ability to deactivate specified PINs and block calls from specified telephone numbers.

COMPETITION

    The telecommunications services industry is intensely competitive. PT-1 competes with other providers of Prepaid Cards and with providers of telecommunications services in general. Many of the largest telecommunications providers currently offer Prepaid Cards, in addition to the other telecommunications services PT-1 intends to provide in the future. As a service provider in the long distance telecommunications industry, PT-1 competes with three dominant providers, AT&T, MCI WorldCom and Sprint, all of which are substantially larger and have greater financial, technical, engineering, personnel and marketing resources, longer operating histories, greater name recognition and larger customer bases than PT-1. PT-1 also competes with smaller, emerging carriers in both the Prepaid Card retail market and in the wholesale market, including IDT Corporation, RSL Communications, SmarTalk Teleservices, Inc., Pacific Gateway Exchange, Inc., FaciliCom International, Inc. and Telegroup, Inc. To the extent PT-1 begins providing services to customers outside the U.S. market, it may compete with the large operators such as BT in the U.K. PT-1 believes that its success will attract additional competitors to the Prepaid Card market. However, PT-1 believes it has certain advantages that may discourage potential competitors from entering the Prepaid Card market, including brand loyalty, its established distribution network, its ability to offer competitive rates and its Debit Card Platforms and associated hardware and software. See "Risk Factors-- Significant Competition."

    The telecommunications industry is rapidly evolving and subject to constant technological change. PT-1 believes that existing competitors are likely to continue to expand their service offerings and to develop new sales channels. The ability of PT-1 to compete effectively in the telecommunications services industry will depend in part upon PT-1's continued ability to develop additional products appealing to increasingly specialized segments of the market for telecommunications service.

    Recent changes in the regulation of the telecommunications industry may affect PT-1's competitive position. The Communications Act is expected to open the long distance market to competition from the RBOCs. The entry of these well-capitalized and well-known entities into the long distance market likely will increase competition for long distance customers, including customers who use Prepaid Cards to make long distance calls. The Communications Act also grants the FCC the authority to deregulate other aspects of the telecommunications industry, which in the future may, if authorized by the FCC, facilitate the offering of telecommunications services by regulated entities, including the RBOCs, in competition with PT-1. See "Risk Factors--Potential Adverse Effects of Government Regulation" and "--Government Regulation."

GOVERNMENT REGULATION

    PT-1's business operations are subject to extensive U.S. federal and state regulation. The Communications Act and FCC regulations apply to interstate telecommunications and international telecommunications that originate or terminate in the United States. State regulatory authorities have jurisdiction over telecommunications that originate and terminate within the state. In its provision of services in the U.K., PT-1 is subject to the regulations of Oftel, the telecommunications regulator in the U.K. See "Risk Factors--Potential Adverse Effects of Government Regulation."

FEDERAL

    The Communications Act bars the 50 states from restricting competition for local exchange services, and establishes a framework for additional competition in the long distance market by the RBOCs. The Communications Act also grants the FCC the authority to deregulate other aspects of the telecommunications industry and to implement certain policy objectives, including access charge reform and establishment of the Universal Service Fund. Pursuant to an FCC order, the Universal Service Order, Universal Service Fund contributions are generally equal to approximately 4% of a carrier's interstate and international and approximately 1% of its intra-state "end user" gross revenues, effective January 1, 1998. However, the FCC will adjust the amount of these contributions each calendar quarter, and they may increase significantly in future periods.

    The FCC requires international carriers to obtain authorization under
Section 214 of the Communications Act prior to acquiring international facilities by purchase or lease, or providing international service to the public. Prior FCC approval is also required to transfer control of a certificated carrier. PT-1 is also subject to FCC policies and rules that regulate the manner in which international telecommunication services may be provided, including, for instance, the circumstances under which a carrier may provide international switched services using IPL facilities and under which it may route traffic through third countries to or from its final destination.

    The Communications Act and the FCC's rules and policies also impose certain other obligations on carriers providing interstate and international telecommunication services. These include the obligation to file at the FCC and to maintain tariffs containing the rates, terms, and conditions applicable to their services; to file certain reports regarding international traffic and facilities; to file certain contracts with correspondent carriers; to disclose affiliations with foreign carriers and significant foreign ownership interests; to pay certain regulatory fees based, among other things, upon the carrier's revenues.

    PT-1 holds both facilities-based and resale international authorizations, including a perpetual "global" authorization that provides broad authority to offer switched and private line international services. PT-1 has filed tariffs for its interstate and international services with the FCC.

    Interstate carriers are also subject to a variety of miscellaneous regulations that, for instance, govern the documentation and verifications necessary to change a consumer's long distance carriers, and limit the use of toll-free numbers for pay-per-call services.

STATE

    PT-1's intrastate services are subject to various state laws and regulations, including prior certification, notification and registration requirements. In certain states, prior regulatory approval may be required for changes in control of telecommunications operations. Most states require PT-1 to apply for certification to provide telecommunications services, or at least to register, before commencing intrastate service. In most of the states where certification or registration is required, PT-1 must file and maintain detailed tariffs listing rates for intrastate service. Many states also impose various reporting requirements and/or require prior approval for transfers of control of certified carriers and assignments of carrier assets, including customer bases, carrier stock offerings and incurrence by carriers of significant debt obligations. Certificates of authority can generally be conditioned, modified, canceled, terminated or revoked by state regulatory authorities for failure to comply with state law and/or the rules, regulations and policies of the state regulatory authorities. Fines and other penalties, including revocation, may be imposed for such violations. In addition, states may establish their own intrastate universal service funding programs, to which PT-1 may in some cases be required to contribute.

    PT-1 has made and is continuing to make the filings and taken the actions it believes are necessary to become certified or tariffed to provide intrastate telecommunications services. PT-1 is certified to do business as a domestic or foreign corporation in all 50 states and in Puerto Rico and provides intrastate telecommunications services in 25 states. PT-1 expects to obtain intrastate telecommunications authority as necessary in the remaining states in which it intends to sell its Prepaid Cards to its distributors. See "Risk Factors--Potential Adverse Effects of Government Regulation."

UNITED KINGDOM

    In the U.K., telecommunications services offered by PT-1 are subject to regulation by various U.K. regulatory agencies. The U.K. generally permits competition in all sectors of the telecommunications market, subject to licensing requirements and license conditions. PT-1 currently has an ISVR license (which is valid through December 2002) and an IFL license (which is perpetual), which permits PT-1 to directly own interests in undersea cables landing in the U.K. as well as other telecommunication facilities and to originate end-user long distance traffic in the U.K.

    The loss of PT-1's U.K. licenses, or the placement of significant restrictions thereon, could have a material adverse effect on the business, financial condition or results of operations of PT-1. See "Risk
Factors--Potential Adverse Effects of Government Regulation."

CANADA

    In Canada, PT-1 is registered with the Canadian Radio-television and Telecommunications Commission ("CRTC") as a reseller. Under this registration, PT-1 may resell switched services or private lines to provide Canada-Canada, Canada-U.S., or Canada-overseas telecommunications services. In its provision of services in Canada, PT-1 is subject to the Canadian Telecommunications Act of 1991 (the "Canadian Act") and, to a limited degree, to the rules and policies of the CRTC. CRTC policy currently prohibits PT-1 from routing Canada-Canada, Canada-overseas, or overseas-Canada traffic through the United States, although said policy is expected to be repealed by the end of 1998. In addition, although the Canadian Act currently prohibits the CRTC from imposing licensing requirements or imposing other significant regulations on resellers such as PT-1, legislation pending in the Canadian Parliament, if enacted, would allow the CRTC to require resellers such as PT-1 to obtain a license and to abide by certain requirements.

TRADEMARKS AND SERVICE MARKS

    PT-1 uses the names "PT-1 Communications" and "PT-1" as its primary business names and has filed for federal trademark protection of these service marks. In addition, filings have been made at the U.S. Patent and Trademark Office to register the distinctive PT-1 logo, as well as over 30 names which PT-1 uses or intends to use to identify its Prepaid Cards. These filings are all pending and PT-1 has no assurance that they will be granted. PT-1 regards its trademarks, service marks and trade names as valuable assets and believes they have value in the marketing of its products and services. See "Risk Factors--Limited Protection of PT-1's Proprietary Rights; Risks of Infringement."

EMPLOYEES

    As of September 30, 1998, PT-1 had 279 full-time employees. None of PT-1's employees are members of a labor union or are covered by a collective bargaining agreement. Management believes that PT-1's relationship with its employees is good.

PROPERTIES

    PT-1 leases certain office space under operating leases and subleases, including PT-1's principal headquarters in Flushing, New York. The principal offices, warehouses, sales offices and switch sites currently leased or subleased by PT-1 are as follows:

                                                                   SQUARE
LOCATION                                                           FOOTAGE    LEASE EXPIRATION
----------------------------------------------------------------  ---------  ------------------
Flushing, New York (headquarters and warehouse).................     34,800          March 2002
Miami, Florida..................................................     10,400          March 2008
Jersey City, New Jersey.........................................      5,600        January 2008
Houston, Texas..................................................      4,000         August 2000
Seattle, Washington.............................................      3,148       November 2000
Toronto, Canada.................................................      2,750          March 2000
Staten Island, New York.........................................      2,700        October 2001
New York, New York..............................................      2,627           June 1999
West New York, New Jersey.......................................      2,000           June 2003
Cleveland, Ohio.................................................      1,500           June 2000
Columbus, Ohio..................................................      1,200           June 2000
Rio Pedras, Puerto Rico.........................................      1,200           June 2000

LEGAL PROCEEDINGS

    In July 1997, PT-1 was notified by the FTC and the NYAG that it was the subject of an investigation alleging deceptive advertising practices in connection with the sale of its Prepaid Cards. The FTC alleged that PT-1's point of sale posters for its Prepaid Cards, which did disclose the existence of additional first minute connection charges for certain calls, did not sufficiently disclose the specific amount of connection charges for such calls. PT-1 modified these point of sale materials more than one year ago, and all point of sale materials now routinely set forth the exact amount of all call connection charges. Subsequently, the FTC and the NYAG indicated that they were also reviewing whether PT-1 properly decremented minutes from its Prepaid Cards. PT-1 has been informed that the NYAG has ended its investigation without taking any action. The FTC has also completed its investigation and has determined not to take any formal action regarding PT-1's Prepaid Card decrementation practices. With regard to prior advertising of Prepaid Cards by PT-1, PT-1 and representatives of the FTC have entered into an agreement in principle, which is subject to final approval by the FTC, pursuant to which, in complete resolution of all allegations regarding allegedly deceptive advertising; (1) PT-1 will pay to the FTC the sum of $300,000; (2) PT-1 does not admit any of the allegations; and (3) on a going forward basis, PT-1 has agreed to comply with certain standards regarding advertising (which are consistent with PT-1's current advertising practices) and certain record keeping requirements. The agreement with the FTC was entered into on July 17, 1998 but remains subject to full FTC approval. PT-1 expects such approval of the settlement agreement within the next thirty (30) days.

    PT-1 is not aware of any pending legal proceedings against PT-1 which, individually or in the aggregate, PT-1 would expect to have a material adverse effect on its business, financial condition or operating results. PT-1 is, from time to time, involved in various regulatory proceedings before various public utilities commissions, as well as before the FCC. See "Risk Factors--Potential Adverse Effects of Government Regulation."

              SECURITY OWNERSHIP OF CERTAIN BENEFICIAL OWNERS AND
                        MANAGEMENT OF STAR COMMON STOCK

    The following table sets forth certain information known to the Company regarding beneficial ownership of STAR's Common Stock as of November 23, 1998 by
(i) each person who is known by the Company to own beneficially more than five percent of the Company's Common Stock, (ii) each director, (iii) each of the executive officers of STAR, and (iv) all current officers and directors as a group.

                                                                           AMOUNT OF SHARES
                                                                             BENEFICIALLY      PERCENTAGE OF SHARES
NAME AND ADDRESS OF BENEFICIAL OWNER(1)                                          OWNED         BENEFICIALLY OWNED(2)
-------------------------------------------------------------------------  -----------------  -----------------------
Gordon Hutchins, Jr.(3)..................................................          178,350               *
John R. Snedegar.........................................................               --                  --
Mark Gershien............................................................               --                  --
Arunas A. Chesonis.......................................................               --                  --
Christopher E. Edgecomb..................................................       12,702,807                30.1%
Mary A. Casey............................................................        1,596,613                 3.8%
David Vaun Crumly(4).....................................................          891,416                 2.1%
James E. Kolsrud(5)......................................................          174,022               *
Kelly D. Enos(6).........................................................          214,337               *
All directors and executive officers as a group (9 persons)(7)...........       15,757,545                37.3%

------------------------

 * Represents beneficial ownership of less than 1% of the outstanding shares of STAR Common Stock.

(1) Beneficial ownership is determined in accordance with the rules of the Securities and Exchange Commission and includes voting or investment power with respect to securities. The address for each listed director and officer is c/o STAR Telecommunications, Inc., 223 East De La Guerra Street, Santa Barbara, California 93101. To STAR's knowledge, except as indicated in the footnotes to this table and pursuant to applicable community property laws, the persons named in the table have sole voting and investment power with respect to all shares of STAR Common Stock.

(2) Percentage of beneficial ownership is based on shares of STAR Common Stock outstanding as of November 23, 1998. The number of shares of STAR Common Stock beneficially owned includes the shares issuable pursuant to stock options that are exercisable within sixty days of November 23, 1998. Shares issuable pursuant to stock options are deemed outstanding for computing the percentage of the person holding such options but are not outstanding for computing the percentage of any other person.

(3) Consists of 178,350 shares of STAR Common Stock issuable upon the exercise of stock options exercisable within sixty days of November 23, 1998.

(4) Consists of 737,666 shares of STAR Common Stock, and 153,750 shares of STAR Common Stock issuable upon the exercise of stock options exercisable within sixty days of November 23, 1998.

(5) Consists of 101,250 shares of STAR Common Stock, 20,497 shares of STAR Common Stock held in joint tenancy and 52,275 shares of STAR Common Stock issuable upon the exercise of stock options exercisable within sixty days of November 23, 1998.

(6) Consists of 96,720 shares of STAR Common Stock and 117,617 shares of STAR Common Stock issuable upon the exercise of stock options exercisable within sixty days of November 23, 1998.

(7) Includes 501,992 shares of STAR Common Stock issuable upon the exercise of stock options exercisable within sixty days of November 23, 1998.

                       DESCRIPTION OF STAR CAPITAL STOCK

    The authorized capital stock of STAR consists of 100,000,000 shares of Common Stock, $0.001 par value, and 5,000,000 shares of Preferred Stock, $0.001 par value.

COMMON STOCK

    As of November 23, 1998, there were approximately 42,230,647 shares of STAR Common Stock outstanding that were held of record by approximately 146 stockholders. There will be approximately 57,530,647 shares of STAR Common Stock outstanding (assuming no exercise after November 23, 1998 of outstanding options) after giving effect to the issuance of shares of STAR Common Stock in the Merger.

    The holders of STAR Common Stock are entitled to one vote per share on all matters to be voted upon by the stockholders. Subject to preferences that may be applicable to any outstanding Preferred Stock, the holders of STAR Common Stock are entitled to receive ratably such dividends, if any, as may be declared from time to time by the Board out of funds legally available therefor. In the event of the liquidation, dissolution, or winding up of STAR, the holders of STAR Common Stock are entitled to share ratably in all assets remaining after payment of liabilities, subject to prior distribution rights of Preferred Stock, if any, then outstanding. The STAR Common Stock has no preemptive or conversion rights or other subscription rights. There are no redemption or sinking fund provisions applicable to the STAR Common Stock. All outstanding shares of STAR Common Stock are fully paid and nonassessable, and the shares of STAR Common Stock to be issued upon completion of this offering will be fully paid and nonassessable.

PREFERRED STOCK

    Pursuant to STAR's Amended and Restated Certificate of Incorporation, the Board has the authority to issue up to 5,000,000 shares of Preferred Stock in one or more series and to fix the rights, preferences, privileges and restrictions thereof, including dividend rights, dividend rates, conversion rights, voting rights, terms of redemption, redemption prices, liquidation preferences and the number of shares constituting any series or the designation of such series, without further vote or action by the stockholders. The issuance of Preferred Stock may have the effect of delaying, deferring or preventing a change in control of STAR without further action by the stockholders and may adversely affect the voting and other rights of the holders of STAR Common Stock. The issuance of Preferred Stock with voting and conversion rights may adversely affect the voting power of the holders of STAR Common Stock, including the loss of voting control to others. At present, STAR has no plans to issue any of the Preferred Stock.

ANTI-TAKEOVER EFFECTS OF PROVISIONS OF THE CERTIFICATE OF INCORPORATION, BYLAWS
  AND DELAWARE LAW

    CERTIFICATE OF INCORPORATION AND BYLAWS. STAR's Amended and Restated Certificate of Incorporation provides that the Board be divided into three classes of directors, with each class serving a staggered three-year term. The classification system of electing directors may tend to discourage a third party from making a tender offer or otherwise attempting to obtain control of STAR and may maintain the incumbency of the Board, as the classification of the Board generally increases the difficulty of replacing a majority of the directors. The Amended and Restated Certificate of Incorporation also provides that all stockholder actions must be effected at a duly called meeting and not by a consent in writing. Further, provisions of the Bylaws and the Amended and Restated Certificate of Incorporation provide that the stockholders may amend the Bylaws or certain provisions of the Amended and Restated Certificate of Incorporation only with the affirmative vote of 75% of STAR's capital stock. These provisions of the Amended and Restated Certificate of Incorporation and Bylaws could discourage potential acquisition proposals and could delay or prevent a change in control of STAR. These provisions are intended to enhance the likelihood of continuity and stability in the composition of the Board and in the policies formulated by the Board and to discourage certain types of transactions that may involve an actual or threatened change of control of STAR. These provisions are designed to reduce the vulnerability of STAR to an unsolicited acquisition proposal. The provisions also are intended to discourage certain tactics that may be used in proxy fights. However, such provisions could have the effect of discouraging others from making tender offers for STAR's shares and, as a consequence, they also may inhibit fluctuations in the market price of STAR's shares that could result from actual or rumored takeover attempts. Such provisions also may have the effect of preventing changes in the management of STAR. See "Risk Factors--Effect of Certain Charter Provisions; Anti-takeover Effects of Certificate of Incorporation, Bylaws and Delaware Law."

    DELAWARE TAKEOVER STATUTE. STAR is subject to Section 203 of the Delaware General Corporation Law ("Section 203"), which, subject to certain exceptions, prohibits a Delaware corporation from engaging in any business combination with any interested stockholder for a period of three years following the date that such stockholder became an interested stockholder, unless: (i) prior to such date, the board of directors of the corporation approved either the business combination or the transaction that resulted in the stockholder becoming an interested stockholder; (ii) upon consummation of the transaction that resulted in the stockholder becoming an interested stockholder, the interested stockholder owned at least 85% of the voting stock of the corporation outstanding at the time the transaction commenced, excluding for purposes of determining the number of shares outstanding those shares owned (x) by persons who are directors and also officers and (y) by employee stock plans in which employee participants do not have the right to determine confidentially whether shares held subject to the plan will be tendered in a tender or exchange offer; or (iii) on or subsequent to such date, the business combination is approved by the board of directors and authorized at an annual or special meeting of stockholders, and not by written consent, by the affirmative vote of at least 66 2/3% of the outstanding voting stock that is not owned by the interested stockholder.

    Section 203 defines business combination to include: (i) any merger or consolidation involving the corporation and the interested stockholder; (ii) any sale, transfer, pledge or other disposition of 10% or more of the assets of the corporation involving the interested stockholder; (iii) subject to certain exceptions, any transaction that results in the issuance or transfer by the corporation of any stock of the corporation to the interested stockholder; (iv) any transaction involving the corporation that has the effect of increasing the proportionate share of the stock of any class or series of the corporation beneficially owned by the interested stockholder; or (v) the receipt by the interested stockholder of the benefit of any loans, advances, guarantees, pledges or other financial benefits provided by or through the corporation. In general, Section 203 defines an interested stockholder as any entity or person beneficially owning 15% or more of the outstanding voting stock of the corporation and any entity or person affiliated with or controlling or controlled by such entity or person.

REGISTRATION RIGHTS

    Holders of approximately 2,202,000 shares of STAR Common Stock are currently entitled to certain rights with respect to the registration of such shares under the Securities Act. Under the terms of the agreement between STAR and the holders of such registrable securities, if STAR proposes to register any of its securities under the Securities Act, either for its own account or for the account of other security holders exercising registration rights, such holders are entitled to notice of such registration and are entitled to include shares of such Common Stock therein. These registration rights are subject to certain conditions and limitations, among them the right of the underwriters of an offering to limit the number of shares included in such registration.

TRANSFER AGENT AND REGISTRAR

    The Transfer Agent and Registrar for the STAR Common Stock is U.S. Stock Transfer Corporation, 1745 Gardena Avenue, Glendale, California 91204, and its telephone number is (818) 502-1404.

                                 OTHER BUSINESS

    The Company is not aware of any other business to be presented at the Special Meeting. All shares represented by Company proxies will be voted in favor of the Proposal described herein unless otherwise indicated on the form of the proxy. If any other matters properly come before the meeting, Company proxy holders will vote thereon according to their best judgment.

                      SUBMISSION OF STOCKHOLDER PROPOSALS

    Any stockholder who wishes to present a proposal for action at the annual meeting of stockholders to be held in 1999 and who wishes to have it set forth in the corresponding proxy statement and identified in the corresponding form of proxy prepared by management must notify the Company no later than January 31, 1999 in such form as required under the rules and regulations promulgated by the Commission.

    If a stockholder proposal is introduced at the 1999 Annual Meeting without any discussion of the proposal in the proxy statement, and if the proponent does not notify the Company on or before March 1, 1999, as required by Rule 14a-4(c)(1) under the Securities Exchange Act of 1934, as amended, of the intent to raise such proposal at the 1999 Annual Meeting, the proxies received by the Company for the 1999 Annual Meeting will be voted by the persons named as proxies in their discretion in regard to such proposal. Notice is to be given to the Company in writing at its principal office, 223 East De La Guerra Street, Santa Barbara, California 93101, directed to the attention of the Secretary.

                              EXCHANGE ACT FILINGS

    All documents filed by STAR pursuant to Section 13(a), 13(c), 14 or 15(d) of the Exchange Act subsequent to the date of this Proxy Statement and prior to the date of the Special Meeting shall be deemed to be incorporated by reference herein and to be a part hereof from the date of filing of such documents. Any statement contained in a document incorporated or deemed to be incorporated by reference herein shall be deemed to be modified or superseded for purposes of this Proxy Statement to the extent that a statement contained herein or in any other subsequently filed document that also is or is deemed to be incorporated by reference herein modifies or supersedes such statement. Any such statement so modified or superseded shall not be deemed, except as so modified or superseded, to constitute a part of this Proxy Statement.

                                          By Order of the Board of Directors
                                          Mary A. Casey
                                          SECRETARY


Santa Barbara, California
January   , 1999

                 STAR TELECOMMUNICATIONS, INC. AND SUBSIDIARIES

                   INDEX TO CONSOLIDATED FINANCIAL STATEMENTS

                                                                                                                PAGE
                                                                                                                -----
Report of Independent Public Accountants...................................................................         F-2

Consolidated Balance Sheets as of December 31, 1996 and 1997...............................................         F-3

Consolidated Statements of Operations for the years ended December 31, 1995, 1996 and 1997.................         F-4

Consolidated Statements of Stockholders' Equity for the years ended December 31, 1995, 1996 and 1997.......         F-5

Consolidated Statements of Cash Flows for the years ended December 31, 1995, 1996 and 1997.................         F-6

Notes to Consolidated Financial Statements.................................................................         F-7

                    REPORT OF INDEPENDENT PUBLIC ACCOUNTANTS

To the Board of Directors and Stockholders of STAR Telecommunications, Inc. and Subsidiaries:

    We have audited the accompanying consolidated balance sheets of STAR TELECOMMUNICATIONS, INC. (a Delaware corporation) AND SUBSIDIARIES, as of December 31, 1996 and 1997, and the related consolidated statements of operations, stockholders' equity and cash flows for each of the three years in the period ended December 31, 1997. These financial statements are the responsibility of the Company's management. Our responsibility is to express an opinion on these financial statements based on our audits.

    We conducted our audits in accordance with generally accepted auditing standards. Those standards require that we plan and perform the audit to obtain reasonable assurance about whether the financial statements are free of material misstatement. An audit includes examining, on a test basis, evidence supporting the amounts and disclosures in the financial statements. An audit also includes assessing the accounting principles used and significant estimates made by management, as well as evaluating the overall financial statement presentation. We believe that our audits provide a reasonable basis for our opinion.

    In our opinion, the financial statements referred to above present fairly, in all material respects, the financial position of STAR Telecommunications, Inc. and Subsidiaries as of December 31, 1996 and 1997, and the results of their operations and their cash flows for each of the three years in the period ended December 31, 1997 in conformity with generally accepted accounting principles.

                                          ARTHUR ANDERSEN LLP

Los Angeles, California
February 12, 1998
(except with respect
to the T-One acquisition as
described in Note 1 and to
the stock split discussed in
Note 14 as to which the
date is March 31, 1998)

                 STAR TELECOMMUNICATIONS, INC. AND SUBSIDIARIES
                          CONSOLIDATED BALANCE SHEETS

                                     ASSETS

                                                  DECEMBER 31,
                                          -----------------------------
                                              1996            1997
                                          -------------   -------------
CURRENT ASSETS:
  Cash and cash equivalents.............  $   1,845,000   $   1,903,000
  Short-term investments................      1,656,000      18,631,000
  Accounts receivable, net of allowance
    of $6,262,000 and $7,955,000
    at December 31, 1996 and 1997,
    respectively........................     35,178,000      46,675,000
  Receivable from related parties.......        115,000              --
  Other receivables.....................        284,000       2,198,000
  Prepaid expenses......................        960,000       4,712,000
  Prepaid taxes.........................        677,000              --
  Deferred income taxes.................             --       3,699,000
  Other current assets..................        874,000          87,000
                                          -------------   -------------
    Total current assets................     41,589,000      77,905,000
                                          -------------   -------------
PROPERTY AND EQUIPMENT:
  Operating equipment...................     10,245,000      31,340,000
  Leasehold improvements................      4,362,000       6,477,000
  Furniture, fixtures and equipment.....      2,555,000       4,711,000
                                          -------------   -------------
                                             17,162,000      42,528,000
  Less--Accumulated depreciation and
    amortization........................     (1,964,000)     (6,569,000)
                                          -------------   -------------
                                             15,198,000      35,959,000
                                          -------------   -------------
OTHER ASSETS:
  Investments...........................        153,000          27,000
  Deposits..............................      5,630,000       6,055,000
  Other.................................        484,000         370,000
                                          -------------   -------------
                                              6,267,000       6,452,000
                                          -------------   -------------
    Total assets........................  $  63,054,000   $ 120,316,000
                                          -------------   -------------
                                          -------------   -------------

                 LIABILITIES AND STOCKHOLDERS' EQUITY
CURRENT LIABILITIES:
  Revolving lines of credit.............  $   7,814,000   $          --
  Revolving lines of credit with
    stockholder.........................         26,000         138,000
  Current portion of long-term debt.....        498,000         480,000
  Current portion of note payable.......             --         284,000
  Current portion of obligations under
    capital leases......................        872,000       2,495,000
  Accounts payable......................     17,930,000      14,009,000
  Taxes payable.........................             --       2,156,000
  Related party payable.................        269,000              --
  Accrued line costs....................     19,494,000      38,403,000
  Accrued expenses......................      2,415,000       5,609,000
  Other current liabilities.............             --         571,000
                                          -------------   -------------
    Total current liabilities...........     49,318,000      64,145,000
                                          -------------   -------------
LONG-TERM LIABILITIES:
  Long-term debt, net of current
    portion.............................      1,435,000         968,000
  Capital lease obligations, net of
    current portion.....................      4,936,000      11,139,000
  Deferred compensation.................        116,000          57,000
  Deposits..............................             --         164,000
  Other long-term liabilities...........        352,000         642,000
                                          -------------   -------------
    Total long-term liabilities.........      6,839,000      12,970,000
                                          -------------   -------------
STOCKHOLDERS' EQUITY:
  Series A Preferred Stock, $.001 par
    value, authorized--5,000,000 shares;
    issued and outstanding--2,802,446 at
    December 31, 1996 and none at
    December 31, 1997...................          3,000              --
  Common Stock, $.001 par value,
    authorized--50,000,000 shares issued
    and outstanding-- 24,576,810 and
    35,031,519 at December 31, 1996 and
    1997, respectively..................         25,000          35,000
  Additional paid-in capital............     10,225,000      41,662,000
  Deferred compensation.................       (118,000)        (30,000)
  Retained deficit......................     (3,238,000)      1,534,000
                                          -------------   -------------
    Stockholders' equity................      6,897,000      43,201,000
                                          -------------   -------------
      Total liabilities and
       stockholders' equity.............  $  63,054,000   $ 120,316,000
                                          -------------   -------------
                                          -------------   -------------

   The accompanying notes are an integral part of these consolidated balance sheets.

                 STAR TELECOMMUNICATIONS, INC. AND SUBSIDIARIES
                     CONSOLIDATED STATEMENTS OF OPERATIONS

                                                                             YEARS ENDED DECEMBER 31,
                                                                   ---------------------------------------------
                                                                       1995            1996            1997
                                                                   -------------  --------------  --------------
REVENUES.........................................................  $  58,937,000  $  259,697,000  $  404,605,000
OPERATING EXPENSES:
  Cost of services...............................................     44,270,000     225,957,000     351,821,000
  Selling, general and administrative expenses...................     10,452,000      35,956,000      36,496,000
  Depreciation and amortization..................................        368,000       1,442,000       4,637,000
  Merger expense.................................................             --              --         286,000
                                                                   -------------  --------------  --------------
                                                                      55,090,000     263,355,000     393,240,000
                                                                   -------------  --------------  --------------
    Income (loss) from operations................................      3,847,000      (3,658,000)     11,365,000

OTHER INCOME (EXPENSES):
  Interest income................................................         22,000         110,000         492,000
  Interest expense...............................................        (64,000)       (609,000)     (1,738,000)
  Legal settlement and expenses..................................             --        (100,000)     (1,653,000)
  Other income (expense).........................................        (33,000)         39,000         208,000
                                                                   -------------  --------------  --------------
                                                                         (75,000)       (560,000)     (2,691,000)
                                                                   -------------  --------------  --------------
    Income (loss) before provision for income taxes..............      3,772,000      (4,218,000)      8,674,000

PROVISION FOR INCOME TAXES.......................................         66,000         577,000        2,905,00
                                                                   -------------  --------------  --------------
NET INCOME (LOSS)................................................  $   3,706,000  $   (4,795,000) $    5,769,000
                                                                   -------------  --------------  --------------
                                                                   -------------  --------------  --------------
    Income (loss) before provision for income taxes..............      3,772,000      (4,218,000)      8,674,000
PRO FORMA INCOME TAXES (UNAUDITED)...............................      1,632,000       1,520,000       3,100,000
                                                                   -------------  --------------  --------------
PRO FORMA NET INCOME (LOSS) (UNAUDITED)..........................  $   2,140,000  $   (5,738,000) $    5,574,000
                                                                   -------------  --------------  --------------
                                                                   -------------  --------------  --------------
Income (loss) per common share...................................  $        0.19  $        (0.21) $         0.19
                                                                   -------------  --------------  --------------
                                                                   -------------  --------------  --------------
Diluted income (loss) per common share...........................  $        0.19  $        (0.21) $         0.17
                                                                   -------------  --------------  --------------
                                                                   -------------  --------------  --------------
Pro forma basic income (loss) per common share (unaudited).......  $        0.11  $        (0.25) $         0.18
                                                                   -------------  --------------  --------------
                                                                   -------------  --------------  --------------
Pro forma diluted income (loss) per common share (unaudited).....  $        0.11  $        (0.25) $         0.17
                                                                   -------------  --------------  --------------
                                                                   -------------  --------------  --------------

 The accompanying notes are an integral part of these consolidated statements.

                 STAR TELECOMMUNICATIONS, INC. AND SUBSIDIARIES
                CONSOLIDATED STATEMENTS OF STOCKHOLDERS' EQUITY
              FOR THE YEARS ENDED DECEMBER 31, 1995, 1996 AND 1997

                                  PREFERRED STOCK         COMMON STOCK      ADDITIONAL                   RETAINED
                                --------------------   -------------------    PAID-IN      DEFERRED      EARNINGS
                                  SHARES     AMOUNT      SHARES    AMOUNT     CAPITAL    COMPENSATION    (DEFICIT)      TOTAL
                                ----------  --------   ----------  -------  -----------  ------------   -----------  -----------
Balance, December 31, 1994....          --  $          18,808,959  $19,000  $ 1,560,000    $     --     $ 1,377,000  $ 2,956,000

Issuance of common stock......                   --     1,843,339   2,000       101,000          --                      103,000
Conversion of debt to
  equity......................                   --            --      --       990,000          --                      990,000
Stockholder contributions.....          --       --                    --       269,000                          --      269,000
Net income....................          --                     --      --                        --       3,706,000    3,706,000
Cash distributions to
  stockholders................          --       --                                  --          --      (4,216,000)  (4,216,000)
                                ----------  --------   ----------  -------  -----------  ------------   -----------  -----------
Balance, December 31, 1995....          --       --    20,652,298  21,000     2,920,000          --         867,000    3,808,000

Effect of terminating the
  S-corporation election......          --                     --      --      (690,000)         --         690,000           --
Conversion of capital to
  debt........................          --       --            --            (1,200,000)         --                   (1,200,000)
Compensation expense relating
  to stock options............          --                     --      --       168,000    (118,000)             --       50,000
Issuance of common stock......          --       --     3,924,512   4,000     5,564,000          --              --    5,568,000
Issuance of preferred stock...   2,802,446    3,000            --      --     7,497,000                          --    7,500,000
Net loss......................          --       --            --      --            --          --      (4,795,000)  (4,795,000)
Cash distributions to
  stockholders................          --       --                    --    (4,034,000)         --              --   (4,034,000)
                                ----------  --------   ----------  -------  -----------  ------------   -----------  -----------
Balance, December 31, 1996....   2,802,446    3,000    24,576,810  25,000    10,225,000    (118,000)     (3,238,000)   6,897,000

Effect of L.D Services
  terminating the
  S-corporation election......                   --            --      --       (61,000)         --          61,000           --
Conversion of redeemable
  preferred stock to common
  stock.......................  (2,802,446)  (3,000)    1,868,284   2,000         1,000          --              --           --
Initial public offering of
  common stock................          --       --     8,097,500   8,000    30,936,000          --              --   30,944,000
Exercise of stock options.....          --       --       488,925               447,000          --              --      447,000
Compensation expense relating
  to stock options............          --       --            --                    --      88,000              --       88,000
Tax benefit from non-qualified
  stock options...............          --       --            --               114,000          --              --      114,000
Cash distributions to
  stockholders................          --                     --      --            --          --      (1,058,000)  (1,058,000)
Net income....................                   --            --      --            --          --       5,769,000    5,769,000
                                ----------  --------   ----------  -------  -----------  ------------   -----------  -----------
Balance, December 31, 1997....              $          35,031,519  $35,000  $41,662,000    $(30,000)    $ 1,534,000  $43,201,000
                                ----------  --------   ----------  -------  -----------  ------------   -----------  -----------
                                ----------  --------   ----------  -------  -----------  ------------   -----------  -----------

 The accompanying notes are an integral part of these consolidated statements.

                 STAR TELECOMMUNICATIONS, INC. AND SUBSIDIARIES
                     CONSOLIDATED STATEMENTS OF CASH FLOWS

                                                                              YEARS ENDED DECEMBER 31,
                                                                   ----------------------------------------------
                                                                        1995            1996            1997
                                                                   --------------  --------------  --------------
CASH FLOWS FROM OPERATING ACTIVITIES:
  Net income (loss)..............................................  $    3,706,000  $   (4,795,000) $    5,769,000
  Adjustments to reconcile net income (loss) to net cash provided by (used in) operating activities:
    Depreciation and amortization................................         368,000       1,442,000       4,637,000
    Loss on investment...........................................          80,000              --
    Loss on disposal of equipment................................              --              --          42,000
    Compensation expense relating to stock options...............              --          50,000          88,000
    Provision for doubtful accounts..............................         217,000      16,284,000       7,791,000
    Deferred income taxes........................................          (6,000)        (15,000)     (3,699,000)
    Deferred compensation........................................              --         116,000         (59,000)
Decrease (increase) in assets:
  Accounts receivable............................................     (14,305,000)    (29,491,000)    (19,288,000)
  Receivable from related parties................................         129,000         (65,000)        115,000
  Other receivables..............................................        (268,000)             --      (1,914,000)
  Prepaid expenses...............................................        (114,000)       (830,000)     (3,752,000)
  Deposits.......................................................        (630,000)     (4,948,000)       (425,000)
  Prepaid taxes..................................................              --        (677,000)        677,000
  Other current assets...........................................         (11,000)       (859,000)        804,000
Increase (decrease) in liabilities:
  Accounts payable...............................................      12,329,000         109,000      (3,921,000)
  Taxes payable..................................................              --              --       2,270,000
  Related party payables.........................................         320,000         (51,000)       (269,000)
  Accrued line costs.............................................         476,000      19,018,000      18,909,000
  Accrued expenses...............................................         194,000       1,865,000       3,194,000
  Deposits.......................................................              --              --         164,000
                                                                   --------------  --------------  --------------
      Net cash provided by (used in) operating activities........       2,485,000      (2,847,000)     11,133,000
                                                                   --------------  --------------  --------------
CASH FLOWS FROM INVESTING ACTIVITIES:
  Capital expenditures...........................................      (1,664,000)     (8,480,000)    (13,760,000)
  Investments....................................................              --        (153,000)        126,000
  Short-term investments.........................................          (1,000)     (1,631,000)    (16,975,000)
  Other..........................................................              --        (139,000)        639,000
                                                                   --------------  --------------  --------------
      Net cash used in investing activities......................      (1,665,000)    (10,403,000)    (29,970,000)
                                                                   --------------  --------------  --------------
CASH FLOWS FROM FINANCING ACTIVITIES:
  Stockholders' distributions....................................      (4,216,000)     (4,034,000)     (1,058,000)
  Borrowings under lines of credit...............................       1,460,000      14,746,000      34,211,000
  Repayments under lines of credit...............................        (130,000)     (8,262,000)    (42,025,000)
  Borrowings under lines of credit with stockholder..............       3,418,000         701,000         583,000
  Repayments under lines of credit with stockholder..............      (1,319,000)     (3,073,000)       (471,000)
  Borrowings under long-term debt................................              --       2,000,000         193,000
  Payments under long-term debt..................................              --         (67,000)     (1,983,000)
  Payments under capital lease obligations.......................         (52,000)       (358,000)     (1,946,000)
  Issuance of common stock.......................................              --       5,568,000      30,944,000
  Capital contribution...........................................         269,000              --
  Stock options exercised........................................                              --         447,000
  Issuance of preferred stock....................................              --       7,500,000              --
                                                                   --------------  --------------  --------------
      Net cash (used in) provided by financing activities........        (570,000)     14,721,000      18,895,000
                                                                   --------------  --------------  --------------
INCREASE (DECREASE) IN CASH AND CASH EQUIVALENTS.................         250,000       1,471,000          58,000
CASH AND CASH EQUIVALENTS, beginning of year.....................         124,000         374,000       1,845,000
                                                                   --------------  --------------  --------------
CASH AND CASH EQUIVALENTS, end of year...........................  $      374,000  $    1,845,000  $    1,903,000
                                                                   --------------  --------------  --------------
                                                                   --------------  --------------  --------------

 The accompanying notes are an integral part of these consolidated statements.

                 STAR TELECOMMUNICATIONS, INC. AND SUBSIDIARIES

                   NOTES TO CONSOLIDATED FINANCIAL STATEMENTS

                               DECEMBER 31, 1997

(1) NATURE OF BUSINESS

    STAR Telecommunications, Inc., a Delaware corporation, and Subsidiaries (the "Company" or "STAR"), is an emerging multinational carrier focused primarily on the international long distance market. The Company offers highly reliable, low-cost switched voice services on a wholesale basis primarily to U.S.-based long distance carriers. STAR provides international long distance service through a flexible network comprised of foreign termination relationships, international gateway switches, leased and owned transmission facilities and resale arrangements with other long distance providers. While the Company was incorporated in 1993, it did not commence its current business as a provider of long distance services until the second half of 1995. During the six months ended June 1995, the Company primarily acted as an agent for, and provided various consulting services to, companies in the telecommunications industry.

    During 1996 and 1997, the Company established several wholly-owned foreign subsidiaries to further expand its international network. The Company made substantial investments to install switch facilities in two of these subsidiaries, Star Europe Limited (SEL) which is located in London, England, and Star Telecommunications Deutschland (GmbH) which is located in Frankfurt, Germany. The Company plans to use these switch facilities to decrease international traffic termination costs and to initiate outbound calls from these local markets.

    In December 1997, the Company entered into the domestic commercial long-distance market through the acquisition of L.D. Services, Inc., also known as LCCR Inc. ("LDS"). LDS is a retail long-distance service provider throughout the United States. The merger constituted a tax-free reorganization and has been accounted for as a pooling of interests under Accounting Principles Board Opinion No. 16. Accordingly, all prior period consolidated financial statements presented have been restated to include the results of operations, financial position and cash flows of LDS as though it had always been a part of STAR (see
Note 8). The pro forma results of operations and pro forma income or loss per common share for 1995, 1996 and 1997 assumes that both STAR and LDS had been C-Corporations for all periods presented.

    In March 1998, the Company consummated a merger with T-One Corp. ("T-One"). The merger constituted a tax-free reorganization and has been accounted for as a pooling of interests under Accounting Principles Board Opinion No. 16. Accordingly, all consolidated financial statements presented have been restated to include the results of operations, financial position, and cash flows of T-One (see Note 8).

    On March 31, 1998, the Company effected a 2.05 for 1 stock split in the nature of a stock dividend. The stock split has been retroactively reflected in the condensed consolidated financial statements for all periods presented.

    The Company is subject to various risks in connection with the operation of its business. These risks include, but are not limited to, regulations (both domestic and foreign), dependence on transmission facilities-based carriers and suppliers, price competition and competition from larger industry participants.

(2) SUMMARY OF SIGNIFICANT ACCOUNTING POLICIES

    PRINCIPLES OF CONSOLIDATION

    The accompanying consolidated financial statements include the accounts of STAR Telecommunications, Inc. and its wholly-owned subsidiaries. All significant intercompany balances and transactions have been eliminated.

                 STAR TELECOMMUNICATIONS, INC. AND SUBSIDIARIES

                               DECEMBER 31, 1997

(2) SUMMARY OF SIGNIFICANT ACCOUNTING POLICIES (CONTINUED)
    REVENUE RECOGNITION

    The Company records revenues for telecommunications sales at the time of customer usage. Finance charges for customer late payments are included in revenues and amount to $32,000, $1,467,000 and $2,747,000 for the years ended December 31, 1995, 1996 and 1997, respectively.

    COST OF SERVICES

    Cost of services for wholesale long distance services represents direct charges from vendors that the Company incurs to deliver service to its customers. These include leasing costs for the dedicated phone lines, which form the Company's network, and rate-per-minute charges from other carriers that terminate traffic on behalf of the Company. In addition, retail long distance service cost includes billing and collection service fees from local exchange carriers and call rating services.

    ACCOUNTING FOR INTERNATIONAL LONG DISTANCE TRAFFIC

    The Company has carrier service agreements with telecommunication carriers in foreign countries under which international long distance traffic is both originated and terminated on the Company's network. The Company records revenues and related costs as the traffic is recorded in the switch. Revenue from foreign customers equalled $178,000 and $6,577,000 for the years ended December 31, 1996 and 1997, respectively. The Company recognized settlement costs relating to foreign carrier agreements of $152,000 in 1996 and $12,314,000 in 1997, which are included in cost of services in the consolidated statements of operations. The Company had no revenues or costs relating to foreign customers during 1995.

    CASH AND CASH EQUIVALENTS

    Cash and cash equivalents consist of demand deposits and money market funds, which are highly liquid short-term instruments with original maturities of three months or less. Cash and cash equivalents are stated at cost, which approximates market.

    FINANCIAL INSTRUMENTS

    The carrying amounts of notes payable and capital lease obligations approximate their fair value because interest rates approximate market rates for similar instruments.

    Off balance sheet derivative financial instruments at December 31, 1997 consist of foreign currency exchange agreements.

    The Company enters into foreign currency exchange contracts to manage foreign currency exposures. The principle objective of such contracts is to minimize the risks and/or costs associated with financial and global operating activities. The Company does not utilize financial instruments for trading or other speculative purposes. The counterparty to these contractual arrangements is a multinational financial institution with which the Company also has other financial relationships.

    The Company enters into forward currency exchange contracts in the normal course of business to manage its exposure against foreign currency fluctuations on payable positions resulting from fixed asset

                 STAR TELECOMMUNICATIONS, INC. AND SUBSIDIARIES

                               DECEMBER 31, 1997

(2) SUMMARY OF SIGNIFICANT ACCOUNTING POLICIES (CONTINUED) purchases and other contractual expenditures denominated in foreign currencies. At December 31, 1997, gains and losses on foreign exchange contracts are not material to the consolidated financial statements.

    The fair values of foreign currency contracts are estimated by obtaining quotes from brokers. At December 31, 1997, the Company has foreign currency contracts outstanding with the notional value of $6,305,000 which had an estimated fair value to receive $6,218,000 worth of German marks and British pounds, the difference of which has been recognized in operations.

    The following table summarizes outstanding commitments to purchase foreign currency at December 31, 1997:

                                                         NOTIONAL
                                 MATURITY DATE            AMOUNT      FAIR VALUE   DIFFERENCE
                           --------------------------  ------------  ------------  ----------
British Pounds...........     1/29/98 through 3/27/98  $    364,000  $    373,000  $    9,000
Deutsche Mark............     1/05/98 through 1/26/98     5,941,000     5,845,000     (96,000)
                                                       ------------  ------------  ----------
                                                       $  6,305,000  $  6,218,000  $  (87,000)
                                                       ------------  ------------  ----------
                                                       ------------  ------------  ----------

    MARKETABLE SECURITIES

    Marketable securities consists of interest bearing securities with original maturities in excess of three months. At December 31, 1997, the fair market value of temporary investments, classified as "available for sale securities", approximated cost, thus no unrealized holding gains or losses were reported in the accompanying balance sheets. During fiscal year 1997, the Company realized gains from the sale of securities of approximately $48,000.

    PROPERTY AND EQUIPMENT

    Property and equipment are carried at cost. Depreciation and amortization of property and equipment are computed using the straight-line method over the following estimated useful lives:

Operating equipment...............................       5-25 years
Leasehold improvements............................    Life of lease
Computer equipment................................        3-7 years
Furniture and fixtures............................        5-7 years

    Operating equipment includes assets financed under capital lease obligations of $6,218,000 and $15,921,000 at December 31, 1996 and 1997, respectively.
Accumulated amortization related to assets financed under capital leases was $391,000 and $2,123,000 at December 31, 1996 and 1997, respectively.

    In addition, operating equipment includes seven Indefeasible Rights of Use
(IRU) in cable systems amounting to $110,000 and $2,669,000 and four ownership interests in an international cable amounting to $148,000 and $1,534,000 at December 31, 1996 and 1997, respectively. These assets are amortized over the life of the agreements of 14 to 25 years (see Note 5).

                 STAR TELECOMMUNICATIONS, INC. AND SUBSIDIARIES

                               DECEMBER 31, 1997

(2) SUMMARY OF SIGNIFICANT ACCOUNTING POLICIES (CONTINUED)
    Replacements and betterments, renewals and extraordinary repairs that extend the life of the asset are capitalized; other repairs and maintenance are expensed. The cost and accumulated depreciation applicable to assets sold or retired are removed from the accounts and the gain or loss on disposition is recognized in other income or expense.

    DEPOSITS AND OTHER ASSETS

    Deposits represent payments made to long distance providers to secure lower rates. These deposits are refunded or applied against future services. Other assets at December 31, 1996 primarily represent initial public offering expenses, which were subsequently charged to additional paid in capital during 1997 at the time of the initial public offering.

    ACCRUED LINE COSTS


    Accrued line costs represent accruals for services to transmit and terminate long distance telephone traffic, which has been provided to the Company but not yet billed. It also includes differences between billings received by the Company and the liability computed by the Company's own systems which are being resolved by the Company and its vendors. Such disputed amounts have not been material to the results of operations for each statement of operations period presented.


    CONSOLIDATED STATEMENTS OF CASH FLOWS

    During the years ended December 31, 1995, 1996 and 1997 cash paid for interest was $45,000, $541,000 and $1,462,000, respectively. For the same periods, cash paid for income taxes amounted to $51,000, $1,262,000 and $3,761,000, respectively.

    Non-cash investing and financing activities are as follows:

                                                                                  YEARS ENDED DECEMBER 31,
                                                                          ----------------------------------------
                                                                              1995          1996          1997
                                                                          ------------  ------------  ------------
Equipment purchased through capital leases..............................  $  1,052,000  $  5,166,000  $  9,772,000
Notes issued for asset purchases........................................            --            --     1,890,000
Debt converted to equity................................................     1,093,000            --            --
Operating agreement acquired through issuance of note...................            --            --       350,000
Equity converted to debt................................................            --     1,200,000            --
Tax benefits related to stock options...................................            --            --       114,000

    These non-cash transactions are excluded from the consolidated statements of cash flows.

                 STAR TELECOMMUNICATIONS, INC. AND SUBSIDIARIES

                               DECEMBER 31, 1997

(2) SUMMARY OF SIGNIFICANT ACCOUNTING POLICIES (CONTINUED)
    NET INCOME (LOSS) PER COMMON SHARE

    The following schedule summarizes the information used to compute pro forma net income or loss per common share for the years ended December 31, 1995, 1996 and 1997:

                                                                          1995           1996           1997
                                                                      -------------  -------------  -------------
Pro forma net income (loss).........................................  $   2,140,000  $  (5,738,000) $   5,574,000
                                                                      -------------  -------------  -------------
                                                                      -------------  -------------  -------------
Weighted average number of common shares used to compute basic
  earnings (loss) per share.........................................     19,373,000     23,292,000     30,221,000
Weighted average common share equivalents...........................             --             --      2,757,000
                                                                      -------------  -------------  -------------
Weighted average number of common shares and common share
  equivalents used to compute diluted net income (loss) per common
  share.............................................................     19,373,000     23,292,000     32,978,000
                                                                      -------------  -------------  -------------
                                                                      -------------  -------------  -------------
Basic pro forma net income (loss) per common share (unaudited)......  $        0.11  $       (0.25) $        0.18
Diluted pro forma net income (loss) per common share (unaudited)....  $        0.11  $       (0.25) $        0.17

    CONCENTRATIONS OF RISK

    The Company's two largest customers account for approximately 21 percent and 6 percent of gross accounts receivable at December 31, 1996 and 1997, respectively. The Company's largest customer and second largest customer in 1997 represent 2 percent and 4 percent of accounts receivable as of December 31, 1997, respectively. The Company's largest customer in 1996 was Cherry Communications, Inc. The second largest customer in 1996 was Hi-Rim Communications, Inc. Only one customer, Cherry Communications, Inc. had a receivable balance exceeding 10 percent of gross accounts receivable at December 31, 1996 and no individual customer has an account receivable balance greater than 10 percent of gross accounts receivable at December 31, 1997.

    The two largest customers represent approximately 14 percent, 26 percent and 16 percent of revenues during the years ended December 31, 1995, 1996 and 1997, respectively. During 1995 and 1996, only sales to Cherry Communications, Inc. exceeded 10 percent of total sales. For the year ended December 31, 1997, no customer exceeded 10 percent of revenues.

    The Company performs ongoing credit evaluations of its customers. The Company analyzes daily traffic patterns and concludes whether or not the customer's credit status justifies the traffic volume. If the customer is deemed to carry too large a volume in relation to its credit history, the traffic received by the Company's switch is reduced to prevent further build up of the receivable from this customer. The Company's allowance for doubtful accounts is based on current market conditions.

    Purchases from the four largest vendors for the years ended December 31, 1995 and 1996 amounted to 53 percent and 44 percent of total purchases, respectively. Purchases from the four largest vendors for the year ended December 31, 1997 amounted to 34 percent of total purchases.

                 STAR TELECOMMUNICATIONS, INC. AND SUBSIDIARIES

                               DECEMBER 31, 1997

(2) SUMMARY OF SIGNIFICANT ACCOUNTING POLICIES (CONTINUED)
    Included in the Company's balance sheets at December 31, 1996 and 1997 are approximately $840,000 and $7,028,000 of equipment which is located in foreign countries.

    USE OF ESTIMATES

    The preparation of consolidated financial statements in conformity with generally accepted accounting principles requires management to make estimates and assumptions that affect the reported amounts of assets and liabilities and disclosure of contingent assets and liabilities at the date of the consolidated financial statements and the reported amounts of revenues and expenses during the reporting period. Actual results could differ from those estimates.

    RECENTLY ISSUED ACCOUNTING STANDARDS

    In February 1997, the Financial Accounting Standards Board ("FASB") issued Statement of Financial Accounting Standards ("SFAS") No. 128, "Earnings Per Share". The statement replaces primary EPS with basic EPS, which is computed by dividing reported earnings available to common stockholders by weighted average shares outstanding. The provision requires the calculation of diluted EPS. The Company adopted this statement in 1997 and all prior year earnings per share amounts have been recalculated based on the provisions of SFAS No. 128.

    TRANSLATION OF FOREIGN CURRENCY

    Management determined that the functional currency of its foreign subsidiaries is still the U.S. dollar. Thus all foreign translation gains or losses are reflected in the results of operations in other income (expense).

    The foreign subsidiary balance sheets are translated into U.S. dollars using the year-end exchange rates except for prepayments, property, other long-term assets, and stockholders' equity accounts, which are translated at rates in effect when these balances were originally recorded. Revenues and expenses are translated at average rates during the year except for depreciation and amortization, which are translated at historical rates.

(3) ACCRUED EXPENSES

    Accrued expenses at December 31, 1996 and 1997 consist of the following:

                                                                        1996          1997
                                                                    ------------  ------------
Payroll and related...............................................  $    783,000  $    943,000
Management bonuses................................................        25,000       152,000
Professional services.............................................       669,000       384,000
Sales and other taxes.............................................        10,000       295,000
Line and billing cost.............................................       324,000     2,592,000
Legal settlement..................................................       300,000            --
Other.............................................................       304,000     1,243,000
                                                                    ------------  ------------
                                                                    $  2,415,000  $  5,609,000
                                                                    ------------  ------------
                                                                    ------------  ------------

                 STAR TELECOMMUNICATIONS, INC. AND SUBSIDIARIES

                               DECEMBER 31, 1997

(4) LINES OF CREDIT

    BANK LINE OF CREDIT

    Effective September 30, 1997, the Company executed an agreement with Sanwa Bank, California for a $25 million line of credit, which expires on July 1, 1999. The facility has certain financial and non-financial covenants that include, among other restrictions, the maintenance of minimum levels of tangible net worth. Borrowings on the facility are limited to 75 percent of eligible accounts receivable and are secured by substantially all of the assets of the Company. The credit facility provides for borrowings at an interest rate based upon the bank's cost of funds plus 1.75 percent (7.47 percent at December 31, 1997). The Company plans to use the credit facility to support letters of credit and for working capital or other general corporate purposes. At December 31, 1997, no amounts were outstanding, however the Company's availability under this credit facility was reduced to $20.1 million due to $4.9 million in letters of credit which were outstanding at December 31, 1997.

    The weighted average interest rate on short term debt during the years ended December 31, 1995, 1996 and 1997 was 10.21 percent, 9.68 percent and 9.12 percent, respectively.

    LINES OF CREDIT WITH STOCKHOLDER

    At December 31, 1996 and 1997, the Company's revolving lines of credit with the founder and chief executive officer of the Company totalled $1,448,000. The debt matures on March 30, 1998 with interest payable at maturity at a rate of 9 percent. There was $1,422,000 and $1,310,000 available to be borrowed against these lines of credit at December 31, 1996 and 1997, respectively. The Company recognized interest expense related to this debt of $11,000, $34,000 and $9,000 for the years ended December 31, 1995, 1996 and 1997, respectively.

(5) LONG-TERM DEBT

    The Company finances some of its telecommunication equipment under capital lease arrangements or through notes payable as follows:

                                                                                    DECEMBER 31,
                                                                             ---------------------------
                                                                                 1996          1997
                                                                             ------------  -------------
Bank debt at prime plus 1.5 percent........................................  $    733,000  $          --
Bank promissory note, payable in $30,000 monthly installments including interest at prime plus 1.25 percent, (9.75 percent at December 31, 1997)
  through December 31, 1999................................................     1,200,000        904,000
Notes payable for Indefeasible Rights of Use on submarine cable, payable in quarterly installments of principal plus interest at LIBOR plus 6 percent
  (11.72 percent at December 31, 1997) through September 1999..............            --        762,000
Note payable for Indefeasible Right of Use, payable in quarterly installments of $9,000 plus interest at LIBOR plus 6 percent through
  September 1999...........................................................            --         66,000
Obligations under capital leases...........................................     5,808,000     13,634,000
                                                                             ------------  -------------
                                                                             $  7,741,000  $  15,366,000
                                                                             ------------  -------------
                                                                             ------------  -------------

                 STAR TELECOMMUNICATIONS, INC. AND SUBSIDIARIES

                               DECEMBER 31, 1997

(5) LONG-TERM DEBT (CONTINUED)
    Minimum future lease payments under capital leases at December 31, 1997 are as follows:

YEAR ENDING DECEMBER 31,
-----------------------------------------------------------------------------------------
1998.....................................................................................  $   3,944,000
1999.....................................................................................      3,943,000
2000.....................................................................................      3,614,000
2001.....................................................................................      2,927,000
2002.....................................................................................      2,505,000
Thereafter...............................................................................        814,000
                                                                                           -------------
                                                                                              17,747,000
Less: Amount representing interest.......................................................     (4,113,000)
                                                                                           -------------
                                                                                              13,634,000
Less: Current portion....................................................................     (2,495,000)
                                                                                           -------------
                                                                                           $  11,139,000
                                                                                           -------------
                                                                                           -------------

(6) COMMITMENTS AND CONTINGENCIES

    OPERATING LEASES

    The Company leases office space, dedicated private telephone lines, equipment and other items under various agreements expiring through 2006. At December 31, 1997, the minimum aggregate payments under non-cancelable operating leases are summarized as follows:

                                                                             DEDICATED
                                                              FACILITIES      PRIVATE
YEAR ENDING DECEMBER 31,                                     AND EQUIPMENT     LINES          TOTAL
-----------------------------------------------------------  -------------  ------------  -------------
1998.......................................................  $   3,561,000   $4,969,000   $   8,530,000
1999.......................................................      3,506,000    1,906,000       5,412,000
2000.......................................................      3,471,000      372,000       3,843,000
2001.......................................................      3,134,000           --       3,134,000
2002.......................................................      2,843,000           --       2,843,000
Thereafter.................................................      8,484,000           --       8,484,000
                                                             -------------  ------------  -------------
                                                             $  24,999,000   $7,247,000   $  32,246,000
                                                             -------------  ------------  -------------
                                                             -------------  ------------  -------------

    Facility and equipment rent expense for the years ended December 31, 1995, 1996 and 1997 was approximately $255,000, $1,137,000 and $3,333,000, respectively. Dedicated private line expense was approximately $604,000, $7,045,000 and $9,414,000, for those same periods and is included in cost of services in the accompanying consolidated statements of operations.

    EMPLOYMENT AGREEMENTS

    The Company has employment agreements through December 31, 2000 with several employees and executives. Some of these agreements provide for a continuation of salaries in the event of a termination,

                 STAR TELECOMMUNICATIONS, INC. AND SUBSIDIARIES

                               DECEMBER 31, 1997

(6) COMMITMENTS AND CONTINGENCIES (CONTINUED) with or without cause, following a change in control of the Company. One agreement provides for a payment of at least $1,500,000 in the event of a change in control of the Company.

    The Company expensed $116,000 and $64,000 of deferred compensation relating to these agreements for the years ended December 31, 1996 and 1997, respectively.

    PURCHASE COMMITMENTS

    The Company is obligated under various service agreements with long distance carriers to pay minimum usage charges. The Company anticipates exceeding the minimum usage volume with these vendors. Minimum future usage charges at December 31, 1997 are as follows:

YEAR ENDING DECEMBER 31,
-------------------------------------------------------------------------------
1998...........................................................................  $  44,053,000
1999...........................................................................      8,356,000
2000...........................................................................      2,949,000
2001...........................................................................         65,000
2002...........................................................................         65,000
Thereafter.....................................................................        774,000
                                                                                 -------------
                                                                                 $  56,262,000
                                                                                 -------------
                                                                                 -------------

    The Company has entered into six fixed asset purchase agreements. These commitments are to purchase IRU's, switches, and leasehold improvements for switch sites. The total commitment approximates $63 million. The Company plans to finance the majority of these costs through capital lease arrangements.

    LEGAL MATTERS

    The Company is subject to litigation from time to time in the normal course of business. Although it is not possible to predict the outcome of such litigation, based on the facts known to the Company and after consultation with counsel, management believes that such litigation will not have a material adverse effect on its financial position or results of operations.

    On September 4, 1997, prior to the merger between LDS and the Company, LDS entered into a settlement agreement with the Consumer Services Division of the California Public Utilities Commission (PUC). The agreement settles the alleged unauthorized switching of long-distance customers to LDS between the years 1995 and 1996. It includes a payment of $760,000 to the PUC for restitution to affected customers as defined in the agreement. Additionally, LDS agreed to a voluntary revocation of its operating authority in the State of California. Under the agreement, service to all California customers has to be terminated within 120 days after approval of the agreement by the PUC. On November 19, 1997, the PUC approved the agreement along with a transfer of control to STAR.

    On November 15, 1997, LDS settled a civil suit with the District Attorney of Monterey, California for a monetary payment of $700,000 and various non-monetary concessions as defined in the agreement. This

                 STAR TELECOMMUNICATIONS, INC. AND SUBSIDIARIES

                               DECEMBER 31, 1997

(6) COMMITMENTS AND CONTINGENCIES (CONTINUED) suit was of the same nature as the above action of the PUC and covers complaints from the years 1994 through 1997.

    LETTERS OF CREDIT

    At December 31, 1997, the Company has nine standby letters of credit outstanding, which expire between January 20, 1998 and December 19, 1998. These letters of credit, most of which are secured by the bank line of credit, total approximately $5 million.

(7) RELATED PARTY TRANSACTIONS

    The founder and chief executive officer of the Company owns Star Aero Services, Inc. (Star Aero). Star Aero's principal assets represent airplanes which it provides to the Company for business travel on an as needed basis. In return, the Company pays for costs related to the airplanes. Star Aero reimburses the Company for certain costs relating to the maintenance of the planes. For the years ended December 31, 1995, 1996 and 1997, the Company paid $144,000, $68,000 and $171,000, respectively, in costs related to the use of Star Aero services. As of December 31, 1995 and 1996, the Company had receivables from Star Aero of $50,000 and $115,000, respectively. The Company had no receivables from Star Aero at December 31, 1997.

    During 1997, the Company provided a short-term loan to the chief executive officer for $8,000,000. The loan carried interest of 7 percent per annum, was secured by $30,000,000 of the stockholder's stock in the Company, and was repaid in seven days.

    During 1995, the Company invested $128,000 in a company related to an employee of STAR. During 1996 and 1997, the Company provided services to this company in the amounts of $167,000 and $926,000. As of December 31, 1996 and 1997, accounts receivable from this related party amounted to $57,000 and $41,000, respectively.

    During 1995, 1996 and 1997, the Company purchased consulting services from a company owned by a board member in the amount of $60,000, $154,000 and $72,000, respectively.

    During 1996 and 1997, the Company purchased consulting services from a company owned in part by an employee and a significant stockholder for $37,000 and $256,000, respectively. In addition, the Company purchased equipment and services from this company in the amount of $1,114,000 in 1997. This significant stockholder is also a 30 percent investor in a company, whose subsidiary provided consulting services to the Company in the amount of $12,000 in 1996 and $213,000 in 1997. In addition, the Company purchased telecommunication services from three related companies for $240,000 during 1996 and paid legal fees on behalf of these companies in the amount of $131,000.

    During the years ended December 31, 1995, 1996 and 1997, the Company also provided long distance telephone service to a company controlled by another board member in the amount of $43,000, $250,000 and $1,141,000, respectively. Accounts receivable for these services total $721,000 as of December 31, 1997. In addition, the Company loaned $2,500,000 to this related party. The Company has announced its intention to merge the two companies (see Note 14).

                 STAR TELECOMMUNICATIONS, INC. AND SUBSIDIARIES

                               DECEMBER 31, 1997

(8) BUSINESS COMBINATIONS

    In November 1997, the Company acquired LDS, a domestic commercial long distance telecommunications provider, in a transaction that was accounted for as a pooling of interests. The Company issued 849,298 shares of its common stock to LDS' shareholders in exchange for all outstanding LDS shares plus shares of certain non-operating entities owned by LDS' shareholders and majority ownership in an affiliated telephone retailer controlled by LDS. On March 10, 1998, the Company acquired T-One, an international wholesale long distance telecommunications provider based in New York, in a transaction that was accounted for as a pooling of interests. The Company issued 1,353,000 shares of its common stock to the T-One shareholder in exchange for all outstanding T-One shares. The accompanying consolidated financial statements have been restated to include the financial position and results of operations of LDS and T-One for all periods presented.

    Revenues and historical net income (loss) of the combining companies for the last three years are as follows:

                                                   1995            1996            1997
                                               -------------  --------------  --------------
Revenues:
  STAR.......................................  $  16,125,000  $  208,086,000  $  348,738,000
  LDS........................................     30,158,000      29,905,000      27,460,000
  T-ONE......................................     12,654,000      22,432,000      30,438,000
  Eliminations...............................             --        (726,000)     (2,031,000)
                                               -------------  --------------  --------------
    Total....................................  $  58,937,000  $  259,697,000  $  404,605,000
                                               -------------  --------------  --------------
                                               -------------  --------------  --------------
Net income (loss):
  STAR.......................................  $    (568,000) $   (6,644,000) $    5,605,000
  LDS........................................      4,541,000       2,424,000         (37,000)
  T-ONE......................................       (267,000)       (575,000)        201,000
                                               -------------  --------------  --------------
                                               $   3,706,000  $   (4,795,000) $    5,769,000
                                               -------------  --------------  --------------
                                               -------------  --------------  --------------

(9) INCOME TAXES

    Through December 31, 1995, the Company had elected to be taxed as an S-Corporation for both federal and state income tax purposes. While the election was in effect, all taxable income, deductions, losses and credits of the Company were included in the tax returns of the shareholders. Accordingly, for federal income tax purposes, no tax benefit, liability or provision has been reflected in the accompanying historical consolidated financial statements for the year ended December 31, 1995. For state tax purposes, an S-Corporation is subject to a 1.5 percent tax on taxable income, with a minimum tax of approximately $1,000 annually. Effective January 1, 1996, the Company terminated its S-Corporation election and is now taxable as a C-Corporation.

    In addition, the results of operations and provision for income taxes for LDS through November 30, 1997 reflects LDS' status as an S-Corporation. The unaudited pro forma income taxes, pro forma net income (loss), and pro forma earnings per share information reflected in the consolidated statements of operations assumes that both STAR and LDS were taxed as C-Corporations for all periods presented.

                 STAR TELECOMMUNICATIONS, INC. AND SUBSIDIARIES

                               DECEMBER 31, 1997

(9) INCOME TAXES (CONTINUED)
    The Company accounts for income taxes in accordance with SFAS No. 109, "Accounting for Income Taxes," under which deferred assets and liabilities are provided on differences between financial reporting and taxable income using enacted tax rates. Deferred income tax expenses or credits are based on the changes in deferred income tax assets or liabilities from period to period. Under SFAS No. 109, deferred tax assets may be recognized for temporary differences that will result in deductible amounts in future periods. A valuation allowance is recognized if, on the weight of available evidence, it is more likely than not that some portion or all of the deferred tax asset will not be realized.

    The Company has recorded a net deferred tax asset of $3,699,000 at December 31, 1997. Realization is dependent on generating sufficient taxable income in the future. Although realization is not assured, management believes it is more likely than not that the net deferred tax asset recorded will be realized.

    The components of the net deferred tax assets at December 31, 1996 and 1997 are as follows:

                                                                      1996           1997
                                                                  -------------  -------------
Deferred tax asset:
  Reserve for accounts and note receivable......................  $   3,129,000  $   4,215,000
  Accrued line cost.............................................        201,000        798,000
  Vacation accrual..............................................         24,000        138,000
  Deferred compensation.........................................         47,000         38,000
  Accrued bonuses...............................................         25,000             --
  Accrued services..............................................             --        276,000
  Legal settlement..............................................        123,000             --
  Net operating losses..........................................        228,000        684,000
  State income taxes............................................         48,000        392,000
  Change in tax method..........................................        120,000         60,000
                                                                  -------------  -------------
                                                                      3,945,000      6,601,000
Deferred tax liability:
  Depreciation..................................................       (561,000)      (786,000)
                                                                  -------------  -------------
Subtotal........................................................      3,384,000      5,815,000
Valuation reserve...............................................     (3,384,000)    (2,116,000)
                                                                  -------------  -------------
Net deferred tax asset..........................................  $          --  $   3,699,000
                                                                  -------------  -------------
                                                                  -------------  -------------

    In prior years, T-One generated net operating losses ("NOL") for financial statement and income tax purposes which are available for carryforwards against future income. As of December 31, 1997, T-One has NOL deductions available for carryforward in the amount of approximately $500,000. These NOL will expire through 2010. The Company also has foreign NOL of approximately $600,000.

                 STAR TELECOMMUNICATIONS, INC. AND SUBSIDIARIES

                               DECEMBER 31, 1997

(9) INCOME TAXES (CONTINUED)
    The provision for income taxes for the years ended December 31, 1995, 1996 and 1997 are as follows:

                                               HISTORICAL                               PRO FORMA
                                  ------------------------------------  -----------------------------------------
                                    1995        1996         1997           1995          1996          1997
                                  ---------  ----------  -------------  ------------  ------------  -------------
                                                                                       (UNAUDITED)
Current
  Federal taxes.................  $   4,000  $  280,000  $   4,900,000  $  1,369,000  $  1,118,000  $   5,282,000
  State taxes...................     68,000     164,000      1,147,000       418,000       359,000      1,270,000
                                  ---------  ----------  -------------  ------------  ------------  -------------
                                     72,000     444,000      6,047,000     1,787,000     1,477,000      6,552,000
                                  ---------  ----------  -------------  ------------  ------------  -------------
Deferred
  Federal taxes.................     (6,000)    133,000     (2,273,000)     (127,000)       63,000     (2,512,000)
  State taxes...................         --          --       (869,000)      (28,000)      (20,000)      (940,000)
                                  ---------  ----------  -------------  ------------  ------------  -------------
                                     (6,000)    133,000     (3,142,000)     (155,000)       43,000     (3,452,000)
                                  ---------  ----------  -------------  ------------  ------------  -------------
Provision for income taxes......  $  66,000  $  577,000  $   2,905,000  $  1,632,000  $  1,520,000  $   3,100,000
                                  ---------  ----------  -------------  ------------  ------------  -------------
                                  ---------  ----------  -------------  ------------  ------------  -------------

    Differences between the provision for income taxes and income taxes at the statutory federal income tax rate for the years ended December 31, 1995, 1996 and 1997 are as follows:

                                                HISTORICAL                                   PRO FORMA
                                -------------------------------------------  ------------------------------------------
                                    1995           1996           1997           1995          1996           1997
                                -------------  -------------  -------------  ------------  -------------  -------------
                                                                                            (UNAUDITED)
Income taxes at the statutory
  federal rate................  $   1,282,000  $  (1,434,000) $   3,036,000  $  1,282,000  $  (1,434,000) $   3,036,000
State income taxes, net of
  federal income tax effect...        230,000       (257,000)       498,000       230,000       (257,000)       498,000
Foreign taxes at rates
  different than U.S. taxes...             --             --        187,000            --             --        187,000
Change in valuation reserve...        112,000      3,124,000     (1,268,000)      112,000      3,124,000     (1,268,000)
Permanent differences.........                       104,000         35,000        13,000        108,000        309,000
Effect of STAR S-Corp status
  until December 31, 1995.....        223,000             --             --            --             --             --
Effects of LDS S-Corp status
  until November 30, 1997.....     (1,808,000)      (958,000)       152,000            --             --             --
Other.........................         27,000         (2,000)       265,000        (5,000)       (21,000)       338,000
                                -------------  -------------  -------------  ------------  -------------  -------------
                                $      66,000  $     577,000  $   2,905,000  $  1,632,000  $   1,520,000  $   3,100,000
                                -------------  -------------  -------------  ------------  -------------  -------------
                                -------------  -------------  -------------  ------------  -------------  -------------

                 STAR TELECOMMUNICATIONS, INC. AND SUBSIDIARIES

                               DECEMBER 31, 1997

(10) STOCK OPTIONS

    On January 22, 1996, the Company adopted the 1996 Stock Incentive Plan (the "Plan"). The Plan, which was amended on March 31, 1996, provides for the granting of stock options to purchase up to 1,476,000 shares of common stock and terminates January 22, 2006. Options granted become exercisable at a rate of not less than 20 percent per year for five years.

    During 1996, the Company entered into three separate stock option agreements outside the Plan. The first agreement, dated March 1, 1996, provided for 410,000 non-incentive stock options exercisable immediately. The options were exercisable at fair market value at the date of issuance, which was $0.98 per share, to expire in 10 years. The second stock option agreement was entered into on May 1, 1996 for an additional 410,000 shares to also be issued at $0.98 per share. Of these options half vested on March 1, 1997 and half expired. On May 15, 1996, the Company granted 205,000 options, valued at $1.46 per share at the date of issuance to a director. Of these options 34 percent were exercisable immediately. The remaining options are exercisable equally on May 15, 1997 and 1998.

    At December 31, 1996 and 1997, 1,025,000 and 820,000 options, respectively, issued outside of a plan were outstanding.

    On September 23, 1996, the Company adopted the 1996 Supplemental Stock Option Plan. This plan, which expires on August 31, 2006, replaces the Plan and has essentially the same features. The Company can issue options or other rights to purchase up to 2,050,000 shares of stock which expire up to 10 years after the date of grant, except for incentive options issued to a holder of more than 10 percent of the common stock outstanding, which expire five years after the date of grant.

    In December 1996, the Company issued 174,000 options at $4.00 per share. The Board of Directors determined the market value of the December options to be $4.68 per share. The Company is recognizing the difference between the market value at the date of grant and the exercise price as compensation expense over the vesting period.

    At December 31, 1996 and 1997, 2,358,000 and 1,873,000 options, respectively, were outstanding under the aggregate of the 1996 Stock Incentive Plan and the Supplemental Stock Option Plan.

    On May 14, 1996, the Company adopted the 1996 Outside Director Nonstatutory Stock Option Plan (the "Director Plan"). The number of shares which may be issued under this plan upon exercise of options may not exceed 410,000 shares. The exercise price of an option is determined by the Board of Directors and may not be less than 85 percent of the fair market value of the common stock at the time of grant and has to be 110 percent of the fair market value of the common stock at the time of grant if the option is granted to a holder of more than 10 percent of the common stock outstanding. At the discretion of the administrator, the options vest at a rate of not less than 20 percent per year, which may accelerate upon a change in control, as defined. The plan expires on May 14, 2006. At December 31, 1996 and 1997, 82,000 and 41,000 options, respectively, were outstanding under the Director Plan.

    On January 30, 1997, the Board of Directors approved the 1997 Omnibus Stock Incentive Plan (the "Omnibus Plan") to replace the existing 1996 Supplemental Stock Option Plan upon the effective date of the initial public offering. The plan provides for awards to employees, outside directors and consultants in the form of restricted shares, stock units, stock options and stock appreciation rights and terminates on January 22, 2007. The maximum number of shares available for issuance under this plan may not exceed 1,025,000 shares plus the number of shares still unissued under the Supplemental Stock Option Plan.

                 STAR TELECOMMUNICATIONS, INC. AND SUBSIDIARIES

                               DECEMBER 31, 1997

(10) STOCK OPTIONS (CONTINUED)
Options granted to any one optionee may not exceed more than 1,025,000 common shares per year subject to certain adjustments. Incentive stock options may not have a term of more than 10 years from the date of grant. At December 31, 1997, 763,000 options were outstanding under the Omnibus Plan.

    Information regarding the Company's stock option plans and nonqualified stock options as of December 31, 1995, 1996 and 1997, and changes during the years ended on those dates is summarized as follows:

                                                                             WEIGHTED-AVERAGE
                                                                   SHARES     EXERCISE PRICE
                                                                 ----------  -----------------
December 31, 1995..............................................          --      $      --
  Granted......................................................   3,491,355           1.89
  Exercised....................................................          --
  Forfeited....................................................     (26,855)          1.95
                                                                 ----------          -----
December 31, 1996..............................................   3,464,500           1.89
                                                                 ----------          -----
  Granted......................................................     914,296           7.91
  Exercised....................................................    (488,925)          0.89
  Forfeited....................................................    (392,774)          2.40
                                                                 ----------          -----
December 31, 1997..............................................   3,497,097      $    3.54
                                                                 ----------          -----
                                                                 ----------          -----

    At December 31, 1996, 912,425 options were exercisable at a weighted average exercise price of $1.10 per share. At December 31, 1997, 1,275,645 options were exercisable at a weighted average exercise price of $1.51 per share. The options outstanding at December 31, 1997 expire in various years through 2007.

    Information about stock options outstanding at December 31, 1997 is summarized as follows:

                                                                                   OPTIONS OUTSTANDING
                                                                   ---------------------------------------------------
                                                                     WEIGHTED
                                                                      AVERAGE      WEIGHTED-     NUMBER     WEIGHTED-
                                                       NUMBER        REMAINING      AVERAGE    EXERCISABLE   AVERAGE
                                                   OUTSTANDING AT   CONTRACTED     EXERCISE        AT       EXERCISE
RANGE OF EXERCISE PRICES                              12/31/97         LIFE          PRICE      12/31/97      PRICE
-------------------------------------------------  --------------  -------------  -----------  ----------  -----------
$0.73 to $1.46...................................      1,807,126          8.28     $    1.17    1,113,695   $    1.14
$4.00 to $6.83...................................      1,146,721          8.96     $    4.68      161,950   $    4.07
$8.11 to $11.10..................................        543,250          9.66     $    9.06           --   $      --
                                                   --------------          ---         -----   ----------       -----
                                                       3,497,097          8.72     $    3.54    1,275,645   $    1.51
                                                   --------------          ---         -----   ----------       -----
                                                   --------------          ---         -----   ----------       -----

    The Company has elected to adopt FASB No. 123 for disclosure purposes only and applies Accounting Principle Board (APB) Opinion No. 25 and related interpretations in accounting for its employee stock options. Approximately $50,000 and $88,000 in compensation cost was recognized relating to consultant options for the years ended December 31, 1996 and 1997, respectively. Had compensation cost for stock options awarded under these plans been determined based on the fair value at the dates of grant consistent with the methodology of FASB No. 123, the Company's net income or loss and basic and diluted income or

                 STAR TELECOMMUNICATIONS, INC. AND SUBSIDIARIES

                               DECEMBER 31, 1997

(10) STOCK OPTIONS (CONTINUED)
loss per share for the years ended December 31, 1996 and 1997 would have reflected the following pro forma amounts:

                                                                       1996           1997
                                                                   -------------  ------------
Pro forma Net Income (Loss) Per Share
  Pro forma Net Income (Loss)....................................  $  (6,111,000) $  4,957,000
  Pro forma Basic Net Income (Loss) per share....................  $       (0.26) $       0.16
  Pro forma Diluted Net Income (Loss) per share..................  $       (0.26) $       0.15

    The fair value of each option grant is estimated on the date of grant using the minimum value method of option pricing with the following assumptions used for the grants; weighted average risk-free interest rate of 6.4 and 6.2 percent and an expected life of ten years and six years for the years ended December 31, 1996 and 1997, respectively. Expected volatility for 1997 was 31.05 percent and it is assumed that no dividends would be issued during the option term. Because the Company did not have a stock option program prior to 1996, the resulting pro forma compensation cost may not be representative of that to be expected in future years.

(11) CAPITAL STOCK

    During 1994, the Company issued 16,606,661 shares of stock to the Company's founder for $10,000. During 1995, this stockholder converted $990,000 of debt into capital for no additional shares. During 1995, the Company also issued 1,843,339 shares to another executive of the Company on conversion of a loan.

    On February 23, 1996, the Company sold 2,049,980 shares of common stock to various investors for $1,500,000. On July 12, 1996, the Company sold 1,874,532 shares of common stock to an investor for $4,068,000.

    On July 25, 1996, the Company sold 2,802,446 shares of Series A preferred stock to a group of investors for $7,500,000. In connection with this transaction, the Company and buyers of the preferred shares entered into an investor's rights agreement which obligated the Company to file up to two registration statements to register such shares. These preferred shares converted to common stock at a ratio of 3-for-2 as a result of the public offering in accordance with the investors rights agreement.

    In June 1997, the Company completed its Initial Public Offering ("IPO") of 9,430,000 shares of common stock of which 8,097,500 shares were sold by the Company and 1,332,500 shares were sold by certain selling shareholders. The net proceeds to the Company (after deducting underwriting discounts and offering expenses of approximately $4.6 million) from the sale of shares was approximately $30.9 million.

    On November 30, 1997, the Company completed the acquisition of LDS pursuant to the terms of the agreement and 849,298 shares were issued for all of the outstanding shares to LDS.

    Since inception of T-One through December 31, 1994, the sole shareholder of T-One contributed $1,221,000 in the form of cash and equipment to T-One. During 1995, he contributed an additional $269,000 and in 1996, exercised an available election to convert $1,200,000 of the contributed capital into a note payable. Concurrent with the conversion of capital to debt, T-One entered into a note agreement with

                 STAR TELECOMMUNICATIONS, INC. AND SUBSIDIARIES

                               DECEMBER 31, 1997

(11) CAPITAL STOCK (CONTINUED)
a bank for the same amount. Proceeds of the bank borrowings were used to repay the amounts due to the shareholder (see Note 5).

(12) BUSINESS SEGMENTS

    At December 31, 1997, Star has two business segments, wholesale long distance and commercial long distance telecommunications. The wholesale segment provides long distance services to U.S. and foreign based telecommunications companies and the commercial segment, obtained by acquisition of LDS, provides commercial long distance services to small retailers throughout the United States.

    The accounting policies of the segments are the same as those described in the significant accounting policies, however, the Company evaluates performance based on profit or loss from operations before income taxes and non-recurring gains or losses. There are no intercompany sales among the wholesale and commercial segments and both segments are managed separately.

    Reportable segment information for the years ended December 31, 1995, 1996 and 1997 are as follows:

                                                         WHOLESALE      COMMERCIAL    ALL OTHER       TOTAL
                                                       --------------  -------------  ----------  --------------
1995
  Revenues from external customers...................  $   28,779,000  $  30,158,000  $       --  $   58,937,000
  Interest income....................................              --         22,000          --          22,000
  Interest expense...................................          64,000             --          --          64,000
  Depreciation and amortization......................         310,000         58,000                     368,000
  Segment net income (loss)..........................        (835,000)     4,541,000          --       3,706,000
  Other significant non-cash items:
    Capital lease additions..........................         888,000        164,000          --       1,052,000
    Debt converted to equity.........................       1,093,000             --          --       1,093,000
  Segment assets.....................................      20,143,000      5,447,000          --      25,590,000
  Expenditures for segment assets....................       1,603,000         61,000          --       1,664,000

1996
  Revenues from external customers...................  $  229,792,000  $  29,905,000  $       --  $  259,697,000
  Interest income....................................          83,000         27,000          --         110,000
  Interest expense...................................         597,000         12,000          --         609,000
  Depreciation and amortization......................       1,364,000         78,000          --       1,442,000
  Segment net income (loss)..........................      (7,219,000)     2,424,000          --      (4,795,000)
  Other significant non-cash items:
    Capital lease additions..........................       5,097,000         69,000          --       5,166,000
    Equity converted to debt.........................       1,200,000             --          --       1,200,000
  Segment assets.....................................      57,728,000      5,326,000          --      63,054,000
  Expenditures for segment assets....................       8,466,000         14,000          --       8,480,000

                 STAR TELECOMMUNICATIONS, INC. AND SUBSIDIARIES

                               DECEMBER 31, 1997

(12) BUSINESS SEGMENTS (CONTINUED)

                                                         WHOLESALE      COMMERCIAL    ALL OTHER       TOTAL
                                                       --------------  -------------  ----------  --------------
1997
  Revenues from external customers...................  $  377,145,000  $  27,460,000  $       --  $  404,605,000
  Interest income....................................         519,000             --     (27,000)        492,000
  Interest expense...................................       1,738,000         27,000     (27,000)      1,738,000
  Depreciation and amortization......................       4,581,000         56,000          --       4,637,000
  Segment net income (loss)..........................       5,806,000        (37,000)         --       5,769,000
  Other significant non-cash items:
    Capital lease additions..........................       9,772,000             --          --       9,772,000
    Property additions financed by notes payable.....       1,890,000             --          --       1,890,000
    Operating agreement acquired through issuance of
      note...........................................         350,000             --          --         350,000
  Segment assets.....................................     113,472,000      6,844,000          --     120,316,000
  Expenditures for segment assets....................      13,743,000         17,000          --      13,760,000

    The Company had no customers, collectively, representing more than 10 percent of consolidated revenue in any foreign country.

(13) QUARTERLY CONSOLIDATED INFORMATION (UNAUDITED)

    The following table presents unaudited quarterly operating results, including the results of LDS and T-One, for each of the Company's eight quarters in the two-year period ended December 31, 1997 (amounts in thousands):

                                                                                     QUARTER ENDED
                                                                     ----------------------------------------------
                                                                      MARCH 31,   JUNE 30,   SEPT. 30,    DEC. 31,
                                                                     -----------  ---------  ----------  ----------
1996
  Net sales........................................................   $  48,353   $  55,491  $   73,860  $   81,993
  Operating income (loss)..........................................       1,955       1,816       1,074      (8,503)
  Pro forma net income (loss)......................................       1,098         915         491      (8,242)
1997
  Net sales........................................................   $  84,827   $  95,250  $  103,297  $  121,231
  Operating income.................................................       2,561       2,871       3,072       2,861
  Pro forma net income.............................................       1,347       1,037         981       2,209

(14) SUBSEQUENT EVENTS

    ACQUISITIONS

    In November 1997, the Company signed a merger agreement with United Digital Network, Inc. ("UDN"). The Company intends to account for the transaction as a pooling of interests. At December 31, 1997, the Company has accounts receivable from UDN in the amount of $721,000 and a note receivable of $2.5 million plus accrued interest of $28,000. Both the accounts receivable and the note have been fully

                 STAR TELECOMMUNICATIONS, INC. AND SUBSIDIARIES

                               DECEMBER 31, 1997

(14) SUBSEQUENT EVENTS (CONTINUED)
reserved at December 31, 1997. Subsequent to year end, the Company loaned an additional $2 million to UDN which has also been fully reserved since the time of issuance.

    EQUITY TRANSACTIONS

    On February 3, 1998 the Company announced a 2.05 for 1 stock split in the nature of a stock dividend. The stock split is effective March 31, 1998 and has been retroactively reflected in the accompanying consolidated financial statements for all periods presented.

(15) EVENTS SUBSEQUENT TO THE DATE OF AUDITORS REPORT (UNAUDITED)

    LINE OF CREDIT

    On March 18, 1998, the Company amended the line of credit agreement with Sanwa Bank by adjusting the borrowing base to 55 percent of aggregate eligible accounts receivable, revising certain covenants and releasing all pledged collateral.

    PUBLIC OFFERING

    On May 4, 1998, the Company completed a public offering of 6,000,000 shares of common stock of which 5,685,000 were sold by the Company and 315,000 shares were sold by a selling stockholder. The net proceeds to the Company (after deducting underwriting discounts and offering expenses) from the sale of such shares of common stock were approximately $145 million.

    COMMITMENT

    On June 25, 1998, the Company announced a 20-year, $70 million agreement to purchase capacity on the Qwest nationwide Macro Capacity (SM) Fiber Network.

    AUTHORIZED CAPITAL

    On July 1, 1998, the Company's stockholders voted to amend and restate the certificate of incorporation to increase the number of shares of the Company's authorized common stock from 50 million shares to 100 million shares.

    PT-1 ACQUISITION


    On August 20, 1998, the Company entered into an Amended and Restated Agreement and Plan of Merger with PT-1 Communications, Inc. (PT-1). Per the agreement, as amended on September 1, 1998 and December 29, 1998, the Company will issue 15,050,000 shares of common stock and $19,500,000 cash or short term promissory notes for all outstanding shares, options and warrants of PT-1 plus an additional 250,000 shares to certain PT-1 distributors. On August 17, 1998, the Company provided a $10 million loan to PT-1 at 6.75 percent interest and due on August 17, 1999.

                 STAR TELECOMMUNICATIONS, INC. AND SUBSIDIARIES

              INDEX TO CONDENSED CONSOLIDATED FINANCIAL STATEMENTS

                                                                                                               PAGE
                                                                                                             ---------
Condensed Consolidated Balance Sheets As Of December 31, 1997 and September 30, 1998.......................       F-27

Condensed Consolidated Statements Of Income For The Three and Nine Month Periods Ended September 30, 1997
  and 1998.................................................................................................       F-28

Condensed Consolidated Statements Of Cash Flows For The Nine Month Periods Ended
  September 30, 1997 and 1998..............................................................................       F-29

Notes To Condensed Consolidated Financial Statements.......................................................       F-30

                 STAR TELECOMMUNICATIONS, INC. AND SUBSIDIARIES

                     CONDENSED CONSOLIDATED BALANCE SHEETS

                     (IN THOUSANDS, EXCEPT PER SHARE DATA)

                                                                                      DECEMBER 31,  SEPTEMBER 30,
                                                                                          1997          1998
                                                                                      ------------  -------------
                                                                                                     (UNAUDITED)
Current Assets:
  Cash and cash equivalents.........................................................   $    1,903    $    11,808
  Short-term investments............................................................       18,631         92,390
  Accounts and notes receivable, net................................................       46,675         80,721
  Receivable from related parties...................................................           --            330
  Other current assets..............................................................       10,696         27,580
                                                                                      ------------  -------------
      Total current assets..........................................................       77,905        212,829
                                                                                      ------------  -------------
Property and equipment, net.........................................................       35,959        113,851
Other assets........................................................................        6,452          7,340
                                                                                      ------------  -------------
      Total assets..................................................................   $  120,316    $   334,020
                                                                                      ------------  -------------
                                                                                      ------------  -------------

Current Liabilities:
  Revolving lines of credit with stockholder........................................   $      138    $         5
  Current portion of long-term obligations..........................................        3,259          7,595
  Accounts payable and other accrued expenses.......................................       22,345         36,200
  Accrued network cost..............................................................       38,403         52,464
                                                                                      ------------  -------------
      Total current liabilities.....................................................       64,145         96,264
                                                                                      ------------  -------------

Long-Term Liabilities:
  Long-term obligations, net of current portion.....................................       12,107         31,053
  Other long-term liabilities.......................................................          863          1,638
                                                                                      ------------  -------------
      Total long-term liabilities...................................................       12,970         32,691
                                                                                      ------------  -------------

Stockholders' Equity:
  Common Stock $.001 par value:
    Authorized--100,000,000 shares..................................................           35             42
  Additional paid-in capital........................................................       41,662        194,138
  Deferred compensation.............................................................          (30)            --
  Accumulated other comprehensive income............................................           --            219
  Retained earnings (deficit).......................................................        1,534         10,666
                                                                                      ------------  -------------
      Total stockholders' equity....................................................       43,201        205,065
                                                                                      ------------  -------------
      Total liabilities and stockholders' equity....................................   $  120,316    $   334,020
                                                                                      ------------  -------------
                                                                                      ------------  -------------

   See accompanying notes to the condensed consolidated financial statements.

                 STAR TELECOMMUNICATIONS, INC. AND SUBSIDIARIES

                  CONDENSED CONSOLIDATED STATEMENTS OF INCOME

                     (IN THOUSANDS, EXCEPT PER SHARE DATA)

                                                     THREE MONTHS ENDED      NINE MONTHS ENDED
                                                       SEPTEMBER 30,           SEPTEMBER 30,
                                                    --------------------   ---------------------
                                                      1997       1998        1997        1998
                                                    --------   ---------   ---------   ---------
                                                        (UNAUDITED)             (UNAUDITED)
Revenue...........................................  $103,297   $ 164,333   $ 283,374   $ 425,531
Operating expenses:
  Cost of services................................    90,100     139,324     246,712     363,794
  Selling, general and administrative expenses....     8,898      15,922      25,118      38,853
  Depreciation and amortization...................     1,227       3,439       3,040       8,055
  Merger expense..................................        --          --          --         314
                                                    --------   ---------   ---------   ---------
                                                     100,225     158,685     274,870     411,016
                                                    --------   ---------   ---------   ---------
      Income from operations......................     3,072       5,648       8,504      14,515
                                                    --------   ---------   ---------   ---------
Other income (expense):
  Interest income.................................       293       1,839         367       3,511
  Interest expense................................      (453)       (740)     (1,289)     (2,080)
  Other...........................................      (794)         87      (1,499)       (171)
                                                    --------   ---------   ---------   ---------
                                                        (954)      1,186      (2,421)      1,260
                                                    --------   ---------   ---------   ---------
      Income before provision for income taxes....     2,118       6,834       6,083      15,775
Provision for income taxes........................     1,255       2,812       2,406       6,643
                                                    --------   ---------   ---------   ---------
Net income........................................  $    863   $   4,022   $   3,677   $   9,132
                                                    --------   ---------   ---------   ---------
                                                    --------   ---------   ---------   ---------
      Income before provision for income taxes....     2,118                   6,083
Pro forma income taxes............................     1,137                   2,718
                                                    --------               ---------
Pro forma net income..............................  $    981               $   3,365
                                                    --------               ---------
                                                    --------               ---------
Basic income per share............................  $   0.02   $    0.10   $    0.13   $    0.23
                                                    --------   ---------   ---------   ---------
                                                    --------   ---------   ---------   ---------
Diluted income per share..........................  $   0.02   $    0.09   $    0.12   $    0.22
                                                    --------   ---------   ---------   ---------
                                                    --------   ---------   ---------   ---------
Pro forma basic income per share..................  $   0.03               $    0.12
                                                    --------               ---------
                                                    --------               ---------
Pro forma diluted income per share................  $   0.03               $    0.11
                                                    --------               ---------
                                                    --------               ---------

   See accompanying notes to the condensed consolidated financial statements.

                 STAR TELECOMMUNICATIONS, INC. AND SUBSIDIARIES

                CONDENSED CONSOLIDATED STATEMENTS OF CASH FLOWS

                                 (IN THOUSANDS)

                                                                                             NINE MONTHS ENDED
                                                                                               SEPTEMBER 30,
                                                                                           ----------------------
                                                                                             1997         1998
                                                                                           ---------   ----------
                                                                                                (UNAUDITED)
Cash Flows From Operating Activities:
  Net income.............................................................................  $   3,677   $    9,132
  Adjustments to reconcile net income to net cash provided by operating activities:
    Depreciation and amortization........................................................      3,040        8,055
    Loss on disposal of equipment........................................................         42           --
    Compensation expense relating to stock options.......................................         60           30
    Provision for doubtful accounts......................................................      4,068        3,952
    Deferred income taxes................................................................         --         (511)
    Deferred compensation................................................................        (66)          62
    Increase in assets:
      Accounts and notes receivable......................................................     (8,214)     (37,998)
      Receivable from related parties....................................................       (174)        (330)
      Other assets.......................................................................     (1,495)      (6,038)
    Increase (decrease) in liabilities:
      Accounts payable and other accrued expenses........................................     (1,470)      13,855
      Accrued network cost...............................................................     13,042       14,061
      Other liabilities..................................................................         63           48
                                                                                           ---------   ----------
        Net cash provided by operating activities........................................     12,573        4,318
                                                                                           ---------   ----------
Cash Flows From Investing Activities:
  Capital expenditures...................................................................     (6,649)     (57,847)
  Short-term investments.................................................................    (19,206)     (73,759)
  Other long-term assets.................................................................        385       (5,084)
                                                                                           ---------   ----------
        Net cash used in investing activities............................................    (25,470)    (136,690)
                                                                                           ---------   ----------
Cash Flows From Financing Activities:
  Borrowing under lines of credit........................................................     34,211           --
  Repayments under lines of credit.......................................................    (42,025)          --
  Borrowing under lines of credit with stockholders......................................        583           --
  Repayments under lines of credit with stockholder......................................       (423)        (133)
  Payments under long-term debt and capital lease obligations............................     (3,061)      (4,818)
  Stockholder distributions for LDS......................................................       (794)          --
  Issuance of common stock...............................................................     30,914      144,711
  Other financing activities.............................................................         --          (12)
  Stock options exercised................................................................         67        2,310
                                                                                           ---------   ----------
        Net cash provided by financing activities........................................     19,472      142,058
                                                                                           ---------   ----------
Effects of Foreign Currency Translation..................................................         --          219
Increase in cash and cash equivalents....................................................      6,575        9,905
Cash and cash equivalents, beginning of period...........................................      1,845        1,903
                                                                                           ---------   ----------
Cash and cash equivalents, end of period.................................................      8,420       11,808
                                                                                           ---------   ----------
                                                                                           ---------   ----------

   See accompanying notes to the condensed consolidated financial statements.

                 STAR TELECOMMUNICATIONS, INC. AND SUBSIDIARIES

              NOTES TO CONDENSED CONSOLIDATED FINANCIAL STATEMENTS

                                  (UNAUDITED)

(1) GENERAL

    The financial statements included herein are unaudited and have been prepared in accordance with generally accepted accounting principles for interim financial reporting and Securities Exchange Commission ("SEC") regulations. Certain information and footnote disclosures normally included in financial statements prepared in accordance with generally accepted accounting principles have been condensed or omitted pursuant to such rules and regulations. In management's opinion, the financial statements reflect all adjustments (of a normal and recurring nature) which are necessary to present fairly the financial position, results of operations, stockholders' equity and cash flows for the interim periods. These financial statements should be read in conjunction with the audited financial statements for the year ended December 31, 1997 of STAR Telecommunications, Inc. ("STAR" or the "Company"), set forth in this Proxy Statement. The results for the three and nine month periods ended September 30, 1998, are not necessarily indicative of the results that may be expected for the year ending December 31, 1998.

    In March 1998, the Company consummated a merger with T-One Corp. ("T-One"). The merger constituted a tax-free reorganization and has been accounted for as a pooling of interests under Accounting Principles Board Opinion No. 16. Accordingly, all prior period consolidated financial statements presented have been restated to include the results of operations, financial position, and cash flows of T-One.

(2) BUSINESS AND PURPOSE

    STAR is an emerging multinational carrier focused primarily on the international long-distance market. The Company offers highly reliable, low-cost switched voice services through a flexible network comprised of foreign termination relationships, international gateway switches, leased and owned transmission facilities, and resale arrangements with other long-distance providers.

    During 1996 and 1997, the Company established several wholly-owned foreign subsidiaries to further expand its international network. The company made substantial investments to install switch facilities in two of these subsidiaries, Star Europe Limited (SEL) which is located in London, England, and Star Telecommunications Deutschland (GmbH) which is located in Frankfurt, Germany. The Company plans to use these switch facilities to decrease international traffic termination cost and to initial outbound calls from these local markets.

    In December 1997, the Company entered into the domestic long-distance market through the acquisition of L.D. Services, Inc. ("LDS"). In addition, the Company established a domestic long-distance provider Arvilla Telecommunication, Inc. ("Arvilla"). Effective September 25, 1998, LDS and Arvilla were merged into a wholly-owned subsidiary, CEO Telecommunications, Inc. ("CEO").

(3) NET INCOME PER COMMON SHARE

    In February 1997, the Financial Accounting Standards Board ("FASB") issued Statement of Financial Accounting Standards ("SFAS") No. 128, "Earnings Per Share". The statement replaces primary EPS with basic EPS, which is computed by dividing reported earnings available to common stockholders by weighted average shares outstanding. The provision requires the calculation of diluted EPS. The Company adopted this statement in 1997 and prior year earnings per share information has been restated to be consistent with SFAS No. 128.

                 STAR TELECOMMUNICATIONS, INC. AND SUBSIDIARIES

                                  (UNAUDITED)

(3) NET INCOME PER COMMON SHARE (CONTINUED)
    The following schedule summarizes the information used to compute net income per common share for the three and nine months ended September 30, 1997 and 1998 (in thousands):

                                                             THREE MONTHS          NINE MONTHS
                                                                ENDED                 ENDED
                                                            SEPTEMBER 30,         SEPTEMBER 30,
                                                         --------------------  --------------------
                                                           1997       1998       1997       1998
                                                         ---------  ---------  ---------  ---------
Weighted number of common shares used to compute basic
  earnings per share...................................     34,589     42,087     28,650     39,147
Weighted average common share equivalents..............      2,114      1,245      2,930      1,774
                                                         ---------  ---------  ---------  ---------
Weighted average number of common share and share
  equivalents used to compute diluted earnings per
  share................................................     36,703     43,332     31,580     40,921
                                                         ---------  ---------  ---------  ---------
                                                         ---------  ---------  ---------  ---------

(4) PRO FORMA INCOME TAXES

    The results of operations and provision for income taxes for the three and nine months ended September 30, 1997 reflect LDS' status as an S-Corporation prior to the merger with STAR. The pro-forma income taxes, pro-forma net income, and pro-forma earnings per share information reflected in the condensed consolidated statements of income assumes that both STAR and LDS were taxed as C-Corporations for all periods presented.

(5) COMPREHENSIVE INCOME

    On January 1, 1998, the Company adopted SFAS No. 130, "Reporting Comprehensive Income". For year end financial statements, SFAS 130 requires that comprehensive income, which is the total of net income and all other non-owner changes in equity, be displayed in a financial statement with the same prominence as other consolidated financial statements. Under SFAS No. 130, the Company's foreign currency translation adjustments are considered to be components of other comprehensive income. During the three and nine month periods ended September 30, 1997, comprehensive income equaled net income. During the three and nine month periods ended September 30, 1998, comprehensive income equaled approximately $4,241,000 and $9,351,000, respectively.

(6) CHANGE IN ACCOUNTING ESTIMATE


    As of July 1, 1998, the Company prospectively revised the remaining lives of certain operating equipment from five to ten years. The increase in the estimated life of these assets was prompted by the Company purchasing new switches and related equipment. Previously the Company had based its amortization period on the useful lives of used equipment. The Company has determined that the new switches and related equipment will have a useful life in excess of 10 years. This change increased income before provision for income taxes for the three and nine month periods ended September 30, 1998, by approximately one million dollars. These revisions were made to more properly reflect the true economic lives of the assets and to better align the Company's depreciable life estimates with the predominant practice in the industry.

                 STAR TELECOMMUNICATIONS, INC. AND SUBSIDIARIES

                                  (UNAUDITED)

(7) SIGNIFICANT EVENTS

    In November 1997, the Company signed a merger agreement with United Digital Network, Inc. ("UDN"). The Company intends to account for the transaction as a pooling of interests. In August 1998, the Company signed an amended and restated agreement to acquire PT-1 Communications, Inc. ("PT-1") which will be accounted for as a purchase. The Company anticipates closing these transactions in the fourth quarter.

    According to SFAS 52, "Foreign Currency Translation," the functional currency of a foreign subsidiary of a U.S. company ordinarily will be the currency of the country in which the entity is located or the U.S. dollar. The determination of the functional currency is basically a matter of fact. On July 1, 1998, due to changes in facts and circumstances, the Company changed the functional currency of its German subsidiary from the U.S. dollar to the German mark.

(8) STATEMENTS OF CASH FLOWS

    During the nine month periods ended September 30, 1997 and 1998, cash paid for interest was approximately $1,175,000 and $2,342,000 respectively. For the same periods, cash paid for income taxes amounted to approximately $2,693,000 and $2,545,000 respectively.

    Non-cash investing and financing activities are as follows (in thousands):

                                                                           NINE MONTHS ENDED
                                                                             SEPTEMBER 30,
                                                                          --------------------
                                                                            1997       1998
                                                                          ---------  ---------
Equipment purchased through notes and capital leases....................  $  10,230  $  28,100
Tax benefits related to stock options...................................         --      5,474
                                                                          ---------  ---------
                                                                          $  10,230  $  33,574
                                                                          ---------  ---------
                                                                          ---------  ---------

                 STAR TELECOMMUNICATIONS, INC. AND SUBSIDIARIES

                                  (UNAUDITED)

(9) SEGMENT INFORMATION

    At September 30, 1998, STAR has two business segments, North American and European long distance telecommunications.

                                                               NORTH
THREE MONTHS ENDED, SEPTEMBER 30, 1997                        AMERICA     EUROPE      TOTAL
-----------------------------------------------------------  ----------  ---------  ----------
Revenue....................................................  $  103,297  $      --  $  103,297
Interest income............................................         293         --         293
Interest expense...........................................         356         97         453
Depreciation and amortization..............................       1,084        143       1,227
Segment profit (loss)......................................       1,451       (588)        863
Segment assets.............................................  $  102,097  $   5,965  $  108,062

                                                               NORTH
THREE MONTHS ENDED, SEPTEMBER 30, 1998                        AMERICA     EUROPE      TOTAL
-----------------------------------------------------------  ----------  ---------  ----------
Revenue....................................................  $  157,584  $   6,749  $  164,333
Interest income............................................       1,814         25       1,839
Interest expense...........................................         356        384         740
Depreciation and amortization..............................       2,384      1,055       3,439
Segment profit (loss)......................................       9,733     (5,711)      4,022
Segment assets.............................................  $  285,381  $  48,639  $  334,020

                                                               NORTH
NINE MONTHS ENDED, SEPTEMBER 30, 1997                         AMERICA     EUROPE      TOTAL
-----------------------------------------------------------  ----------  ---------  ----------
Revenue....................................................  $  283,374  $      --  $  283,374
Interest income............................................         367         --         367
Interest expense...........................................       1,153        136       1,289
Depreciation and amortization..............................       2,824        216       3,040
Segment profit.............................................       4,895     (1,218)      3,677
Segment assets.............................................  $  102,097  $   5,965  $  108,062

                                                              NORTH
NINE MONTHS ENDED, SEPTEMBER 30, 1998                        AMERICA      EUROPE      TOTAL
----------------------------------------------------------  ----------  ----------  ----------
Revenue...................................................  $  418,588  $    6,943  $  425,531
Interest income...........................................       3,486          25       3,511
Interest expense..........................................       1,116         964       2,080
Depreciation and amortization.............................       6,033       2,022       8,055
Segment profit (loss).....................................      19,944     (10,812)      9,132
Segment assets............................................     285,381      48,639     334,020

    The Company provides wholesale and commercial long distance telephone service. The commercial segment represents less than 10% of revenue, net income or assets of the Company for the periods presented.

                 STAR TELECOMMUNICATIONS, INC. AND SUBSIDIARIES

                                  (UNAUDITED)

(10) NEW PRONOUNCEMENTS

    In June 1998, the AICPA issued statement of Financial Accounting Standards No. 133 "Accounting For Derivative Instruments and Hedging Activities." The Company has not yet analyzed the impact of this new standard. The Company will adopt the standard in January of 2000.

(11) SUBSEQUENT EVENTS

    In November 1998, the Company signed a twenty year, $31 million dollar indefeasible right of use (IRU) agreement with IXC Communication, Inc. ("IXC") to purchase capacity on IXC's U.S. based digital fiber network.

                    PT-1 COMMUNICATIONS, INC. AND SUBSIDIARY

                         INDEX TO FINANCIAL STATEMENTS

                                                                                                               PAGE
                                                                                                             ---------
Independent Auditors' Report...............................................................................       F-36

Consolidated Balance Sheets as of March 31, 1997 and 1998 and September 30, 1998 (unaudited)...............       F-37

Consolidated Statements of Operations for the period from April 21, 1995 (inception) to March 31, 1996, for the years ended March 31, 1997 and 1998 and for the six months ended September 30, 1998 and 1997
  (unaudited)..............................................................................................       F-38

Consolidated Statements of Cash Flows for the period from April 21, 1995 (inception) to March 31, 1996, for the years ended March 31, 1997 and 1998 and for the six months ended September 30, 1998 and 1997
  (unaudited)..............................................................................................       F-39

Consolidated Statements of Stockholders' Deficiency for the period from April 21, 1995 (inception) to March
  31, 1996, for the years ended March 31, 1997 and 1998 and for the six months ended September 30, 1998
  (unaudited)..............................................................................................       F-40

Notes to Consolidated Financial Statements.................................................................       F-41

                          INDEPENDENT AUDITORS' REPORT

The Board of Directors and Stockholders
PT-1 Communications, Inc.:

    We have audited the accompanying consolidated balance sheets of PT-1 Communications, Inc. and subsidiary as of March 31, 1997 and 1998 and the related consolidated statements of operations, stockholders' deficiency and cash flows for the period from April 21, 1995 (inception) to March 31, 1996 and for the years ended March 31, 1997 and 1998. These consolidated financial statements are the responsibility of the Company's management. Our responsibility is to express an opinion on these consolidated financial statements based on our audits.

    We conducted our audits in accordance with generally accepting auditing standards. Those standards require that we plan and perform the audit to obtain reasonable assurance about whether the financial statements are free of material misstatement. An audit includes examining, on a test basis, evidence supporting the amounts and disclosures in the financial statements. An audit also includes assessing the accounting principles used and significant estimates made by management, as well as evaluating the overall financial statement presentation. We believe that our audits provide a reasonable basis for our opinion.

    In our opinion, the consolidated financial statements referred to above present fairly, in all material respects, the consolidated financial position of PT-1 Communications, Inc. and subsidiary as of March 31, 1997 and 1998, and the results of their operations and their cash flows for the period from April 21, 1995 (inception) to March 31, 1996 and for the years ended March 31, 1997 and 1998 in conformity with generally accepted accounting principles.

                                          KPMG PEAT MARWICK LLP

New York, New York

June 22, 1998,
  except for the third paragraph
  of Note 8, for which the date
  is September 1, 1998.

                    PT-1 COMMUNICATIONS, INC. AND SUBSIDIARY

                          CONSOLIDATED BALANCE SHEETS

                                     ASSETS

                                                                            MARCH 31,
                                                                   ----------------------------
                                                                       1997           1998       SEPTEMBER 30, 1998
                                                                   -------------  -------------  ------------------
                                                                                                    (UNAUDITED)
Current assets:
  Cash and cash equivalents......................................  $   5,577,238  $  12,389,554    $    5,381,815
  Marketable securities..........................................             --      1,082,872         1,036,483
  Short-term investments (notes 1 and 3).........................        668,994      3,674,392         1,111,744
  Accounts receivable, less allowance for doubtful accounts of
    $391,000, $478,000 and $1,137,000, respectively (notes 4 and
    6)...........................................................      7,540,474     29,771,970        37,433,981
  Due from carriers..............................................        269,153      7,516,370         9,506,461
  Inventory......................................................        317,390        842,793           975,697
  Prepaid expenses...............................................        827,755        690,939           814,241
  Deferred tax asset.............................................             --      2,505,217         3,600,000
                                                                   -------------  -------------  ------------------
    Total current assets.........................................     15,201,004     58,474,107        59,860,422
Long-term investments (notes 1 and 3)............................      1,472,000      2,406,440             5,305
Property and equipment, net (notes 1, 2 and 5)...................      1,483,823     22,609,454        43,480,486
Deposits.........................................................        403,729        507,333           524,517
Officer loans receivable (note 6)................................        338,528        202,820           588,401
Intangible assets................................................             --      2,991,457         2,492,876
Deferred offering costs (note 11)................................             --        485,790                --
                                                                   -------------  -------------  ------------------
    Total assets.................................................  $  18,899,084  $  87,677,401    $  106,952,007
                                                                   -------------  -------------  ------------------
                                                                   -------------  -------------  ------------------

                                     LIABILITIES AND STOCKHOLDERS' DEFICIENCY
Current liabilities:
  Accounts payable and accrued expenses..........................  $   1,902,210  $   7,940,817    $   12,275,147
  Accrued taxes payable..........................................      4,374,679     10,599,910         9,195,103
  Due to carriers................................................        870,259      9,086,026        13,112,500
  Notes payable (notes 5 and 8)..................................      5,000,000      5,130,000         5,000,000
  Short-term debt (note 10)......................................             --      2,760,000        15,000,000
  Current portion of capital lease obligation....................             --      1,746,001         1,735,513
  Deferred revenue...............................................     20,479,361     42,931,616        42,025,892
                                                                   -------------  -------------  ------------------
    Total current liabilities....................................     32,626,509     80,194,370        98,344,155
                                                                   -------------  -------------  ------------------
Capital lease obligation (note 9)................................             --      8,253,999         7,512,418
Note payable (note 8)............................................      5,000,000             --                --
Deferred tax liability...........................................             --        450,000           700,000
                                                                   -------------  -------------  ------------------
    Total liabilities............................................     37,626,509     88,898,369       106,566,573
                                                                   -------------  -------------  ------------------
Stockholders' equity (deficiency):
  Preferred stock, no par value. Authorized 15,000,000 shares; no
    shares issued and outstanding................................             --             --                --
  Common stock, par value $.01 per share. Authorized 150,000,000 shares; 70,000,000 shares issued and 44,947,368 outstanding in 1997 and 73,459,180 shares issued and 48,406,548
    outstanding in 1998..........................................        700,000        734,592           734,592
  Additional paid-in capital.....................................      6,602,613     15,784,614        16,166,278
  Retained earnings (accumulated deficit)........................    (11,030,038)       550,357         1,919,237
  Treasury stock, at cost 25,052,632 shares in 1997 and 1998
    (note 8).....................................................    (15,000,000)   (15,000,000)      (15,000,000)
  Less: Note receivable from stockholder (note 8) $3,570,000 face amount, noninterest bearing until April 15, 1999 (less
    unamortized discount of $279,469, based on imputed interest
    of 8%).......................................................             --     (3,290,531)       (3,424,673)
                                                                   -------------  -------------  ------------------
    Total stockholders' equity (deficiency)......................    (18,727,425)    (1,220,968)          395,434
                                                                   -------------  -------------  ------------------
    Total liabilities and stockholders' equity (deficiency)......  $  18,899,084  $  87,677,401    $  106,952,007
                                                                   -------------  -------------  ------------------
                                                                   -------------  -------------  ------------------

          See accompanying notes to consolidated financial statements.

                    PT-1 COMMUNICATIONS, INC. AND SUBSIDIARY

                     CONSOLIDATED STATEMENTS OF OPERATIONS

                                   PERIOD FROM APRIL                                  SIX MONTHS ENDED SEPTEMBER 30,
                                       21, 1995           YEARS ENDED MARCH 31,
                                    (INCEPTION) TO    ------------------------------  ------------------------------
                                    MARCH 31, 1996         1997            1998            1997            1998
                                   -----------------  --------------  --------------  --------------  --------------
                                                                                               (UNAUDITED)
Revenue..........................   $    11,922,606   $  169,635,313  $  431,519,685  $  187,043,760  $  268,919,366
Operating expenses:
  Cost of services...............        13,812,202      166,184,501     395,500,937     170,752,512     248,222,120
  Selling and marketing
    expenses.....................           318,070        1,761,650       4,485,214       1,828,395       4,274,320
  Merger costs...................                --               --              --              --         975,439
  General and administrative
    expenses.....................           704,429        2,612,894      12,112,035       4,108,778      12,766,070
  Stock based compensation.......                --        7,300,000       2,661,166       1,855,525         381,664
                                   -----------------  --------------  --------------  --------------  --------------
    Total operating expenses.....        14,834,701      177,859,045     414,759,352     178,545,210     266,619,613
                                   -----------------  --------------  --------------  --------------  --------------
    Operating (loss) income......        (2,912,095)      (8,223,732)     16,760,333       8,498,550       2,299,753
Interest income..................             2,115          114,633         517,304         186,459         268,630
Interest expense.................                --          (10,959)     (1,021,452)       (401,535)       (793,534)
Net gains on marketable
  securities.....................                --               --         507,170         243,785         (50,542)
Loss on disposition of fixed
  assets.........................                --               --         (32,960)             --              --
                                   -----------------  --------------  --------------  --------------  --------------
    (Loss) income before income
      taxes......................        (2,909,980)      (8,120,058)     16,730,395       8,527,259       1,724,307
Income tax expense...............                --               --       5,150,000       2,018,000         355,427
                                   -----------------  --------------  --------------  --------------  --------------
    Net (loss) income............   $    (2,909,980)  $   (8,120,058) $   11,580,395  $    6,509,259  $    1,368,880
                                   -----------------  --------------  --------------  --------------  --------------
                                   -----------------  --------------  --------------  --------------  --------------
Net earnings (loss) per common
  share:
  Basic..........................   $          (.05)  $         (.13) $         0.25  $         0.14  $         0.03
  Diluted........................   $          (.05)  $         (.13) $         0.24  $         0.14  $         0.03
Weighted average number of common
  shares outstanding
  Basic..........................        60,900,000       60,681,000      46,922,000      45,708,000      48,407,000
  Diluted........................        60,900,000       60,681,000      47,720,000      46,987,000      48,587,000

                    PT-1 COMMUNICATIONS, INC. AND SUBSIDIARY

                     CONSOLIDATED STATEMENTS OF CASH FLOWS

                                             PERIOD FROM APRIL                                SIX MONTHS ENDED
                                                 21, 1995        YEARS ENDED MARCH 31,         SEPTEMBER 30,
                                              (INCEPTION) TO    ------------------------  ------------------------
                                              MARCH 31, 1996       1997         1998         1997         1998
                                             -----------------  -----------  -----------  -----------  -----------
                                                                                                (UNAUDITED)
Cash provided by operating activities:
  Net (loss) income........................     $(2,909,980)    $(8,120,058) $11,580,395  $ 6,509,259  $ 1,368,880
  Adjustments to reconcile net (loss)
    income to net cash provided by
    operating activities:
    Depreciation and amortization..........           4,943          75,017    1,534,500      385,791    1,713,754
    Noncash compensation...................              --       7,300,000    2,661,166    1,855,525      381,664
    Sales of marketable securities.........              --              --    3,156,836    1,608,019      532,003
    Purchases of marketable securities.....              --              --   (4,034,562)  (1,509,159)    (518,822)
    Unrealized (gain) loss on marketable
      securities...........................              --              --     (204,346)     (98,960)      61,750
    Amortization of discount on stock
      subscription receivable..............              --              --     (122,964)          --     (134,142)
    Loss on disposal of property, plant and
      equipment............................              --              --       32,960           --           --
    Provision for doubtful accounts........          80,000         311,194       86,569       43,730      659,613
    (Increase) in accounts receivable......      (1,042,305)     (6,889,363) (22,318,065) (10,469,986)  (8,321,624)
    Decrease (increase) in due from
      carriers.............................        (331,347)         62,194   (7,247,217)     182,117   (1,990,091)
    (Increase) decrease in officer loans
      receivable...........................              --        (338,528)     135,708      (30,984)    (385,581)
    Increase in inventory..................         (36,200)       (281,190)    (525,403)     (70,203)    (132,904)
    (Increase) decrease in prepaid
      expenses.............................          (5,804)       (821,951)     136,816      618,993     (123,307)
    Increase in deposits...................         (87,155)       (316,574)    (103,604)    (181,268)     (17,184)
    Increase in deferred income taxes......              --              --   (2,055,217)    (272,000)    (844,783)
    Increase in accounts payable and
      accrued expenses.....................         390,761       1,511,449    6,038,607    1,894,916    4,334,330
    Increase (decrease) in accrued taxes
      payable..............................         605,000       3,769,679    6,225,231      427,276   (1,404,807)
    Increase (decrease) in due to
      carriers.............................       2,251,398      (1,381,139)   8,215,767    3,493,483    4,026,474
    Increase (decrease) in deferred
      revenue..............................       1,846,023      18,633,338   22,452,255   14,929,538     (905,724)
                                             -----------------  -----------  -----------  -----------  -----------
      Net cash provided by (used in)
        operating activities...............         765,334      13,514,068   25,645,432   19,316,087   (1,700,501)
                                             -----------------  -----------  -----------  -----------  -----------
Cash flows from investing activities:
  Purchases of investments in certificates
    of deposit.............................              --      (2,140,994) (10,783,000)  (9,629,887)          --
  Proceeds from maturities of investments
    in certificates of deposit.............              --              --    6,842,362    5,047,371    4,935,246
  Capital expenditures.....................         (74,319)     (1,489,464) (11,254,715)  (7,949,355) (22,086,205)
  Purchase of capitalized software.........              --              --     (391,973)    (350,000)          --
                                             -----------------  -----------  -----------  -----------  -----------
      Net cash used in investing
        activities.........................         (74,319)     (3,630,458)  15,587,326  (12,881,871) (17,150,959)
                                             -----------------  -----------  -----------  -----------  -----------
Cash flows from financing activities:
  Proceeds from issuance of common stock...           2,600              13           --           --           --
  Proceeds from loans......................              --              --    2,760,000           --   12,240,000
  Payment for treasury stock...............              --      (5,000,000)          --           --           --
  Payment on notes payable.................              --              --   (5,520,000)    (130,000)    (130,000)
  Payments of capital lease obligation.....              --              --           --           --     (752,069)
  Offering costs...........................              --              --     (485,790)    (335,950)     485,790
                                             -----------------  -----------  -----------  -----------  -----------
      Net cash (used in) provided by
        financing activities...............           2,600      (4,999,987)  (3,245,790)    (465,950)  11,843,721
                                             -----------------  -----------  -----------  -----------  -----------
      Net increase (decrease) in cash and
        cash equivalents...................         693,615       4,883,623    6,812,316    5,968,266   (7,007,739)
Cash and cash equivalents at beginning of
  year.....................................              --         693,615    5,577,238    5,577,238   12,389,554
                                             -----------------  -----------  -----------  -----------  -----------
Cash and cash equivalents at end of year...     $   693,615     $ 5,577,238  $12,389,554  $11,545,504  $ 5,381,815
                                             -----------------  -----------  -----------  -----------  -----------
                                             -----------------  -----------  -----------  -----------  -----------
Supplemental information:
  Cash paid for interest...................     $        --     $        --  $   211,923  $        --  $   517,572
                                             -----------------  -----------  -----------  -----------  -----------
                                             -----------------  -----------  -----------  -----------  -----------
  Cash paid for income taxes...............     $        --     $        --  $ 5,250,000  $   100,000  $ 2,183,475
                                             -----------------  -----------  -----------  -----------  -----------
                                             -----------------  -----------  -----------  -----------  -----------

          See accompanying notes to consolidated financial statements.

                    PT-1 COMMUNICATIONS, INC. AND SUBSIDIARY

          CONSOLIDATED STATEMENTS OF STOCKHOLDERS' EQUITY (DEFICIENCY)

           PERIOD FROM APRIL 21, 1995 (INCEPTION) TO MARCH 31, 1996,
                    THE YEARS ENDED MARCH 31, 1997 AND 1998,

                  AND THE SIX MONTHS ENDED SEPTEMBER 30, 1998
                                  (UNAUDITED)

                                                            RETAINED                                   NOTE          TOTAL
                                            ADDITIONAL      EARNINGS           TREASURY STOCK       RECEIVABLE   STOCKHOLDERS'
                                              PAID-IN    (ACCUMULATION    ------------------------     FROM         EQUITY
                        SHARES     AMOUNT     CAPITAL       DEFICIT)        SHARES       AMOUNT     STOCKHOLDER  (DEFICIENCY)
                      ----------  --------  -----------  --------------   ----------  ------------  -----------  -------------
Balance at April 21,
  1995
  (inception).......          --  $     --  $        --   $        --             --  $         --  $        --  $         --
Issuance of common
  stock.............  60,900,000   609,000     (606,400)           --             --            --           --         2,600
Net loss............          --        --           --    (2,909,980)            --            --           --    (2,909,980)
                      ----------  --------  -----------  --------------   ----------  ------------  -----------  -------------
Balance at March 31,
  1996..............  60,900,000   609,000     (606,400)   (2,909,980)            --            --           --    (2,907,380)
Issuance of common
  stock (note 8)....   9,100,000    91,000    7,209,013            --             --            --           --     7,300,013
Purchase of treasury
  stock.............          --        --           --            --     25,052,632   (15,000,000)          --   (15,000,000)
Net loss............          --        --           --    (8,120,058)            --            --           --    (8,120,058)
                      ----------  --------  -----------  --------------   ----------  ------------  -----------  -------------
Balance at March 31,
  1997..............  70,000,000   700,000    6,602,613   (11,030,038)    25,052,632   (15,000,000)          --   (18,727,425)
Compensation expense
  related to stock
  options...........          --        --    1,661,166            --             --            --           --     1,661,166
Issuance of common
  stock (note 8)....     483,980     4,840    3,383,020            --             --            --           --     3,387,860
Exercise of stock
  options (notes 5
  and 8)............   2,975,200    29,752    4,137,815            --             --            --   (3,290,531)      877,036
Net income..........          --        --           --    11,580,395             --            --           --    11,580,395
                      ----------  --------  -----------  --------------   ----------  ------------  -----------  -------------
Balance at March 31,
  1998..............  73,459,180   734,592   15,784,614       550,357     25,052,632   (15,000,000)  (3,290,531)   (1,220,968)
Compensation expense
  related to stock
  options...........                            381,664                                                               381,664
Imputed interest....                                                                                    134,142       134,142
Net income
  (unaudited).......                                        1,368,820                                               1,368,820
                      ----------  --------  -----------  --------------   ----------  ------------  -----------  -------------
Balance at September
  30, 1998
  (unaudited).......  73,459,180  $734,592  $16,166,278   $ 1,919,237     25,052,632  $(15,000,000) $ 3,424,673  $    395,434
                      ----------  --------  -----------  --------------   ----------  ------------  -----------  -------------
                      ----------  --------  -----------  --------------   ----------  ------------  -----------  -------------

          See accompanying notes to consolidated financial statements.

                    PT-1 COMMUNICATIONS, INC. AND SUBSIDIARY

                   NOTES TO CONSOLIDATED FINANCIAL STATEMENTS

        FOR THE PERIOD FROM APRIL 21, 1995 (INCEPTION) TO MARCH 31, 1996

                AND FOR THE YEARS ENDED MARCH 31, 1997 AND 1998
       (INFORMATION AS OF SEPTEMBER 30, 1998 AND FOR THE SIX MONTHS ENDED
                   SEPTEMBER 30, 1998 AND 1997 IS UNAUDITED)

(1) SUMMARY OF SIGNIFICANT ACCOUNTING POLICIES

    (A) DESCRIPTION OF BUSINESS

    The consolidated financial statements include the accounts of PT-1 Communications, Inc. and PT-1 Technologies, Inc., a wholly owned subsidiary. PT-1 Communications, Inc., formerly PhoneTime, Inc., was incorporated on April 21, 1995. All intercompany balances and transactions have been eliminated in consolidation. PT-1 Communications, Inc. and Subsidiary ("PT-1" or the "Company") are engaged in the sale of international and domestic long-distance and local telecommunications services primarily through the marketing of prepaid phone cards, which it manufactures and distributes on a wholesale basis. PT-1 provides card users access to long-distance and international service through contractual arrangements with carriers, which comprise the Company's least-cost routing network. In addition, PT-1 provides international and domestic long-distance services to other telecommunications carriers on a wholesale basis.

    (B) REVENUE RECOGNITION AND DEFERRED REVENUE

    Revenue from telecommunications services is recognized when the services are provided.

    Sales of prepaid phone cards are made to distributors with no contractural right of return. At the time of sale, the Company becomes legally obligated to provide such service. Such sales are initially recorded as deferred revenue upon shipment and revenue is recognized in accordance with the terms of the card as the ultimate card users utilize calling time and service fees for all prepaid cards. The terms of the card refer to the rates, fees and expiration dates of the card as well as any other provisions which govern their use. Effective April 1, 1996, the Company began to assess a monthly service fee per card, commencing 30 days after the date a prepaid phone card is first used to make a telephone call by reducing the unused card balance available for calls. All prepaid phone cards sold by the Company since October 1, 1996 expire upon the earlier to occur of (i) an expiration date printed on the prepaid phone card or (ii) six months after the prepaid phone card is first used. Upon expiration and cancellation of the prepaid phone card, the Company recognizes the related deferred revenue as revenue. Prepaid phone cards sold prior to October 1, 1996 did not carry an expiration date. The Company did not recognize any revenue related to the expiration of the cards for the period from April 21, 1995 (inception) through March 31, 1996 and for the year ended March 31, 1997. For the year ended March 31, 1998 the Company recognized approximately $2.5 million of revenue related to the expiration of cards which were sold since October 1, 1996. The Company recognized $0 and $6.7 million of revenue related to the expiration of cards for the six months ended September 30, 1997 and 1998, respectively. The primary card costs associated with the provision of telecommunications services are carrier costs for transport of traffic and switch administration fees.

    For the period from April 21, 1995 (inception) through March 31, 1996 and for the years ended March 31, 1997 and 1998, approximately $-0-, $7,084,000 and $75,188,000, respectively, of wholesale revenue was included in revenues. For the six months ended September 30, 1997 and 1998, $23,557,000 and $73,630,000
respectively of wholesale revenues was included in telecommunications services revenues.

                    PT-1 COMMUNICATIONS, INC. AND SUBSIDIARY

        FOR THE PERIOD FROM APRIL 21, 1995 (INCEPTION) TO MARCH 31, 1996

                AND FOR THE YEARS ENDED MARCH 31, 1997 AND 1998
       (INFORMATION AS OF SEPTEMBER 30, 1998 AND FOR THE SIX MONTHS ENDED
                   SEPTEMBER 30, 1998 AND 1997 IS UNAUDITED)

(1) SUMMARY OF SIGNIFICANT ACCOUNTING POLICIES (CONTINUED)
    (C) CASH EQUIVALENTS

    For purposes of the consolidated statements of cash flows, the Company considers all highly liquid investments with original maturities of three months or less to be cash equivalents.

    (D) MARKETABLE SECURITIES

    Management determines the appropriate classification of its marketable securities at the time of purchase and classifies them as trading, held to maturity or available for sale, in accordance with the provisions of Statement of Financial Accounting Standards (SFAS) No. 115, "Accounting for Certain Investments in Debt and Equity Securities."

    (E) PROPERTY AND EQUIPMENT AND SOFTWARE

    Property and equipment consist principally of telecommunications equipment, office equipment, packaging machinery and equipment, furniture and fixtures and leasehold improvements. Property and equipment are stated at cost with depreciation provided using the straight-line method over the estimated useful lives of the related assets. Leasehold improvements are amortized over the life of the lease or the useful life of the improvement, whichever is shorter. The estimated useful lives are as follows:

                                                                        7-10
Telecommunications equipment.....................................      years
Telecommunication networks.......................................   20 years
Office equipment.................................................    5 years
Machinery and equipment..........................................   15 years
Furniture and fixtures...........................................   10 years
Leasehold improvements...........................................    5 years
Computer software................................................  3-4 years

Telecommunications equipment is comprised of telephone switches and communications equipment utilized to route and connect calls. Telecommunications network includes two Indefeasible Rights of Use (IRU) in fiber optic telephone cable systems which have been accounted for as capital leases. These assets are amortized over the life of the agreements not to exceed 20 years (see Notes 2 and 12).

    The Company's telecommunications equipment is subject to technological risks and rapid market changes due to new products and services and changing customer demand. These changes may result in future adjustments to the estimated useful lives of these assets.

    (F) INVENTORY

    Inventory consists of costs of production and packaging of unsold phone cards, is valued using the average-cost method and is charged to cost of services when the cards are sold.

                    PT-1 COMMUNICATIONS, INC. AND SUBSIDIARY

        FOR THE PERIOD FROM APRIL 21, 1995 (INCEPTION) TO MARCH 31, 1996

                AND FOR THE YEARS ENDED MARCH 31, 1997 AND 1998
       (INFORMATION AS OF SEPTEMBER 30, 1998 AND FOR THE SIX MONTHS ENDED
                   SEPTEMBER 30, 1998 AND 1997 IS UNAUDITED)

(1) SUMMARY OF SIGNIFICANT ACCOUNTING POLICIES (CONTINUED)
    (G) CAPITALIZED SOFTWARE

    The Company capitalizes certain computer software license acquisition costs which are amortized utilizing the straight-line method over three years, the period for which the Company maintains exclusive rights to such license.

    On April 1, 1997, the Company adopted the provisions of Statement of Position (SOP) 98-1, "Accounting for the Costs of Computer Software Developed or Obtained for Internal Use." The SOP requires that certain costs related to the development or purchase of internal-use software be capitalized and amortized over the estimated useful life of the software. The SOP also requires that costs related to the preliminary project stage and the post-implementation/operations stage of an internal-use computer software development project be expensed as incurred. There was no cumulative effect of adopting this SOP and subsequent to its adoption there were no material amounts capitalized under its provisions.

    (H) INCOME TAXES

    Deferred tax assets and liabilities are recognized for the future tax consequences attributable to differences between the financial statement carrying amounts of existing assets and liabilities and their respective tax bases and operating loss carryforwards. Deferred tax assets and liabilities are measured using enacted tax rates expected to apply to taxable income in the years in which those temporary differences are expected to be realized or settled. The effect on deferred tax assets and liabilities of a change in tax rates is recognized in income in the period that includes the enactment date. Valuation allowances are established when necessary to reduce deferred tax assets to the amounts expected to be realized.

    (I) FAIR VALUE OF FINANCIAL INSTRUMENTS

    SFAS No. 107, "Disclosures about Fair Value of Financial Instruments," requires the determination of fair value for certain of the Company's assets and liabilities. The Company estimates that the carrying value of its financial instruments approximates fair value.

    (J) IMPAIRMENT OF LONG-LIVED ASSETS AND LONG-LIVED ASSETS TO BE DISPOSED OF

    In accordance with SFAS No. 121, "Accounting for the Impairment of Long-Lived Assets and for Long-Lived Assets to Be Disposed Of," the Company reviews for the impairment of long-lived assets and certain identifiable intangibles to be held and used by the Company whenever events and changes in circumstances indicate that the carrying value of an asset may not be recoverable.

    The Company assesses the recoverability of an asset by determining whether the amortization of the asset balance over its remaining life can be recovered through projections of undiscounted future cash flows of the related asset. The amount of asset impairment, if any, is measured based on projected discounted future cash flows using a discount rate reflecting the Company's average cost of funds.

                    PT-1 COMMUNICATIONS, INC. AND SUBSIDIARY

        FOR THE PERIOD FROM APRIL 21, 1995 (INCEPTION) TO MARCH 31, 1996

                AND FOR THE YEARS ENDED MARCH 31, 1997 AND 1998
       (INFORMATION AS OF SEPTEMBER 30, 1998 AND FOR THE SIX MONTHS ENDED
                   SEPTEMBER 30, 1998 AND 1997 IS UNAUDITED)

(1) SUMMARY OF SIGNIFICANT ACCOUNTING POLICIES (CONTINUED)
    (K) RISKS AND UNCERTAINTIES

    The preparation of financial statements in conformity with generally accepted accounting principles requires management to make estimates and assumptions that affect the reported amounts of assets and liabilities and disclosure of contingent assets and liabilities at the date of the financial statements and the reported amounts of revenue and expense during the reporting period. Estimates are used in determining the allowance for doubtful accounts, depreciation and amortization, carrier cost liabilities and the realization of deferred tax assets. The accompanying consolidated balance sheets include liabilities with respect to carrier line costs and related disputes which are determined based upon various assumptions (see Note 9(b)). It is reasonably possible that the final resolution of some of these disputes may require expenditure by the Company in excess of estimates and in a range of amounts that cannot be reasonably estimated. Actual results could differ from those estimates.

    The taxation of prepaid phone cards is evolving and is not specifically addressed by many of the states in which the Company does business. While the Company believes it has adequately provided for any such taxes it may ultimately be required to pay, certain states may enact legislation which specifically provides for taxation of such cards or may interpret current laws in a manner resulting in additional tax liabilities.

    (L) STOCK-BASED COMPENSATION

    The Company accounts for stock-based compensation in accordance with SFAS No. 123, "Accounting for Stock-Based Compensation," which permits entities to recognize as expense over the vesting period the fair value of all stock-based awards on the date of grant. Alternatively, SFAS No. 123 also allows entities to continue to apply the provisions of the Accounting Principles Board (APB) Opinion No. 25 and provide pro forma net income and pro forma earnings per share disclosures for employee stock option grants as if the fair value-based method, as defined in SFAS No. 123, had been applied. The Company has elected to continue to apply the provisions of APB Opinion No. 25 and provide the pro forma disclosure required by SFAS No. 123. As such, compensation expense is generally recorded on the date of grant only if the current market price of the underlying stock exceeded the exercise price.

    (M) ADVERTISING COSTS

    Advertising costs are expensed as incurred. Advertising costs period from April 21, 1995 (inception) through March 31, 1996 and for the years ended March 31, 1997 and 1998 amounted to approximately $108,000, $202,000 and $760,000, respectively. Advertising costs amounted to approximately $207,000 and $1,178,000 for the six months ended September 30, 1997 and 1998, respectively.

    (N) INTANGIBLE ASSETS

    Intangible assets consist of a noncompetition agreement which is being amortized by use of the straight-line method over the estimated life of the agreement (see note 8).

                    PT-1 COMMUNICATIONS, INC. AND SUBSIDIARY

        FOR THE PERIOD FROM APRIL 21, 1995 (INCEPTION) TO MARCH 31, 1996

                AND FOR THE YEARS ENDED MARCH 31, 1997 AND 1998
       (INFORMATION AS OF SEPTEMBER 30, 1998 AND FOR THE SIX MONTHS ENDED
                   SEPTEMBER 30, 1998 AND 1997 IS UNAUDITED)

(1) SUMMARY OF SIGNIFICANT ACCOUNTING POLICIES (CONTINUED)
    (O) NET EARNINGS (LOSS) PER SHARE

    The Company adopted the provisions of SFAS 128, "Earnings Per Share" for the year ended March 31, 1998. SFAS 128, which supercedes APB Opinion No. 15, "Earnings Per Share" was issued in February 1997. SFAS 128 requires dual presentation of basic and diluted earnings per share ("EPS") for complex capital structures on the face of the statement of operations. Basic EPS is computed by dividing net income or loss by the weighted average number of common shares outstanding for the period. Diluted EPS reflects the potential dilution from the exercise or conversion of securities into common stock. Net earnings (loss) and weighted average shares outstanding used for computing diluted loss per common share were the same as that used for computing net earnings (loss) per common share for all periods presented.

    Potentially dilutive instruments totalling 9,000,000 for the year ended March 31, 1997 have not been included in the computation of diluted net income
(loss) per common share because they were antidilutive for those periods.

    (P) TAXES ON PREPAID CARDS

    Various jurisdictions levy taxes on telecommunications services whether provided through prepaid cards or some other means utilizing different methods and rates. The Company accrues for excise, sales and other usage based taxes on telecommunication services based on the enacted method and rate for each jurisdiction in the period usage occurs and revenue is recognized.

(2) PROPERTY AND EQUIPMENT

    Property and equipment consist of the following as of March 31, 1997 and 1998 and September 30, 1998:

                                                             MARCH 31,
                                                     --------------------------  SEPTEMBER 30,
                                                         1997          1998          1998
                                                     ------------  ------------  -------------
                                                                                   UNAUDITED
Telecommunications equipment.......................  $  1,174,032    19,885,282    30,639,820
Telecommunication networks.........................       --            --          8,600,000
Office equipment...................................       141,920       931,374     1,896,582
Packaging machinery and equipment..................       120,396       412,638       412,638
Furniture and fixtures.............................        96,793       273,055       368,273
Leasehold improvements.............................        30,642     1,222,099     2,704,803
Software...........................................            --     1,142,876     1,331,412
                                                     ------------  ------------  -------------
                                                        1,563,783    23,867,324    45,953,528
Less accumulated depreciation......................        79,960     1,257,870     2,473,042
                                                     ------------  ------------  -------------
                                                     $  1,483,823    22,609,454    43,480,486
                                                     ------------  ------------  -------------
                                                     ------------  ------------  -------------

                    PT-1 COMMUNICATIONS, INC. AND SUBSIDIARY

        FOR THE PERIOD FROM APRIL 21, 1995 (INCEPTION) TO MARCH 31, 1996

                AND FOR THE YEARS ENDED MARCH 31, 1997 AND 1998
       (INFORMATION AS OF SEPTEMBER 30, 1998 AND FOR THE SIX MONTHS ENDED
                   SEPTEMBER 30, 1998 AND 1997 IS UNAUDITED)

(2) PROPERTY AND EQUIPMENT (CONTINUED)
    In March 1998, the Company acquired telecommunications equipment for $10 million under a lease with a financing company. The Company has accounted for the lease as a capital lease and included the $10 million of equipment in telecommunications equipment. The lease requires monthly payments of $206,420, including interest at 8.76%, until April 2003 and is secured by the Company's equipment and accounts receivable. At March 31, 1998, the Company was in compliance with the covenants contained in the lease.

(3) MARKETABLE SECURITIES AND INVESTMENTS

    Marketable securities are composed of common stock investments in public corporations and are classified as trading securities, which are carried at their fair value based upon the quoted market prices of those investments. Accordingly, net realized and unrealized gains and losses on trading securities are included in the consolidated statements of operations. Net realized gains and losses are determined on the first-in first-out basis.

    Net gains on trading securities of $507,170 for the year ended March 31, 1998 is composed of a net realized gain of $302,825 and unrealized holding gains of $204,345. Net losses on trading securities of ($50,542) for the six months ended September 30, 1998 is composed of a net unrealized holding gain of $11,208 and a net unrealized holding loss of ($61,750).

    Investments in the accompanying balance sheet represent certificates of deposit which mature at varying dates through January 1999 and bear interest at rates which range from 4.1% to 5.3% These investments are stated at cost plus accrued interest which approximates fair value. At March 31, 1997 and 1998 and September 30, 1998, certificates of deposit with a carrying value of $1,472,000, $2,406,000, and $0, respectively, collateralize standby letters of credit to certain of the Company's service providers and are classified as long-term investments. These letters of credit expire at various dates through March 20, 1999, have been issued as security against services provided to the Company and are expected to be renewed.

(4) BUSINESS CONCENTRATIONS

    SALES

    For the period from April 21, 1995 (inception) through March 31, 1996 no one distributor represented 10% or more of prepaid phone card revenue. For the years ended March 31, 1997 and 1998 and the six month periods ended September 30, 1997 and 1998, prepaid phone card sales to five individual distributors represented approximately 5%, 13%, 6%, 11% and 10%, 18%, 17%, 12%, 4% and 5%, 15%, 17%, 9%,
7% and 8%, and 21%, 16%, 11%, 0% and 0%, of prepaid phone card revenue for each respective period.

    ACCOUNTS RECEIVABLE

    The Company's accounts receivable are primarily due from distributors. Two distributors individually represented approximately 35% and 15% of the net accounts receivable balance at March 31, 1997 and one distributor represents approximately 30% of the net accounts receivable balance at March 31, 1998.

                    PT-1 COMMUNICATIONS, INC. AND SUBSIDIARY

        FOR THE PERIOD FROM APRIL 21, 1995 (INCEPTION) TO MARCH 31, 1996

                AND FOR THE YEARS ENDED MARCH 31, 1997 AND 1998
       (INFORMATION AS OF SEPTEMBER 30, 1998 AND FOR THE SIX MONTHS ENDED
                   SEPTEMBER 30, 1998 AND 1997 IS UNAUDITED)

(4) BUSINESS CONCENTRATIONS (CONTINUED)
    At March 31, 1997, accounts receivable of approximately $585,000 relate to PT-1 California, an unrelated exclusive sales distribution center. At March 31, 1998, accounts receivable of approximately $2,953,000 and $71,000, respectively, relate to PT-1 California and PT-1 Ohio, unrelated exclusive sales distribution centers. These exclusive sales distribution centers are sites where PT-1's prepaid cards are exclusively distributed by those PT-1 distributors who are authorized to use the PT-1 name for promotional purposes.

    COST OF SERVICES

    For the year ended March 31, 1998, one telecommunications service provider represented approximately 35% of cost of services.

(5) ASSET PURCHASE AND SOFTWARE-LICENSING AGREEMENT

    On May 9, 1997, PT-1 entered into an asset purchase agreement with Interactive Telephone Company ("Interactive") and Joseph Pannullo ("Pannullo"), the sole director and stockholder of Interactive, for $600,000 for computer hardware and other assets. Interactive is in the business of providing long-distance telecommunications services to issuers of prepaid debit phone cards.

    On May 9, 1997, PT-1 entered into a three-year employment agreement with Panullo. In connection with this agreement, the Company granted Panullo an option to purchase 1,048,600 shares of stock at an aggregate option price of $0.01. The Company has recorded compensation expense of $1 million, the intrinsic value of the option representing the difference between the fair value of the stock and the exercise price, on the grant date in accordance with APB
25. The entire $1 million was recognized as compensation expense on May 9, 1997, since the option immediately vested. Because the option was exercisable for a nominal amount, the fair value of the option approximated the amount recognized as compensation. The fair value of the stock was determined by the Company's board of directors utilizing a recent arms length transaction adjusted for other considerations including growth of the business. The fair value was supported by an independent valuation report.

    On May 9, 1997, PT-1 entered into a software license agreement with Godot Soft, LLC ("Godot"), which is owned by Pannullo, and Pannullo for a license fee of $1,000,000. The license fee was paid with $350,000 in cash and the delivery of a $650,000 noninterest-bearing promissory note payable in ten equal monthly installments commencing 90 days following the effective date. The license fee has been capitalized as software and is being amortized over a period of 4 years, the term of PT-1s' exclusivity. In addition, the software license agreement provides that if (i) the Company engages in a specified transfer of control transaction and (ii) Sam Tawfik ("Tawfik"), the Company's Chief Executive Officer, and his affiliates and family members receive at least $100 million in cash or publicly held securities as a result of such transaction, the Company must pay a fee of $2.0 million to Godot. Such amount would become payable if the merger transaction described in note 12 closes.

                    PT-1 COMMUNICATIONS, INC. AND SUBSIDIARY

        FOR THE PERIOD FROM APRIL 21, 1995 (INCEPTION) TO MARCH 31, 1996

                AND FOR THE YEARS ENDED MARCH 31, 1997 AND 1998
       (INFORMATION AS OF SEPTEMBER 30, 1998 AND FOR THE SIX MONTHS ENDED
                   SEPTEMBER 30, 1998 AND 1997 IS UNAUDITED)

(6) RELATED PARTY TRANSACTIONS

    During the year ended March 31, 1997, the Company made loans to two of its officers and a former employee aggregating $591,542, of which $202,820 remains outstanding at March 31, 1998. These loans bear interest at rates which range from 8% to 8.5% and have no specified repayment terms. During the six months ended September 30, 1998. PT-1 made an additional $350,000 loan to an officer. The note is secured by 70,000 shares of PT-1 common stock.

    Through March 31, 1996, PT-1 sold phone cards to Tempus International, a corporation controlled by the Company's then President and a director, on terms identical to those extended to the company's customers. For the period from April 21, 1995 (inception) to March 31, 1996, these purchases aggregated approximately $1,050,000.

(7) TAXES

    The components of income tax expense (benefit) for the year ended March 31, 1998 are presented in the following table:

Current:
  Federal...............................  $   6,283,840
  State.................................        921,939
                                          -------------
    Total current.......................      7,205,779
Deferred:
  Federal...............................     (1,787,050)
  State.................................       (268,729)
                                          -------------
    Total deferred......................     (2,055,779)
                                          -------------
    Total...............................  $   5,150,000
                                          -------------
                                          -------------

    The statutory Federal income tax rate for the period ended March 31, 1996 and years ended March 31, 1997 and 1998 was 35% and the effective income tax rate was 0%, 0% and 30.78%, respectively.

                    PT-1 COMMUNICATIONS, INC. AND SUBSIDIARY

        FOR THE PERIOD FROM APRIL 21, 1995 (INCEPTION) TO MARCH 31, 1996

                AND FOR THE YEARS ENDED MARCH 31, 1997 AND 1998
       (INFORMATION AS OF SEPTEMBER 30, 1998 AND FOR THE SIX MONTHS ENDED
                   SEPTEMBER 30, 1998 AND 1997 IS UNAUDITED)

(7) TAXES (CONTINUED)
    The following table shows the principal reasons for the difference between the effective tax rate and the statutory federal income tax rate for the year ended March 31,:

                                                  1996                     1997                     1998
                                          ---------------------    ---------------------    ---------------------
                                            AMOUNT        %          AMOUNT        %          AMOUNT        %
                                          -----------  --------    -----------  --------    -----------  --------
Expected federal income (benefit) tax at
  statutory rate........................  $(1,018,493)    35.00%   $(2,842,020)    35.00%   $ 5,855,838     35.00%
State income taxes, net of federal
  benefit...............................           --        --             --        --        424,587      2.54%
Change in valuation allowance...........    1,011,500    (34.76%)      278,500     (3.43%)   (1,290,000)    (7.71%)
Stock based compensation not deductible
  for tax purposes......................           --        --      2,555,000    (31.47%)           --        --
Other...................................        6,993     (0.24%)        8,520     (0.10%)      159,575      0.95%
                                          -----------  --------    -----------  --------    -----------  --------
                                          $         0      0.00%   $         0      0.00%   $ 5,150,000     30.78%
                                          -----------  --------    -----------  --------    -----------  --------
                                          -----------  --------    -----------  --------    -----------  --------

    The tax effects of temporary differences that give rise to significant portions of the deferred tax assets at March 31, 1997 and 1998 are described below:

                                                                         1997                      1998
                                                              --------------------------  -----------------------
                                                                 CURRENT     NONCURRENT    CURRENT    NONCURRENT
                                                              -------------  -----------  ----------  -----------
Net operating loss carryforwards............................  $   1,032,000          --           --          --
Stock-based compensation expense............................             --          --      605,739          --
Accounts receivable primarily due to allowance for doubtful
  accounts..................................................        136,000          --      182,744          --
Accrued expenses............................................        183,000          --    1,794,896          --
Net unrealized gain on marketable securities................             --          --      (78,162)         --
Depreciation................................................             --     (61,000)          --    (450,000)
                                                              -------------  -----------  ----------  -----------
  Total deferred tax asset (liability)......................      1,351,000     (61,000)   2,505,217    (450,000)
Less valuation allowance....................................     (1,290,000)         --           --          --
                                                              -------------  -----------  ----------  -----------
  Net deferred tax assets (liabilities).....................  $      61,000     (61,000)   2,505,217    (450,000)
                                                              -------------  -----------  ----------  -----------
                                                              -------------  -----------  ----------  -----------

    In assessing the realizability of deferred tax assets, management considers whether it is more likely than not that some portion or all of the deferred tax assets will not be realized. The ultimate realization of deferred tax assets is dependent upon the generation of future taxable income during the periods in which those temporary differences become deductible. Management considers projected future taxable income and tax planning in making these assessments. During the years ended March 31, 1997 and 1998, the valuation allowance increased by $278,500 and decreased by $1,290,000, respectively.

                    PT-1 COMMUNICATIONS, INC. AND SUBSIDIARY

        FOR THE PERIOD FROM APRIL 21, 1995 (INCEPTION) TO MARCH 31, 1996

                AND FOR THE YEARS ENDED MARCH 31, 1997 AND 1998
       (INFORMATION AS OF SEPTEMBER 30, 1998 AND FOR THE SIX MONTHS ENDED
                   SEPTEMBER 30, 1998 AND 1997 IS UNAUDITED)

(7) TAXES (CONTINUED)
    The Company currently believes that the realization of its deferred tax assets is more likely than not based on the generation of net income during the period and the Company's projection of future taxable income. For the year ended March 31, 1998, the Company utilized the prior period net operating loss carryforwards of $2,950,000, providing a tax benefit of $1.1 million to the Company's consolidated statements of operations.

(8) CAPITAL TRANSACTIONS

    The Company was initially capitalized with the issuance of 20 shares of common stock for a capital contribution of $2,600. As of April 6, 1996 and December 30, 1997, PT-1's Board of Directors declared stock splits of 4.35-for-one and 700,000-for-one, respectively (collectively, the "Stock Split"). Retroactive treatment has been made in the consolidated financial statements to reflect the stock split.

    TRANSACTION WITH THOMAS HICKEY

    On February 25, 1997, litigation related to disputed ownership interests and control of the Company was commenced against the Company, Thomas Hickey (Hickey), a former director and executive officer of the Company, and Sam Tawfik (Tawfik), the Company's Chief Executive Officer. On March 20, 1997, a second action was commenced asserting similar claims against the same defendants. Such litigation involved disputed equity issuance commitments in connection with the establishment of the Company and employment of key executives. On March 26, 1997, a settlement agreement among the parties was reached which included the dismissal of litigation, execution of equity issuance commitments (as described below), release of claims, the resignation of Hickey as a director, executive officer and employee of the Company and the redemption of 25,052,632 shares of common stock of the Company for $15 million which was satisfied by a cash payment of $5 million and the issuance of a note in the principal amount of $10 million (the Note).

    In connection with the March 27, 1997 settlement agreement described above, two officers received 12.25 million shares of the Company for nominal consideration in accordance with commitments made in July 1995 and March 1996, the dates they joined the Company. Certain of the shares were newly issued shares and certain shares were transferred from Hickey to the two officers. In accordance with the provisions of APB Opinion No. 25, the Company has recognized non-cash compensation expense for the year ended March 31, 1997, of approximately $7.3 million related to all of the shares provided to the two officers. Such value was determined based upon the value ascribed to the shares redeemed from Hickey on March 27, 1997.

    On November 7, 1997, in connection with the Company's then pending initial public offering, the Company, Hickey and certain executive officers of the Company entered into additional agreements pursuant to which Hickey affirmed the validity of agreements entered into on March 26, 1997, and agreed to an extended noncompetition agreement for consideration of 483,980 shares of common stock valued at approximately $3.4 million. The Company determined the fair market value of the common stock as of November 7, 1997 based upon consultations with its investment advisors in connection with its then

                    PT-1 COMMUNICATIONS, INC. AND SUBSIDIARY

        FOR THE PERIOD FROM APRIL 21, 1995 (INCEPTION) TO MARCH 31, 1996

                AND FOR THE YEARS ENDED MARCH 31, 1997 AND 1998
       (INFORMATION AS OF SEPTEMBER 30, 1998 AND FOR THE SIX MONTHS ENDED
                   SEPTEMBER 30, 1998 AND 1997 IS UNAUDITED)

(8) CAPITAL TRANSACTIONS (CONTINUED)
proposed initial public offering and as a result of arms length negotiations with Mr. Hickey. Additional releases were obtained for claims relating to Hickey's interest in the Company and the pending initial public offering. The fair value of the common stock issued in consideration for the extended noncompetition agreement was recorded as an intangible asset and is being amortized by use of the straight-line method over the 41 month life of the agreement. Amortization expense of approximately $396,000 was recorded in connection with this agreement.

    The Note accrued interest at a rate of 8% per annum. The Company paid $5 million of the Note on March 25, 1998 in accordance with its terms and must repay the remaining outstanding principal and all accrued interest on or prior to March 25, 1999. The Company pledged two-thirds of the shares of common stock if redeemed from Hickey as collateral for the Note.

    STOCK OPTIONS AND WARRANTS

    On May 12, 1997 and during June 1997, the Company granted incentive stock/stock options compensation awards in connection with three employment agreements. The incentive awards, which vest at specified future dates ranging from 18 to 36 months from the effective dates of the agreements, are not dependent upon performance targets and provide for a maximum value of $850,000 in the aggregate payable in stock or stock options of equivalent value. The Company has recorded compensation expense of $384,269 for the year ended March 31, 1998 in connection with such incentive awards.

    On May 26, 1997, the Company granted an option to purchase 1,916,600 shares of common stock in connection with an employment agreement. The option is exercisable for $3.57 million, the fair market value at the date of grant. On October 15, 1997, the optionee exercised the option and obtained a loan for the exercise price from the Company. The loan is with recourse to the optionee, noninterest bearing for a period of up to 18 months, bears interest at a market rate thereafter and matures on the earlier of (i) two years from the date of the loan, (ii) one year after the closing of the Offering or (iii) upon a sale of control of the Company. The acceleration provision due to a change in control has been waived by STAR in connection with the proposed merger.

    On June 29, 1997, the Company entered into a service agreement with Interexchange, Inc. (Interexchange), a debit card service provider. In connection with the execution of the Interexchange Agreement, the Company granted warrants from the purchase of shares of Common Stock to certain principals of Interexchange (collectively, the "Interexchange Warrants"). The Interexchange Warrants are exercisable for shares of Common Stock with an aggregate fair market value equal to (i) $1,000,000, at a total exercise price of $.15 and (ii) $2.0 million, at an aggregate exercise price equal to $1,000,000 (collectively, the "Warrant Shares"). Interexchange Warrants with respect to one-third of the Warrant Shares vest and become exercisable upon each of: (i) the earlier to occur of the closing of the Offering or March 31, 1998,
(ii) January 1, 1999 and (iii) December 1, 1999, in each case if and only if the Interexchange Agreement has not been terminated on or before such date (other than as a result of a breach by the Company). The Interexchange Warrants expire upon the fifth anniversary of their respective vesting dates. In the event of a change of control, any unvested Interexchange Warrants at such time shall immediately vest and become

                    PT-1 COMMUNICATIONS, INC. AND SUBSIDIARY

        FOR THE PERIOD FROM APRIL 21, 1995 (INCEPTION) TO MARCH 31, 1996

                AND FOR THE YEARS ENDED MARCH 31, 1997 AND 1998
       (INFORMATION AS OF SEPTEMBER 30, 1998 AND FOR THE SIX MONTHS ENDED
                   SEPTEMBER 30, 1998 AND 1997 IS UNAUDITED)

(8) CAPITAL TRANSACTIONS (CONTINUED)
exercisable and the fair market value shall be fixed as of the date of such change of control. In connection with the warrants, the Company will record compensation expense of approximately $2.0 million, the difference between the exercise price and market value, over the vesting period applicable to each portion of the grant. The Company has recorded compensation expense of approximately $1,200,000 for the year ended March 31, 1998, in connection with the warrants.

    On September 30, 1997, the Board of Directors adopted, and the shareholders of the Company approved, the 1997 Stock Incentive Plan (the "Stock Incentive Plan"), which provides for the grant to officers, key employees and directors of the Company and its subsidiaries of both "incentive stock options" within the meaning of the Internal Revenue Code, and stock options that are nonqualified for federal income tax purposes. The total number of shares for which options may be granted pursuant to the Stock Incentive Plan and the maximum number of shares for which options may be granted pursuant to the Stock Incentive Plan and the maximum number of shares for which options may be granted to any person is 3,500,000 shares, subject to certain adjustments to reflect changes in the Company's capitalization.

    As of March 31, 1998, options to purchase an aggregate 628,000 shares of Common Stock were granted under the Stock Incentive Plan and a total of 2,872,000 shares of Common Stock remained available for future grants. The outstanding options were held by 30 individuals. The Company has recorded compensation expense of $70,000 for the year ended March 31, 1998 in connection with such options. Shares subject to options granted under the plan that have lapsed or terminated may again be subject to options granted under the plan.

    The following table summarizes the transactions of the Company's Stock Incentive Plan for the year ended March 31, 1998:

                                                                                   WEIGHTED
                                                                      SHARES        AVERAGE
                                                                    SUBJECT TO   OPTION PRICE
                                                                      OPTION       PER SHARE
                                                                    -----------  -------------
Balance at April 1, 1997..........................................           --    $      --
  Options granted.................................................    3,720,700         3.14
  Options exercised...............................................   (2,975,200)        1.20
  Options canceled................................................     (117,500)       10.53
                                                                    -----------       ------
Balance at March 31, 1998.........................................      628,000    $   10.97
                                                                    -----------       ------
  Options granted.................................................           --           --
  Options exercised...............................................           --           --
  Options canceled................................................      (61,000)       10.75
                                                                    -----------       ------
Balance at September 30, 1998 (unaudited).........................      567,000    $   10.98
                                                                    -----------       ------
                                                                    -----------       ------

    The Company did not grant any stock options for the year ended March 31, 1997.

                    PT-1 COMMUNICATIONS, INC. AND SUBSIDIARY

        FOR THE PERIOD FROM APRIL 21, 1995 (INCEPTION) TO MARCH 31, 1996

                AND FOR THE YEARS ENDED MARCH 31, 1997 AND 1998
       (INFORMATION AS OF SEPTEMBER 30, 1998 AND FOR THE SIX MONTHS ENDED
                   SEPTEMBER 30, 1998 AND 1997 IS UNAUDITED)

(8) CAPITAL TRANSACTIONS (CONTINUED)
    The following table summarizes information about shares subject to options under the Company's Stock Incentive Plan at September 30, 1998:

                     OPTIONS OUTSTANDING                           OPTIONS EXERCISABLE
--------------------------------------------------------------  --------------------------
                                  WEIGHTED        WEIGHTED                     WEIGHTED
                                   AVERAGE         AVERAGE                      AVERAGE
  NUMBER     RANGE OF EXERCISE    EXERCISE     REMAINING LIFE     NUMBER       EXERCISE
OUTSTANDING        PRICE            PRICE         IN YEARS      EXERCISABLE      PRICE
-----------  -----------------  -------------  ---------------  -----------  -------------
   547,000   $  10.00 - $11.00    $   10.86            0.31        399,659     $   10.87
    20,000   $  13.20 - $15.40    $   14.30            0.50             --     $      --
-----------                                                     -----------
   567,000   $  10.00 - $15.40    $   10.98            0.32        399,659     $   10.87
-----------                                                     -----------
-----------                                                     -----------

(9) COMMITMENTS AND CONTINGENCIES

    (A) LEASE

    At March 31, 1998, the Company was committed under a noncancelable operating lease for the rental of office space for which it is also obligated to pay a pro rata portion of increases in real property taxes as additional rent.

    The Company's future lease payments are as follows:

                                                                   OPERATING       CAPITAL
YEAR ENDING MARCH 31,                                                LEASES         LEASES
----------------------------------------------------------------  ------------  --------------
1999............................................................  $  1,331,000  $    2,270,620
2000............................................................     1,275,000       2,477,040
2001............................................................     1,260,000       2,477,040
2002............................................................     1,214,000       2,477,040
2003............................................................       376,000       2,477,040
Remainder.......................................................     2,050,000         206,420
                                                                  ------------  --------------
                                                                  $  7,506,000      12,385,200
                                                                  ------------
                                                                  ------------
Less Amount Representing Interest...............................                    (2,385,200)
                                                                                --------------
Capital Lease Obligation........................................                    10,000,000
                                                                                --------------
                                                                                --------------

    Total rent expense for the years ended March 31, 1997 and 1998 was approximately $76,000 and $788,000, respectively.

                    PT-1 COMMUNICATIONS, INC. AND SUBSIDIARY

        FOR THE PERIOD FROM APRIL 21, 1995 (INCEPTION) TO MARCH 31, 1996

                AND FOR THE YEARS ENDED MARCH 31, 1997 AND 1998
       (INFORMATION AS OF SEPTEMBER 30, 1998 AND FOR THE SIX MONTHS ENDED
                   SEPTEMBER 30, 1998 AND 1997 IS UNAUDITED)

(9) COMMITMENTS AND CONTINGENCIES (CONTINUED)
    (B) TELECOMMUNICATIONS SERVICE AGREEMENTS

    The Company has an agreement with a telecommunications company with an annual usage commitment of $1,500,000. The Company has exceeded the annual usage commitment since the inception of this agreement.

    The Company has minimum volume commitments of approximately 940,000 minutes per month with eight of its service providers which, if not met, may require the Company to make payments to these providers. As of March 31, 1998, the Company anticipates that it will fulfill these commitments.

    The Company is committed to paying a minimum monthly service charge of $500,000 through January 1, 2001 for use of a debit platform switching network.

    The Company has been billed $3.2 million by a carrier for completed and uncompleted calls. Under FCC regulation, the Company is only required to pay for completed calls and has disputed the billed amount. The Company has accrued $1.6 million at March 31, 1998, its estimate of charges for completed calls.

    (C) EMPLOYMENT CONTRACTS

    The Company has employment agreements with certain executive officers and key management personnel, the terms of which expire at various times through June 2000. Such agreements provide for minimum salary levels, as well as for incentive bonuses that are payable if specified management goals are attained. The aggregate commitment for future salaries at March 31, 1998, excluding bonuses, was approximately $3,047,000. All agreements contain covenants not to compete.

    (D) LETTERS OF CREDIT

    At March 31, 1997 and 1998 and September 30, 1998, certificates of deposit with carrying values of $1,472,000 and $2,406,000 and $0, respectively, collateralize standby letters of credit to the Company's major service provider. These letters of credit have been issued as security against services advanced.

    (E) REGULATORY

    The Company is subject to regulation by various government agencies and jurisdictions and believes it is in compliance with all applicable laws and regulations. However, implementation and interpretation of the Telecom Act of 1996 (the Act) is ongoing and subject to litigation by various Federal and state agencies and courts. As a result, the impact of the Act on the Company is not yet completely determinable and future interpretations and rulings may impact the financial position and results of operations of the Company.

    The Telecommunications Act (Section 276) mandated that the FCC promulgate rules to establish a per call compensation plan to ensure that all payphone providers are fairly compensated for each completed intrastate and interstate payphone initialed call, including calls on which payphone providers

                    PT-1 COMMUNICATIONS, INC. AND SUBSIDIARY

        FOR THE PERIOD FROM APRIL 21, 1995 (INCEPTION) TO MARCH 31, 1996

                AND FOR THE YEARS ENDED MARCH 31, 1997 AND 1998
       (INFORMATION AS OF SEPTEMBER 30, 1998 AND FOR THE SIX MONTHS ENDED
                   SEPTEMBER 30, 1998 AND 1997 IS UNAUDITED)

(9) COMMITMENTS AND CONTINGENCIES (CONTINUED) had not heretofore received compensation. Such calls included those placed to toll free numbers (800/888) such as operator assisted and prepaid calling card calls, and calls placed through network access codes. In September 1996, the FCC promulgated rules to implement Section 276 of the Telecommunications Act which established a three-phase compensation plan for payphone providers. On July 1, 1997, the D.C. Circuit Court of Appeals vacated significant portions of the FCC's rules including the per call rate which was found to be arbitrary and capricious, and remanded the matter to the FCC for reconsideration. On remand, the FCC in September 1997, established a two-year "default" compensation rate of $0.284 per payphone-originated toll free or access code call. At the end of the two year interim period, the per call payphone compensation rate will be the deregulated market-based local coin rate less $0.066. This amount is payable by all "switched-based" interexchange carriers (but again may be passed through to non-facilities-based resellers). The revised FCC's rules became effective on October 7, 1997, but continue to be subject to regulatory and legal challenges. The Company accrues $0.284 for each terminated toll free call which originates from a payphone, in the period the call is made, in accordance with the FCC's rules.

    In 1998, the Company began incurring certain universal service support obligation costs resulting from the Federal Communications Commission Universal Service Order. The Universal Service Order created new universal service support obligations for telecommunications services for schools and libraries and rural health care facilities. The Universal Service Order is currently being challenged.

    PT-1 believes that these regulations or other potential changes in the regulatory environment will not have a material effect on the Company.

    (F) LEGAL

    On July 31, 1997, the Company was notified by the Federal Trade Commission
(FTC) and the New York Attorney General Office (NYAG) that it was the subject of an investigation alleging deceptive advertising practices in connection with the sale of its prepaid telephone cards. The Company has recently been informed that the NYAG office is no longer pursuing this matter. The Company does not believe its advertising practices are deceptive and it is currently in discussions with the FTC offices regarding resolution. Management does not believe that the outcome, if unfavorable, will have a material adverse effect on the Company's business, financial condition or results of operations. The Company estimates that the range it would be obligated to pay is approximately $250,000 to $300,000. The Company has accrued $250,000 at March 31, 1998 relating to this claim.

(10) SHORT-TERM DEBT

    On October 8, 1997, the Company entered into a $5.0 million revolving credit facility and a $5.0 million letter of credit facility with Chase Manhattan Bank, N.A. (the "Credit Facility"). Borrowings under the Credit Facility bear interest at a rate equal to either the adjusted London Interbank Offer Rate plus 2.25%, the prime rate or a fixed rate to be determined pursuant to the Credit Facility. Borrowings under the Credit Facility are secured by the Company's equipment and accounts receivable. The Company may borrow up to 75% of eligible equipment and accounts receivable. The Credit Agreement expires on

                    PT-1 COMMUNICATIONS, INC. AND SUBSIDIARY

        FOR THE PERIOD FROM APRIL 21, 1995 (INCEPTION) TO MARCH 31, 1996

                AND FOR THE YEARS ENDED MARCH 31, 1997 AND 1998
       (INFORMATION AS OF SEPTEMBER 30, 1998 AND FOR THE SIX MONTHS ENDED
                   SEPTEMBER 30, 1998 AND 1997 IS UNAUDITED)

(10) SHORT-TERM DEBT (CONTINUED)
September 30, 1998. The amount borrowed on the line of credit was $2,760,000 at March 31, 1998 and $5,000,000 at September 30, 1998.

(11) DEFERRED OFFERING COSTS

    The Company has deferred offering costs of $485,790 relating to its proposed initial public offering. In connection with the merger transaction described in note 12 the Company is not pursuing the initial public offering and such costs will be expensed in the first quarter of fiscal 1999.

(12) TRANSACTIONS WITH STAR TELECOMMUNICATIONS, INC.

    In June and September 1998, PT-1 entered into two Capacity Purchase and Assignment Agreements with STAR Telecommunications, Inc. (STAR) for $4.5 million and $4.1 million respectively. Pursuant to these agreements PT-1 acquired two indefeasible rights of use (IRU) from STAR which have been accounted for as capital leases and are included in telecommunications network.

    On August 17, 1998 PT-1 obtained a loan from STAR for $10 million with a maturity date of August 17, 1999. The loan accrues interest monthly at 6 3/4% and PT-1 may defer payment of all interest until the maturity date.

    On August 20, 1998, PT-1 entered into an amended and restated agreement and plan of merger with STAR. The acquisition will be completed through the issuance of 15 million shares of STAR common stock and the payment of $19.5 million to PT-1 stockholders. Effective as of September 1, 1998, the merger agreement was amended by the parties to modify the consideration to be paid to the stockholders of PT-1 and to provide Star with managerial and operational authority over PT-1 as of that date.

    On September 25, 1998, PT-1 entered into a further Capacity Purchase and Assignment Agreement with STAR for $4.1 million. Pursuant to this agreement PT-1 acquired an indefeasible right of use (IRU) dated May 12, 1998. Such IRU is included in property equipment.

                 UNITED DIGITAL NETWORK, INC. AND SUBSIDIARIES
                     (FORMERLY UNIDEX COMMUNICATIONS CORP.)
                         INDEX TO FINANCIAL STATEMENTS

                                                                                                               PAGE
                                                                                                             ---------
Report of Independent Accountants for the years ended April 30, 1996 and 1997 and for the eight months
  ended December 31, 1997..................................................................................       F-58

Independent Auditor's Report for the year ended April 30, 1995.............................................       F-59

Consolidated Financial Statements:

Consolidated Balance Sheets as of April 30, 1996 and 1997 and as of December 31, 1997......................       F-60

Consolidated Statements of Operations for the years ended April 30, 1995, 1996 and 1997 and for the eight
  months ended December 31, 1997...........................................................................       F-61

Consolidated Statements of Shareholders' Equity (Deficit) for the years ended April 30, 1995, 1996 and 1997
  and for the eight months ended December 31, 1997.........................................................       F-62

Consolidated Statements of Cash Flows for the years ended April 30, 1995, 1996 and 1997 and for the eight
  months ended December 31, 1997...........................................................................       F-63

Notes to Consolidated Financial Statements.................................................................       F-64

                       REPORT OF INDEPENDENT ACCOUNTANTS

To the Board of Directors and Shareholders of United Digital Network, Inc. and Subsidiaries
  (formerly Unidex Communications Corp.)

    In our opinion, the accompanying consolidated balance sheets and the related consolidated statements of operations, shareholders' equity (deficit) and of cash flows present fairly, in all material respects, the financial position of United Digital Network, Inc. and its Subsidiaries (formerly Unidex Communications Corp.) at April 30, 1996 and 1997 and at December 31, 1997, and the results of their operations and their cash flows for the years ended April 30, 1996 and 1997 and for the eight months ended December 31, 1997, in conformity with generally accepted accounting principles. These financial statements are the responsibility of the Company's management; our responsibility is to express an opinion on these financial statements based on our audits. We conducted our audits of these financial statements in accordance with generally accepted auditing standards which require that we plan and perform the audit to obtain reasonable assurance about whether the financial statements are free of material misstatement. An audit includes examining, on a test basis, evidence supporting the amounts and disclosures in the financial statements, assessing the accounting principles used and significant estimates made by management, and evaluating the overall financial statement presentation. We believe that our audits provide a reasonable basis for the opinion expressed above.

    The accompanying consolidated financial statements have been prepared assuming that the Company will continue as a going concern. As described in Note 14 to the consolidated financial statements, the Company has a significant working capital deficiency and its current cash flow from operations is not sufficient to permit the Company to repay debts on the scheduled due dates. These conditions raise substantial doubt about the Company's ability to continue as a going concern. Management's plans in regard to this matter are also described in Note 14. The financial statements do not include any adjustment that might result from the outcome of this uncertainty.

/s/ PRICEWATERHOUSECOOPERS LLP

Dallas, Texas
May 31, 1998

                          INDEPENDENT AUDITOR'S REPORT

To the Shareholders
UNIDEX COMMUNICATIONS CORP.

    We have audited the consolidated balance sheet of Unidex Communications Corp. and Subsidiaries as of April 30, 1995, and the consolidated statements of operations, shareholders' equity and cash flows for the year then ended. These financial statements are the responsibility of the Company's management. Our responsibility is to express an opinion on these financial statements based on our audit.

    We conducted our audit in accordance with generally accepted auditing standards. Those standards require that we plan and perform the audit to obtain reasonable assurance about whether the financial statements are free of material misstatement. An audit includes examining, on a test basis, evidence supporting the amounts and disclosures in the financial statements. An audit also includes assessing the accounting principles used and significant estimates made by management, as well as evaluating the overall financial statement presentation. We believe that our audit provides a reasonable basis for our opinion.

    In our previously issued report dated July 21, 1995, we expressed an opinion that the 1995 consolidated financial statements presented fairly the financial position of Unidex Communications Corp. and Subsidiaries as of April 30, 1995, and the results of operation and cash flows for the year then ended in conformity with generally accepted accounting principles, except for the omission of the disclosure of proforma results of operations relating to a business acquisition on April 27, 1996. The Company has included the omitted proforma information in Note 6. Accordingly, our present opinion on the 1995 financial statements is different from that presented in our previous report.

    In our opinion, the consolidated financial statements referred to above present fairly, in all material respects, the financial position of the Unidex Communications Corp. and Subsidiaries as of April 30, 1995 and the results of its operations and its cash flows for the year then ended in accordance with generally accepted accounting principles.

/s/ WEAVER AND TIDWELL, L.L.P.

Dallas, Texas

July 21, 1995, except for the
  proforma information relating to
  the business acquisition, as to which
  the date is May 20, 1997.

                 UNITED DIGITAL NETWORK, INC. AND SUBSIDIARIES

                     (FORMERLY UNIDEX COMMUNICATIONS CORP.)

                          CONSOLIDATED BALANCE SHEETS

                                     ASSETS

                                                                            AS OF APRIL 30,             AS OF
                                                                      ----------------------------  DECEMBER 31,
                                                                          1996           1997           1997
                                                                      -------------  -------------  -------------
Current assets:
  Cash and cash equivalents.........................................  $   1,073,649  $     556,366  $      45,317
  Accounts and notes receivable, net (Note 5).......................      2,452,336      3,918,905      3,787,173
  Receivable from employee..........................................         12,010             --             --
  Prepaid expenses and other........................................        140,991        453,247        383,369
                                                                      -------------  -------------  -------------
    Total current assets............................................      3,678,986      4,928,518      4,215,859
Property and equipment, net (Note 6)................................      1,369,576      1,947,234      2,038,308
Intangible assets, net (Note 7).....................................      5,367,809      6,158,354      6,012,110
Other assets........................................................        170,791        162,067        262,376
                                                                      -------------  -------------  -------------
    Total assets....................................................  $  10,587,162  $  13,196,173  $  12,528,653
                                                                      -------------  -------------  -------------
                                                                      -------------  -------------  -------------

                                 LIABILITIES AND SHAREHOLDERS' EQUITY (DEFICIT)

Current liabilities:
  Trade accounts payable............................................  $   3,407,351  $   5,628,664  $   8,121,197
  Other accrued liabilities.........................................        220,834        330,640        374,178
  Notes and accounts payable to related parties, net (Note 12)......      1,143,650        896,470      3,634,333
  Current maturities of long-term obligations (Note 8)..............        559,596        689,712      1,306,825
  Accrued taxes, other than income taxes............................        388,881        567,352        634,242
                                                                      -------------  -------------  -------------
    Total current liabilities.......................................      5,720,312      8,112,838     14,070,775
                                                                      -------------  -------------  -------------
Long-term obligations (Note 8)......................................        436,700      1,309,792      1,043,803
Long-term obligations to related parties, net (Note 12).............      1,624,586        684,990             --
Commitments and contingencies (Note 13)
Shareholders' equity (deficit):
  Common stock, $.01 par value, 100,000,000 shares authorized;
    5,250,340, 6,378,442, and 6,808,594 issued at April 30, 1996 and
    1997, and December 31, 1997, respectively (Notes 2 and 9).......         52,503         63,784         68,086
  Additional paid-in capital........................................      9,913,694     11,863,723     12,617,072
  Retained deficit..................................................     (7,160,633)    (8,838,954)   (15,271,083)
                                                                      -------------  -------------  -------------
    Total shareholders' equity (deficit)............................      2,805,564      3,088,553     (2,585,925)
                                                                      -------------  -------------  -------------
    Total liabilities and shareholders' equity (deficit)............  $  10,587,162  $  13,196,173  $  12,528,653
                                                                      -------------  -------------  -------------
                                                                      -------------  -------------  -------------

  The accompanying notes are an integral part of these consolidated financial statements.

                 UNITED DIGITAL NETWORK, INC. AND SUBSIDIARIES

                     (FORMERLY UNIDEX COMMUNICATIONS CORP.)

                     CONSOLIDATED STATEMENTS OF OPERATIONS

                                                                                                       FOR THE
                                                                                                    EIGHT MONTHS
                                                              FOR THE YEARS ENDED APRIL 30,             ENDED
                                                       -------------------------------------------  DECEMBER 31,
                                                           1995           1996           1997           1997
                                                       -------------  -------------  -------------  -------------
Telecommunications revenues..........................  $   2,338,467  $   8,026,587  $  24,012,368  $  21,078,166

Operating expenses:
  Costs of services..................................      1,917,734      6,029,796     18,455,095     16,888,577
  Selling, general and administrative................      1,941,624      2,675,265      5,154,901      6,161,937
  Provision for doubtful accounts....................         74,662        228,827        693,164      3,144,128
  Depreciation and amortization......................        273,053        583,530        900,545        698,106
                                                       -------------  -------------  -------------  -------------
    Total operating expenses.........................      4,207,073      9,517,418     25,203,705     26,892,748
                                                       -------------  -------------  -------------  -------------
Loss from operations before other expenses...........     (1,868,606)    (1,490,831)    (1,191,337)    (5,814,582)
Other expenses:
  Interest expense, net..............................        (85,431)      (107,474)      (634,103)      (617,547)
  Loss on sale of assets.............................       (118,680)            --             --             --
  Loss on impairment of assets.......................             --        (63,997)            --             --
                                                       -------------  -------------  -------------  -------------
    Total other expenses.............................       (204,111)      (171,471)      (634,103)      (617,547)
                                                       -------------  -------------  -------------  -------------
Loss before income tax benefit and extraordinary
  gain...............................................     (2,072,717)    (1,662,302)    (1,825,440)    (6,432,129)
                                                       -------------  -------------  -------------  -------------
Income tax benefit (Note 10).........................             --             --         50,000             --
                                                       -------------  -------------  -------------  -------------
Loss before extraordinary gain.......................     (2,072,717)    (1,662,302)    (1,775,440)    (6,432,129)
                                                       -------------  -------------  -------------  -------------
Extraordinary gain on debt restructuring (net of
  income taxes of $50,000)...........................             --             --         97,119             --
                                                       -------------  -------------  -------------  -------------
Net loss.............................................  $  (2,072,717) $  (1,662,302) $  (1,678,321) $  (6,432,129)
                                                       -------------  -------------  -------------  -------------
                                                       -------------  -------------  -------------  -------------
Loss per weighted average common shares outstanding
  (basic and diluted):
  Loss before extraordinary gain on debt
    restructuring....................................  $       (0.92) $       (0.45) $       (0.33) $       (0.98)
  Extraordinary gain.................................             --             --           0.02             --
                                                       -------------  -------------  -------------  -------------
  Net loss per share.................................  $       (0.92) $       (0.45) $       (0.31) $       (0.98)
                                                       -------------  -------------  -------------  -------------
                                                       -------------  -------------  -------------  -------------
  Weighted average number of common shares
    outstanding (basic and diluted)..................      2,252,953      3,706,993      5,359,156      6,546,499
                                                       -------------  -------------  -------------  -------------
                                                       -------------  -------------  -------------  -------------

  The accompanying notes are an integral part of these consolidated financial statements.

                 UNITED DIGITAL NETWORK, INC. AND SUBSIDIARIES

                     (FORMERLY UNIDEX COMMUNICATIONS CORP.)

           CONSOLIDATED STATEMENTS OF SHAREHOLDERS' EQUITY (DEFICIT)

                                              FOR THE YEARS ENDED APRIL 30, 1995, 1996 AND 1997
                                               AND FOR THE EIGHT MONTHS ENDED DECEMBER 31, 1997
                                          ----------------------------------------------------------
                                             COMMON STOCK     ADDITIONAL
                                          ------------------    PAID-IN      RETAINED
                                           SHARES    AMOUNT     CAPITAL      DEFICIT        TOTAL
                                          ---------  -------  -----------  ------------  -----------
Balance at April 30, 1994...............  1,854,002  $    --  $ 4,074,620  $ (3,425,614) $   649,006
Net loss................................         --       --           --    (2,072,717)  (2,072,717)
Issuance of common stock for:
  Private placements....................  1,205,625       --    2,015,722            --    2,015,722
  Exercise of warrants..................     43,405       --      167,113            --      167,113
  Acquisition of DNI....................    250,000       --      407,006            --      407,006
  Consideration for finder's fees.......      1,984       --           --            --           --
Issuance costs..........................         --       --      (49,915)           --      (49,915)
                                          ---------  -------  -----------  ------------  -----------
Balance at April 30, 1995...............  3,355,016       --    6,614,546    (5,498,331)   1,116,215
                                          ---------  -------  -----------  ------------  -----------
Net loss................................         --       --           --    (1,662,302)  (1,662,302)
Increase in par value to $.01/share.....         --   33,550      (33,550)           --           --
Issuance of common stock for:
  Private placements....................  1,444,432   14,444    2,674,593            --    2,689,037
  Exercise of warrants..................    450,892    4,509      714,644            --      719,153
Compensation expense....................         --       --       47,000            --       47,000
Issuance costs..........................         --       --     (103,539)           --     (103,539)
                                          ---------  -------  -----------  ------------  -----------
Balance at April 30, 1996...............  5,250,340   52,503    9,913,694    (7,160,633)   2,805,564
                                          ---------  -------  -----------  ------------  -----------
Net loss................................         --       --           --    (1,678,321)  (1,678,321)
Issuance of common stock for:
  Private placements....................    722,250    7,222    1,143,272            --    1,150,494
  Exercise of warrants..................    155,852    1,559      264,259            --      265,818
  Conversion of 11% debentures..........    250,000    2,500      497,498            --      499,998
Compensation expense....................         --       --       45,000            --       45,000
                                          ---------  -------  -----------  ------------  -----------
Balance at April 30, 1997...............  6,378,442   63,784   11,863,723    (8,838,954) $ 3,088,553
                                          ---------  -------  -----------  ------------  -----------
Net loss................................         --       --           --    (6,432,129)  (6,432,129)
Issuance of common stock for:
  Private placements....................    337,152    3,372      586,644            --      590,016
  Exercise of warrants..................     68,000      680      117,955            --      118,635
  Exercise of stock options.............     25,000      250       48,750            --       49,000
                                          ---------  -------  -----------  ------------  -----------
Balance at December 31, 1997............  6,808,594  $68,086  $12,617,072  $(15,271,083) $(2,585,925)
                                          ---------  -------  -----------  ------------  -----------
                                          ---------  -------  -----------  ------------  -----------

  The accompanying notes are an integral part of these consolidated financial statements.

                 UNITED DIGITAL NETWORK, INC. AND SUBSIDIARIES

                     (FORMERLY UNIDEX COMMUNICATIONS CORP.)

                     CONSOLIDATED STATEMENTS OF CASH FLOWS

                                                                                                     FOR THE EIGHT
                                                                                                        MONTHS
                                                               FOR THE YEARS ENDED APRIL 30,             ENDED
                                                        -------------------------------------------  DECEMBER 31,
                                                            1995           1996           1997           1997
                                                        -------------  -------------  -------------  -------------
Cash flows from operating activities:
  Net loss............................................  $  (2,072,717) $  (1,662,302) $  (1,678,321) $  (6,432,129)
  Adjustments to reconcile net loss to net cash used
    by operating activities:
    Depreciation and amortization.....................        276,026        583,530        900,545        698,106
    Gain on debt restructuring........................             --             --       (147,119)            --
    Loss on disposal of assets........................        118,680             --             --             --
    Loss on impairment................................             --         63,997             --             --
    Compensation recognized for stock options.........             --         47,000         45,000             --
    Interest amortization of notes discount...........             --             --        263,307        137,468
    Proceeds from factoring of trade receivables,
      net.............................................             --             --      3,562,230      2,091,772
    Other.............................................        (14,914)        (3,494)         7,990             --
    (Increase) decrease, net of effect of acquisition:
      Unfactored accounts and notes receivable........       (203,307)       179,016     (3,750,778)    (2,015,660)
      Prepaid expenses and other assets...............         47,751        152,385       (631,734)        27,529
    Increase (decrease), net of effect of acquisition:
      Accounts and notes payable and accrued
        expenses......................................         29,143       (705,416)     1,666,637      3,146,311
                                                        -------------  -------------  -------------  -------------
        Net cash used in operating activities.........     (1,819,338)    (1,345,284)       237,757     (2,346,603)
                                                        -------------  -------------  -------------  -------------
Cash flows from investing activities:
  Additions to property and equipment.................       (193,745)      (186,439)      (673,714)      (472,802)
  Purchase of CTN, net of cash acquired...............             --             --       (350,000)            --
  Purchase of AMS, net of cash acquired...............             --       (542,980)            --             --
  Purchase of DNI, net of cash acquired...............       (200,000)            --             --             --
  Sale of assets......................................        150,000             --             --             --
  Receipts on notes...................................          5,128         71,375         75,752         52,717
                                                        -------------  -------------  -------------  -------------
        Net cash used in investing activities.........       (238,617)      (658,044)      (947,962)      (420,085)
                                                        -------------  -------------  -------------  -------------
Cash flows from financing activities:
  Proceeds from issuance of common stock..............      2,132,920      3,236,725      1,350,309        757,652
  Proceeds from short-term loan.......................             --             --             --      2,500,000
  Principal payments on obligations...................       (303,080)      (280,825)    (1,157,387)    (1,002,013)
  Advances from shareholders..........................        233,329             --             --             --
                                                        -------------  -------------  -------------  -------------
        Net cash provided by financing activities.....      2,063,169      2,955,900        192,922      2,255,639
                                                        -------------  -------------  -------------  -------------
Increase (decrease) in cash and cash equivalents......          5,214        952,572       (517,283)      (511,049)
Cash and cash equivalents at beginning of period......        115,863        121,077      1,073,649        556,366
                                                        -------------  -------------  -------------  -------------
Cash and cash equivalents at end of period............  $     121,077  $   1,073,649  $     556,366  $      45,317
                                                        -------------  -------------  -------------  -------------
                                                        -------------  -------------  -------------  -------------
Supplemental disclosure of cash flow information:
  Interest paid.......................................  $      93,105  $     113,815  $     719,758  $     581,252
                                                        -------------  -------------  -------------  -------------
                                                        -------------  -------------  -------------  -------------

  The accompanying notes are an integral part of these consolidated financial statements.

                 UNITED DIGITAL NETWORK, INC. AND SUBSIDIARIES

                     (FORMERLY UNIDEX COMMUNICATIONS CORP.)

                   NOTES TO CONSOLIDATED FINANCIAL STATEMENTS

(1) DESCRIPTION OF BUSINESS

    United Digital Network, Inc. (the "Company"), formerly Unidex Communications Corp., was incorporated in 1980 under the British Columbia Company Act in British Columbia, Canada, and its shares are publicly traded on the Vancouver Stock Exchange. In April 1995, the Company's continuance was authorized to the jurisdiction of Wyoming under the Wyoming Business Corporation Act from the Registrar of Companies for the Province of British Columbia. The Company then merged with a wholly-owned subsidiary domiciled in the state of Delaware, thereafter becoming a Delaware Corporation. The Company operates through its principal subsidiaries, United Digital Network of Texas, Inc. (UDN), Advanced Management Services, Inc. (AMS) and CTN-Custom Telecommunications Network of Arizona, Inc. (CTN). In September 1997, the Company formed UDN with the merger of Answer-Net, Inc. (ANI) and Digital Network, Inc. (DNI).

    The Company's principal business activity is providing basic long distance services, travelcard services, prepaid calling card services, and various other telecommunication services to residential and small to medium sized commercial customers. The majority of the Company's customers are located in the states of Texas, Oklahoma, Arizona, New Mexico and California, as well as customers located nationwide in the motor freight industry.

(2) SUMMARY OF SIGNIFICANT ACCOUNTING POLICIES

    FISCAL YEAR

    Effective January 1, 1998, the Company changed its fiscal year ended April 30 to a fiscal year ended December 31.

    BASIS OF PRESENTATION

    The consolidated financial statements include the accounts of the Company and its wholly-owned subsidiaries UDN, AMS and CTN. The financial statements and related footnotes are presented in U.S. dollars, unless otherwise indicated, and all significant intercompany accounts and transactions are eliminated in consolidation. Certain previously reported amounts have been reclassified to conform to the current year presentation.

    CASH AND CASH EQUIVALENTS

    Cash and cash equivalents represent cash and short-term, highly liquid investments with original maturities three months or less.

    FINANCIAL INSTRUMENTS

    The fair market value of financial instruments is determined by reference to various market data and other valuation techniques as appropriate. The Company believes that the fair values of financial instruments approximate their recorded values.

                 UNITED DIGITAL NETWORK, INC. AND SUBSIDIARIES

                     (FORMERLY UNIDEX COMMUNICATIONS CORP.)

             NOTES TO CONSOLIDATED FINANCIAL STATEMENTS (CONTINUED)

(2) SUMMARY OF SIGNIFICANT ACCOUNTING POLICIES (CONTINUED)
    BUSINESS AND CREDIT CONCENTRATIONS

    In the normal course of business, the Company extends unsecured credit to its customers. Management has provided an allowance for doubtful accounts to provide for amounts which may eventually become uncollectible and to provide for any disputed charges.

    REVENUE RECOGNITION

    The Company recognizes revenue from its direct dial, prepaid calling card, and travel card long distance services as such services are performed.

    PROPERTY AND EQUIPMENT

    Property and equipment are stated at cost. Depreciation for financial statement purposes, which includes amortization of assets under capital leases, is provided utilizing the straight-line method over the estimated useful lives of the depreciable assets or the lease terms.

    Expenditures for major renewals and betterments, which significantly extend the useful lives of existing property and equipment, are capitalized and depreciated. Upon retirement or disposition of property and equipment, the cost and related accumulated depreciation are removed from the accounts and any resulting gain or loss is recognized in income. Expenditures for repair and maintenance are charged to expense as incurred.

    In March 1995, the FASB issued Statement of Financial Accounting Standards No. 121, "Accounting for the Impairment of Long-Lived Assets and for Long-Lived Assets to be Disposed Of" ("SFAS 121"), which requires that an entity review long-lived assets for impairment, and any impairment loss for assets to be held and used shall be reported as a component of income from continuing operations before income taxes. The impairment loss recognized shall be measured as the amount by which the carrying amount of the asset exceeds the fair value of the asset.

    In November 1995, the Company adopted SFAS 121. The application of SFAS 121 resulted in a charge to income for the 1996 fiscal year and a decrease in the value of two long-lived assets.

    FOREIGN CURRENCY TRANSACTIONS

    Foreign currency transaction gains and losses are included in determining net income and are not significant.

    INTANGIBLE ASSETS

    Intangible assets consist of the acquired cost of goodwill and customer lists. These intangibles are amortized utilizing the straight-line method over their estimated useful lives. The realizability of goodwill and customer lists is evaluated periodically as events or circumstances indicate a possible inability to recover their carrying amount. Such evaluation is based on various analyses, including cash flow and profitability projections that incorporate, as applicable, the impact on existing company businesses. The analyses necessarily involve significant management judgment to evaluate the capacity of an acquired business to perform within projections. Historically, the Company has generated sufficient returns from acquired businesses to recover the cost of their intangible assets.

                 UNITED DIGITAL NETWORK, INC. AND SUBSIDIARIES

                     (FORMERLY UNIDEX COMMUNICATIONS CORP.)

             NOTES TO CONSOLIDATED FINANCIAL STATEMENTS (CONTINUED)

(2) SUMMARY OF SIGNIFICANT ACCOUNTING POLICIES (CONTINUED)
    USE OF ESTIMATES

    The preparation of financial statements in conformity with generally accepted accounting principles requires the Company to make estimates and assumptions that affect the reported amounts of assets and liabilities and disclosure of contingent liabilities at the date of the financial statements and reported amounts of revenues and expenses during the reporting period. Actual results could differ from those estimates.

    SHAREHOLDERS' EQUITY (DEFICIT)

    Loss per share is computed by dividing the net loss by the weighted average number of shares of common stock outstanding during the periods. The effect of outstanding options and warrants on the computation of net loss per share is antidilutive and, therefore, is not included in the computation for the years ended April 30, 1995, 1996 and 1997 and for the eight months ended December 31, 1997.

    On June 5, 1996, the Company's board of directors declared a four-for-one reverse common stock split. As a result, effective August 9, 1996, all of the Company's 50,000,000 shares of common stock, both issued and unissued, were consolidated into 12,500,000 shares. The Company's par value of $.01 per share remained unchanged. All share and per share amounts appearing in the consolidated financial statements and notes thereto have been retroactively adjusted for the stock split.

    On June 5, 1996, the Company's board of directors also approved an increase in the authorized shares of the Company from 12,500,000 to 100,000,000 shares effective August 9, 1996. Concurrent with this change, the Company's name was changed to United Digital Network, Inc.

    INCOME TAXES

    Deferred income taxes are calculated utilizing an asset and liability approach, whereby deferred taxes are provided for tax effects of basis differences for assets and liabilities arising from differing treatments for financial and income tax reporting purposes. Valuation allowances against deferred tax assets are provided where appropriate.

    NEW ACCOUNTING STANDARDS

    In February 1997, the FASB issued Financial Statement of Accounting Standards No. 128, "Earnings per Share" ("SFAS 128"). SFAS 128 specifies the computation, presentation and disclosure requirements for earnings per share ("EPS") for entities with publicly held common stock or potential common stock. Effective January 1, 1998, Company adopted SFAS 128 and has restated all prior period EPS amounts pursuant to SFAS 128. SFAS 128 simplifies the standards for computing EPS previously found in Accounting Principles Board Opinion No. 15, "Earnings per Share" and makes them comparable to international EPS standards. It replaces the presentation of primary EPS with a presentation of basic EPS. It also requires dual presentation of basic and diluted EPS on the face of the statement of operations for all entities with complex capital structures and requires a reconciliation of the numerator and denominator of the basic EPS computation to the numerator and denominator of the diluted EPS computation.

    Basic EPS excludes the effect of potentially dilutive securities while diluted EPS reflects the potential dilution that would occur if securities or other contracts to issue common stock were exercised, converted

                 UNITED DIGITAL NETWORK, INC. AND SUBSIDIARIES

                     (FORMERLY UNIDEX COMMUNICATIONS CORP.)

             NOTES TO CONSOLIDATED FINANCIAL STATEMENTS (CONTINUED)

(2) SUMMARY OF SIGNIFICANT ACCOUNTING POLICIES (CONTINUED) into or resulted in the issuance of common stock. Common stock equivalents consist of common stock issuable under the assumed exercise of stock options and warrants, computed based on the treasury stock method and the assumed conversion of the Company's issued and outstanding preferred stock. Common stock equivalents are not included in diluted EPS calculations to the extent their inclusion would have an anti-dilutive effect.

    In June 1997, the FASB issued Financial Statement of Accounting Standards No. 130, "Reporting Comprehensive Income." This statement establishes standards for reporting and display of comprehensive income and its components (revenues, expenses, gains and losses) in a full set of general-purpose financial statements.

    This statement is effective for fiscal years beginning after December 15, 1997. The Company believes that the adoption of this standard will not have a material effect on the Company's consolidated results of operations or financial position.

    On June 15, 1998, FASB issued Statement of Financial Accounting Standards No. 133, "Accounting for Derivative Instruments and Hedging Activities" ("SFAS 133"). SFAS 133 is effective for all fiscal quarters of all fiscal years beginning after June 15, 1999. SFAS 133 requires that all derivative instruments be recorded on the balance sheet at their fair value. Changes in the fair value of derivatives are recorded each period in current earnings or other comprehensive income, depending on whether a derivative is designated as part of a hedge transaction and, if it is, the type of hedge transaction. Management of the Company anticipates that, due to its limited use of derivative instruments, the adoption of SFAS 133 will not have a significant effect on the Company's results of operations or its financial position.

(3) ACQUISITIONS

    DIGITAL NETWORK, INC.

    Effective April 27, 1995, the Company acquired all of the outstanding shares of Digital Network, Inc. (DNI). DNI provides telecommunication services to customers in Texas and southern Oklahoma.

    The acquisition was accounted for using the purchase method of accounting, and accordingly, the purchase price was allocated to the assets purchased and the liabilities assumed based upon fair values at the date of acquisition. The excess of the purchase price over the fair values of the net assets acquired was $679,241, and was reflected as goodwill.

    A summary of the DNI excess of cost over the net assets acquired is as follows:

Assets, including identified intangible
  assets of $360,000....................  $    1,331,363
Property and equipment..................       1,261,674
Current liabilities.....................      (1,906,894)
Long-term debt, net.....................        (537,719)
                                          --------------
Net assets acquired.....................         148,424
Goodwill................................         679,241
                                          --------------
Purchase price..........................  $      827,665
                                          --------------
                                          --------------

                 UNITED DIGITAL NETWORK, INC. AND SUBSIDIARIES

                     (FORMERLY UNIDEX COMMUNICATIONS CORP.)

             NOTES TO CONSOLIDATED FINANCIAL STATEMENTS (CONTINUED)

(3) ACQUISITIONS (CONTINUED)
    ADVANCED MANAGEMENT SERVICES, INC.

    Effective March 26, 1996, the Company acquired all of the outstanding common stock of AMS, a long distance carrier based in Phoenix, Arizona. The acquisition was accomplished through the payment of $1,100,000 in cash and the issuance of a series of convertible debentures and a note payable totaling $2,381,947, net of discount. The Company has recorded adjustments to the purchase price and reductions to the notes and debentures payable to the sellers based on management's best estimate of allowable adjustments defined in the stock purchase agreement.

    The present value of the notes and debentures was imputed using an interest rate of 11%. Future payments are contingent upon, and may be reduced, if various revenue and equity targets through March 1998 as outlined in the purchase agreement are not met.

    The acquisition was accounted for using the purchase method of accounting, and accordingly, the purchase price was allocated to the assets purchased and the liabilities assumed based upon fair values at the date of acquisition. The excess of the purchase price over the fair values of the net liabilities acquired was $3,541,050 and was reflected as goodwill.

    A summary of the AMS excess of cost over net liabilities acquired is as follows:

Assets, including identified intangible
  assets of $820,000....................  $    2,994,730
Property and equipment..................          24,295
Liabilities.............................      (3,078,128)
                                          --------------
Net liabilities acquired................         (59,103)
Goodwill................................       3,541,050
                                          --------------
Purchase price..........................  $    3,481,947
                                          --------------
                                          --------------

    The Company's consolidated statement of operations includes the results of operations of AMS since March 26, 1996.

    CTN-CUSTOM TELECOMMUNICATIONS NETWORK OF ARIZONA, INC.

    Effective January 1, 1997, the Company acquired all of the outstanding common stock of CTN, a long distance carrier based in Phoenix, Arizona. The acquisition was accomplished through the payment of $350,000 in cash and the issuance of a convertible debenture and a note payable totaling $1,050,000, accumulating interest at 7% per annum.

    Future payments are contingent upon, and may be reduced, if various revenue targets through November 1997, as outlined in the purchase agreement, are not met.

    The acquisition was accounted for using the purchase method of accounting, and accordingly, the purchase price was allocated to the assets purchased and the liabilities assumed based upon fair values at the date of acquisition. The excess of the purchase price over the fair values of the net assets acquired was

                 UNITED DIGITAL NETWORK, INC. AND SUBSIDIARIES

                     (FORMERLY UNIDEX COMMUNICATIONS CORP.)

             NOTES TO CONSOLIDATED FINANCIAL STATEMENTS (CONTINUED)

(3) ACQUISITIONS (CONTINUED)
$975,956 and was reflected as goodwill. A summary of the CTN excess of cost over net assets acquired is as follows:

Assets, including identified intangible
  assets of $290,000....................  $    1,298,495
Property and equipment..................          18,369
Liabilities.............................        (842,950)
                                          --------------
Net assets acquired.....................         473,914
Goodwill................................         975,956
                                          --------------
Purchase price..........................  $    1,449,870
                                          --------------
                                          --------------

    The Company's consolidated statement of operations includes the results of operations of CTN since January 1, 1997.

    The following unaudited pro forma combined results of operations for the Company assume that the acquisition of CTN was completed at May 1, 1995, the acquisition of AMS was completed at May 1, 1994 and the acquisition of DNI was completed at May 1, 1993. These pro forma amounts represent the historical operating results of DNI combined with those of the Company with appropriate adjustments which give effect to interest expense and amortization. These pro forma amounts are not necessarily indicative of consolidated operating results which would have occurred had AMS and DNI been included in the operations of the Company during the periods presented, or which may result in the future, because these amounts do not reflect full transmission and switched service cost optimization, and the synergistic effect on operating, selling, and general and administrative expenses.

                                                                   FOR THE YEARS ENDED APRIL 30,
                                                            -------------------------------------------
                                                                1995           1996           1997
                                                            -------------  -------------  -------------
Revenues..................................................  $  17,429,712  $  21,647,023  $  26,966,853
Net loss..................................................     (3,190,433)    (2,722,749)    (2,104,696)
Net loss per share outstanding (basic and diluted)........          (1.42)          (.73)          (.39)

(4) NONCASH INVESTING AND FINANCING ACTIVITIES

    During the year ended April 30, 1996, the Company purchased all of the capital stock of AMS for $1,100,000 in cash and the issuance of a series of convertible debentures and a note payable totaling $2,381,947. During the year ended April 30, 1995, the Company purchased all of the capital stock of DNI for $200,000 in cash and the issuance of a $200,000 note payable and the issuance of 250,000 shares of common stock at $1.628 a share. Additionally, during fiscal 1995, the Company sold net assets with a carrying value of $578,876 in exchange for $150,000 cash and a $295,000 note receivable.

    The Company recorded capital lease obligations of $87,465, $19,949, $489,802, and $225,108 during the years ended April 30, 1995, 1996 and 1997, and the eight months ended December 31, 1997, respectively.

    During the year ended April 30, 1996, accounts payable to shareholders of $17,926 and notes payable of $50,000 were relieved through the exercise of warrants.

                 UNITED DIGITAL NETWORK, INC. AND SUBSIDIARIES

                     (FORMERLY UNIDEX COMMUNICATIONS CORP.)

             NOTES TO CONSOLIDATED FINANCIAL STATEMENTS (CONTINUED)

(4) NONCASH INVESTING AND FINANCING ACTIVITIES (CONTINUED)
    During the year ended April 30, 1997, an accrued liability of $66,000 was relieved through the issuance of common stock.

    During the year ended April 30, 1997 the Company purchased all of the capital stock of CTN for $350,000 in cash and the issuance of a convertible debenture and a note payable totaling $1,050,000.

(5) ACCOUNTS AND NOTES RECEIVABLE

    Accounts and notes receivable consist of the following:

                                                                                           FOR THE EIGHT
                                                               FOR THE YEARS ENDED APRIL      MONTHS
                                                                          30,                  ENDED
                                                              ---------------------------  DECEMBER 31,
                                                                  1996          1997           1997
                                                              ------------  -------------  -------------
Trade receivables:
  Billed....................................................  $  1,262,617  $   3,420,941  $   6,018,752
  Unbilled..................................................     1,337,640      3,213,712      1,613,583
Receivable from Freshstart Communications...................            --        614,858        430,608
Credit reserve due from factor..............................            --        330,695        293,297
Other.......................................................        74,790        332,468        117,448
                                                              ------------  -------------  -------------
Total notes and unfactored accounts receivable..............     2,675,047      7,912,674      8,473,688
Total receivables assigned to factor........................            --     (3,562,230)    (2,079,193)
                                                              ------------  -------------  -------------
Total notes and accounts receivables........................     2,675,047      4,350,444      6,394,495
Allowance for doubtful accounts.............................      (222,711)      (431,539)    (2,607,322)
                                                              ------------  -------------  -------------
Total accounts and notes receivable, net....................  $  2,452,336  $   3,918,905  $   3,787,173
                                                              ------------  -------------  -------------
                                                              ------------  -------------  -------------

    The Company's monthly billing cycle is such that certain services performed in the last month of one fiscal year will not be billed until the first month of the subsequent fiscal year. These services are recognized as revenue and recorded as unbilled receivables when earned.

    In May 1996, the Company entered into a receivables purchase facility with Receivables Funding Corporation (RFC). Under this facility, the Company transfers receivables with recourse to RFC subject to the conditions of the facility. The transfers are recorded in the period in which they occur. DNI and AMS began transferring approximately 90% of eligible receivables to RFC beginning in July and September, 1996, respectively.

    In June 1996, the FASB issued Statement of Financial Accounting Standards No. 125, "Accounting for Transfer and Servicing of Financial Assets and Extinguishment of Liabilities" ("SFAS 125"). SFAS 125 requires that a transfer of financial assets be accounted for as either a sale of these assets or as a secured borrowing with a pledge of collateral. There are certain criteria which must be met to classify the transfer as a sale. The Company adopted SFAS 125 for the 1997 fiscal year. Under the provisions of SFAS 125, the Company's transfers of receivables to RFC meet the criteria for classification as sales.

    In the eight month period ended December 31, 1997, the Company received $16,058,301 in proceeds from the factoring of trade receivables.

                 UNITED DIGITAL NETWORK, INC. AND SUBSIDIARIES

                     (FORMERLY UNIDEX COMMUNICATIONS CORP.)

             NOTES TO CONSOLIDATED FINANCIAL STATEMENTS (CONTINUED)

(5) ACCOUNTS AND NOTES RECEIVABLE (CONTINUED)
    During the eight months ended December 31, 1997, bad debt expense of $3.0 million was recorded by the Company. Included in this amount was the write-off of receivables from two major wholesale customers as a result of the customers' bankruptcies and the write-off of a $1.3 million receivable resulting from customer fraud.

(6) PROPERTY AND EQUIPMENT

    Property and equipment consist of:

                                                         APRIL 30,
                                                ----------------------------  DECEMBER 31,
                                                    1996           1997           1997          LIFE
                                                -------------  -------------  -------------  ----------
Communications equipment......................  $   3,281,643  $   4,153,300  $   4,353,018   2-8 years
Office equipment..............................        321,250        569,705        790,897     5 years
Leasehold improvements........................         20,053         43,894         56,988     5 years
                                                -------------  -------------  -------------
                                                    3,622,946      4,766,899      5,200,903
Accumulated depreciation......................     (2,253,370)    (2,819,665)    (3,162,595)
                                                -------------  -------------  -------------
Total property and equipment, net.............  $   1,369,576  $   1,947,234  $   2,038,308
                                                -------------  -------------  -------------
                                                -------------  -------------  -------------

    Total depreciation expense, including amortization of equipment under capital leases, charged to operations for the years ended April 30, 1995, 1996 and 1997 and for the eight months ended December 31, 1997, was $245,768, $436,688, $498,701, and $401,750 respectively.

(7) INTANGIBLE ASSETS

    Intangible assets consist of:

                                                           APRIL 30,
                                                   --------------------------  DECEMBER 31,
                                                       1996          1997          1997        LIFE
                                                   ------------  ------------  ------------  ---------
Goodwill.........................................  $  4,193,143  $  5,094,387   $5,244,497    25 years
Customer lists...................................     1,316,832     1,606,832    1,579,307     7 years
                                                   ------------  ------------  ------------
                                                      5,509,975     6,701,219    6,823,804
Accumulated amortization.........................      (142,166)     (542,865)    (811,694)
                                                   ------------  ------------  ------------
Total intangible assets, net.....................  $  5,367,809  $  6,158,354   $6,012,110
                                                   ------------  ------------  ------------
                                                   ------------  ------------  ------------

    Additions to goodwill and customer lists were recorded during fiscal years 1995, 1996 and 1997 as a result of the Company's acquisitions (Note 3).

                 UNITED DIGITAL NETWORK, INC. AND SUBSIDIARIES

                     (FORMERLY UNIDEX COMMUNICATIONS CORP.)

             NOTES TO CONSOLIDATED FINANCIAL STATEMENTS (CONTINUED)

(8) LONG-TERM OBLIGATIONS

    Long-term obligations consist of:

                                                                         APRIL 30,
                                                                  -----------------------  DECEMBER 31,
                                                                     1996        1997          1997
                                                                  ----------  -----------  ------------
Convertible debenture with interest of 7% per annum due January
  1999. Amounts contingent on certain factors discussed in Note
  3.............................................................  $       --  $   500,000   $  500,000
Notes payable
  Repayable in monthly installment amounts of $24,625 including interest at 7% per annum, commencing in February 1997, due
    January 1999................................................          --      463,581      307,553
  Repayable in monthly installments of $7,395 including interest
    at 16.9% per annum. Final payment due November 1998.........          --      116,828       68,520
  Repayable to a bank in monthly installments of $2,042
    including interest at the Prime Rate plus 2% per annum,
    fully retired...............................................      50,117           --           --
  Repayable in monthly installment amounts of $3,678 plus
    interest at 8%, final payment due June 1995. This note is
    currently in default........................................      41,098       41,098       41,098
  Repayable to a bank in monthly installments of $1,825
    including interest at the Prime Rate plus 2% per annum,
    fully retired...............................................      63,743           --           --
  Repayable in monthly installments of $4,894 including interest
    at 8%, fully retired........................................      36,800           --           --
  Repayable monthly in amounts of $72,728 plus interest at 9.5%
    per annum. Final payment due July 1998......................          --           --      543,351
  Capital lease obligations.....................................     804,538      877,997      890,106
                                                                  ----------  -----------  ------------
Total long-term obligations.....................................     996,296    1,999,504    2,350,628
Less current maturities:
  Debt..........................................................     191,758      387,322      935,911
  Capital lease obligations.....................................     367,838      302,390      370,914
                                                                  ----------  -----------  ------------
Long-term portion...............................................  $  436,700  $ 1,309,792   $1,043,803
                                                                  ----------  -----------  ------------
                                                                  ----------  -----------  ------------

    Principal repayments of long-term obligations are due approximately as follows:

                                                                                  YEARS ENDING
                                                                                  DECEMBER 31,
                                                                                  ------------
1998............................................................................   $1,306,825
1999............................................................................      903,251
2000............................................................................       92,585
2001............................................................................       46,104
2002............................................................................        1,863
                                                                                  ------------
Total long-term obligations.....................................................   $2,350,628
                                                                                  ------------
                                                                                  ------------

                 UNITED DIGITAL NETWORK, INC. AND SUBSIDIARIES

                     (FORMERLY UNIDEX COMMUNICATIONS CORP.)

             NOTES TO CONSOLIDATED FINANCIAL STATEMENTS (CONTINUED)

(8) LONG-TERM OBLIGATIONS (CONTINUED)
    In September 1996, the Company recorded an extraordinary gain of $68,258 from the restructuring of a capital lease to a note payable.

    In February 1997, the Company recorded an extraordinary gain of $78,861 from the full settlement of two notes payable.

(9) STOCK OPTIONS, WARRANTS, AND OTHER ACCOUNTING FOR STOCK-BASED COMPENSATION

    In October 1995, Statement of Financial Accounting Standards No. 123, "Accounting for Stock-based Compensation" ("SFAS 123"), was issued by the Financial Accounting Standards Board. The statement requires the fair value of stock options and other stock-based compensation issued to employees to either be included as compensation expense in the income statements of companies or the pro forma effect on net income and earnings per share of such compensation expense to be disclosed in the footnotes to the Company's financial statements beginning in 1996. The Company has elected to adopt SFAS 123 on a disclosure basis only. Accordingly, the Company does not recognize compensation cost for options issued except for option grants with exercise prices below the fair value of the stock on the date of grant. Had compensation cost for the Company's stock option issuances been determined based on the fair market value at the grant dates for awards consistent with the method provided by SFAS 123, the Company's net loss and net loss per share would have been reflected by the following pro forma amounts for the years ended April 30, 1995, 1996, and 1997 and for the eight months ended December 31, 1997.

                                                                                               EIGHT
                                                                                              MONTHS
                                                         YEARS ENDED APRIL 30,                 ENDED
                                              -------------------------------------------  DECEMBER 31,
                                                  1995           1996           1997           1997
                                              -------------  -------------  -------------  -------------
Net loss:
  As reported...............................  $  (2,072,717) $  (1,662,302) $  (1,678,321) $  (6,432,129)
  Pro forma.................................  $  (2,113,190) $  (2,150,441) $  (1,983,310) $  (6,520,477)
Net loss per share (basic and diluted)
  As reported...............................  $        (.92) $        (.45) $        (.31) $        (.98)
  Pro forma.................................  $        (.94) $        (.58) $        (.37) $       (1.00)

    The fair value of each grant is estimated on the date of grant using the Black-Scholes Option Pricing Model with the following weighted-average assumptions used for grants during the years ended April 30, 1995, 1996 and 1997 and for the eight months ended December 31, 1997.

                                                                                             EIGHT
                                                                                             MONTHS
                                                            YEARS ENDED APRIL 30,            ENDED
                                                      ----------------------------------  DECEMBER 31,
                                                         1995        1996        1997         1997
                                                      ----------  ----------  ----------  ------------
Dividend yield......................................          --          --          --            --
Expected volatility.................................      55.00%      53.54%      48.45%        50.00%
Risk free rate of return............................       7.60%       5.91%       6.22%         6.23%
Expected life.......................................   2.5 years   3.5 years   3.5 years     3.5 years

                 UNITED DIGITAL NETWORK, INC. AND SUBSIDIARIES

                     (FORMERLY UNIDEX COMMUNICATIONS CORP.)

             NOTES TO CONSOLIDATED FINANCIAL STATEMENTS (CONTINUED)

(9) STOCK OPTIONS, WARRANTS, AND OTHER ACCOUNTING FOR STOCK-BASED COMPENSATION (CONTINUED)
    The Company has periodically granted nonqualified stock options to officers, directors and key employees during the years ended April 30, 1995, 1996, and 1997 and for the eight months ended December 31, 1997. These options are subject to varying vesting terms, the maximum of which is two years and expire after various periods after the date of grant, the maximum of which is five years.

    During the years ended April 30, 1996 and 1997, respectively, the Company recorded compensation expense and an increase in additional paid-in-capital in the amount of $47,000 and $45,000, respectively, for options granted to outsiders. Vesting of these options is subject to the achievement of certain performance targets. Outstanding stock options to officers, directors, key employees, and others entitle the holders to purchase 403,000, 386,875, 438,125, and 560,517 common shares at April 30, 1995, 1996, and 1997 and December 31, 1997, respectively. The weighted average exercise prices of these options are $1.02, $2.79, $2.65, and $2.61 (Canadian), respectively.

    Additional information regarding options granted and outstanding is summarized below:

                                                                      WEIGHTED AVERAGE   WEIGHTED AVERAGE
                                                                        OPTION PRICE        FAIR VALUE
                                                            SHARES       (CANADIAN)         (CANADIAN)
                                                          ----------  -----------------  -----------------
Outstanding at April 30, 1994...........................     153,250      $    4.49
  Granted...............................................      61,250      $    2.73          $    0.81
  Canceled/Expired......................................     (71,250)     $    3.68
                                                          ----------
Outstanding at April 30, 1995...........................     143,250      $    4.14
  Granted...............................................     386,250      $    2.74          $    1.26
  Canceled/Expired......................................    (118,250)     $    4.34
                                                          ----------
Outstanding at April 30, 1996...........................     411,250      $    2.77
  Granted...............................................     296,250      $    2.49          $    1.03
  Canceled/Expired......................................    (101,875)     $    2.75
                                                          ----------
Outstanding at April 30, 1997...........................     605,625      $    2.64
  Granted...............................................      76,250      $    2.50               1.16
  Canceled/Expired......................................     (25,000)     $    2.28
  Exercised.............................................     (25,000)     $    2.80
                                                          ----------
Outstanding at December 31, 1997........................     631,875      $    2.59

    The following table summarizes information about the fixed-price stock options outstanding at December 31, 1997.

                             OPTIONS OUTSTANDING                      OPTIONS EXERCISABLE
               ------------------------------------------------  ------------------------------
  RANGE OF                  WEIGHTED-AVERAGE  WEIGHTED-AVERAGE     SHARES     WEIGHTED-AVERAGE
  EXERCISE       SHARES        REMAINING          EXERCISE       EXERCISABLE      EXERCISE
   PRICES      OUTSTANDING    CONTRACTUAL           PRICE            AT             PRICE
 (CANADIAN)    AT 12/31/97        LIFE           (CANADIAN)       12/31/97       (CANADIAN)
-------------  -----------  ----------------  -----------------  -----------  -----------------
$  2.22-$2.92     631,875       3.08 years        $    2.59         560,517       $    2.61

                 UNITED DIGITAL NETWORK, INC. AND SUBSIDIARIES

                     (FORMERLY UNIDEX COMMUNICATIONS CORP.)

             NOTES TO CONSOLIDATED FINANCIAL STATEMENTS (CONTINUED)

(9) STOCK OPTIONS, WARRANTS, AND OTHER ACCOUNTING FOR STOCK-BASED COMPENSATION (CONTINUED)
    WARRANTS

    The Company issued warrants attached to certain shares issued for cash entitling the holders to purchase an additional 1,205,625, 797,216, 361,125 and 112,394 common shares during the years ended April 30, 1995, 1996 and 1997 and at December 31, 1997, respectively. Total outstanding warrants entitle the holders to purchase up to 1,475,792, 1,551,949, 1,757,222 and 1,767,941 shares as of April 30, 1995, 1996 and 1997 and as of December 31, 1997, respectively, at prices ranging from $2.00 to $6.00, $2.00 to $4.40, $2.22 to $4.00 and $2.22
to $4.00 (Canadian) per share are exercisable at any time, and expire on various dates through October 1999.

    Pursuant to an agreement, the Company issued additional warrants to certain warrant holders entitling them to purchase an additional 647,216 common shares as the Company did not file with various securities regulatory authorities as defined in the agreement by December 22, 1996. The additional warrants issued expired in March 1998.

    ESCROW SHARES

    The Company issued 187,500 common shares to certain shareholders subject to an escrow agreement dated May 19, 1988 and amended October 21, 1993, concurrent with its initial public offering on the Vancouver Stock Exchange.

    Under the terms of the escrow agreement, shares are to be released from escrow on the basis of one share for each $1.52 (Canadian) of cumulative cash flow, as defined by the agreement. Any shares released from escrow and issued to employees will be treated as compensation. No shares had been released as of December 31, 1997. In December 1998, any shares not released from escrow will be canceled.

(10) INCOME TAXES

    The components of the deferred taxes were as follows:

                                                                      APRIL 30,
                                                             ----------------------------  DECEMBER 31,
                                                                 1996           1997           1997
                                                             -------------  -------------  -------------
Deferred tax assets:
  Allowance for doubtful accounts..........................  $      76,000  $     158,057  $     886,489
  Depreciation.............................................         23,000         92,943         63,338
  Net operating loss carryforwards.........................      1,669,000      1,933,553      3,318,301
                                                             -------------  -------------  -------------
  Gross deferred tax asset.................................      1,768,000      2,184,553      4,268,128
Deferred tax liability:
  Basis difference arising from purchase accounting........        279,000        416,433        368,833
                                                             -------------  -------------  -------------
  Gross deferred tax liability.............................        279,000        416,433        368,833
                                                             -------------  -------------  -------------
Valuation allowance........................................     (1,489,000)    (1,768,120)    (3,899,295)
                                                             -------------  -------------  -------------
Net deferred tax asset.....................................  $          --  $          --  $          --
                                                             -------------  -------------  -------------
                                                             -------------  -------------  -------------

                 UNITED DIGITAL NETWORK, INC. AND SUBSIDIARIES

                     (FORMERLY UNIDEX COMMUNICATIONS CORP.)

             NOTES TO CONSOLIDATED FINANCIAL STATEMENTS (CONTINUED)

(10) INCOME TAXES (CONTINUED)
    The following is a reconciliation of the provision for income taxes at the U.S. federal income tax rate to the income taxes reflected in the consolidated statements of operations:

                                                                                          FOR THE EIGHT
                                                       FOR THE YEARS ENDED APRIL 30,      MONTHS ENDED
                                                   -------------------------------------  DECEMBER 31,
                                                      1995         1996         1997          1997
                                                   -----------  -----------  -----------  -------------
Income tax benefit at federal statutory rate.....  $  (705,000) $  (565,000) $  (570,629) $  (2,186,958)
Operating losses not benefited...................      750,000      407,000      264,319      1,321,373
Nondeductible amortization arising from purchase
  accounting.....................................           --       57,000       70,693         55,784
Change in valuation reserve and other............      (45,000)     101,000      235,617        809,801
                                                   -----------  -----------  -----------  -------------
Income tax benefit provided......................  $        --  $        --  $        --  $          --
                                                   -----------  -----------  -----------  -------------
                                                   -----------  -----------  -----------  -------------

    The net deferred tax asset is fully reserved because of management's uncertainty regarding the Company's ability to recognize the benefit of the asset in future years. A portion of the deferred tax asset at April 30, 1997, has been recognized as a tax benefit, the result of an extraordinary gain from debt restructuring. At April 30, 1996 and 1997 and at December 31, 1997, the Company had net operating loss carryforwards of approximately $4,909,511, $5,686,922 and $9,759,709, respectively. Utilization of the net operating loss carryforwards may be limited by the separate return loss year rules and by ownership changes which have occurred or could occur in the future.

(11) LEASES

    The Company leases certain office facilities and equipment under capital leases and noncancellable operating leases expiring through January 2002. At the end of the capital lease terms, the Company has the option to purchase the leased equipment. Minimum annual rentals under these leases are as follows:

                                                                                  CAPITAL     OPERATING
YEARS ENDING DECEMBER 31,                                                          LEASES       LEASES
------------------------------------------------------------------------------  ------------  ----------
1998..........................................................................  $    445,225  $  268,954
1999..........................................................................       426,498     199,449
2000..........................................................................       107,132     131,307
2001..........................................................................        49,302          --
2002..........................................................................         1,956          --
                                                                                ------------  ----------
Total minimum lease payments..................................................     1,030,113  $  599,710
                                                                                              ----------
                                                                                              ----------
Amounts representing interest.................................................      (140,007)         --
                                                                                ------------
Present value of net minimum lease payments...................................       890,106
Current portion...............................................................      (370,914)
                                                                                ------------
Long-term capitalized lease obligations.......................................  $    519,192
                                                                                ------------
                                                                                ------------

                 UNITED DIGITAL NETWORK, INC. AND SUBSIDIARIES

                     (FORMERLY UNIDEX COMMUNICATIONS CORP.)

             NOTES TO CONSOLIDATED FINANCIAL STATEMENTS (CONTINUED)

(11) LEASES (CONTINUED)
    Assets recorded under capital leases are included in property and equipment as follows:

                                                                       APRIL 30,
                                                               --------------------------  DECEMBER 31,
                                                                   1996          1997          1997
                                                               ------------  ------------  ------------
Communications equipment.....................................  $    948,733  $  1,322,695   $1,382,314
Office equipment.............................................        64,106        53,432      218,920
                                                               ------------  ------------  ------------
                                                                  1,012,839     1,376,127    1,601,234
Accumulated amortization.....................................      (202,852)     (497,816)    (616,497)
                                                               ------------  ------------  ------------
                                                               $    809,987  $    878,311   $  984,737
                                                               ------------  ------------  ------------
                                                               ------------  ------------  ------------

    The total rent expense incurred during the years ended April 30, 1995, 1996 and 1997 and for the eight months ended December 31, 1997 was $126,660, $186,470, $300,662, and $212,206, respectively. In addition to minimum rentals, one lease provides for the Company to pay contingent rentals based on usage. Contingent rentals under this lease were not significant in the eight months ended December 31, 1997.

    The Company was in default on certain lease obligations totaling $211,110 at April 30, 1996 due to nonpayment. The Company successfully restructured the lease agreement and recorded an extraordinary gain during fiscal 1997.

                 UNITED DIGITAL NETWORK, INC. AND SUBSIDIARIES

                     (FORMERLY UNIDEX COMMUNICATIONS CORP.)

             NOTES TO CONSOLIDATED FINANCIAL STATEMENTS (CONTINUED)

(12) RELATED PARTY TRANSACTIONS

    The Company has the following obligations to related parties:

                                                                                 APRIL 30,
                                                                          ------------------------  DECEMBER 31,
                                                                             1996         1997          1997
                                                                          -----------  -----------  ------------
Obligations to shareholders:
  Convertible debenture with interest imputed at 11% per annum (Amounts contingent on certain factors discussed in Note 3)
  Due February 1997.....................................................  $   838,056  $        --           --
  Due December 1997.....................................................      250,000      250,000           --
  Due July 1998.........................................................      750,000      750,000      750,000
Notes payable
  Repayable in four installments of $250,000 from June 1997 to June
    1998, with interest imputed at 11% (Amount contingent on certain
    factors discussed in Note 3)........................................    1,000,000      725,341      439,667
  Notes repayable in monthly installment amounts of $9,202 each including interest at 6% per annum, refinanced in July 1996, due
    June 1997...........................................................      200,000       36,532           --
  Notes repayable in monthly installment amounts of $3,144 each including interest at 12% per annum, refinanced in July 1996, due
    June 1997...........................................................      150,000       12,388           --
  Other.................................................................       36,289           --           --
                                                                          -----------  -----------  ------------
                                                                            3,224,345    1,774,261    1,189,667
Obligation to STAR Telecommunications, Inc.:
  Includes interest at Prime Rate plus 1%, paid quarterly beginning
    February 1998, on outstanding principal. Principal repayment terms
    contingent upon approval of Merger (Note 14)........................           --           --    2,500,000
                                                                          -----------  -----------  ------------
                                                                                   --           --    2,500,000
Less: Discount on convertible debentures and note payable imputed at
  11%...................................................................     (456,109)    (192,801)     (55,334)
                                                                          -----------  -----------  ------------
Total notes payable to related parties..................................    2,768,236    1,581,460    3,634,333
Less current maturities:
  Long-term debt, net of discount on convertible debenture imputed at
    11% of $80,695, $51,144 and $55,334, respectively...................    1,143,650      896,470    3,634,333
                                                                          -----------  -----------  ------------
                                                                          $ 1,624,586  $   684,990           --
                                                                          -----------  -----------  ------------
                                                                          -----------  -----------  ------------

    In March 1996, in order to finance the acquisition of AMS, the Company issued a series of convertible debentures with scheduled maturities through July 1998. The debentures are convertible at the option of the holder into a maximum of 875,000 shares of the Company's common stock at a conversion rate of .5 shares for each $1 of outstanding debentures.

    In February 1997, the holder of the convertible debentures converted $500,000 of the outstanding debentures into 250,000 shares of the Company's common stock.

                 UNITED DIGITAL NETWORK, INC. AND SUBSIDIARIES

                     (FORMERLY UNIDEX COMMUNICATIONS CORP.)

             NOTES TO CONSOLIDATED FINANCIAL STATEMENTS (CONTINUED)

(12) RELATED PARTY TRANSACTIONS (CONTINUED)
    In January 1997, as part of the financing of the acquisition of CTN, the Company issued a convertible debenture with scheduled maturity in January 1999. This debenture is convertible at the option of the holder into a maximum of 150,000 shares of the Company's common stock at a conversion rate of 3 shares for each $10 of the outstanding debenture.

    The Company is provided executive office space by another company of which a Company executive is a director.

    Interest of $1,587 and $12,706 was paid to directors of the Company for the years ended April 30, 1996 and 1997, respectively.

(13) COMMITMENTS AND CONTINGENCIES

    The Company has entered into various long-term commitments for the purchase of network usage. Total payments under these agreements were $1,613,863, $8,801,941 and $7,555,214 for the years ended April 30, 1996 and 1997 and the eight months ended December 31, 1997. The aggregate amount of minimum purchases of network usage under these various agreements are $7,700,000 and $3,000,000 for the years ended December 31, 1998 and 1999, respectively.

    The Company is involved in various claims and legal actions arising in the ordinary course of business. Management believes it is unlikely that the final outcome of any of the claims or proceedings to which the Company is a party would have a materially adverse effect on the Company's financial position or results of operations.

(14) FINANCING OF OPERATIONS

    At December 31, 1997, the Company's current liabilities exceeded its current assets by $9,854,916 and the Company was experiencing losses and cash flow deficits from operations. The financial stability of the Company depends on its ability to raise additional capital until operations reach a profitable level.

    On November 19, 1997, the Company entered into an Agreement and Plan of Merger (the "Merger") whereby IIWII Corp., a wholly-owned subsidiary of STAR Telecommunications, Inc. ("STAR"), will be merged with and into the Company. Under the terms of amendments to the Merger dated January 30, 1998 and April 6, 1998 (the "Amendments"), UDN's stockholders will receive for each share of UDN Common Stock a portion of a share (the "Exchange Ratio") of STAR Common Stock determined by dividing $2.05 by the average closing price of STAR Common Stock on the Nasdaq National Market for the five trading days prior to the Effective Time (the "Average Price"), provided that if the Average Price is equal to or greater than $27.50, the Exchange Ratio shall be determined by using $27.50 as the Average Price. STAR will also assume all outstanding options, warrants, and other rights to acquire the Company's stock. The Merger is subject to approval by the stockholders of both companies and certain other conditions, including the receipt of an opinion that the Merger may be accounted for as a pooling of interests. In November 1997, in connection with the changes, STAR and the Company executed a promissory note in the amount of $2.5 million to fund the Company's working capital needs.

                 UNITED DIGITAL NETWORK, INC. AND SUBSIDIARIES

                     (FORMERLY UNIDEX COMMUNICATIONS CORP.)

             NOTES TO CONSOLIDATED FINANCIAL STATEMENTS (CONTINUED)

(15) SUBSEQUENT EVENTS

    In January 1998, STAR and the Company amended the Merger and executed an additional promissory note in the amount of $2.0 million to fund the Company's working capital needs.

    In January 1998, the Company entered into an Agreement of Compromise, Settlement and Release (the "Agreement") related to disputes arising under the AMS stock purchase agreement dated March 5, 1996. Under the Agreement, the convertible debenture in the amount of $750,000 due in July 1998 was reduced to $550,000 as a result of allowable adjustments defined in the stock purchase agreement.

                 UNITED DIGITAL NETWORK, INC. AND SUBSIDIARIES
                     (FORMERLY UNIDEX COMMUNICATIONS CORP.)

                         INDEX TO FINANCIAL STATEMENTS

                                                                                                               PAGE
                                                                                                             ---------
Consolidated Financial Statements (Unaudited):

  Consolidated Balance Sheet as of September 30, 1998......................................................       F-82

  Consolidated Statements of Operations for the nine months ended September 30, 1997 and September 30,
    1998...................................................................................................       F-83

  Consolidated Statement of Shareholders' Deficit as of September 30, 1998.................................       F-84

  Consolidated Statements of Cash Flows for the nine months ended September 30, 1997 and September 30,
    1998...................................................................................................       F-85

Notes to Unaudited Consolidated Financial Statements.......................................................       F-86

                 UNITED DIGITAL NETWORK, INC. AND SUBSIDIARIES
                     (FORMERLY UNIDEX COMMUNICATIONS CORP.)

                          CONSOLIDATED BALANCE SHEETS

                                                                                                    SEPTEMBER 30,
                                                                                                         1998
                                                                                                    --------------
                                                                                                     (UNAUDITED)
ASSETS
Current assets:
  Cash and cash equivalents.......................................................................  $    1,060,014
  Accounts and notes receivable, net of allowance of $477,960.....................................       5,067,599
  Prepaid expenses and other......................................................................         250,902
                                                                                                    --------------
    Total current assets..........................................................................       6,378,515
                                                                                                    --------------
Property and equipment, net of accumulated depreciation of $3,682,404.............................       1,875,054
Intangible assets, net of accumulated amortization of $1,128,388..................................       5,557,849
Other assets......................................................................................          72,963
                                                                                                    --------------
    Total assets..................................................................................  $   13,884,381
                                                                                                    --------------
                                                                                                    --------------

LIABILITIES AND SHAREHOLDERS DEFICIT

Current liabilities:
  Trade accounts payable..........................................................................  $    9,285,690
  Other accrued liabilities.......................................................................         798,389
  Advance payment from customer...................................................................       1,162,539
  Notes and accounts payable to related parties, net..............................................       1,550,000
  Notes payable to STAR Telecommunications, Inc...................................................       4,500,000
  Current maturities of long-term obligations.....................................................       1,042,089
  Accrued taxes, other than income taxes..........................................................         575,188
                                                                                                    --------------
    Total current liabilities.....................................................................      18,913,895
                                                                                                    --------------
Long-term obligations.............................................................................         233,463
Shareholders' equity (deficit):
  Common stock, $.01 par value, 100,000,000 shares authorized; 7,054,844 issued at September 30,
    1998..........................................................................................          70,548
  Additional paid-in capital......................................................................      13,006,564
  Retained deficit................................................................................     (18,340,089)
                                                                                                    --------------
    Total shareholders' deficit...................................................................      (5,262,977)
                                                                                                    --------------
    Total liabilities and shareholders' deficit...................................................  $   13,884,381
                                                                                                    --------------
                                                                                                    --------------

  The accompanying notes are an integral part of these consolidated financial statements.

                 UNITED DIGITAL NETWORK, INC. AND SUBSIDIARIES
                     (FORMERLY UNIDEX COMMUNICATIONS CORP.)

                     CONSOLIDATED STATEMENTS OF OPERATIONS

                                                                                         FOR THE NINE MONTHS
                                                                                                ENDED
                                                                                            SEPTEMBER 30,
                                                                                     ----------------------------
                                                                                         1997           1998
                                                                                     -------------  -------------
                                                                                             (UNAUDITED)
Telecommunications revenues........................................................  $  22,249,272  $  23,811,208
Operating expenses:
  Costs of services................................................................     16,985,736     18,625,545
                                                                                     -------------  -------------
  Selling, general and administrative..............................................      5,415,004      5,681,084
  Provision for doubtful accounts..................................................        904,318        720,853
  Depreciation and amortization....................................................        720,363        836,497
                                                                                     -------------  -------------
    Total operating expenses.......................................................     24,025,421     25,863,979
                                                                                     -------------  -------------
Loss from operations before other expenses.........................................     (1,776,149)    (2,052,771)
Other expenses:
  Interest expense, net............................................................       (680,308)      (717,531)
  Other............................................................................             --       (298,704)
                                                                                     -------------  -------------
    Total other expenses...........................................................       (680,308)    (1,016,235)
                                                                                     -------------  -------------
Loss before income tax benefit and extraordinary gain..............................     (2,456,457)    (3,069,006)
Income tax benefit.................................................................         26,812             --
                                                                                     -------------  -------------
  Loss before extraordinary gain...................................................     (2,429,645)    (3,069,006)
                                                                                     -------------  -------------
Extraordinary gain on debt restructuring (net of income taxes of $26,812)..........         52,049             --
                                                                                     -------------  -------------
  Net loss.........................................................................  $  (2,377,596) $  (3,069,006)
                                                                                     -------------  -------------
                                                                                     -------------  -------------
Loss per weighted average common shares outstanding (basic and diluted):
  Loss before extraordinary gain on debt restructuring.............................  $        (.40) $        (.44)
  Extraordinary gain...............................................................            .01             --
                                                                                     -------------  -------------
  Net loss per share...............................................................  $        (.39) $        (.44)
                                                                                     -------------  -------------
                                                                                     -------------  -------------
  Weighted average number of common shares outstanding (basic and diluted).........      6,021,870      6,988,983
                                                                                     -------------  -------------
                                                                                     -------------  -------------

  The accompanying notes are an integral part of these consolidated financial statements.

                 UNITED DIGITAL NETWORK, INC. AND SUBSIDIARIES
                     (FORMERLY UNIDEX COMMUNICATIONS CORP.)

                CONSOLIDATED STATEMENT OF SHAREHOLDERS' DEFICIT

                                                                     ADDITIONAL
                                                                       PAID-IN        RETAINED
                                               SHARES     AMOUNT       CAPITAL        DEFICIT          TOTAL
                                             ----------  ---------  -------------  --------------  -------------
                                                                         (UNAUDITED)
Balance at December 31, 1997...............   6,808,594  $  68,086  $  12,617,072  $  (15,271,083) $  (2,585,925)
Net loss...................................          --         --             --      (3,069,006)    (3,069,006)
Issuance of common stock for:
  Exercise of options......................      75,000        750        117,203              --        117,953
  Exercise of warrants.....................     171,250      1,712        272,289              --        274,001
                                             ----------  ---------  -------------  --------------  -------------
Balance at September 30, 1998..............   7,054,844  $  70,548  $  13,006,564  $  (18,340,089) $  (5,262,977)
                                             ----------  ---------  -------------  --------------  -------------
                                             ----------  ---------  -------------  --------------  -------------

  The accompanying notes are an integral part of these consolidated financial statements.

                 UNITED DIGITAL NETWORK, INC. AND SUBSIDIARIES
                     (FORMERLY UNIDEX COMMUNICATIONS CORP.)

                     CONSOLIDATED STATEMENTS OF CASH FLOWS

                                                                                          FOR THE NINE MONTHS
                                                                                                 ENDED
                                                                                             SEPTEMBER 30,
                                                                                      ----------------------------
                                                                                          1997           1998
                                                                                      -------------  -------------
                                                                                              (UNAUDITED)
Cash flows from operating activities:
  Net loss..........................................................................  $  (2,377,596) $  (3,069,006)
  Adjustments to reconcile net loss to net cash used in operating activities:
    Depreciation and amortization...................................................        720,363        836,497
    Extraordinary gain on debt restructuring........................................        (78,861)            --
    Interest amortization of note discounts.........................................        174,892         55,334
    Proceeds from factoring of trade receivables, net...............................      2,189,740        567,688
    Other, net......................................................................          8,138         (5,426)
  (Increase) decrease, net of effects of acquisitions:
    Unfactored accounts and notes receivable........................................     (4,593,638)    (1,826,895)
    Prepaid expenses and other assets...............................................       (103,959)       241,737
  Increase, net of effects of acquisitions:
    Accounts and notes payable and accrued expenses.................................      3,410,348      2,070,279
                                                                                      -------------  -------------
        Net cash used in operating activities.......................................       (650,573)    (1,129,792)
                                                                                      -------------  -------------
Cash flows from investing activities:
  Additions to property and equipment...............................................       (223,420)      (134,995)
  Purchase of CTN...................................................................       (350,000)            --
  Proceeds from notes...............................................................         57,592         58,924
                                                                                      -------------  -------------
        Net cash used in investing activities.......................................       (515,828)       (76,071)
Cash flows from financing activities:
  Proceeds from issuance of common stock............................................      1,468,946        391,954
  Proceeds from issuance of short-term debt.........................................             --      3,000,000
  Principal payments on obligations.................................................     (1,427,189)    (1,171,393)
  Private placement advances........................................................        590,016
                                                                                      -------------  -------------
        Net cash provided by financing activities...................................        631,773      2,220,561
                                                                                      -------------  -------------
(Decrease) increase in cash.........................................................       (534,628)     1,014,698
Cash at beginning of period.........................................................        608,141         45,316
                                                                                      -------------  -------------
Cash at end of period...............................................................  $      73,513  $   1,060,014
                                                                                      -------------  -------------
                                                                                      -------------  -------------
Supplemental disclosure of cash flow information:
  Interest paid.....................................................................  $     692,053  $     424,240
                                                                                      -------------  -------------
                                                                                      -------------  -------------

    The accompanying notes are integral part of these consolidated financial statements.

                 UNITED DIGITAL NETWORK, INC. AND SUBSIDIARIES

                     (FORMERLY UNIDEX COMMUNICATIONS CORP.)

              NOTES TO UNAUDITED CONSOLIDATED FINANCIAL STATEMENTS

(1) DESCRIPTION OF BUSINESS

    United Digital Network (the "Company"), formerly Unidex Communications Corp., operates through its principal subsidiaries, United Digital Network of Texas, Inc. ("DNI"), Advanced Management Services, Inc. ("AMS") and Custom Telecom Network ("CTN").

    The Company's principal business activity is providing basic long distance services, travelcard service, international long-distance, and various other telecommunication services to residential and small to medium sized commercial customers. The principal markets for its long distance services are the central and southwest United States as well as customers located nationwide in the motor freight industry.

    The Company has suffered recurring losses from operations that raise substantial doubt about its ability to continue as a going concern. At September 30, 1998, the Company's current liabilities exceeded its current assets by $12.5 million. The Company is actively pursuing opportunities for a business combination in order to achieve financial stability. On November 19, 1997, the Company entered into a merger agreement with STAR Telecommunications, Inc.

(2) SUMMARY OF SIGNIFICANT ACCOUNTING POLICIES

    BASIS OF PRESENTATION

    The consolidated financial statements include the accounts of the Company and its wholly-owned subsidiaries DNI, AMS and CTN. The financial statements and related footnotes are presented in U.S. dollars, unless otherwise indicated, and all significant intercompany accounts and transactions are eliminated in consolidation. The interim financial data as of September 30, 1997 and 1998 and for the nine month periods then ended is unaudited; however, in the opinion of the Company, the interim data includes all adjustments, consisting only of normal recurring adjustments, necessary to present fairly the financial position, results of operations and cash flows for the interim periods. The interim consolidated financial statements and the notes thereto should be read in conjunction with the consolidated financial statements and notes included in the Company's consolidated financial statements for the eight months ended December 31, 1997.

    CASH AND CASH EQUIVALENTS

    Cash and cash equivalents represent cash and short-term, highly liquid investments with original maturities three months or less.

    LOSS PER SHARE

    Loss per share is computed by dividing the net loss by the weighted average number of shares of common stock outstanding during the periods. The effect of outstanding options and warrants on the computation of net loss per share is antidilutive and, therefore, is not included in the computation of loss per share amounts for the nine month periods ended September 30, 1997 and 1998.

    NEW ACCOUNTING STANDARDS

    On June 15, 1998, the FASB issued Statement of Financial Accounting Standards No. 133, "Accounting for Derivative Instruments and Hedging Activities" (SFAS 133). SFAS 133 is effective for all fiscal quarters of all fiscal years beginning after June 15, 1999. SFAS 133 requires that all derivative instruments

                 UNITED DIGITAL NETWORK, INC. AND SUBSIDIARIES

                     (FORMERLY UNIDEX COMMUNICATIONS CORP.)

        NOTES TO UNAUDITED CONSOLIDATED FINANCIAL STATEMENTS (CONTINUED)

(2) SUMMARY OF SIGNIFICANT ACCOUNTING POLICIES (CONTINUED) be recorded on the balance sheet at their fair value. Changes in the fair value of derivatives are recorded each period in current earnings or other comprehensive income, depending on whether a derivative is designated as part of a hedge transaction and, if it is the type of hedge transaction. Management of the Company anticipates that, due to its limited use of derivative instruments, the adoption of SFAS 133 will not have a significant effect on the Company's results of operations or its financial position.

(3) ADVANCE PAYMENT FROM CUSTOMER

    In March 1998, the Company received an advance payment from one customer for future long distance telephone services through pre-paid calling cards. This payment will be recognized as revenue when the related services are provided.

(4) SUBSEQUENT EVENTS

    In January 1998, the Company entered into an agreement of Compromise, Settlement and Release (the "Agreement") related to disputes arising under the AMS stock purchase agreement dated March 5, 1996. Under the Agreement, the convertible debenture in the amount of $750,000 due in July 1998 was reduced to $550,000 as a result of allowable adjustments defined in the stock purchase agreement. On July 30, 1998, the Company signed an extension agreement with the holder of the debenture under which the right to convert the debenture into shares of the Company's common stock expired and a $33,000 extension fee was paid by the Company to the debenture holder. Payment of the $550,000 was extended to the earlier of December 31, 1998, the tenth day following the closing of the merger with STAR, or the tenth day following an election not to proceed with the merger.

    On July 21, 1998, the Company issued a promissory note in the principal amount of $1,000,000 payable to the order of John R. Snedegar, the President of the Company. The promissory note provides for interest of ten percent and matures on the earlier of thirty days after the occurrence of a Change of Control (as defined in the promissory note) and July 21, 1999. Through September 30, 1998, the Company had accrued $16,000 in interest payable under this note.

    On September 21, 1998, STAR and the Company entered into a Management Agreement pursuant to which, among other things, STAR provides billing services for the Company and the Company is able to buy switch services through STAR and thereby giving the Company greater access to more competitive buying arrangements.

--------------------------------------------------------------------------------
--------------------------------------------------------------------------------

                                                                         ANNEX A

               AMENDED AND RESTATED AGREEMENT AND PLAN OF MERGER

                                  BY AND AMONG

                         STAR TELECOMMUNICATIONS, INC.

                          SIERRA ACQUISITION CO., INC.

                           PT-1 COMMUNICATIONS, INC.

                                      AND

                                  SAMER TAWFIK

                                 PETER M. VITA

                                 DOUGLAS BARLEY

                               JOSEPH A. PANNULLO

                               JOHN J. KLUSARITZ

                          Dated as of August 20, 1998

--------------------------------------------------------------------------------
--------------------------------------------------------------------------------

                               TABLE OF CONTENTS

                                                                                                              PAGE
                                                                                                            ---------

ARTICLE I THE MERGER......................................................................................        A-1
  1.1      The Merger.....................................................................................        A-1
  1.2      Filing.........................................................................................        A-1
  1.3      Effective Time of the Merger...................................................................        A-2
  1.4      Certificate of Incorporation and Bylaws........................................................        A-2
  1.5      Directors and Officers.........................................................................        A-2
  1.6      Warrants and Options...........................................................................        A-2

ARTICLE II CONVERSION OF AND SURRENDER AND PAYMENT FOR COMMON STOCK.......................................        A-2
  2.1      Conversion.....................................................................................        A-2
  2.2      Escrow of Shares...............................................................................        A-3

ARTICLE III CLOSING; CERTAIN EFFECTS OF MERGER............................................................        A-3
  3.1      Closing Date...................................................................................        A-3
  3.2      Deliveries of the Company's Stockholders.......................................................        A-3
  3.3      Deliveries of Acquiror.........................................................................        A-3
  3.4      Effect of Merger...............................................................................        A-3
  3.5      Further Assurances.............................................................................        A-4

ARTICLE IV REPRESENTATIONS AND WARRANTIES OF THE ACQUIROR AND NEWCO.......................................        A-4
  4.1      Organization...................................................................................        A-4
  4.2      Capital Stock..................................................................................        A-4
  4.3      Authority Relative to Agreement................................................................        A-4
  4.4      Acquiror Shares................................................................................        A-5
  4.5      No Violations or Consents......................................................................        A-5
  4.6      Litigation.....................................................................................        A-5
  4.7      Financial Statements and Reports...............................................................        A-5
  4.8      Proxy Statement; Other Information.............................................................        A-6
  4.9      Brokers........................................................................................        A-6
  4.10     Benefit Plans..................................................................................        A-6
  4.11     ERISA..........................................................................................        A-6
  4.12     Environmental Matters..........................................................................        A-7
  4.13     Absence of Certain Changes.....................................................................        A-7
  4.14     Government Authorizations......................................................................        A-7

ARTICLE V REPRESENTATIONS AND WARRANTIES OF THE STOCKHOLDERS..............................................        A-7
  5.1      Ownership and Title to the Shares..............................................................        A-7
  5.2      Authority Relative to Agreement................................................................        A-8
  5.3      No Violations or Consents......................................................................        A-8
  5.4      Rule 501.......................................................................................        A-8
  5.5      Restricted Securities..........................................................................        A-8

ARTICLE VI REPRESENTATIONS AND WARRANTIES OF THE COMPANY AND THE STOCKHOLDERS.............................        A-9
  6.1      Corporate Organization; Subsidiaries...........................................................        A-9
  6.2      Capital Stock..................................................................................        A-9
  6.3      Options, Warrants or Other Rights..............................................................        A-9
  6.4      Authority Relative to Agreement................................................................       A-10

                                                                                                              PAGE
                                                                                                            ---------
  6.5      No Violations or Consents......................................................................       A-10
  6.6      Governmental Authorizations and Regulations....................................................       A-10
  6.7      Litigation.....................................................................................       A-11
  6.8      Financial Statements and Reports; Material Liabilities; Projections............................       A-11
  6.9      Absence of Certain Changes.....................................................................       A-11
  6.10     Benefit Plans..................................................................................       A-13
  6.11     ERISA..........................................................................................       A-13
  6.12     Environmental Matters..........................................................................       A-14
  6.13     Real Estate Leases.............................................................................       A-14
  6.14     Title to Properties; Absence of Liens and Encumbrances.........................................       A-15
  6.15     Tax Matters....................................................................................       A-15
  6.16     Proprietary Property...........................................................................       A-15
  6.17     Labor Matters..................................................................................       A-16
  6.18     Insurance......................................................................................       A-16
  6.19     Material Contracts.............................................................................       A-16
  6.20     Proxy Statement; Other Information.............................................................       A-17
  6.21     Brokers........................................................................................       A-17
  6.22     Transactions with Affiliated Parties...........................................................       A-17
  6.23     Distributors...................................................................................       A-18
  6.24     Accounts Receivable............................................................................       A-18
  6.25     Inventory......................................................................................       A-18

ARTICLE VII COVENANTS AND AGREEMENTS......................................................................       A-18
  7.1      Proxy Statement; Special Meeting...............................................................       A-18
  7.2      Conduct of the Business of the Company Prior to the Effective Time.............................       A-18
  7.3      Access to Properties and Record................................................................       A-20
  7.4      Acquisition Proposals..........................................................................       A-20
  7.5      Indemnification by the Stockholders............................................................       A-21
  7.6      Confidentiality................................................................................       A-22
  7.7      Reasonable Best Efforts........................................................................       A-22
  7.8      Withdrawal of Company S-1......................................................................       A-22
  7.9      Proxy of Principal Stockholders................................................................       A-22
  7.10     Certain Events.................................................................................       A-23
  7.11     Financial Statements...........................................................................       A-23
  7.12     Conduct of the Business of Acquiror Prior to the Effective Time................................       A-23

ARTICLE VIII CONDITIONS PRECEDENT.........................................................................       A-23
  8.1      Conditions to Each Party's Obligation to Effect the Merger.....................................       A-23
  8.2      Conditions to the Obligation of the Company and the Stockholders to Effect the Merger..........       A-24
  8.3      Conditions to Obligations of the Acquiror and Newco to Effect the Merger.......................       A-25

ARTICLE IX TERMINATION, AMENDMENT AND WAIVER..............................................................       A-25
  9.1      Termination....................................................................................       A-25
  9.2      Termination Fee................................................................................       A-26
  9.3      Amendment......................................................................................       A-26
  9.4      Waiver.........................................................................................       A-26

ARTICLE X MISCELLANEOUS...................................................................................       A-27
  10.1     Survival.......................................................................................       A-27
  10.2     Expenses and Fees..............................................................................       A-27
  10.3     Notices........................................................................................       A-27

                                                                                                              PAGE
                                                                                                            ---------
  10.4     Headings.......................................................................................       A-28
  10.5     Publicity......................................................................................       A-28
  10.6     Entire Agreement; Knowledge....................................................................       A-28
  10.7     Assignment.....................................................................................       A-28
  10.8     Counterparts...................................................................................       A-28
  10.9     Invalidity, Etc................................................................................       A-28
  10.10    Specific Performance...........................................................................       A-28
  10.11    Governing Law..................................................................................       A-28
  10.12    Termination of Original Agreement..............................................................       A-28
  10.13    No Solicitation................................................................................       A-28

EXHIBITS

Exhibit A    Certificate of Merger
Exhibit B    Escrow Agreement
Exhibit C    Form of Registration Rights and Share Restriction Agreement
Exhibit D    Form of Proxy

                                                                         ANNEX A

               AMENDED AND RESTATED AGREEMENT AND PLAN OF MERGER

    AMENDED AND RESTATED AGREEMENT AND PLAN OF MERGER dated as of August 20, 1998 (this "Agreement"), by and among STAR Telecommunications, Inc., a Delaware corporation (the "Acquiror"), Sierra Acquisition Co., Inc., a New York corporation and wholly-owned subsidiary of the Acquiror ("Newco"), PT-1 Communications, Inc., a New York corporation (the "Company"), and Samer Tawfik, Peter M. Vita, Douglas Barley, Joseph A. Pannullo and John J. Klusaritz (collectively, the "Stockholders").

                                R E C I T A L S:

    A. Acquiror, Newco, the Company and the Stockholders previously entered into an Agreement and Plan of Merger dated June 9, 1998 (the "Original Agreement").

    B. After subsequent review and contemplation, the Boards of Directors of Newco, the Acquiror and the Company deem it advisable and in the best interests of their respective stockholders to merge Newco with and into the Company (the "Merger") upon the terms and conditions set forth herein and in accordance with the New York Business Corporation Law (the "Business Corporation Law") (the Company and Newco being hereinafter sometimes referred to as the "Constituent Corporations" and the Company, following the effectiveness of the Merger, being hereinafter sometimes referred to as the "Surviving Corporation");

    C. The Stockholders beneficially own an aggregate of 92.8% of the issued and outstanding shares (the "Shares") of the Company's Common Stock, $.01 par value per share (the "Common Stock"), determined on a fully diluted basis, taking into account all outstanding warrants, options and other rights or interests to subscribe for shares of Common Stock; and

    D. The Boards of Directors of the Acquiror and Newco wish to amend and restate the Original Agreement and, in that regard, have each approved the transactions contemplated by this Agreement, including without limitation, the Merger, upon the terms and subject to the conditions set forth herein, including without limitation, the approval of the stockholders of the Acquiror. The Board of Directors of the Company also wishes to amend and restate the Original Agreement and, in that regard, have each approved the transactions contemplated by this Agreement, including without limitation, the Merger, upon the terms and subject to the conditions set forth herein. Such approvals comply in all respects with the requirements of Sections 912(b) and 913(c)(2)(A) of the Business Corporation Law.

                               A G R E E M E N T

    NOW, THEREFORE, in consideration of the mutual representations, warranties, covenants, agreements and conditions contained herein, the sufficiency of which is hereby acknowledged by the parties, and in order to set forth the terms and conditions of the Merger and the mode of carrying the same into effect, the parties hereby agree as follows:

                                   ARTICLE I
                                   THE MERGER

    1.1 THE MERGER. Upon the terms and conditions hereinafter set forth and in accordance with the Business Corporation Law, at the Effective Time, as defined below, Newco shall be merged with and into the Company and thereupon the separate existence of Newco shall cease, and the Company, as the Surviving Corporation, shall continue to exist under and be governed by the Business Corporation Law.

    1.2  FILING.  Upon the satisfaction or waiver of the conditions set forth in
Section 8 hereof (other than the condition set forth in Section 8.1(b) which may not be waived), Newco and the Company will cause a Certificate of Merger, in substantially the form of Exhibit A attached hereto (the "Certificate of Merger"), to be executed and filed with the Department of State of the State of New York in accordance with the terms of
Section 904 of the Business Corporation Law.

    1.3 EFFECTIVE TIME OF THE MERGER. The Merger shall become effective immediately upon the filing of the Certificate of Merger with the Department of State of the State of New York in accordance with Section 904. The date and time of such filing is herein sometimes referred to as the "Effective Time."

    1.4 CERTIFICATE OF INCORPORATION AND BYLAWS. Upon the effectiveness of the Merger, the Certificate of Incorporation of Newco (as in effect on the date of the Agreement) shall be the certificate of incorporation of the Surviving Corporation and the By-Laws of Newco as in effect on the date hereof shall be the By-Laws of the Surviving Corporation.

    1.5 DIRECTORS AND OFFICERS. The persons who are directors of Newco immediately prior to the Effective Time and the officers of the Company shall, after the Effective Time and in accordance with the Certificate of Merger, serve as the directors and officers, respectively, of the Surviving Corporation, in each case such directors and officers to serve until their successors have been duly elected and qualified in accordance with the Certificate of Incorporation and By-Laws of the Surviving Corporation.

    1.6 WARRANTS AND OPTIONS. On the Effective Time, the Acquiror shall assume the duties and obligations of the Company, and the Acquiror shall be vested with the powers, rights and privileges of the Company, under (a) the warrants of the Company that remain outstanding at the Effective Time (the "Warrants") and (b) the options of the Company that remain outstanding at the Effective Time (the "Options"), as such warrants and options are listed on Schedule 6.3. As of the Effective Time, the Acquiror shall have reserved for issuance and continue to maintain sufficient shares of Acquiror Common Stock, as defined below, to issue the required shares of Acquiror Common Stock pursuant to the exercise of Warrants and Options after the Effective Time, subject to appropriate adjustment with respect to the number of shares of Acquiror Common Stock to be acquired thereunder and the exercise price thereof, based on the Exchange Ratio, as defined below. Schedule 1.6 sets forth the number of shares of Acquiror Common Stock that will be subject to each of the Warrants and Options.

                                   ARTICLE II
            CONVERSION OF AND SURRENDER AND PAYMENT FOR COMMON STOCK

    2.1 CONVERSION. At the Effective Time, by virtue of the Merger and without any action on the part of the holders thereof:

        (a) Each of the issued and outstanding shares of Common Stock shall be automatically converted into the right to receive consideration per share equal to (i) 0.303715621 of a share (the "Exchange Ratio") of the Acquiror's common stock, $0.001 per share ("Acquiror Common Stock") and (ii) $0.41316724 (the "Cash Component"). The Exchange Ratio shall be adjusted as may be necessary and appropriate to reflect any and all stock splits, reverse stock splits, reclassifications, recapitalizations, dividends payable in shares of Acquiror Common Stock or in any other securities convertible into or exchangeable for shares of Acquiror Common Stock and similar capital events that affect Acquiror Common Stock. Additionally, the Exchange Ratio may be reduced in connection with the issuance by the Company prior to the Closing Date of additional options to purchase shares of Common Stock. At the Effective Time, the Cash Component shall, in no circumstances, exceed $20 million. The aggregate number of shares of Acquiror Common Stock to be issued in the Merger at the Effective Time shall be referred to herein as the "Acquiror Shares."

        (b) All shares of Common Stock which are held by the Company as treasury shares shall be canceled and retired and cease to exist, without any conversion thereof or payment with respect thereto.

        (c) No fraction of a share of Acquiror Common Stock will be issued in the Merger, but, in lieu thereof, each holder of Common Stock who would otherwise be entitled to a fraction of a share of Acquiror Common Stock will be entitled to receive from the Acquiror an amount of cash (rounded to the nearest whole $0.01) equal to the product of (i) such fraction of a share multiplied by (ii) the average closing price of Acquiror Common Stock on The Nasdaq National Market for the five (5) trading days prior to the Effective Time (the "Average Price").

    2.2 ESCROW OF SHARES. A total of ten percent (10%) of the Acquiror Shares (the "Escrow Shares") shall be deposited at the Closing Date in an escrow established with Santa Barbara Bank and Trust, a California bank, or such other Person mutually agreeable to Acquiror and the Stockholders (the "Escrow Agent"), such escrow to be pursuant to the terms of that certain escrow agreement to be entered into by and among Acquiror, the Stockholders and the Escrow Agent, such agreement in substantially the form attached hereto as Exhibit B (the "Escrow Agreement"). As further set forth in the Escrow Agreement, the Escrow Shares shall be held in escrow for a period (the "Escrow Period") commencing at the Closing Date, as defined below, and ending on the first anniversary thereof. The Escrow Shares shall be subject to offset pursuant to the terms of Section 7.5, as further set forth in the Escrow Agreement. Any such offset against the Escrow Shares shall be calculated as set forth in the Escrow Agreement.

                                  ARTICLE III
                       CLOSING; CERTAIN EFFECTS OF MERGER

    3.1 CLOSING DATE. Subject to the fulfillment of the conditions specified in Article VIII (any or all of which may be waived in writing by the respective parties whose performance is conditioned upon satisfaction of such conditions, except that the condition set forth in Section 8.1(b) may not be waived), the purchase and sale of the shares of Common Stock shall be consummated at a closing (the "Closing") to be held at the offices of Acquiror, at 223 East de la Guerra Street, Santa Barbara, CA 93101 at 11:00 a.m. or at such time as Acquiror, the Company and the Stockholders shall mutually agree but not later than March 31, 1999 (such date and time being herein referred to as the "Closing Date"), providing that if, immediately prior to such date, the conditions set forth in 8.1(d) have not been satisfied but all other conditions in Article VIII have been satisfied or waived by the appropriate party thereto, then the Closing Date may be extended to no later than June 30, 1999.

    3.2 DELIVERIES OF THE COMPANY'S STOCKHOLDERS. At the Closing, the stockholders of the Company shall deliver to Acquiror (a) stock certificates representing all of the outstanding shares of Common Stock, each of which has been duly endorsed for transfer and with appropriate stock powers, and (b) all of the agreements, documents and instruments required to be delivered by the Company and the Stockholders under Section 8.3.

    3.3 DELIVERIES OF ACQUIROR. At the Closing, Acquiror shall deliver to the stockholders of the Company (a) certificates representing the Acquiror Shares,
(b) his or her pro rata portion of the Cash Component, (c) any cash that may be due to any of the stockholders of the Company in payment for any fractional shares, as calculated pursuant to Section 2.1(c), and (d) all of the agreements, documents and instruments required to be delivered by the Acquiror under Sections 8.2. Simultaneously therewith, the Stockholders shall deposit with the Escrow Agent certificates representing the Escrow Shares pursuant to the terms of the Escrow Agreement.

    3.4 EFFECT OF MERGER. On and after the Effective Time, the Surviving Corporation shall possess all the rights, privileges, powers and franchises, and be subject to all the restrictions, disabilities and duties of each of the Constituent Corporations; and all and singular rights, privileges, powers and franchises of each of the Constituent Corporations, and all property, real, personal and mixed, and all debts due to either of the Constituent Corporations on whatever account, as well for stock subscriptions as all other things in action or belonging to each of the Constituent Corporations, shall be vested in the Surviving Corporation; and all property, rights, privileges, powers and franchises, and all and every other interest shall be thereafter the property of the Surviving Corporation as they were of the Constituent Corporations, and the title to any real estate vested by deed or otherwise, in either of the Constituent Corporations shall not revert or be in any way impaired; but all rights of creditors and all liens upon any property of either of the Constituent Corporations shall be preserved unimpaired, and all debts, liabilities and duties of the Constituent Corporations shall thenceforth attach to and be the sole responsibility of the Surviving Corporation and may be enforced against the Surviving Corporation to the same extent as if said debts, liabilities and duties had been incurred or contracted by it.

    3.5 FURTHER ASSURANCES. If at any time after the Effective Time the Surviving Corporation shall consider or be advised that any further deeds, assignments or assurances in law or any other acts are necessary, desirable or proper to vest, perfect or confirm, of record or otherwise, in the Surviving Corporation, the title to any property or right of the Constituent Corporations acquired or to be acquired by reason of, or as a result of, the Merger, the Constituent Corporations agree that the Surviving Corporation and its proper officers and directors shall and will execute and deliver all such deeds, assignments and assurances in law and do all acts necessary, desirable or proper to vest, perfect or confirm title to such property or right in the Surviving Corporation and otherwise to carry out the purposes of this Agreement, and that the proper officers and directors of the Constituent Corporations and the proper officers and directors of the Surviving Corporation are fully authorized in the name of the Constituent Corporations or otherwise to take any and all such action.

                                   ARTICLE IV
            REPRESENTATIONS AND WARRANTIES OF THE ACQUIROR AND NEWCO

    The Acquiror and Newco jointly and severally represent and warrant to the Company as follows:

    4.1 ORGANIZATION. Each of Acquiror and Newco is a corporation duly organized, validly existing and in good standing under the laws of the jurisdiction of its incorporation, and each has the requisite corporate power and authority to own, lease and operate its assets and to conduct its business in the manner in which it is presently conducted. Acquiror is qualified or licensed to do business and is in good standing in each jurisdiction in which the failure to be so qualified or licensed, in the aggregate, would have a material adverse effect on the financial condition, results of operations, business or properties of Acquiror (an "Acquiror Material Adverse Effect"). True and correct copies of the Certificate of Incorporation Bylaws of Acquiror and Newco have been delivered or made available to the Company.

    4.2 CAPITAL STOCK. The authorized capital stock of the Acquiror consists in its entirety of (a) 50,000,000 shares of Acquiror Common Stock, $0.001 par value, of which, as of May 15, 1998, 41,755,594 were issued and outstanding and
(b) 5,000,000 shares of Preferred Stock, $0.001 par value per share, none of which is issued and outstanding. All outstanding shares of Acquiror Common Stock have been duly authorized and validly issued, are fully paid and non-assessable, are free of preemptive rights and were issued in compliance with all applicable securities laws and regulations. To the knowledge of Acquiror and except as otherwise contemplated by this Agreement, there are no voting trusts or other agreements, arrangements or understandings with respect to the voting of Acquiror Common Stock. The authorized capital stock of Newco consists in its entirety of 1,000 shares of common stock, $.01 par value, all of which are issued and outstanding. All of the outstanding shares of Newco common stock are owned beneficially and of record by the Acquiror.

    4.3 AUTHORITY RELATIVE TO AGREEMENT. Each of the Acquiror and Newco has full corporate power and authority to execute and deliver this Agreement and to consummate the Merger and the other transactions contemplated on its part hereby. Except with respect to the approval of the stockholders of Acquiror, which shall be subject to the Special Meeting, as defined below, the execution, delivery and performance by each of the Acquiror and Newco of this Agreement and the consummation of the transactions contemplated hereby have been duly authorized by all necessary corporate action on the part of the Acquiror and Newco, including without limitation the affirmative vote of the Board of Directors as contemplated by

Section 203(a)(1) of the Delaware General Corporation Law (the "DGCL"). This Agreement has been duly executed and delivered by each of the Acquiror and Newco, and is a legal, valid and binding obligation of each of the Acquiror and Newco, enforceable against each of the Acquiror and Newco in accordance with its terms, except to the extent that its enforceability may be limited by applicable bankruptcy, insolvency, reorganization or other laws affecting the enforcement of creditors' rights generally or by general equitable principles. Each other agreement to be executed in connection with this Agreement by the Acquiror and Newco on or prior to the Closing Date will be duly executed and delivered by each of Acquiror and Newco, as the case may be, and will constitute a legal, valid and binding obligation of each of Acquiror and Newco, enforceable against each of Acquiror and Newco in accordance with its respective terms, subject to applicable bankruptcy, insolvency, moratorium, reorganization or other laws affecting the enforcement of creditors' rights generally or by general equitable principles.

    4.4 ACQUIROR SHARES. The Acquiror Shares to be issued in connection with the Merger have been duly authorized and, when issued as contemplated hereby at the Effective Time, will be validly issued, fully paid and non-assessable, and not subject to any preemptive rights or other rights or interests of third parties.

    4.5 NO VIOLATIONS OR CONSENTS. The execution, delivery and performance of this Agreement by each of the Acquiror and Newco and the consummation by each of them of the transactions contemplated hereby, will not (i) violate or conflict with any provision of any charter or bylaws of the Acquiror or Newco, (ii) require the consent, waiver, approval, license or authorization of or any filing by the Acquiror or Newco with any public authority, other than (a) the filing of a pre-merger notification report under The Hart-Scott-Rodino Antitrust Improvements Act of 1976, as amended, and the rules and regulations promulgated thereunder (the "HSR Act"), (b) in connection with or in compliance with the provisions of the Securities Exchange Act of 1934, as amended (the "Exchange Act"), the Securities Act of 1933, as amended (the "Securities Act"), the Communications Act of 1934, as amended (the "Communications Act") and the rules and regulations arising thereunder, the rules and regulations of The Nasdaq Stock Market, the Business Corporation Law or the "takeover", "blue sky" or "public utilities" laws of various states and (c) any other filings and approvals expressly contemplated by this Agreement, (iii) violate, conflict with or result in a breach of or the acceleration of any obligation under, or constitute a default (or an event which with notice or the lapse of time or both would become a default) under, or give to others any right of termination, amendment, acceleration or cancellation of, or result in the creation of a lien or other encumbrance on any property or asset of the Acquiror or Newco pursuant to any provision of any indenture, mortgage, lien, lease, agreement, instrument, order, judgment or decree to which the Acquiror or Newco is subject or by which the Acquiror or Newco or any of their property or assets is bound, or (iv) violate or conflict with any law, rule, regulation, permit, ordinance or decree applicable to the Acquiror or Newco or by which any property or asset of either of them is bound or affected except, in each of the instances set forth in items
(i) through (iv) above, where failure to give such notice, make such filings, or obtain such authorizations, consents or approvals, or where such violations, conflicts, breaches or defaults, in the aggregate, would not have an Acquiror Material Adverse Effect.

    4.6 LITIGATION. Except as may be disclosed in the Acquiror SEC Filings, as defined below, there are no actions, proceedings, claims, complaints, grievances or unfair labor practice complaints pending or, to the best of the Acquiror's knowledge, threatened or, to the best of the Acquiror's knowledge, investigations pending or threatened against the Acquiror or with respect to any of the assets or properties of it before any court or governmental or regulatory authority or body or arbitrator which, if adversely determined against Acquiror, would have, individually or in the aggregate, an Acquiror Material Adverse Effect. There are no such proceedings pending or, to the best knowledge of Acquiror, threatened against Acquiror or Newco challenging the validity or propriety of the transactions contemplated by this Agreement.

    4.7 FINANCIAL STATEMENTS AND REPORTS. The Acquiror heretofore has delivered to the Company true and complete copies of (a) its Registration Statement on Form S-1 dated April 29, 1998, Registration No. 333-48559, (b) its Registration Statement on Form S-4 dated May 29, 1998, Registration

No. 333-53335, (c) its Annual Report on Form 10-K for the fiscal year ended December 31, 1997 and (d) its Quarterly Reports on Form 10-Q for the quarter ended March 31, 1998 and June 30, 1998 (collectively,"Acquiror SEC Filings"). The Acquiror SEC Filings made in compliance with the Exchange Act were filed in a timely manner pursuant to the rules and regulations thereof. As of the respective times such documents were filed or, as applicable, became effective, the Acquiror SEC Filings complied as to form and content, in all material respects, with the requirements of the Securities Act and the Exchange Act, as the case may be, and the rules and regulations promulgated thereunder, and did not contain any untrue statement of a material fact or omit to state any material fact required to be stated therein or necessary to make the statements therein, in light of the circumstances under which they were made, not misleading. The consolidated financial statements of the Acquiror included in the Acquiror SEC Filings were prepared in accordance with generally accepted accounting principles ("GAAP") applied on a consistent basis and (except as may be indicated therein or in the notes thereto) present fairly the consolidated financial position, results of operations and cash flows of the Acquiror and its consolidated subsidiaries as of the dates and for the periods indicated subject, in the case of unaudited interim consolidated financial statements, to normal recurring year-end adjustments.

    4.8 PROXY STATEMENT; OTHER INFORMATION. The Proxy Statement, as defined below, and any other documents to be filed with the Securities and Exchange Commission (the "SEC") or any regulatory agency in connection with the transactions contemplated hereby, will not be, at the respective times such documents are filed with the SEC and, with respect to the Proxy Statement, when first published, sent or given to the stockholders of Acquiror, false or misleading with respect to any material fact, or omit to state any material fact necessary in order to make the statements therein, in light of the circumstances under which there are made, not misleading. All documents which the Acquiror or Newco files or is responsible for filing with the SEC and any regulatory agency in connection with the Merger (including, without limitation, the Proxy Statement) will comply as to form and content in all material respects with the provisions of applicable law and regulations. Notwithstanding the foregoing, the Acquiror and Newco make no representations or warranties with respect to any information that has been supplied in writing by the Company or its auditors, attorneys or financial advisors specifically for use in the Proxy Statement or in any other documents to be filed by the Acquiror with the SEC or any other regulatory agency in connection with the transactions contemplated hereby.

    4.9 BROKERS. Neither the Acquiror nor Newco has paid or become obligated to pay any fee or commission to any broker, finder, investment banker or other intermediary in connection with this Agreement, except that the Acquiror has retained Hambrecht & Quist and Credit Suisse First Boston as its financial advisors in connection with the transactions contemplated by this Agreement.

    4.10 BENEFIT PLANS. Except as described in Acquiror's SEC Filings, Acquiror does not have outstanding any employment agreement with any officer or employee of Acquiror, any bonus, incentive compensation, deferred compensation, profit sharing, stock option, stock bonus, stock purchase, savings, severance, salary continuation, consulting, retirement (including health and life insurance benefits provided after retirement) or pension plan (including Acquiror Benefit Plans, as defined in Section 4.11 hereof) or arrangement with or for the benefit of any officer, employee or other person, or for the benefit of any group of officers, employees or other persons that provides for payment of more than $100,000 in annual benefits.

    4.11  ERISA.  All of Acquiror's employee benefit plans, as defined in
Section 3(3) of the Employee Retirement Income Security Act of 1974, as amended ("ERISA"), but without regard to whether any such plan is in fact subject to ERISA, that are sponsored, or being maintained or contributed to, by Acquiror that provide for payment of more than $25,000 in annual benefits (the "Acquiror Benefit Plans") are described in Acquiror's SEC Filings. None of the Company Employee Benefit Plans are "multiemployer plans" as defined in Section 3(37) of ERISA. No "prohibited transactions" (as such term is defined in Section 4975 of the Internal Revenue Code (the "IRC"), or in Part 4 of Subtitle B of Title I of ERISA) have occurred with respect to any Acquiror Benefit Plan that could result in the imposition of taxes or penalties that, in the aggregate, could have an Acquiror Material Adverse Effect. Each Acquiror Benefit Plan has been administered in compliance with the applicable requirements of ERISA and the IRC, and in compliance with all other applicable provisions of law, except for such noncompliance, if any, that, in the aggregate, would not have an Acquiror Material Adverse Effect. With respect to each Acquiror Benefit Plan, Acquiror has not incurred liabilities which, in the aggregate, could have an Acquiror Material Adverse Effect as a result of the violation of or the failure to comply with any applicable provision of ERISA, the IRC, any other applicable provision of law, or any provision of such plan. There is no pending or, to the best knowledge of Acquiror, threatened legal action, proceeding or investigation against or involving any Acquiror Benefit Plan which could result in reduced liabilities.

    4.12 ENVIRONMENTAL MATTERS. "Acquiror Real Properties" shall mean all real property now or previously owned, operated or leased by Acquiror and located in the United States. Except as set forth in Acquiror's SEC Filings: (i) Acquiror and, to the best of Acquiror's knowledge, each of the Acquiror Real Properties is in compliance with, and has no liability under any or all applicable Environmental Laws, (ii) neither Acquiror nor any of the Acquiror Real Properties has been alleged in writing by any governmental agency or third party to be in violation of, to be liable under, or to be subject to any administrative or judicial proceeding pursuant to, any Environmental Law and
(iii) there are no facts or circumstances which could reasonably form the basis for the assertion of any claims against Acquiror relating to environmental matters, except, in any such case, where the failure to comply or such liability could not be reasonably expected to have an Acquiror Material Adverse Effect. As used herein, Environmental Law means any federal, state, or local law, statute, rule or regulation, or the common law governing or relating to the environment or to occupational health and safety.

    4.13 ABSENCE OF CERTAIN CHANGES. Since June 30, 1998, except as contemplated by this Agreement, the Acquiror has conducted its business in the ordinary course, consistent with past practices, and there has not been any (a) material adverse change in the financial condition, results of operations, business or properties of Acquiror, (b) sale, assignment or transfer of a material portion of the Company's assets, other than in the ordinary course of business, consistent with past practices, (c) changes in accounting methods, principles or practices by Acquiror materially affecting Acquiror's assets, liabilities or results of operations, except as otherwise required by GAAP, (d) declaration, setting aside or payment of any dividend or other distribution or payment (whether in cash, stock or property) with respect to any shares of Acquiror Common Stock or (e) any other event or condition of any character that in any one case or in the aggregate has had an Acquiror Material Adverse Effect.

    4.14 GOVERNMENT AUTHORIZATIONS. Acquiror has all federal and state governmental licenses, permits and other authorizations, including without limitation all licenses and authorizations required by the United States Federal Communications Commission (the "FCC") and by state public utilities commissions ("Acquiror Permits"), necessary to conduct Acquiror's business as presently conducted, except where the failure to hold any such licenses, permits and other authorizations would not result in an Acquiror Material Adverse Effect. Such Acquiror Permits are valid and in full force and effect and Acquiror is not aware of any threatened suspension, cancellation or invalidation of any such Acquiror Permit. Except as set forth in Acquiror's SEC Filings, the Acquiror has not received notice from either the FCC or any state public utilities commissions of any complaint filed therewith concerning Acquiror, its operations or services.

                                   ARTICLE V
               REPRESENTATIONS AND WARRANTIES OF THE STOCKHOLDERS

    Except as set forth in the disclosure schedules attached hereto (the "Disclosure Schedules"), the Stockholders, severally but not jointly, represent and warrant to Acquiror as follows:

    5.1 OWNERSHIP AND TITLE TO THE SHARES. As set forth on Schedule 5.1, such Stockholder is the record and beneficial owner of that number of shares of Common Stock and of the Options and Warrants, if any, set forth opposite his name on such schedule and has good and valid title in and to such securities. Except as set forth on Schedule 5.1, such shares are, and on the Closing Date will be, free and clear of any and all liens, security interests, mortgages, deeds of trust, pledges, claims, rights of first refusal, options, encumbrances, restrictions, preemptive or subscriptive rights or other rights of third parties ("Encumbrances").

    5.2 AUTHORITY RELATIVE TO AGREEMENT. Such Stockholder has the full power and authority to execute this Agreement and the other transactions contemplated on his part hereby. Such Stockholder has taken all steps that may be necessary to duly authorize the execution and delivery by the Company and by such Stockholder of this Agreement and the consummation of the transactions contemplated on his or its part hereby, in accordance with the provisions of
Section 913(c)(2)(A) of the Business Corporation Law, and no other actions on the part of such Stockholder is necessary to authorize the execution and delivery of this Agreement by such Stockholder or the consummation of the transactions contemplated on his or its part hereby. This Agreement has been duly executed and delivered by such Stockholder, and constitutes a legal, valid and binding obligation of such Stockholder, enforceable against such Stockholder in accordance with its terms, except to the extent that its enforceability may be limited by applicable bankruptcy, insolvency, reorganization or other laws affecting the enforcement of creditors' rights generally or by general equitable principles. Each other agreement to be executed in connection with this Agreement by such Stockholder on or prior to the Closing Date will be duly executed and delivered by the Stockholder and will constitute a legal, valid and binding obligation of each such Stockholder, enforceable against such Stockholder in accordance with its respective terms, subject to applicable bankruptcy, insolvency, moratorium, reorganization or other laws affecting the enforcement of creditors' rights generally or by general equitable principles.

    5.3 NO VIOLATIONS OR CONSENTS. The execution, delivery and performance of this Agreement by such Stockholder and the consummation of the transactions contemplated hereby will not (i) violate, conflict with or result in a breach of or the acceleration of any obligation under, or constitute a default (or an event which with notice or the lapse of time or both would become a default) under, or give to others any right of termination, amendment, acceleration or cancellation of, or result in the creation of a lien or other encumbrance on any property or asset of such Stockholder pursuant to any provision of any contract to which such Stockholder is bound, lien, order, judgment or decree to which such party is subject or by which such Stockholder or any of his property or assets is bound, or (ii) violate or conflict with any law, rule, regulation, permit, ordinance or regulation applicable to such Stockholder or by which any property or asset of such Stockholder is bound or affected.

    5.4 RULE 501. Such Stockholder is an "accredited investor" within the meaning of Rule 501 of the Securities Act. In connection with the Merger, each such Stockholder is acquiring shares of Acquiror Common Stock for investment for his own account, not as a nominee or agent and not with a view towards the resale or other distribution of any part thereof, and such Stockholder has no present intention of selling, granting any participation in, or otherwise distributing such shares of Acquiror Common Stock.

    5.5 RESTRICTED SECURITIES. Such Stockholder understands that the shares of Acquiror Common Stock he will receive in the Merger will be characterized as "restricted securities" under the federal securities laws inasmuch as they are being acquired from Acquiror in a transaction not involving a public offering and that under such laws and applicable regulations such securities may be resold without registration under the Securities Act, only in certain limited circumstances. In this connection, such Stockholder represents that he is familiar with Rule 145 of the Securities Act, as presently in effect, and understands the holding period and resale limitations imposed thereby and by the Securities Act.

                                   ARTICLE VI
       REPRESENTATIONS AND WARRANTIES OF THE COMPANY AND THE STOCKHOLDERS

    Except as set forth in the Disclosure Schedules, the Company and the Stockholders jointly and severally represent and warrant to Acquiror as follows:

    6.1  CORPORATE ORGANIZATION; SUBSIDIARIES.

        (a) ORGANIZATION. The Company is a corporation duly organized, validly existing and in good standing under the laws of the State of New York with all requisite corporate power and authority to own, operate and lease its properties and to carry on its business as it is now being conducted, and is qualified or licensed to do business and is in good standing in each jurisdiction in which the failure to be so qualified or licensed, in the aggregate, would have a material adverse effect on the financial condition, results of operations, business or properties of the Company and its Subsidiaries (as defined below), taken as a whole (a "Company Material Adverse Effect"). True and correct copies of the Certificate of Incorporation and the Bylaws of the Company have been delivered or made available to Acquiror.

        (b) SUBSIDIARIES. Schedule 6.1(b) contains a true and complete list of all direct and indirect domestic and foreign subsidiaries of the Company (individually, a "Subsidiary" and collectively, the "Subsidiaries"), listing the name and jurisdiction of incorporation or organization of each such Subsidiary. Each Subsidiary is a corporation duly organized and validly existing and in good standing under the laws of its respective jurisdiction of incorporation, has the corporate power and authority to own, operate or lease the properties and assets now owned, operated or leased by such Subsidiary and to carry on its business as now being conducted by such Subsidiary, is duly qualified as a foreign corporation to do business, and is in good standing, in each jurisdiction set forth on Schedule 6.1(b), which are all of the jurisdictions in which the failure so to qualify would have a Company Material Adverse Effect. All of the issued and outstanding capital stock of each Subsidiary is owned by the Company or one of the Subsidiaries, as the case may be, free and clear of any and all Encumbrances (as defined below). There are no outstanding rights to purchase or otherwise receive from any Subsidiary any shares of capital stock or any other security of such Subsidiary and there are no outstanding securities of any kind convertible into or exchangeable for such capital stock. The Company does not own, directly or indirectly, any stock, partnership interest, joint venture interest or other security, investment or interest in any other corporation, organization or entity, other than the Subsidiaries.

    6.2 CAPITAL STOCK. As of the date hereof, the authorized capital stock of the Company consists in its entirety of (a) One Hundred Fifty Million (150,000,000) shares of Common Stock, of which Forty-eight Million Four Hundred Six Thousand Five Hundred Forty-eight (48,406,548) are issued and outstanding and (b) Fifteen Million (15,000,000) shares of preferred stock, $.01 par value per share, none of which are issued and outstanding. All outstanding shares of Common Stock have been duly authorized and validly issued, are fully paid and non-assessable, are free of preemptive rights and were issued in compliance with all applicable securities laws and regulations. Except as otherwise contemplated by this Agreement, there are no voting trusts or other agreements, arrangements or understandings with respect to the voting of the Shares to which the Company, the Stockholders or any other person is a party. Except as set forth on Schedule
6.3 or as otherwise contemplated by this Agreement, there are no preemptive rights, registration rights, subscriptions, options, warrants, rights, convertible securities or other agreements or commitments of any character relating to issued or unissued shares of Common Stock or other securities of the Company and there are no outstanding contractual obligations of the Company to repurchase, redeem or otherwise acquire or sell, issue or otherwise transfer any outstanding securities thereof.

    6.3 OPTIONS, WARRANTS OR OTHER RIGHTS. Except as set forth on Schedule 6.3 or as contemplated by this Agreement, there is no outstanding right, subscription, warrant, call, unsatisfied preemptive right, option or other agreement or arrangement of any kind to purchase or otherwise to receive from the Company or any Subsidiary any of the outstanding, authorized but unissued, unauthorized or treasury shares of the capital stock or any other equity security of the Company or any Subsidiary and there is no outstanding security of any kind convertible into or exchangeable for such capital stock.

    6.4 AUTHORITY RELATIVE TO AGREEMENT. The Company has full corporate power and authority to execute and deliver this Agreement and to consummate the Merger and the other transactions contemplated on its part hereby. The execution and delivery by the Company of this Agreement and the consummation of the transactions contemplated on its part hereby have been duly authorized by its Board of Directors and its stockholders, such authorization being in compliance with the provisions of Sections 912(b) and 913(c)(2)(A) of the Business Corporation Law, and no other corporate proceedings on the part of the Company or the stockholders are necessary to authorize the execution and delivery of this Agreement by the Company or the consummation of the transactions contemplated on its part hereby. This Agreement has been duly executed and delivered by the Company, and constitutes a legal, valid and binding obligation of the Company, enforceable against the Company in accordance with its terms, except to the extent that its enforceability may be limited by applicable bankruptcy, insolvency, reorganization or other laws affecting the enforcement of creditors' rights generally or by general equitable principles. Each other agreement to be executed in connection with this Agreement by the Company on or prior to the Closing Date will be duly executed and delivered by the Company, and will constitute a legal, valid and binding obligation of the Company, enforceable against each of the Company in accordance with its respective terms, subject to applicable bankruptcy, insolvency, moratorium, reorganization or other laws affecting the enforcement of creditors' rights generally or by general equitable principles.

    6.5 NO VIOLATIONS OR CONSENTS. Except as set forth on Schedule 6.5, the execution, delivery and performance of this Agreement by the Company and the consummation of the transactions contemplated hereby will not (i) violate or conflict with any provision of any charter or bylaws of the Company or any Subsidiary, (ii) require the consent, waiver, approval, license or authorization of or any filing by the Company or any Subsidiary with any third party or public authority (other than (a) the filing of a premerger notification report under the HSR Act, (b) in connection with or in compliance with the provisions of the Exchange Act, the Securities Act, the Communications Act or the "blue sky" or "public utility" laws of various states, and (c) any other filings and approvals expressly contemplated by this Agreement), (iii) violate, conflict with or result in a breach of or the acceleration of any obligation under, or constitute a default (or an event which with notice or the lapse of time or both would become a default) under, or give to others any right of termination, amendment, acceleration or cancellation of, or result in the creation of a lien or other encumbrance on any property or asset of the Company or any Subsidiary pursuant to any provision of any Material Contract (as defined below), lien, order, judgment or decree to which any such party is subject or by which the Company or any Subsidiary or any of their property or assets is bound, or (iv) violate or conflict with any law, rule, regulation, permit, ordinance or regulation applicable to the Company or any Subsidiary or by which any property or asset of the Company or any Subsidiary is bound or affected except, in each of the instances set forth in items (i) through (iv) above, where failure to give such notice, make such filings, or obtain such authorizations, consents or approvals, or where such violations, conflicts, breaches or defaults, in the aggregate, would not have a Company Material Adverse Effect.

    6.6 GOVERNMENTAL AUTHORIZATIONS AND REGULATIONS. Schedule 6.6 is a true and complete list of all material governmental licenses, franchises, permits and other authorizations, including without limitation any and all licenses issued to the Company or any Subsidiary by the FCC, by state public utilities commissions and by all applicable foreign telecommunications regulatory entities (the "Foreign Agencies") ("Company Permits") held by the Company and the Subsidiaries. Such Company Permits are all governmental licenses, franchises, permits and other authorizations necessary to the conduct of the business of the Company and the Subsidiaries. Such Company Permits are valid and in full force and effect and the Company knows of no threatened suspension, cancellation or invalidation of any such Company

Permit. Except as set forth on Schedule 6.6, the Company has not received notice from any of the FCC, any state public utilities commissions or any Foreign Agencies of any complaint filed therewith concerning the Company, its operations or services and, to the best knowledge of the Company and the Stockholders, there is not reasonable basis for the filing of any such complaint. Neither the Company nor any Subsidiary is in conflict with, or is in default or violation of, any law, rule, regulation, order, judgment, Company Permit, ordinance, regulation or decree applicable to the Company or any Subsidiary or by which any property or asset of either of them is bound or affected, except where such conflicts, defaults or violations, in the aggregate, would not have a Company Material Adverse Effect.

    6.7 LITIGATION. Except as set forth on Schedule 6.7 hereto, there are no actions, proceedings, claims, complaints, grievances or unfair labor practice complaints (collectively, "Actions") pending or, to the best knowledge of the Company and the Stockholders, threatened, or, to the best knowledge of the Company and the Stockholders, investigations pending or threatened against the Company or any of the assets or properties of the Company before any court or governmental or regulatory authority or body or arbitrator, which, if such Action were determined adversely to the Company, would have, individually or in the aggregate, a Company Material Adverse Effect. There are no Actions pending or, to the best knowledge of the Company and the Stockholders, threatened against the Company challenging the validity or propriety of the transactions contemplated by this Agreement. None of the assets, property or other rights of the Company or any Subsidiaries thereof is subject to any order, judgment, injunction, writ or decree, which would have, individually or in the aggregate, a Company Material Adverse Effect.

    6.8  FINANCIAL STATEMENTS AND REPORTS; MATERIAL LIABILITIES; PROJECTIONS

        (a) FINANCIAL STATEMENTS AND REPORTS. The Company's audited balance sheets and its audited statements of operations, stockholder's equity and cash flows as of and for the fiscal years ended March 31, 1995, 1996, 1997 and 1998 (the "Audited Financials"), as well as the Company's unaudited balance sheet and unaudited statements of operations (the "June Statement of Operations"), stockholders' equity and cash flows as of and for the quarter ended June 30, 1998 (collectively with the Audited Financials, the "Company Financial Statements") were prepared from and are in accordance with the books and records of the Company and were prepared in accordance with GAAP applied on a consistent basis and (except as may be indicated therein or in the notes thereto) present fairly the consolidated financial position, results of operations and cash flows of the Company and its consolidated subsidiaries as of the dates and for the periods indicated.

        (b) MATERIAL LIABILITIES. Except as set forth on Schedule 6.8(b), the Company has no material liabilities or obligations (whether fixed, accrued, contingent or otherwise) that are not fully reflected or provided for on, or disclosed in the notes to, the Company Financial Statements, except for (i) liabilities in the ordinary course of business that could not be reasonably expected to have a Company Material Adverse Effect or (ii) liabilities incurred in the ordinary course of business that are not required by GAAP to be reflected thereon and which, individually and in the aggregate, are not material.

        (c) PROJECTIONS. The projections dated May 1, 1998 delivered by the Company to the Acquiror were prepared in good faith in a manner that was reasonable in the context of the financial information and data set forth therein, provided that Acquiror and Newco acknowledge that such projections are forward-looking statements, are subject to the uncertainties inherent thereto and that the Company's actual results may differ, perhaps materially, from such projections.

    6.9 ABSENCE OF CERTAIN CHANGES. Except as set forth on Schedule 6.9, since April 1, 1998, the Company has conducted its business in the ordinary course and there has not been any:

        (a) material adverse change in the financial condition, assets, liabilities, business or results of operations of the Company or any Subsidiary, provided that the financial information set forth in the

    June Statement of Operations previously provided to the Company shall not be deemed a material adverse change for purposes of this Agreement;

        (b) addition to or modification of employee benefits plans, arrangements or practices, other than in the ordinary course of business;

        (c) sale, assignment or transfer of any of the material assets of the Company or any Subsidiary, other than in the ordinary course of business, consistent with past practice;

        (d) cancellation of any indebtedness owed to the Company in an aggregate amount greater than Seventy-five Thousand Dollars ($75,000), or waiver of any rights of similar value to the Company relating to any of its business activities or properties, other than in the ordinary course of business;

        (e) amendment, cancellation or termination of any Material Contract, other than in the ordinary course of business, consistent with past practice;

        (f) any breach of, or default under, any Material Contract by the Company or any Subsidiary;

        (g) change in accounting methods, principles or practices by the Company materially affecting its assets, liabilities or results of operations;

        (h) material revaluation by the Company or any Subsidiary of its assets, including without limitation, any material write-offs, material increases in any reserves or any material write-up of the value of inventory, property, equipment or any other asset;

        (i) material damage, destruction or loss (if not covered by insurance) affecting any office or other facility maintained by the Company or any other material asset of the Company and resulting in a loss in an aggregate amount in excess of One Hundred Thousand Dollars ($100,000);

        (j) Encumbrance with respect to any assets of the Company or any Subsidiary, except Encumbrances arising in the ordinary course of business;

        (k) declaration, setting aside or payment of any dividend or other distribution or payment (whether in cash, stock or property) with respect to any shares of Common Stock, or any redemption, purchase or other acquisition of any of such shares, or any other payment to the stockholders of the Company with respect to the shares of Common Stock held thereby;

        (l) issuance by the Company of, or commitment by it to issue, any shares of Common Stock or other equity securities or any securities convertible into or exchangeable or exercisable for shares of the Common Stock or other equity securities;

        (m) indebtedness for borrowed money incurred by the Company or any Subsidiary or any commitment to incur indebtedness for borrowed money entered into by the Company or any Subsidiary, or any loans made or agreed to be made by the Company, including without limitation, any loans made to any of the Company's executive officers;

        (n) incurrence of other liabilities by the Company or any Subsidiary involving an aggregate amount in excess of One Hundred Fifty Thousand Dollars ($150,000) or more, except in the ordinary course of business, or any material increase or change in any assumptions underlying, or methods of calculating, any bad debt, contingency or other reserves;

        (o) payment, discharge or satisfaction of any liabilities other than the payment, discharge or satisfaction in the ordinary course of business, consistent with past practice, of liabilities reserved against in the Financial Statements or of liabilities incurred in the ordinary course of business, consistent with past practice, since such date or of other liabilities involving Fifty Thousand Dollars ($50,000) or less individually and One Hundred Fifty Thousand Dollars ($150,000) or less in the aggregate;

        (p) increase in the compensation of officers or employees (including any such increase pursuant to any bonus, pension, profit sharing or other plan or commitment) or any increase in the compensation payable or to become payable to any officer or employee or any severance or termination pay, except for increases in the ordinary course of business, consistent with past practice or as required by law or any existing agreement;

        (q) granting of any bonus, incentive compensation, service, award or other like benefit to any officer or employee except in accordance with plans or arrangements disclosed on Schedule 6.11; or

        (r) other event or condition of any character which in any one case or in the aggregate could be reasonably expected to have a Company Material Adverse Effect.

    6.10 BENEFIT PLANS. Except as disclosed on Schedule 6.10, the Company does not have outstanding any employment agreement with any officer or employee of the Company or any Subsidiary any bonus, incentive compensation, deferred compensation, profit sharing, stock option, stock bonus, stock purchase, savings, severance, salary continuation, consulting, retirement (including health and life insurance benefits provided after retirement) or pension plan (including Company Employee Benefit Plans, as defined in Section 6.11 hereof) or arrangement with or for the benefit of any officer, employee or other person, or for the benefit of any group of officers, employees or other persons that provides for payment of more than $100,000 in annual benefits. Neither the Company nor any Subsidiary has made, or entered into any agreement to make, any payment that becomes payable as a result of the consummation of the transactions contemplated by this Agreement which would be treated as an "excess parachute payment" as defined in Section 280G of the IRC. There are no such agreements, plans or other arrangements entered into with or provided for any independent contractors with whom the Company or any Subsidiary has a business relationship.

    6.11 ERISA. Set forth on Schedule 6.11 are all of the employee benefit plans, as defined in Section 3(3) of ERISA, but without regard to whether any such plan is in fact subject to ERISA, that is sponsored, or is being maintained or contributed to, by the Company or any Subsidiary that provides for payment of more than $25,000 in annual benefits (the "Company Employee Benefit Plans"). None of the Company Employee Benefit Plans are "multiemployer plans" as defined in Section 3(37) of ERISA. The Company has furnished or made available or will promptly after the date hereof make available to Newco and the Acquiror (a) a true and complete copy of the plan document and summary plan description for each Company Employee Benefit Plan, (b) a true and complete copy of the most recently filed Form 5500 (including the related schedules) with respect to each Company Employee Benefit Plan for which such form is required to be filed, (c) a true and complete copy of any trust agreement, insurance contract or other agreement or arrangement serving as (a) source of funding any benefits payable under any Company Employee Benefit Plan, and (d) the most recently issued financial statement and actuarial report, if any, for each Company Employee Benefit Plan. No "prohibited transactions" (as such term is defined in Section 4975 of the IRC, or in Part 4 of Subtitle B of Title I of ERISA) have occurred with respect to any Company Employee Benefit Plan that could result in the imposition of taxes or penalties that, in the aggregate, could have a Company Material Adverse Effect. With respect to each of the Company Employee Benefit Plans that is intended to qualify for favorable income tax treatment under
Section 401(a) of the IRC, (i) the Internal Revenue Service ("IRS") has issued a favorable determination letter with respect to such plan; (ii) except as set forth on Schedule 6.10, the Company has furnished Newco and Acquiror with a copy of the determination letter most recently issued by the IRS with respect to such plan and the application filed with the IRS for such determination letter; and
(iii) to the best knowledge of the Company, no event has occurred from the date of each such favorable determination letter that would adversely affect the tax-qualified status of the plan in question. Each Company Employee Benefit Plan has been administered in compliance with the applicable requirements of ERISA and the IRC, and in compliance with all other applicable provisions of law, except for such noncompliance, if any, that, in the aggregate, would not have a Company Material Adverse Effect. With respect to each Company Employee Benefit Plan, neither the Company nor any Subsidiary has incurred liabilities which, in the aggregate, could have a Company Material Adverse Effect as a result of the violation of or the failure to comply with any applicable provision of ERISA, the IRC, any other applicable provision of law, or any provision of such plan. None of the Company Employee Benefit Plans which is an "employee pension benefit plan", as that term is defined in Section 3(2) of ERISA (a "Company Employee Pension Benefit Plan"), has incurred an "accumulated funding deficiency," within the meaning of Section 3(2) of ERISA or Section 412 of the IRC. Neither the Company nor any Subsidiary has failed to make any contribution to, or to make any payment under, any Company Employee Benefit Plan that it was required to make pursuant to the terms of the plan or pursuant to applicable law in any amount which, in the aggregate, could have a Company Material Adverse Effect. To the best knowledge of the Company, no "reportable events," with respect to which a notice must be filed with the Pension Benefit Guaranty Corporation ("PBGC"), has occurred with respect to any Company Employee Pension Benefit Plan subject to Title IV of the ERISA. No proceedings by the PBGC to terminate any Company Employee Pension Benefit Plan pursuant to Subtitle C of Title IV of ERISA have to the best of the Company's knowledge, been instituted or threatened. Except for any liabilities in an amount which, in the aggregate, would not have a Company Material Adverse Effect, neither the Company nor any Subsidiary (1) has incurred any liability to the PBGC in connection with any Company Employee Pension Benefit Plan, including any liability under Section 4069 of ERISA and any penalty imposed under Section 4071 of ERISA, (2) has terminated any Company Employee Pension Benefit Plan, or ceased operations at any facility or withdrawn from any Company Employee Pension Benefit Plan, in a manner that could subject it to liability or any liens under Section 4062, 4063, 4064 or 4068 of ERISA or
(3) has any knowledge as to the existence of any state of facts, or as to the occurrence of any transactions, that might reasonably be anticipated to result in any liability of the Company or any Subsidiary to the PBGC under any other provision of Title IV of ERISA. There is no pending or, to the best knowledge of the Company, threatened legal action, proceeding or investigation against or involving any Company Employee Benefit Plan which could result in liabilities to the Plan, the Company or any Subsidiary. Except as disclosed on Schedule 6.10, the present value of accrued benefits of each Company Employee Benefit Plan that is a defined benefit plan as defined in Section 3(35) of ERISA does not exceed the value of the assets of such plan available to pay such benefits by an amount that, in the aggregate for all such plans, could have a Company Material Adverse Effect. All representations made by the Company in this Section
6.11 are likewise true with respect to each Subsidiary.

    6.12 ENVIRONMENTAL MATTERS. "Company Real Properties" shall mean all real property now or previously owned, operated or leased by the Company, any Subsidiary or any predecessor-in-interest. Except as set forth on Schedule 6.12:
(i) the Company, each of the Subsidiaries, and to the best of the Company's knowledge, each of the Company Real Properties is in compliance with, and has no liability under any or all applicable Environmental Laws, (ii) none of the Company, any Subsidiary or any of the Company Real Properties has been alleged in writing by any governmental agency or third party to be in violation of, to be liable under, or to be subject to any administrative or judicial proceeding pursuant to, any Environmental Law and (iii) there are no facts or circumstances which could reasonably form the basis for the assertion of any claims against the Company or any Subsidiary relating to environmental matters, except, in any such case, where the failure to comply or such liability could not be reasonably expected to have a Company Material Adverse Effect. As used herein, Environmental Law means any federal, state, or local law, statute, rule or regulation, or the common law governing or relating to the environment or to occupational health and safety.

    6.13 REAL ESTATE LEASES. Schedule 6.13 sets forth a complete and accurate list, copies of which have been delivered to the Acquiror, of (i) all leases and subleases under which the Company or any Subsidiary is lessor or lessee of any real property, together with all amendments, supplements, nondisturbance agreements and other agreements pertaining thereto; (ii) all material options held by the Company or any Subsidiary or contractual obligations on the part of the Company or any Subsidiary to purchase or acquire any interest in real property; and (iii) all options granted by the Company or any Subsidiary or contractual obligations on the part of the Company or any Subsidiary to sell or dispose of any material interest in real property in each such instance in items (i) through (iii) above, which provides for a payment of more than $25,000. Such leases, subleases and other agreements are in full force and constitute binding obligations of the Company and, to the best of its knowledge, the other parties thereto, and (i) there are no defaults thereunder by the Company or any Subsidiary or, to the best of Company's knowledge, by any other party thereto and (ii) no event has occurred which (with notice, lapse of time or both or occurrence of any other event) would constitute a default by the Company or any Subsidiary or, to the best of the Company's knowledge, by any other party thereto, except, in either such instance, for defaults or events that could not be reasonably expected to have a Company Material Adverse Effect. The Company or a Subsidiary has good, valid and insurable leasehold title to all such leased property, free and clear of all encumbrances, liens, charges or other restrictions of any kind or character, except for Permitted Liens, as defined below.

    6.14 TITLE TO PROPERTIES; ABSENCE OF LIENS AND ENCUMBRANCES. The Company does not own any real property. Except for leased assets, the Company and the Subsidiaries have good and insurable title to all of their material tangible personal property used in their businesses, including, without limitation, those reflected in the balance sheet of the Company as of March 31, 1998 (the "Company Balance Sheet") (other than assets disposed of in the ordinary course of business since March 31, 1998), free and clear of all Encumbrances, except liens for taxes not yet due and payable and such liens or other imperfections of title, if any, as would not, in the aggregate, have a Company Material Adverse Effect on the operation of the business of the Company or any Subsidiary, and except as reflected or disclosed in the Company Balance Sheet, or on Schedule 6.14.

    6.15 TAX MATTERS. Except as set forth on Schedule 6.15, the Company has paid, or the Company Balance Sheet contains adequate provision for, all federal, state, local, foreign or other governmental income, excise, franchise, payroll, F.I.C.A., unemployment, withholding, real property, personal property, sales, payroll, disability and all other taxes imposed on the Company or any Subsidiary or with respect to any of their respective properties, or otherwise payable by them, including interest and penalties, if any, in respect thereof (collectively, "Company Taxes"), for the Company taxable period ended on the date of the Company Balance Sheet and all fiscal periods of the Company prior thereto. Company Taxes paid and/or incurred from the date of the Company Balance Sheet until the Effective Time will include only Company Taxes incurred in the ordinary course of business determined in the same manner as in the taxable period ending on the date of the Company Balance Sheet. Except as disclosed on
Schedule 6.15, the Company and its Subsidiary have timely filed all income tax, excise tax, sales tax, use tax, gross receipts tax, franchise tax, employment and payroll related tax, property tax, and all other tax returns which the Company and/or each Subsidiary (as the case may be) are required to file ("Tax Returns"), and have paid or provided for all the amounts shown to be due thereon. Except as set forth on Schedule 6.15, (i) neither the Company nor any Subsidiary has filed or entered into, or is otherwise bound by, any election, consent or extension agreement that extends any applicable statute of limitations with respect to taxable periods of the Company, (ii) the Company is not a party to any contractual obligation requiring the indemnification or reimbursement of any person with respect to the payment of any Tax, (iii) no claim has ever been made or threatened by an authority in a jurisdiction where the Company or any Subsidiary do not file Tax Returns that they are or may be subject to Taxes by that jurisdiction, (iv) no issues have been raised by the relevant taxing authorities on audit that are of a recurring nature and that would have an effect upon the Taxes of the Company or any Subsidiary. Except as set forth on Schedule 6.15, to the best of the Company's and each Subsidiary's knowledge, no action or proceeding is pending or threatened by any governmental authority for any audit, examination, deficiency, assessment or collection from the Company or any Subsidiary of any Company Taxes, no unresolved claim for any deficiency, assessment or collection of any Company Taxes has been asserted against the Company or any Subsidiary, and all resolved assessments of Company Taxes have been paid or are reflected in the Company Balance Sheet.

    6.16 PROPRIETARY PROPERTY. Schedule 6.16 contains a complete and accurate list of all material trade names, trademarks, service marks, copyrights, trade names, brand names, software and proprietary and other technical information (collectively "Proprietary Property"), including all contracts, agreements and licenses relating thereto, owned by the Company or the Subsidiaries or in which any of them has any rights to any such Proprietary Property. To the Company's knowledge, none of the Company or the Subsidiaries has infringed or is now infringing on any Proprietary Property belonging to any other person, firm or corporation. The Company and the Subsidiaries own or hold adequate licenses or other rights to use all Proprietary Property necessary for them to conduct their respective businesses as they are being conducted, including without limitation, all such rights relating to all software and related Proprietary Property used in and necessary for the operation of the Company's debit card platform and the Company's billing system relating to its 10XXX program, except where the failure to hold such rights could not be reasonably expected to result in a Company Material Adverse Effect. Except as disclosed on Schedule 6.16, none of the Company or the Subsidiaries has granted any licenses with respect to any of their respective Proprietary Property. None of the Company or the Subsidiaries has received any notice of, nor does the Company have any knowledge with respect to, any claim of infringement or other conflict or claimed conflict with respect to the rights of others to the use of the corporate name of the Company or any Subsidiary or any of their Proprietary Property, except such conflicts or claimed conflicts which, in the aggregate, would not result in a Company Material Adverse Effect. No Proprietary Property is subject to any outstanding order, judgment, decree, stipulation or agreement restricting the use thereof by the Company or any Subsidiary or restricting the licensing thereof by the Company or any Subsidiary to any Person. Except as set forth on Schedule 6.16, neither the Company nor any Subsidiary has entered into any agreement to indemnity any other party against any charge of infringement of any patent, trademark, service mark or copyright.

    6.17 LABOR MATTERS. Neither the Company nor any Subsidiary is a party to any collective bargaining agreement with respect to any of their employees. None of the employees of the Company or any Subsidiary are represented by any labor union and, as of the date hereof, neither the Company nor any Subsidiary has any knowledge of any union organizational efforts involving the Company's employees during the past five years. Except as set forth on Schedule 6.17, neither the Company nor any Subsidiary has received written notice of any claim, or has knowledge of any facts which are likely to give rise to any claim, that they have not complied in any material respect with any laws relating to the employment of labor, including, without limitation, any provisions thereof relating to wages, hours, collective bargaining, the payment of social security and similar taxes, equal employment opportunity, employment discrimination or employment safety.

    6.18 INSURANCE. Schedule 6.18 lists, as of the date of this Agreement, all material policies of fire, products liability, general liability, vehicle, worker's compensation, directors' and officers' liability, title and other insurance owned or held by or covering the Company or any Subsidiary or any of their property or assets which are material to the business of the Company and any Subsidiary, taken as a whole. As of the date hereof, all of such policies are in full force and effect, except as to matters or defaults which, in the aggregate, would not have a Company Material Adverse Effect, and no written notice of cancellation or termination has been received with respect to any such policy which has not been replaced or cannot be replaced on substantially similar terms prior to the date of such cancellation or termination.

    6.19 MATERIAL CONTRACTS. Schedule 6.19 lists, as of the date of this Agreement, the following contracts or agreements to which the Company or a Subsidiary is a party or is bound (collectively, the "Material Contracts"), (i) all contracts or other agreements, whether or not made in the ordinary course of business, which are material to the business of the Company and the Subsidiaries taken as a whole; (ii) all contracts in the nature of mortgages, indentures, promissory notes, loan or credit agreements or similar instruments under which the Company and the Subsidiaries have borrowed or may borrow at least $1,000,000; (iii) any personal property lease providing for annual rentals of $500,000 or more; (iv) any agreement with a term of at least one year for the purchase of materials, supplies, goods, services, equipment or other assets providing for either annual payments by the Company and the Subsidiaries of $500,000 or more or aggregate payments by the Company and the Subsidiaries of $1,000,000 or more; (v) any sales, distribution or other similar agreement with a term of at least six months, providing for the sale by the Company or any Subsidiary of materials, supplies, goods, services, equipment or other assets that provides for (A) annual payments to the Company and the Subsidiaries of $200,000 or more and (B) does not by its terms permit the Company or any Subsidiary to pass any increase in the costs of such materials, supplies, goods, services, equipment or other assets on to the counterpart thereto; (vi) any material partnership, joint venture or other similar agreement or arrangement; (vii) any material agreement relating to the acquisition or disposition of any business (whether by merger, sale of stock, sale of assets or otherwise) entered into since April 1, 1997; (viii) any and all carrier services agreements, operating agreements and agreements with vendors; (ix) any material option, license, franchise or similar agreement; (x) any material agency, dealer, sales representative, marketing or other similar agreement; (xi) any agreement that limits the freedom of the Company or any Subsidiary to compete in any line of business or with any Person or in any area or which would so limit the freedom of the Company or any Subsidiary after the Effective Date; (xii) all agreements with qualified independent distributors;
(xiii) any agreement with any person directly or indirectly owning, controlling or holding with power to vote, 5% or more of the outstanding voting securities of the Company. Except as set forth on Schedule 6.19, each of the Material Contracts is valid and binding and in full force and effect, enforceable by the Company in accordance with its terms, except to the extent that such enforceability may be subject to applicable bankruptcy, insolvency, moratorium, reorganization or other laws affecting the enforcement of creditors' rights generally or by general equitable principles. None of the Company or the Subsidiaries or, to the knowledge of the Company, any other party thereto, is in default in any respect, and no event has occurred which (whether with or without notice, lapse of time or the happening or occurrence of any other event) would constitute a default of the Company or any Subsidiary or, to the knowledge of the Company, any third party, under any of the Material Contracts, except such defaults which, in the aggregate, would not result in a Company Material Adverse Effect. True and complete copies of each of the Material Contracts have been delivered or made available to the Acquiror.

    6.20 PROXY STATEMENT; OTHER INFORMATION. The information supplied or to be supplied in writing by the Company specifically for inclusion in the Proxy Statement and any other documents to be filed with the SEC or any other regulatory agency in connection with the transactions contemplated hereby will, at the respective times such documents are filed, or, as applicable, declared effective, and on the Effective Time, and, with respect to the Proxy Statement, when first published, sent or given to stockholders of the Acquiror, not be false or misleading with respect to any material fact, or omit to state any material fact necessary in order to make the statements therein not misleading or, in the case of the Proxy Statement or any amendment thereof or supplement thereto, be false or misleading with respect to any material fact, or omit to state any material fact necessary to correct any statement in any earlier communication with respect to the solicitation of any proxy for such meeting. If, at any time prior to the Effective Time, any event relating to the Company or any of its affiliates, officers or directors is discovered by the Company that should be set forth in a supplement to the Proxy Statement, the Company will promptly inform the Acquiror.

    6.21 BROKERS. Except as set forth in Schedule 6.21, neither the Company nor any Subsidiary has paid or become obligated to pay any fee or commission to any broker, finder, investment banker or other intermediary in connection with this Agreement. The Company has delivered to the Acquiror copies of all current engagement letters that the Company has entered with BT Alex. Brown Incorporated.

    6.22 TRANSACTIONS WITH AFFILIATED PARTIES. Schedule 6.22 sets forth a true and complete list and description of all transactions engaged in since April 1, 1996 between the Company and any director, officer, employee, stockholder, partner or agent of the Company, or any of their respective spouses or children, any trust of which any such person is the grantor, trustee or beneficiary, any corporation of which any such person or party is a stockholder, employee, officer or director, or any partnership or other person in which any such person or party owns an interest (all such persons, trusts, corporations and partnerships being herein referred to collectively as "Affiliated Parties" and individually as an "Affiliated Party"). No

Affiliated Party is a party to any agreement, contract or commitment with the Company except as set forth in Schedule 6.22.

    6.23 DISTRIBUTORS. Schedule 6.23 hereto sets forth the Company's five (5) largest distributors for the fiscal year ended March 31, 1998 and for the fiscal quarter ended June 30, 1998 (the "Large Distributors").

    6.24 ACCOUNTS RECEIVABLE. The accounts receivable of the Company set forth on the Company Balance Sheet or which have arisen since April 1, 1998 have arisen only from bona fide transactions in the ordinary course of business. The services sold and delivered that gave rise to such accounts were sold and delivered in conformity in all material respects with applicable Material Contracts and, except as set forth on Schedule 6.24, as of March 31, 1998 there were no refunds, rebates, discounts or other adjustments payable with respect to any such accounts receivable.

    6.25 INVENTORY. As of the date of the Company Balance Sheet, inventories set forth on the Company Balance Sheet consisted in all material respects of items of a quantity and quality saleable in the ordinary course of business net of applicable reserves. All such inventories are valued on the Company Balance Sheet in accordance with GAAP applied on a basis consistent with past practices.

                                  ARTICLE VII
                            COVENANTS AND AGREEMENTS

    7.1 PROXY STATEMENT; SPECIAL MEETING. As promptly as practicable following the execution of this Agreement, Acquiror agrees that this Agreement shall be submitted at a special meeting of its stockholders duly called and held pursuant to Section 251(c) of the DGCL (the "Special Meeting") to consider and vote upon the approval of the Merger. In connection with the Original Agreement, on July 14, 1998 the Acquiror filed the Proxy Statement in its preliminary form with the SEC. In connection with the execution of this Agreement, the Acquiror shall, as expeditiously as possible, prepare and file with the SEC an amendment to the preliminary Proxy Statement and all other filings relating to the Special Meeting as required by the Exchange Act and the rules and regulations of the SEC promulgated thereunder and, in that regard, the Company will provide all necessary assistance as may be requested by the Acquiror with respect to such filing. Acquiror shall use all commercially reasonable efforts to solicit from its stockholders proxies to be voted at the Special Meeting in favor of this Agreement and the transactions contemplated hereby, including without limitation, the Merger, which solicitation shall include the recommendations of the Company's Board of Directors in favor of this Agreement, the Merger and such other transactions. Acquiror will provide the Company and its advisors drafts of the revised preliminary Proxy Statement and will provide the Company and its advisors a reasonable opportunity to participate in such drafting process. The Acquiror will notify the Company promptly of the receipt of any comments from the SEC or its staff and of any request by the SEC or its staff for amendments or supplements to the Proxy Statement or for additional information, and will supply the Company and its legal counsel with copies of all correspondence between the Acquiror or any of its representatives, on the one hand, and the SEC or its staff, on the other hand, with respect to the Proxy Statement. The term "Proxy Statement" shall mean such proxy statement at the time it initially is mailed to the stockholders of Acquiror and all duly filed amendments or revisions made thereto, if any, similarly mailed.

    7.2  CONDUCT OF THE BUSINESS OF THE COMPANY PRIOR TO THE EFFECTIVE
TIME. The Company and the Stockholders agree that prior to the Effective Time, except as set forth on Schedule 7.2, otherwise consented to or approved in writing by the Acquiror or expressly permitted by this Agreement:

        (a) the business of the Company and the Subsidiaries shall be conducted only in the ordinary course and consistent with past practice;

        (b) each of the Company and each Subsidiary shall not (i) amend its Certificate of Incorporation or Bylaws, (ii) change the number of authorized, issued or outstanding shares of its capital stock, except upon the exercise of stock options or warrants outstanding on the date hereof,
    (iii) declare, set
    aside or pay any dividend or other distribution or payment in cash, stock or property in respect of shares of its capital stock, (iv) make any direct or indirect redemption, retirement, purchase or other acquisition of any of its capital stock or (v) split, combine or reclassify its outstanding shares of capital stock;

        (c) neither the Company nor any Subsidiary shall, directly or indirectly, (i) issue, grant, sell or pledge or agree or propose to issue, grant, sell or pledge any shares of, or rights of any kind to acquire any shares of the capital stock of the Company or any Subsidiary, except that the Company may issue shares of Common Stock upon the exercise of stock options or warrants outstanding on the date hereof, (ii) incur any material indebtedness for borrowed money, except material indebtedness for borrowed money incurred under credit facilities existing as of the date hereof, (iii) waive, release, grant or transfer any rights of material value or (iv) transfer, lease, license, sell, mortgage, pledge, dispose of or encumber any material assets of the Company or any Subsidiary other than in the ordinary course of business and consistent with past practice;

        (d) the Company and the Subsidiaries shall preserve intact the business organization of the Company and the Subsidiaries, use their respective best efforts to keep available the services of its operating personnel and use their respective best efforts to preserve the goodwill of those having business relationships with each of them, including, without limitation, the Large Distributors;

        (e) neither the Company nor any Subsidiary will, directly or indirectly,
    (i) increase the compensation payable or to become payable by it to any of its employees, officers or directors, except in accordance with employment agreements, welfare and benefit plans set forth on Schedule 6.10, (ii) adopt additional, or make any payment or provision, other than as required by existing plans or agreements, including provisions and actions under existing stock option plans in connection with the Merger, in the ordinary course of business and consistent with prior practice, with respect to any stock option, bonus, profit sharing, pension, retirement, deferred compensation, employment or other payment or employee compensation plan, agreement or arrangement for the benefit of employees of the Company or any Subsidiary, (iii) grant any stock options or stock appreciation rights or issue any warrants, (iv) enter into or amend any employment or severance agreement or arrangement or (v) make any loan or advance to, or enter into any written contract, lease or commitment with, any officer or director of the Company or its Subsidiary or any Stockholder;

        (f) neither the Company nor any Subsidiary shall, directly or indirectly, assume, guarantee, endorse or otherwise become responsible for the obligations of any other individual, firm or corporation other than a Subsidiary or make any loans or advances to any individual, firm or corporation except in the ordinary course of its business and consistent with past practices;

        (g) neither the Company nor any Subsidiary shall make any investment of a capital nature either by purchase of stock or securities, contributions to capital, property transfers, acquisition or financing of equipment or any other assets or otherwise by the purchase of any property or assets of any other individual, firm or corporation, except with respect to capital expenditures incurred in the ordinary course of business under Material Contracts in place on the date of this Agreement;

        (h) neither the Company nor any Subsidiary shall enter into, modify or amend in any material respect or take any action to terminate their respective Material Contracts, except in the ordinary course of business;

        (i) neither the Company nor any Subsidiary shall take any action, other than reasonable and usual actions in the ordinary course of business and consistent with past practice, with respect to accounting policies or procedures, except for changes required by GAAP;

        (j) neither the Company nor any Subsidiary shall settle or compromise any material federal, state, local or foreign income or excise tax proceeding or audit;

        (k) the Company and the Subsidiaries will promptly advise the Acquiror in writing of any Company Material Adverse Effect or any breach of the Company's representations or warranties, or any material breach of a covenant contained herein of which the Company or any Subsidiary has knowledge; and

        (l) neither the Company nor any Subsidiary shall enter into any agreement, commitment or arrangement to do any of the things described in clauses (a) through (k).

From time to time, at the request of Acquiror, representatives of the Company shall be available to meet with the chief executive officer or chief financial officer of the Acquiror to discuss the Company and all ongoing operational issues and matters and to provide such periodic financial information and data as may be requested by the Acquiror. Following the execution of this Agreement, the Company and Acquiror shall commence negotiations with respect to the terms and conditions of a route management agreement to be entered into between such parties prior to the Closing Date.

    7.3 ACCESS TO PROPERTIES AND RECORD. Each party to this Agreement shall afford to the other parties hereto and their respective accountants, financial advisors, counsel and representatives, reasonable access during normal business hours throughout the period prior to the Effective Time to all of their properties, books, contracts, commitments and written records, including without limitation, all regulatory filings with the FCC, state public utilities commissions and Foreign Agencies from the last four years and all tax returns for the preceding six years), and shall make reasonably available their officers and employees to answer fully and promptly questions put to them thereby; provided that no investigation pursuant to this Section 7.3 shall alter any representation or warranties of any party hereto or conditions to the obligation of the parties hereto; provided, further, that such access shall not unreasonably interfere with the normal business operations of any of the parties hereto.

    7.4 ACQUISITION PROPOSALS. Following the execution of this Agreement, none of the Company, any Subsidiary, the Stockholders nor any of the Company's or any Subsidiary's directors, partners, officers, employees or other representatives or agents shall, directly or indirectly, communicate, solicit, initiate, encourage or participate in discussions or negotiations with or the submission of any offer or proposal by or provide any information or access to, any corporation, partnership, person, or other entity or group (other than Newco or Acquiror or an officer or other authorized representative of Newco or Acquiror) concerning any Acquisition Proposal. The Company will promptly, and in no event later than 24 hours after receipt of the relevant Acquisition Proposal, notify (which notice shall be provided orally and in writing) the Acquiror after (i) the Company has received any Acquisition Proposal, (ii) the Company has actual knowledge that any person is considering making an Acquisition Proposal, or
(iii) the Company has received any request for information relating to the Company or any Subsidiary, or for access to the properties, books or records of the Company or any Subsidiary, by any person that the Company has actual knowledge is considering making, or has made, an Acquisition Proposal. Such notice shall contain, among other things, the identity of the person making or considering an Acquisition Proposal and the terms and conditions of such Acquisition Proposal, including without limitation the consideration offered or to be offered in connection therewith. The Company will keep the Acquiror fully informed of the status and details of any such Acquisition Proposal or request. The Company and the Stockholders shall, and shall cause the Company's and each Subsidiary's directors, officers, employees, financial advisors and other agents or representatives to, cease immediately and cause to be terminated all activities, discussions or negotiations, if any, with any persons heretofore conducted with respect to any Acquisition Proposal. For purposes of this Agreement, "Acquisition Proposal" means any offer or proposal for a merger or other business combination involving the Company or any Subsidiary or the acquisition of any equity interest in, or a substantial portion of the assets of, the Company or any Subsidiary, other than the transactions contemplated by this Agreement.

    7.5  INDEMNIFICATION BY THE STOCKHOLDERS.

        (a) Following the Effective Time, the Stockholders agree, (i) with respect to the representations and warranties set forth in Article V, severally but not jointly, and (ii) with respect to the representations and warranties set forth in Article VI, jointly and severally, to indemnify Acquiror, and each of Acquiror's respective officers, directors, employees, agents and representatives (collectively, the "Acquiror Indemnitees"), against, and hold such Acquiror Indemnitees harmless from any and all claims, obligations, losses, damages, costs, expenses (including without limitation, reasonable attorneys' fees and expenses) and other liabilities of Acquiror (collectively, the "Losses") arising out of the breach of any representation, warranty, covenant or agreement of the Company or the Stockholders herein, whether or not such Losses arise as a result of third party claims asserted against the Company. Notwithstanding the foregoing, the Stockholders shall not be liable to the Acquiror Indemnitees under this
    Section 7.5(a) until the aggregate of all such Losses exceeds One Million Dollars ($1,000,000) (the "Stockholders's Threshold Amount"), in which case the Stockholders shall be required to indemnify the Acquiror Indemnitees for the full amount of such Losses, including the Stockholders's Threshold Amount. Notwithstanding the foregoing, no claim for indemnification under this Section 7.5(a) may be made after the Escrow Period.

        (b) Each of the Acquiror Indemnitees agrees to give the Stockholders prompt written notice of any claim, assertion, event or proceeding by or in respect of a third party of which it has knowledge concerning any Loss as to which it may request indemnification hereunder with respect to any such third party claim. The Stockholders shall have the right to direct, through counsel of their own choosing, the defense or settlement of any such third party claim or proceeding (provided that the Stockholders shall have first acknowledged its indemnification obligations hereunder specifically in respect of such claim or proceeding) at its own expense, which counsel shall be reasonably satisfactory to the Acquiror Indemnitees. If the Stockholders elect to assume the defense of any such claim or proceeding, the Acquiror Indemnitees may participate in such defense, but in such case the expenses of the Acquiror Indemnitees incurred in connection with such participation shall be paid by the Acquiror Indemnitees. The Acquiror Indemnitees shall reasonably cooperate with the Stockholders in the defense or settlement of any such claim, assertion, event or proceeding. If the Stockholders elect to direct the defense of any such claim or proceeding, the Acquiror Indemnitees shall not pay, or permit to be paid, any part of any claim or demand arising from such asserted Loss, unless the Stockholders consent in writing to such payment or unless the Stockholders withdraws from the defense of such asserted Loss, or unless a final judgment from which no appeal may be taken by or on behalf of the Stockholders is entered against any Acquiror Indemnitee for such Loss. The Stockholders will not settle or compromise any claim subject to this Section 7.5(b) without the prior consent of the affected Acquiror Indemnitees, such consent not to be unreasonably withheld, provided that such consent shall not be necessary if such settlement or compromise includes (i) the payment of monetary damages by the Stockholders on behalf of such Acquiror Indemnitees and (ii) the full release of such Persons. If the Stockholders shall fail to defend, or if, after commencing or undertaking any such defense, the Stockholders fail to prosecute or withdraws from such defense, the Acquiror Indemnitees shall have the right to undertake the defense or settlement thereof at the Stockholders's expense.

        (c) Any Loss subject to indemnification pursuant to this Section 7.5 shall be offset against any appropriate number of Escrow Shares pursuant to the terms and conditions of the Escrow Agreement.

        (d) Notwithstanding any other provision herein to the contrary, (i) following the Effective Time, the indemnification of Acquiror by the Stockholders in this Section 7.5 shall be the exclusive remedy for any breach of any representation, warranty, covenant or agreement of the Company or the Stockholders in this Agreement or the Escrow Agreement, (ii) recourse for any Loss shall be limited exclusively to the right to receive Escrow Shares in accordance with the terms of this Agreement and the Escrow Agreement and (iii) in determining the number of Escrow Shares required to satisfy any Loss, the Escrow Shares shall be valued at the average closing price of Acquiror Common Stock on

    The Nasdaq Stock Market for the five (5) trading days prior to the date on which such Escrow Shares are delivered in satisfaction of a claim in respect of such Loss.

    7.6  CONFIDENTIALITY.

        (a) Subject to applicable law and to subpoena, the Acquiror and Newco will hold, and will cause each of their affiliates, employees, officers, directors and other representatives to hold, in strict confidence, and to not use to the detriment of the Company or the Subsidiaries, any information or data concerning the Company or the Subsidiaries furnished to them in connection with the transactions contemplated by this Agreement, except for information or data generally known or available to the public; and if the transactions contemplated by this Agreement are not consummated, such confidence shall be maintained and the Acquiror and Newco will return to the Company or the Subsidiaries all such information and data as the Company or the Subsidiaries may request.

        (b) Subject to applicable law and to subpoena, each of the Company, its Subsidiaries and the Stockholders will hold, and will cause each of the Company's and each Subsidiary's employees, officers, directors and other representatives to hold, in strict confidence, and to not use to the detriment of the Acquiror or Newco, any information or data concerning the Acquiror or Newco furnished to them in connection with the transactions contemplated by this Agreement, except for information or data generally known or available to the public; and if the transactions contemplated by this Agreement are not consummated, such confidence shall be maintained and the Company and the Subsidiaries will return to the Acquiror or Newco all such information and data as the Acquiror or Newco may request.

    7.7 REASONABLE BEST EFFORTS. Subject to the terms and conditions hereof, each of the parties hereto agrees to use their reasonable best efforts to take, or cause to be taken, all action and to do, or cause to be done, all things necessary to satisfy the conditions set forth herein as soon as practicable, including, without limitation, reasonable best efforts necessary to have removed or rescinded any temporary, preliminary or permanent injunction, including the injunctions or other orders described in Section 8.1(b). The Acquiror and the Company each agree to take, or cause to be taken, all action, and to do, or cause to be done, all things necessary or required by (a) the United States Federal Trade Commission or the United States Department of Justice in connection with the expiration or termination of the waiting period under the HSR Act and (b) the FCC and applicable state regulatory agencies and public utilities commissions in connection with the transfer of any licenses required hereunder, including without limitation, any license held by the Company under
Section 214 of the Communications Act, provided that neither party will be required to take any action or to do anything in connection with the foregoing which would materially impair the Acquiror's or the Surviving Corporation's ownership or operation of all or a material portion of the business and assets of the Company and its Subsidiary taken as a whole, or compel the Acquiror to dispose of all or a material portion of the business or assets of the Acquiror and its subsidiaries, taken as a whole. No party hereto will take any action for the purpose of delaying, impairing or impeding the receipt of any required consent, authorization, order or approval or the making of any required filing or registration.

    7.8 WITHDRAWAL OF COMPANY S-1. Prior to the Closing Date, the Company shall file all necessary documents with the SEC and take all other necessary steps to terminate the registration process with respect to the registration of the shares of the Company's Common Stock under the Securities Act.

    7.9 PROXY OF PRINCIPAL STOCKHOLDERS. On or prior to its execution of this Agreement, Acquiror shall receive from Chris Edgecomb, Mary Casey and David Vaun Crumly proxies, substantially in the form of Exhibit C hereto (the "Proxies"), which Proxies shall include, among other things, the agreement of such parties to vote in favor of this Agreement and the transactions contemplated hereby, including without limitation, the Merger.

    7.10 CERTAIN EVENTS. Acquiror will promptly advise the Company and the Stockholders in writing of any event or condition that would have a material adverse effect on the ability of Acquiror to consummate the transactions contemplated hereby, including without limitation, the Merger, or of any material breach of Acquiror's representations or warranties or any material breach of a covenant contained herein of which Acquiror has knowledge.

    7.11 FINANCIAL STATEMENTS. As promptly as practical but no later than forty five days following the end of each of the Company's fiscal quarters, the Company shall deliver to Acquiror the Company's balance sheet and its statements of operations, stockholders' equity and cash flows for such fiscal quarter, which financial statements shall be accompanied by the certification of the Company's chief financial officer that such financial statements have been prepared in accordance with GAAP, consistently applied, subject only to normal year-end adjustments.

    7.12  CONDUCT OF THE BUSINESS OF ACQUIROR PRIOR TO THE EFFECTIVE
TIME. Acquiror agrees that prior to the Effective Time, except as expressly permitted by this Agreement or as otherwise consented to by the Company, which consent shall not apply to Section 7.12(e), Acquiror:

        (a) shall preserve intact its business organization and shall use all reasonable efforts to keep available the services of its key operating personnel and to preserve the goodwill of those parties having a material business relationship with Acquiror;

        (b) shall not change in any material respect Acquiror's accounting methods, principles or practices, except for actions taken in the ordinary course of business and actions consistent with or required by GAAP;

        (c) shall not enter into a plan of dissolution or liquidation or otherwise commence the winding down of Acquiror's operations;

        (d) shall not, except with respect to options granted and/or exercised in the ordinary course of business, issue a material number of shares of Acquiror Common Stock at a price that is more than 10% below the last closing sales price of Acquiror Common Stock, as quoted on The Nasdaq Stock Market on the trading day immediately prior to the date of issuance; and

        (e) shall not enter into any transaction or series of relating transactions with an aggregate purchase price of more than $100 million without notifying the Company prior thereto.

                                  ARTICLE VIII
                              CONDITIONS PRECEDENT

    8.1 CONDITIONS TO EACH PARTY'S OBLIGATION TO EFFECT THE MERGER. The respective obligations of each party to effect the Merger shall be subject to the fulfillment at or prior to the Effective Time of the following conditions:

        (a) This Agreement and the Merger contemplated hereby shall have been approved and adopted by the requisite vote of the holders of the outstanding shares of Acquiror Common Stock entitled to vote thereon at the Special Meeting.

        (b) No United States or state governmental authority or other agency or commission or United States or state court of competent jurisdiction shall have enacted, issued, promulgated, enforced or entered any statute, rule, regulation, injunction or other order (whether temporary, preliminary or permanent) which is in effect and has the effect of making the acquisition of Common Stock by Newco illegal or otherwise prohibiting consummation of the transactions contemplated by this Agreement.

        (c) Any waiting period applicable to the Merger under the HSR Act shall have expired or been terminated.

        (d) All material filings with the FCC required under the Communications Act, with state agencies under state public utility statutes and with Foreign Agencies under applicable foreign statutes shall have been made, and all approvals with respect to such material filings shall have been received.

        (e) The shares of Acquiror Common Stock issuable in the Merger or thereafter shall have been authorized for listing on the Nasdaq National Market, upon official notice of issuance.

        (f) There shall not have been instituted or pending any action or proceeding by or before any court or governmental authority or other regulatory or administrative agency or commission, domestic or foreign, by any government or governmental authority, nor shall there be any determination by any government, governmental authority, regulatory or administrative agency or commission which, in either case, would require either party to take any action or do anything in connection with the foregoing which would result in a material adverse effect to their respective businesses or materially impair Acquiror's or the Surviving Corporation's ownership or operation of all or a material portion of the business or assets of the Company and the Subsidiary, taken as a whole, or compel Acquiror to dispose of all or a material portion of the business or assets of Acquiror and the Subsidiaries, taken as a whole.

    8.2 CONDITIONS TO THE OBLIGATION OF THE COMPANY AND THE STOCKHOLDERS TO EFFECT THE MERGER. The obligation of the Company to effect the Merger shall be subject to the fulfillment at or prior to the Effective Time of the following additional conditions:

        (a) Each of the Acquiror and Newco shall have performed in all material respects its obligations under this Agreement required to be performed by it on or prior to the Effective Time pursuant to the terms hereof.

        (b) All representations or warranties of the Acquiror and Newco in this Agreement which are qualified with respect to an Acquiror Material Adverse Effect or materiality shall be true and correct, and all such representations or warranties that are not so qualified shall be true and correct in all material respects, in each case as if such representation or warranty was made as of the Effective Time, except to the extent that any such representation or warranty is made as of a specified date, in which case such representation or warranty shall have been true and correct as of such specified date.

        (c) Since the date of this Agreement, there shall not have been any material adverse change in the financial condition, results of operations, properties or business of the Acquiror and its Subsidiaries, taken as a whole, excluding any such change caused by a general change in the economy or in the telecommunications industry served by the Acquiror and its Subsidiaries.

        (d) Each of the Acquiror and Newco shall have delivered a certificate of its President or Vice President to the effect set forth in paragraphs (a),
    (b) and (c) of this Section 7.2.

        (e) Acquiror and each Stockholder shall have entered into a registration rights and share restriction agreement in the form of Exhibit D hereto.

        (f) The Company shall have received from Riordan & McKinzie, counsel to the Acquiror and Newco, an opinion dated the Effective Time and covering such matters as may be reasonably requested by the Company and the Stockholders.

        (g) The Acquiror shall have taken all necessary steps such that ST will become a member of the Board of Directors of the Acquiror immediately following the Effective Time.

        (h) The Company shall have received reasonably satisfactory evidence that, following the Effective Date, (i) the shares of Acquiror Common Stock issuable on exercise of the Options and Warrants will be subject to an effective Registration Statement on Form S-8 filed by Acquiror pursuant to the Securities Act, (ii) 250,000 shares of Acquiror Common Stock have been reserved for issuance to selected distributors of the Company in the form of restricted shares pursuant to restricted stock purchase agreements to be entered into between such distributors and the Acquiror, at no consideration per share to such distributors and with a pro rata vesting schedule of no more than four years, such distributors to be designated by the Company and reasonably acceptable to the Acquiror and
    (iii) 100,000 shares of Acquiror Common Stock have been reserved for issuance to selected employees in the form of stock options under the Acquiror's presently outstanding employee stock option plan, with such selected employees to be designated by the Company and reasonably acceptable to the Acquiror.

    8.3 CONDITIONS TO OBLIGATIONS OF THE ACQUIROR AND NEWCO TO EFFECT THE MERGER. The obligations of Acquiror and Newco to effect the Merger shall be subject to the fulfillment at or prior to the Effective Time of the following additional conditions:

        (a) Each of the Company and its Subsidiaries shall have performed in all material respects each of its obligations under this Agreement required to be performed by it on or prior to the Effective Time pursuant to the terms hereof.

        (b) All representations or warranties of the Company in this Agreement which are qualified with respect to a Company Material Adverse Effect or materiality shall be true and correct, and all such representations or warranties that are not so qualified shall be true and correct in all material respects, in each case as if such representation or warranty were made as of the Effective Time except to the extent that any such representation or warranty is made as of a specified date, in which case such representation or warranty shall have been true and correct as of such specified date.

        (c) Since the date of this Agreement, there shall not have been any material adverse change in the financial condition, results of operations, properties or business of the Company and its Subsidiaries, taken as a whole, excluding any such change caused by a general change in the economy or in the telecommunications industry served by the Company and its Subsidiaries and other than any such change approved by the Acquiror.

        (d) The Company shall have delivered a certificate of its President or Vice President to the effect set forth in paragraphs (a), (b) and (c) to this Section 8.3.

        (e) Newco shall have received letters of resignation addressed to the Company from those members of the Company's board of directors as listed on
    Schedule 8.3(e), which resignations shall be effective as of the Effective Time.

        (f) The Acquiror shall have received from Swidler & Berlin, Chartered, and Rakisons, domestic and foreign counsel to the Company, respectively, opinions dated the Effective Time and covering such matters as may be reasonably requested by Acquiror, such matters to include, among other things, opinions relating to all federal, state and foreign regulatory approvals.

                                   ARTICLE IX
                       TERMINATION, AMENDMENT AND WAIVER

    9.1 TERMINATION. This Agreement may be terminated and the Merger contemplated herein may be abandoned at any time prior to the Effective Time and before approval by the stockholders of Acquiror:

        (a) by the mutual consent of Acquiror and the Company, acting through their respective Boards of Directors;

        (b) by Acquiror if (i) there has occurred a material adverse change in the financial condition, results of operations, business or properties of the Company and its Subsidiaries, taken as a whole, except for any change caused by a general change in the economy of the United States or in the telecommunications industry served by the Company, and except as otherwise approved in writing by Acquiror, (ii) there is a breach of any of the representations and warranties of the Company which are qualified with respect to a Company Material Adverse Effect or materiality or if the Company shall have breached in any material respect any of such representations or warranties which are not so qualified, or (iii) the Company or the Stockholders fail to comply in any material respect with any of the covenants or agreements contained herein applicable thereto or otherwise wilfully breach or fail to perform pursuant to the terms hereof, which breaches or failures, as the case may be, are, in the aggregate, material in the context of the transactions contemplated by this Agreement;

        (c) by the Company (i) if there has occurred a material adverse change in the financial condition, results of operations, business or properties of the Acquiror, except for any change caused by a general change in the economy of the United States or in the telecommunications industry served by Acquiror, and except as otherwise approved in writing by the Company, (ii) there is a breach of any of the representations and warranties of the Acquiror or Newco which are qualified with respect to an Acquiror Material Adverse Effect or materiality or if the Acquiror or Newco shall have breached in any material respect any of such representations or warranties which are not so qualified or (iii) the Acquiror or Newco fails to comply in any material respect with any of its covenants or agreements contained herein or otherwise wilfully breaches or fails to perform pursuant to the terms hereof, which breaches or failures, as the case may be, are, in the aggregate, material in the context of the transactions contemplated by this Agreement; and

        (d) by either Newco or the Company, if on or before March 31, 1999 the Merger shall not have been consummated, except as otherwise set forth in that last clause of Section 3.1 and provided that neither party may terminate under this Section 9.1(d) if such failure has been caused by that party's material breach of this Agreement; provided further that if any condition to this Agreement shall fail to be satisfied by reason of the existence of an injunction or order of any court or governmental or regulatory body resulting from an action or proceeding commenced by any party which is not a government or governmental authority, then at the request of either party the deadline date referred to above shall be extended for a reasonable period of time, not in excess of 120 days, to permit the parties to have such injunction vacated or order reversed.

    In the event of such termination and abandonment, no party hereto (or any of its directors or officers) shall have any liability or further obligation to any other party to this Agreement except as provided in Section 9.2, and except that nothing herein will relieve any party from liability for any willful breach of this Agreement prior to such termination or abandonment.

    9.2 TERMINATION FEE. If (a) this Agreement is terminated by Acquiror pursuant to Section 9.1(b)(iii), (b) within six (6) months following such termination, the Company and/or the Stockholders enter into an agreement or series of related agreements contemplating the acquisition, by means of a tender or exchange offer, merger, consolidation, business combination or otherwise, all or a substantial portion of the outstanding shares of Common Stock or of the assets of the Company and the Subsidiaries and (c) the value of the consideration to be received by the stockholders of the Company with respect to such transaction or transactions equals or exceeds $500 million (determined on the execution of the agreement or agreements relating to such transaction or transactions), then the Company shall, simultaneously with consummation of such transaction or transactions, pay to Acquiror $20 million by wire transfer in immediately available funds.

    9.3 AMENDMENT. Subject to the applicable provisions of the Business Corporation Law, this Agreement may be amended by the parties hereto solely by action taken by their respective Boards of Directors. This Agreement may not be amended except by an instrument in writing signed on behalf of each of the parties hereto.

    9.4 WAIVER. At any time prior to the Effective Time, the parties hereto, by action taken by their respective Boards of Directors, may (i) extend the time for the performance of any of the obligations or other acts of the other parties hereto, (ii) waive any inaccuracies in the representations and warranties of the other party contained herein or in any documents delivered pursuant hereto, and
(iii) waive compliance by the other party with any of the agreements or conditions herein. Any agreement on the part of a party hereto to any such extension or waiver shall be valid only if set forth in an instrument in writing signed on behalf of such party.

                                   ARTICLE X
                                 MISCELLANEOUS

    10.1 SURVIVAL. All representations, warranties and agreements contained in this Agreement or in any instrument delivered pursuant to this Agreement shall terminate and be extinguished at the end of the Escrow Period.

    10.2 EXPENSES AND FEES. Each party to this Agreement shall bear his or its own fees and expenses incurred in the connection with the transactions contemplated hereby, provided that, in the context of the enforcement of the terms and conditions of this Agreement, the prevailing party shall be entitled to the payment of its reasonable legal fees and expenses incurred in connection with the enforcement of such rights.

    10.3 NOTICES. All notices and other communications given or made pursuant hereto shall be in writing and shall be deemed to have been given or made if in writing and delivered personally or sent by registered or certified mail (postage prepaid, return receipt requested) or by telecopier to the parties at the following addresses and facsimile numbers:

        (a) if to Newco or the Acquiror to:

               STAR Telecommunications, Inc.
               233 East De La Guerra Street
               Santa Barbara, California 93101
               Attention: Chief Financial Officer
               Fax: (805) 966-7593

           with copies to:

               Riordan & McKinzie
               300 South Grand Avenue, 29th Floor
               Los Angeles, California 90071
               Attention: Timothy F. Sylvester, Esq.
               Fax: (213) 229-8550

        (b) if to the Company or the Stockholders, to:

               PT-1 Communications, Inc.
               30-50 Whitestone Expressway
               Flushing, NY 11354
               Attention: General Counsel
               Fax: (718) 939-4976

           with copies to:

               Swidler & Berlin, Chartered
               3000 K Street, N.W., Suite 300
               Washington, D.C. 20007-5116
               Attention: Morris DeFeo, Esq.
               Fax: (202) 424-7643

or at such other addresses as shall be furnished by the parties by like notice, and such notice or communication shall be deemed to have been given or made as of the date so delivered or mailed or confirmation of transmission.

    10.4 HEADINGS. The headings contained in this Agreement are inserted for convenience only and do not constitute a part of this Agreement.

    10.5 PUBLICITY. The parties hereto shall not, and shall cause their affiliates not to, issue or cause the publication of any press release or other announcement with respect to the Merger or this Agreement without delivering a draft of any such press release to such parties.

    10.6 ENTIRE AGREEMENT; KNOWLEDGE. This Agreement constitutes the entire agreement among the parties and supersedes all other prior agreements and understandings, both written and oral, among the parties, or any of them, with respect to the subject matter hereof. For purposes of this Agreement, "knowledge" of any party shall mean the actual knowledge of such party or, in the case of Acquiror or the Company, the actual knowledge of the executive officers thereof.

    10.7 ASSIGNMENT. This Agreement and all of the provisions hereof shall be binding upon and inure to the benefits of the parties hereto and their respective successors and permitted assigns. Neither this Agreement nor any of the rights, interests or obligations shall be assigned by any of the parties hereto without the prior written consent of the other. This Agreement is not intended to confer upon any other person any rights or remedies hereunder.

    10.8 COUNTERPARTS. This Agreement may be executed in one or more counterparts, all of which shall be considered one and the same agreement and each of which shall be deemed an original.

    10.9 INVALIDITY, ETC. In the event that any provision of this Agreement shall be deemed contrary to law or invalid or unenforceable in any respect by a court of competent jurisdiction, the remaining provisions shall remain in full force and effect to the extent that such provisions can still reasonably be given effect in accordance with the intentions of the parties, and the invalid and unenforceable provisions shall be deemed, without further action on the part of the parties, modified, amended and limited solely to the extent necessary to render the same valid and enforceable.

    10.10 SPECIFIC PERFORMANCE. Each of the parties hereto acknowledges and agrees that the other parties hereto would be irreparably damaged in the event any of the provisions of this Agreement were not performed in accordance with their specific terms or were otherwise breached. Accordingly, each of the parties hereto agrees that they each shall be entitled to an injunction or injunctions to prevent breaches of the provisions of this Agreement and to enforce specifically this Agreement and the terms and conditions hereof in any action instituted in any court of the United States or any state having competent jurisdiction, in addition to any other remedy to which such party may be entitled, at law or in equity.

    10.11 GOVERNING LAW. The validity and interpretation of this Agreement shall be governed by and construed in accordance with the laws of the State of New York, without reference to the conflict of laws principles thereof.

    10.12 TERMINATION OF ORIGINAL AGREEMENT. On the execution and delivery of this Agreement, the Original Agreement shall terminate and shall have no further force or effect.

    10.13 NO SOLICITATION. Following the termination of this Agreement pursuant to Section 9.1., for a period of one (1) year thereafter, the Aquiror will not, directly or indirectly, initiate contact with any officer, director or employee of the Company regarding the business, operations, prospects or finances of the Company, or directly or indirectly solicit, for the purpose of hiring, any such person.

            [THE REMAINDER OF THIS PAGE IS LEFT BLANK INTENTIONALLY]

    IN WITNESS WHEREOF, Acquiror, Newco, the Company and the Stockholders have caused this Agreement to be signed by their respective officers thereunto duly authorized, all as of the date first written above.

ACQUIROR:                       STAR TELECOMMUNICATIONS, INC.

                                By:         /s/ CHRISTOPHER E. EDGECOMB
                                     -----------------------------------------
                                              Christopher E. Edgecomb

NEWCO:
                                SIERRA ACQUISITION CO., INC.

                                By:         /s/ CHRISTOPHER E. EDGECOMB
                                     -----------------------------------------
                                              Christopher E. Edgecomb

COMPANY:
                                PT-1 COMMUNICATIONS, INC.

                                By:               /s/ SAMER TAWFIK
                                     -----------------------------------------
                                                    Samer Tawfik

THE STOCKHOLDERS:

                                                  /s/ SAMER TAWFIK
                                     -----------------------------------------
                                                    Samer Tawfik

                                                 /s/ PETER M. VITA
                                     -----------------------------------------
                                                   Peter M. Vita

                                                 /s/ DOUGLAS BARLEY
                                     -----------------------------------------
                                                   Douglas Barley

                                               /s/ JOSEPH A. PANNULLO
                                     -----------------------------------------
                                                 Joseph A. Pannullo

                                               /s/ JOHN J. KLUSARITZ
                                     -----------------------------------------
                                                 John J. Klusaritz

      FIRST AMENDMENT TO AMENDED AND RESTATED AGREEMENT AND PLAN OF MERGER

    FIRST AMENDMENT TO AMENDED AND RESTATED AGREEMENT AND PLAN OF MERGER dated as of September 1, 1998 (the "First Amendment"), by and among STAR Telecommunications, Inc., a Delaware corporation (the "Acquiror"), Sierra Acquisition Co., Inc., a New York corporation and wholly-owned subsidiary of the Acquiror ("Newco"), PT-1 Communications, Inc., a New York corporation (the "Company"), and Samer Tawfik, Peter M. Vita, Douglas Barley, Joseph A. Pannullo and John J. Klusaritz (collectively, the "Stockholders").

                                R E C I T A L S:

    A. Acquiror, Newco, the Company and the Stockholders previously entered into an Amended and Restated Agreement and Plan of Merger dated August 20, 1998 (the "Amended Merger Agreement").

    B. The parties to the Amended Merger Agreement wish to enter into this First Amendment to modify the terms of the Amended Merger Agreement, to the extent set forth below.

    C. Capitalized terms not otherwise defined herein shall have the meanings therefor as set forth in the Amended Merger Agreement.

                               A G R E E M E N T

    NOW, THEREFORE, in consideration of the mutual representations, warranties, covenants, agreements and conditions contained herein, the sufficiency of which is hereby acknowledged by the parties, the parties hereby agree as follows:

    1. SHARE ISSUANCE; CASH COMPONENT. Section 2.1(a) of the Amended Merger Agreement shall be deleted in its entirety and shall be replaced with the following:

        "(a) The issued and outstanding shares of the capital stock of the Company outstanding at the Effective Time shall be automatically converted into the right to receive an aggregate of (i) 15,050,000 shares (the "Share Issuance") of the Acquiror's common stock, $0.001 par value per share ("Acquiror Common Stock"), based on an exchange ratio determined by the Company and the Stockholders immediately prior to the Effective Time, taking into account all Warrants and Options then outstanding, and (ii) $19,500,000 (the "Cash Component"), which shall be allocated in a manner determined by the Company and the Stockholders immediately prior to the Effective Time. The number of shares of Acquiror Common Stock subject to the Share Issuance shall be adjusted as may be necessary and appropriate to reflect any and all stock splits, reverse stock splits, reclassifications, recapitalizations, dividends payable in shares of Acquiror Common Stock or in any other securities convertible into or exchangeable for shares of Acquiror Common Stock and similar capital events that affect Acquiror Common Stock. Notwithstanding anything contained in this Agreement to the contrary, under no circumstance shall the number of shares of Acquiror Common Stock subject to the Share Issuance or the Cash Component exceed the amounts set forth in the first sentence of this Section 2.1(a)."

    2. ESCROW. The first clause of Section 2.2 of the Amended Merger Agreement shall be deleted in its entirety and replaced with the following clause, "A total of One Million Five Hundred and Five Thousand (1,505,000) shares of
Acquiror Common Stock (the "Escrow Shares")...." The third sentence of Section
2.2 of the Amended Merger Agreement shall be modified by adding the following proviso at the end thereof, "provided that a portion of the Escrow Shares may be released to the Stockholders on a quarterly basis during the Escrow Period, as further set forth in the Escrow Agreement."

    3. CONDUCT OF BUSINESS. The first clause of Section 7.2 of the Amended Merger Agreement shall be deleted in its entirety and replaced with the following:

    "The Company and the Stockholders agree that, prior to the Effective Time, all material managerial and operational matters shall be presented to and subject to the reasonable review and approval of the Acquiror. In that regard, except as otherwise consented to or approved in writing by the Acquiror or expressly permitted by this Agreement:"

    4. MANAGEMENT MEETINGS. The penultimate sentence of Section 7.2 of the Amended Merger Agreement shall be deleted in its entirety and replaced with the following sentence:

    "On a weekly basis, representatives of the Company shall meet with the chief executive officer or chief financial officer of the Acquiror to discuss the Company and all ongoing operational issues and matters and shall provide such periodic financial information and data as may be requested by the Acquiror. Each such meeting shall be scheduled at a time that is mutually convenient to the respective representatives of each of the Company and the Acquiror. Any such meeting may, at the election of the parties, be held via telephonic conference call."

    5. MATERIAL ADVERSE CHANGE. Section 8.3(c) of the Amended Merger Agreement shall be deleted in its entirety and replaced with the following:

        "(c) Since the date of this Agreement, there shall not have been any material adverse change in the financial condition, results of operations, properties or business of the Company and its Subsidiaries, taken as a whole, other than any change arising from any action authorized, directed or otherwise approved by the Acquiror pursuant to Section 7.2 or from the Acquiror's express refusal to approve any action proposed by the Company under Section 7.2 and excluding any such change caused by a general change in the economy or in the telecommunications industry served by the Company and its Subsidiaries."

    6. TERMINATION. Section 9.1(b)(i) of the Amended Merger Agreement shall be deleted in its entirety and replaced with the following:

        "(i) there has occurred a material adverse change in the financial condition, results of operations, business or properties of the Company and its Subsidiaries, taken as a whole, other than any change arising from any action authorized, directed or otherwise approved by the Acquiror pursuant to Section 7.2 or from the Acquiror's express refusal to approve any action proposed by the Company under Section 7.2 and except for any change caused by a general change in the economy of the United States or in the telecommunications industry served by the Company,"

    7. EXCHANGE RATIO INFORMATION. A new Section 8.3(g) should be added to the Amended Merger Agreement and should read as follows:

        "(g) The Acquiror shall have received from the Company and the Stockholders the allocation of shares of Acquiror Common Stock subject to the Share Issuance and the allocation of the Cash Component."

    8. HICKEY SHARES. A new Section 9.5 shall be added to the Amended Merger Agreement to read as follows:

    "9.5 HICKEY SHARES. Notwithstanding anything contained in this Agreement to the contrary, if any shares of Common Stock held by Thomas Hickey, any trust affiliated therewith and/or any successors and assigns thereof do not vote in favor of the Merger, such failure to vote in favor of the Merger (a) shall not be deemed a breach of this Agreement by the Company or by the Stockholders, (b) shall not be deemed a failure of a condition precedent to the Acquiror's obligation to otherwise consummate the Merger pursuant to the terms hereof, (c) shall not be a basis for termination of this Agreement by the Acquiror and (d) shall not alter the consideration to be received in the Merger by any other stockholder of the Company."

    9. NO FURTHER AMENDMENT. Except as otherwise modified above, the Amended Merger Agreement shall remain in full force and effect without further amendment, modification or alteration thereof.

    IN WITNESS WHEREOF, Acquiror, Newco, the Company and the Stockholders have caused this First Amendment to be signed by their respective officers thereunto duly authorized, all as of the date first written above.

ACQUIROR:                       STAR TELECOMMUNICATIONS, INC.

                                By:                /s/ KELLY ENOS
                                     -----------------------------------------
                                                     Kelly Enos
                                              CHIEF FINANCIAL OFFICER

NEWCO:
                                SIERRA ACQUISITION CO., INC.

                                By:                /s/ KELLY ENOS
                                     -----------------------------------------
                                                     Kelly Enos
                                              CHIEF FINANCIAL OFFICER

COMPANY:
                                PT-1 COMMUNICATIONS, INC.

                                By:               /s/ SAMER TAWFIK
                                     -----------------------------------------
                                                    Samer Tawfik
                                              CHIEF EXECUTIVE OFFICER

                                                 /s/ PETER M. VITA
                                     -----------------------------------------
                                                   Peter M. Vita

                                                 /s/ DOUGLAS BARLEY
                                     -----------------------------------------
                                                   Douglas Barley

                                               /s/ JOSEPH A. PANNULLO
                                     -----------------------------------------
                                                 Joseph A. Pannullo

                                               /s/ JOHN J. KLUSARITZ
                                     -----------------------------------------
                                                 John J. Klusaritz

     SECOND AMENDMENT TO AMENDED AND RESTATED AGREEMENT AND PLAN OF MERGER

    SECOND AMENDMENT TO AMENDED AND RESTATED AGREEMENT AND PLAN OF MERGER dated as of December 29, 1998 (the "Second Amendment"), by and among STAR Telecommunications, Inc., a Delaware corporation (the "Acquiror"), Sierra Acquisition Co., Inc., a New York corporation and wholly-owned subsidiary of the Acquiror ("Newco"), PT-1 Communications, Inc., a New York corporation (the "Company"), and Samer Tawfik, Peter M. Vita, Douglas Barley, Joseph A. Pannullo and John J. Klusaritz (collectively, the "Stockholders").

                                R E C I T A L S:

    A. Acquiror, Newco, the Company and the Stockholders previously entered into an Amended and Restated Agreement and Plan of Merger dated August 20, 1998, as amended on September 1, 1998 (the "Amended Merger Agreement").

    B. The parties to the Amended Merger Agreement wish to enter into this Second Amendment to modify the terms of the Amended Merger Agreement, to the extent set forth below.

    C. Capitalized terms not otherwise defined herein shall have the meanings therefor as set forth in the Amended Merger Agreement.

                               A G R E E M E N T

    NOW, THEREFORE, in consideration of the mutual representations, warranties, covenants, agreements and conditions contained herein, the sufficiency of which is hereby acknowledged by the parties, the parties hereby agree as follows:

    1. SHARE ISSUANCE; CASH COMPONENT. Section 2.1(a) of the Amended Merger Agreement shall be amended by adding the following text to the end of such
Section:

    "At the Effective Time, Acquiror may, at its option, deliver to the Stockholders promissory notes in the form of Exhibit E hereto, in lieu of the payment of the Cash Component."

    2. NO FURTHER AMENDMENT. Except as otherwise modified above, the Amended Merger Agreement shall remain in full force and effect without further amendment, modification or alteration thereof.

    IN WITNESS WHEREOF, Acquiror, Newco, the Company and the Stockholders have caused this Second Amendment to be signed by their respective officers thereunto duly authorized, all as of the date first written above.

ACQUIROR:                       STAR TELECOMMUNICATIONS, INC.

                                By:
                                     -----------------------------------------
                                                     Kelly Enos
                                              CHIEF FINANCIAL OFFICER

NEWCO:
                                SIERRA ACQUISITION CO., INC.

                                By:
                                     -----------------------------------------
                                                     Kelly Enos
                                              CHIEF FINANCIAL OFFICER

COMPANY:
                                PT-1 COMMUNICATIONS, INC.

                                By:
                                     -----------------------------------------
                                                    Samer Tawfik
                                              CHIEF EXECUTIVE OFFICER

                                     -----------------------------------------
                                                   Peter M. Vita

                                     -----------------------------------------
                                                   Douglas Barley

                                     -----------------------------------------
                                                 Joseph A. Pannullo

                                     -----------------------------------------
                                                 John J. Klusaritz

                                                                         ANNEX B

August 20, 1998

Confidential
The Board of Directors
STAR Telecommunications, Inc.
223 East De La Guerra Street
Santa Barbara, California 93101

Ladies and Gentlemen:

    You have requested our opinion as to the fairness from a financial point of view to STAR Telecommunications, Inc. ("STAR" or the "Company") of the consideration to be paid by the Company in connection with the proposed acquisition by STAR of the common stock of PT-1 Communications, Inc ("PT-1") (the "Proposed Transaction") under the terms of the Amended and Restated Agreement and Plan of Merger, dated as of August 20, 1998, among STAR, Sierra Acquisition Co., Inc., PT-1, and certain shareholders of PT-1 and the related Exhibits and Schedules thereto (the "Agreement"). The Agreement provides, among other things, that STAR will, upon consummation of the Proposed Transaction, issue 15,000,000 shares of STAR common stock (the "Shares") and pay $20,000,000 in cash in exchange for all of the outstanding common stock of PT-1. In addition, STAR and certain shareholders of PT-1 have entered into a Registration Rights and Restricted Share Agreement dated as of August 20, 1998 (the "Lock-up Agreement") pursuant to which the Shares will be subject to certain resale restrictions for a period of up to two years, as more fully described in the Lock-up Agreement. For purposes of this opinion, we have assumed that the Proposed Transaction will qualify as a tax-free reorganization under the United States Internal Revenue Code and that the Proposed Transaction will be accounted for as a purchase.

    Hambrecht & Quist LLC ("Hambrecht & Quist"), as part of its investment banking services, is regularly engaged in the valuation of businesses and their securities in connection with mergers and acquisitions, strategic transactions, corporate restructurings, negotiated underwritings, secondary distributions of listed and unlisted securities, private placements and valuations for corporate and other purposes. We have acted as a financial advisor to the Board of Directors of STAR in connection with the Proposed Transaction, and we will receive a fee for our services, which include the rendering of this opinion.

    In the past, we have provided investment banking and other financial advisory services to STAR and have received fees for rendering these services. In particular, Hambrecht & Quist acted as lead managing underwriter in the Company's initial public offering in 1997 and as co-managing underwriter in the Company's follow-on offering in 1998. In the ordinary course of business, Hambrecht & Quist acts as a market maker and broker in the publicly traded securities of STAR and receives customary compensation in connection therewith, and also provides research coverage for STAR. In the ordinary course of business, Hambrecht & Quist actively trades in the equity and derivative securities of STAR for its own account and for the accounts of its customers and, accordingly, may at any time hold a long or short position in such securities. Hambrecht & Quist may in the future provide additional investment banking or other financial advisory services to STAR. Hambrecht & Quist is also familiar with PT-1, having participated in the preparation of a registration statement on Form S-1 in connection with its potential initial public offering.

    In connection with our review of the Proposed Transaction, and in arriving at our opinion, we have, among other things:

     (i) reviewed the publicly available financial statements of STAR for recent years and interim periods to date and certain other relevant financial and operating data of STAR made available to us from published sources and from the internal records of STAR;

     (ii) reviewed certain internal financial and operating information, including certain projections, relating to STAR prepared by the management of STAR;

    (iii) discussed the business, financial condition and prospects of STAR with certain of its officers;

     (iv) reviewed the financial statements of PT-1 for recent years and interim periods to date and certain other relevant financial and operating data of PT-1 made available to us from published sources and from the internal records of PT-1;

     (v) reviewed certain internal financial and operating information, including certain projections, relating to PT-1 prepared by the management of PT-1;

     (vi) discussed the business, financial condition and prospects of the PT-1 with certain of its officers;

    (vii) reviewed the recent reported prices and trading activity for the common stock of STAR and compared such information and certain financial information for STAR with similar information for certain other companies engaged in businesses we consider comparable;

   (viii) reviewed the financial terms, to the extent publicly available, of certain comparable merger and acquisition transactions;

     (ix) reviewed the Agreement and the Lock-up Agreement; and

     (x) performed such other analyses and examinations and considered such other information, financial studies, analyses and investigations and financial, economic and market data as we deemed relevant.

    In rendering our opinion, we have assumed and relied upon the accuracy and completeness of all of the information concerning STAR or PT-1 considered in connection with our review of the Proposed Transaction, and we have not assumed any responsibility for independent verification of such information. We have not undertaken any independent valuation or appraisal of any of the assets or liabilities of STAR or PT-1; nor have we conducted a physical inspection of the properties and facilities of either company. With respect to the financial forecasts and projections made available to us and used in our analysis, we have assumed that they reflect the best currently available estimates and judgments of the expected future financial performance of STAR and PT-1. For purposes of this opinion, we have assumed that neither STAR nor PT-1 is a party to any pending transactions, including external financings, recapitalizations or material merger discussions, other than the Proposed Transaction and those activities undertaken in the ordinary course of conducting their respective businesses. Our opinion is necessarily based upon market, economic, financial and other conditions as they exist and can be evaluated as of the date of this letter and any change in such conditions would require a reevaluation of this opinion.

    It is understood that this letter is for the information of the Board of Directors in connection with its evaluation of the Proposed Transaction and may not be used for any other purpose without our prior written consent; provided, however, that this letter may be reproduced in full in the Proxy Statement relating to the Proposed Transaction. This letter does not constitute a recommendation to any stockholder as to how such stockholder should vote on the Proposed Transaction.

    Based upon and subject to the foregoing and after considering such other matters as we deem relevant, we are of the opinion that as of the date hereof the consideration to be paid by STAR in the Proposed Transaction is fair to the Company from a financial point of view.

                                          Very truly yours,

                                HAMBRECHT & QUIST LLC

                                By:             /s/ DAVID G. GOLDEN
                                     -----------------------------------------
                                                  David G. Golden
                                                 MANAGING DIRECTOR

                                                                         ANNEX C

September 10, 1998

Board of Directors
STAR Telecommunications, Inc.
223 East De La Guerra Street
Santa Barbara, California 93101

Dear Sirs and Madam:

    You have asked us to advise you with respect to the fairness to STAR Telecommunications, Inc. (the "Acquiror") from a financial point of view of the consideration to be paid by the Acquiror pursuant to the terms of the Amended and Restated Agreement and Plan of Merger, dated as of August 20, 1998, (the "Merger Agreement"), among PT-1 Communications, Inc. (the "Company"), the Acquiror, Sierra Acquisition Co., Inc. (the "Sub") and certain stockholders of the Company named therein. The Merger Agreement provides for the merger (the "Merger") of the Sub with and into the Company pursuant to which the Company will be the surviving entity and will become a wholly owned subsidiary of the Acquiror. The Merger Agreement also provides that STAR will issue 15 million shares of its common stock and pay $20 million (the Acquiror common stock and the cash, collectively the "Merger Consideration") in exchange for all of the outstanding common stock of the Company.

    In arriving at our opinion, we have reviewed certain publicly available business and financial information relating to the Company and the Acquiror, as well as the Merger Agreement. We have also reviewed certain other information, including financial forecasts, provided to us by the Company and the Acquiror, and have met with the Company's and the Acquiror's managements to discuss the business and prospects of the Company and the Acquiror.

    We have also considered certain financial and stock market data, as applicable, of the Company and the Acquiror, and we have compared those data with similar data for other publicly held companies in businesses similar to the Company and the Acquiror and we have considered the financial terms of certain other business combinations and other transactions which have recently been effected. We also considered such other information, financial studies, analyses and investigations and financial, economic and market criteria which we deemed relevant.

    In connection with our review, we have not assumed any responsibility for independent verification of any of the foregoing information and have relied on its being complete and accurate in all material respects. With respect to the financial forecasts, we have assumed that they have been reasonably prepared on bases reflecting the best currently available estimates and judgments of the Company's management and the Acquiror's management as to the future financial performance of the Company and the Acquiror, respectively. In addition, we have not been requested to make, and have not made, an independent evaluation or appraisal of the assets or liabilities (contingent or otherwise) of the Company or the Acquiror, nor have we been furnished with any such evaluations or appraisals. Our opinion is necessarily based upon financial, economic, market and other conditions as they exist and can be evaluated on the date hereof. We are not expressing any opinion as to the actual value of the Acquiror's common stock when issued to the Company's stockholders pursuant to the Merger or the prices at which such common stock will trade subsequent to the Merger.

    We have acted as financial advisor to the Acquiror in connection with the Merger and will receive a fee for our services, which fee is contingent upon the consummation of the Merger.

    In the ordinary course of our business, we and our affiliates may actively trade the debt and equity securities of both the Company and the Acquiror for our and such affiliates' own accounts and for the accounts of customers and, accordingly, may at any time hold a long or short position in such securities.

    It is understood that this letter is for the information of the Board of Directors of the Acquiror in connection with its consideration of the Merger and is not to be quoted or referred to, in whole or in part, in any registration statement, prospectus or proxy statement, or in any other document used in connection with the offering or sale of securities, nor shall this letter be used for any other purposes, without our prior written consent.

    Based upon and subject to the foregoing, it is our opinion that, as of the date hereof, the Merger Consideration to be paid by the Acquiror in the Merger is fair to the Acquiror from a financial point of view.

                                          Very truly yours,

                                          CREDIT SUISSE FIRST BOSTON CORPORATION

                    REPORT OF INDEPENDENT PUBLIC ACCOUNTANTS

To the Board of Directors and Stockholders of STAR Telecommunications, Inc. and Subsidiaries

    We have audited in accordance with generally accepted auditing standards the consolidated financial statements of STAR Telecommunications, Inc. and Subsidiaries, included in this proxy statement and have issued our report thereon dated February 12, 1998 (except with respect to the T-One acquisition as described in Note 1 and to the stock split discussed in Note 14 as to which the date is March 31, 1998). Our audits were made for the purpose of forming an opinion on the basic consolidated financial statements taken as a whole. The schedule of valuation and qualifying accounts is the responsibility of the Company's management and is presented for the purpose of complying with the Securities and Exchange Commission's rules and is not part of the basic consolidated financial statements. This schedule has been subjected to the auditing procedures applied in the audits of the basic consolidated financial statements and, in our opinion, fairly states, in all material respects, the financial data required to be set forth therein in relation to the basic consolidated financial statements taken as a whole.

                                          ARTHUR ANDERSEN LLP

Los Angeles, California
February 12, 1998
(except with respect
  to the T-One acquisition as
  described in Note 1 and to
  the stock split discussed in
  Note 14 as to which the
  date is March 31, 1998)

                                                                     SCHEDULE II

                 STAR TELECOMMUNICATIONS, INC. AND SUBSIDIARIES
                 SCHEDULE II--VALUATION AND QUALIFYING ACCOUNTS

                                                                   BALANCE AT
                                                                    BEGINNING                            BALANCE AT
                                                                       OF                                  END OF
                                                                     PERIOD      PROVISION   WRITE-OFF     PERIOD
                                                                   -----------  -----------  ----------  -----------
                                                                                    (IN THOUSANDS)
Allowance for doubtful accounts
  Year ended December 31, 1995...................................   $      81    $     217   $       --   $     298
  Year ended December 31, 1996...................................   $     298    $  16,284   $  (10,320)  $   6,262
  Year ended December 31, 1997...................................   $   6,262    $   7,941   $   (6,248)  $   7,955
  Nine months ended September 30, 1998 (unaudited)...............   $   7,955    $   1,922   $   (2,099)  $   7,778
Deferred tax asset valuation allowance
  Year ended December 31, 1995...................................   $      --    $      30   $       --   $      30
  Year ended December 31, 1996...................................   $      30    $   3,354   $       --   $   3,384
  Year ended December 31, 1997...................................   $   3,384    $  (1,268)  $       --   $   2,116
  Nine months ended September 30, 1998 (unaudited)...............   $   2,116    $     528   $       --   $   2,644
Note Receivable
  Year ended December 31, 1997...................................   $      --    $   2,500   $       --   $   2,500
  Nine months ended September 30, 1998 (unaudited)...............   $   2,500    $   2,000   $       --   $   4,500

                         STAR TELECOMMUNICATIONS, INC.
                SPECIAL MEETING OF STOCKHOLDERS JANUARY   , 1999


          THIS PROXY IS SOLICITED ON BEHALF OF THE BOARD OF DIRECTORS


    The undersigned stockholder of STAR Telecommunications, Inc., a Delaware corporation (the "Company") hereby acknowledges receipt of the Notice of Special
Meeting of Stockholders and Proxy Statement, each dated January   , 1999, and
hereby appoints Christopher E. Edgecomb, Mary A. Casey and Kelly D. Enos, and each of them, the true and lawful attorneys and proxies of the undersigned, with full power of substitution, to vote all shares of the Common Stock, $.001 par value ("Common Stock"), of the Company which the undersigned is entitled to vote, at the Special Meeting of the Stockholders of the Company to be held at
801 Garden Street, Room 203, Santa Barbara, California on           , January
  , 1999 at 9:00 a.m., Pacific Time, and at any and all adjournments thereof, on the proposals set forth below:


    THIS PROXY WILL BE VOTED AS DIRECTED AND AS SAID PROXIES DEEM ADVISABLE ON SUCH OTHER MATTERS AS MAY PROPERLY COME BEFORE THE MEETING OR ANY POSTPONEMENTS OR ADJOURNMENTS THEREOF. ANY PROPOSAL WITH RESPECT TO WHICH A STOCKHOLDER FAILS TO SO SPECIFY WILL BE VOTED IN ACCORDANCE WITH THE RECOMMENDATION OF THE BOARD.

                               (SEE REVERSE SIDE)

                          (CONTINUED ON REVERSE SIDE)

   THE DIRECTORS UNANIMOUSLY RECOMMEND A VOTE FOR THE APPROVAL OF PROPOSAL 1.

1. Proposal to approve and adopt an Amended and Restated Agreement and Plan of Merger (the "Merger Agreement") by and among the Company, Sierra Acquisition Co., Inc., a New York corporation and wholly-owned subsidiary of the Company ("Newco"), PT-1 Communications, Inc., a New York corporation ("PT-1") and certain stockholders of PT-1, as amended, and the transactions contemplated thereby, including the merger of Newco with and into PT-1, after which PT-1 will survive as a wholly-owned subsidiary of the Company, and the issuance of 15.3 million shares of Common Stock.

2.  Such other matters as may properly come before the Meeting.

                                                 / / FOR / / AGAINST / / ABSTAIN

                                                 Dated: __________________, 1999


                                                 _______________________________

                                                           (Signature)

                                                 _______________________________

                                                           (Signature)

                                                 Please sign exactly as your
                                                 name appears hereon. When
                                                 shares are held by joint
                                                 tenants, both should sign. When
                                                 signing as attorney, as
                                                 executor, administrator,
                                                 trustee or guardian, please
                                                 give full title as such. If a
                                                 corporation, please sign in
                                                 full corporate name by
                                                 President or other authorized
                                                 officer. If a partnership,
                                                 please sign in partnership name
                                                 by authorized person.